Prospectus Supplement to Prospectus Dated October 6, 2006

                                 $1,044,439,300
                                (Approximate)(1)

                    Asset-Backed Certificates, Series 2007-1

                          GSAA Home Equity Trust 2007-1
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor

                         Goldman Sachs Mortgage Company
                                     Sponsor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                             Avelo Mortgage, L.L.C.
                       Countrywide Home Loans Servicing LP
                                    Servicers

--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on page S-23 in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in GSAA Home Equity Trust 2007-1 and will not represent interests in or obligations of the depositor, the underwriter, the master servicer, the sponsor, the securities administrator, the servicers, the responsible parties, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The following securities are being offered:

                 Approximate
                Initial Class                                        Ratings
                  Principal      Pass-Through                         (S&P/
Class            Balance(1)          Rate             Type          Moody's)
--------------------------------------------------------------------------------
1A1             $515,268,000      Variable(2)        Senior          AAA/Aaa
1A2             $199,818,000      Variable(3)        Senior          AAA/Aaa
2A1A            $ 82,495,000      Variable(4)        Senior          AAA/Aaa
2A1B            $  9,167,000      Variable(5)        Senior          AAA/Aaa
A4A(6)          $158,851,000      Variable(7)   Senior/Component     AAA/Aaa
A4B(6)          $ 17,651,000      Variable(8)   Senior/Component     AAA/Aaa
M1              $ 13,715,000      Variable(9)      Subordinate       AA+/Aa1
M2              $ 12,659,000     Variable(10)      Subordinate       AA/Aa2
M3              $  7,913,000     Variable(11)      Subordinate       AA-/Aa3
M4              $  5,802,000     Variable(12)      Subordinate        A+/A1
M5              $  5,275,000     Variable(13)      Subordinate        A/A2
M6              $  5,275,000     Variable(14)      Subordinate        A-/A3
B1              $  5,275,000     Variable(15)      Subordinate      BBB+/Baa1
B2              $  5,275,000     Variable(16)      Subordinate      BBB/Baa2
R               $        100        N/A(17)      Senior/Residual     AAA/NR
RC              $        100        N/A(17)      Senior/Residual     AAA/NR
RX              $        100        N/A(17)      Senior/Residual     AAA/NR

----------
Footnotes appear on the following page.

Each class of certificates will receive monthly distributions of interest and/or principal, commencing on February 26, 2007.

Assets of the Issuing Entity--

      o Adjustable-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement--

      o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal"; and

      o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Protection--

      o Interest rate swap agreement with an initial notional amount of approximately $1,026,732,000 as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.49% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ADMINISTRATION.

                              Goldman, Sachs & Co.

           The date of this prospectus supplement is January 26, 2007.

(1)   Subject to variance of +/- 5%.

(2) The Class 1A1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.080% (0.160% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions", and (iii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(3) The Class 1A2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.170% (0.340% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions", and (iii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(4) The Class 2A1A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.060% (0.120% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions", and (iii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(5) The Class 2A1B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.100% (0.200% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions", and (iii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(6) The Class A4A and Class A4B certificates are Component Classes. The Class A4A certificates are comprised of the 1A3A and 2A2A components and the Class A4B certificates are comprised of the 1A3B and 2A2B components. Each Component Class constitutes a single class of certificates. The components comprising each of the Class A4A and Class A4B certificates will not be separately transferable from such class and are not issued separately. The component balances are as follows:

               --------------------------------------------------
                 Certificate       Component         Component
                    Class        Designations         Balance
               --------------------------------------------------
                     A4A             1A3A          $140,852,000
               --------------------------------------------------
                     A4A             2A2A           $17,999,000
               --------------------------------------------------
                     A4B             1A3B           $15,651,000
               --------------------------------------------------
                     A4B             2A2B           $2,000,000
               --------------------------------------------------


      (7) The Class A4A certificates will have a pass-through rate based on their components. The 1A3A component will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.230% (0.460% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions" and the 2A2A component will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.230% (0.460% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (8) The Class A4B certificates will have a pass-through rate based on their components. The 1A3B component will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions" and the 2A2B component will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (9) The Class M1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.260% (0.390% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (10) The Class M2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.280% (0.420% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (11) The Class M3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.300% (0.450% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (12) The Class M4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.360% (0.540% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (13) The Class M5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.400% (0.600% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (14) The Class M6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.450% (0.675% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (15) The Class B1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.800% (1.200% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (16) The Class B2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.000% (1.500% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

      (17) The Class R, Class RC and Class RX certificates are not entitled to receive any distributions of interest.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

      Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-163 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 129 of the prospectus.

      In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to GS Mortgage Securities Corp.

                                TABLE OF CONTENTS

SUMMARY INFORMATION ......................................................   S-7
RISK FACTORS .............................................................  S-23
THE MORTGAGE LOAN POOL ...................................................  S-45
   General ...............................................................  S-46
   The Mortgage Loans ....................................................  S-49
   The Group I Mortgage Loans ............................................  S-50
   The Group II Mortgage Loans ...........................................  S-51
   Prepayment Premiums ...................................................  S-52
   The Indices ...........................................................  S-52
   Countrywide Home Loans Underwriting Guidelines ........................  S-52
   Goldman Sachs Mortgage Conduit Program - (Alt A, first liens) .........  S-59
   Goldman Sachs Mortgage Conduit Underwriting Guidelines ................  S-59
   Credit Scores .........................................................  S-62
THE MASTER SERVICER ......................................................  S-63
   General ...............................................................  S-63
THE SECURITIES ADMINISTRATOR .............................................  S-64
   General ...............................................................  S-64
   Compensation of the Master Servicer and the Securities Administrator ..  S-64
   Indemnification and Third Party Claims ................................  S-65
   Limitation on Liability of the Master Servicer ........................  S-66
   Assignment or Delegation of Duties by the Master Servicer;
      Resignation ........................................................  S-66
   Master Servicer Events of Default; Waiver; Termination ................  S-67
   Assumption of Master Servicing by Trustee .............................  S-68
THE SERVICERS ............................................................  S-69
   General ...............................................................  S-69
   Countrywide Home Loans Servicing LP. ..................................  S-70
   Avelo Mortgage, L.L.C .................................................  S-73
THE SPONSOR ..............................................................  S-75
STATIC POOL INFORMATION ..................................................  S-76
THE DEPOSITOR ............................................................  S-76
THE ISSUING ENTITY .......................................................  S-76
THE CUSTODIANS ...........................................................  S-77
THE TRUSTEE ..............................................................  S-78
DESCRIPTION OF THE CERTIFICATES ..........................................  S-79
   Book-Entry Registration ...............................................  S-81
   Definitive Certificates ...............................................  S-87
   Assignment of the Mortgage Loans ......................................  S-87
   Delivery of Mortgage Loan Documents ...................................  S-88
   Representations and Warranties Relating to the Mortgage Loans .........  S-90
   Payments on the Mortgage Loans ........................................  S-93
   Administration Fees ...................................................  S-95
   Distributions .........................................................  S-96
   Priority of Distributions Among Certificates...........................  S-96
   Distributions of Interest and Principal ...............................  S-96
   Allocation of Principal Payments to Class A Certificates .............. S-103
   Supplemental Interest Trust ........................................... S-105
   Calculation of One-Month LIBOR ........................................ S-105
   Excess Reserve Fund Account ........................................... S-105
   Interest Rate Swap Agreement .......................................... S-106
   Overcollateralization Provisions ...................................... S-109
   Reports to Certificateholders ......................................... S-110
THE AGREEMENTS ........................................................... S-113
   General ............................................................... S-113
   Servicing Standard .................................................... S-113
   Subservicers .......................................................... S-113
   Servicing and Trustee Fees and Other Compensation and
      Payment of Expenses ................................................ S-114
   P&I Advances and Servicing Advances ................................... S-114
   Prepayment Interest Shortfalls ........................................ S-115
   Servicer Reports ...................................................... S-116
   Collection and Other Servicing Procedures ............................. S-117
   Hazard Insurance ...................................................... S-117
   Primary Mortgage Insurance ............................................ S-118
   Optional Repurchase of Delinquent Mortgage Loans ...................... S-119
   The Trustee, the Securities Administrator and the Custodians .......... S-119
   Servicer Events of Default ............................................ S-120
   Rights upon Servicer Event of Default ................................. S-121
   Eligibility Requirements for Trustee; Resignation and
      Removal of Trustee ................................................. S-121
   Termination; Optional Clean-Up Call ................................... S-122
   Certain Matters Regarding the Depositor and the Trustee ............... S-123
   Amendment ............................................................. S-124
   Certain Matters Regarding the Servicers ............................... S-125

PREPAYMENT AND YIELD CONSIDERATIONS ...................................... S-126
   Structuring Assumptions ............................................... S-126
   Defaults in Delinquent Payments ....................................... S-136
   Prepayment Considerations and Risks ................................... S-136
   Overcollateralization Provisions ...................................... S-138
   Subordinated Certificates and the Class 2A1B Certificates and the
      1A3B and 2A2B Components ........................................... S-139
   Effect on Yields Due to Rapid Prepayments ............................. S-140
   Weighted Average Lives of the Offered Certificates .................... S-140
   Decrement Tables ...................................................... S-140
   WAC Cap ............................................................... S-149
   Last Scheduled Distribution Date ...................................... S-152
FEDERAL INCOME TAX CONSEQUENCES .......................................... S-152
   General ............................................................... S-152
   Taxation of Regular Interests ......................................... S-153
   Status of the LIBOR Certificates ...................................... S-154
   The Basis Risk Contract Components .................................... S-154
   Other Matters ......................................................... S-155
   Residual Certificates ................................................. S-155
STATE AND LOCAL TAXES .................................................... S-157
ERISA CONSIDERATIONS ..................................................... S-157
LEGAL INVESTMENT ......................................................... S-160
METHOD OF DISTRIBUTION ................................................... S-160
LEGAL MATTERS ............................................................ S-161
RATINGS .................................................................. S-161
GLOSSARY OF TERMS ........................................................ S-163

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS......   I-1

ANNEX II - INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE.......  II-1

SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET.........................   A-1

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                               SUMMARY INFORMATION

      The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Transaction Parties

      Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

      Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

      Issuing Entity.  GSAA Home Equity Trust 2007-1.

      Trustee. U.S. Bank National Association, a national banking association. Its corporate trust office is located at 100 Wall Street, 16th Floor, New York, New York 10005, telephone number (212) 361-4401, attention: GSAA Home Equity Trust 2007-1. See "The Trustee" in this prospectus supplement.

      Custodians. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000. The Bank of New York Trust Company, National Association, a national banking association. Its custodial office is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785 5205, attention: GSAA Home Equity Trust 2007-1. U.S. Bank National Association, a national banking association. Its custodial office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention GSAA Home Equity Trust 2007-1. See "The Custodians" in this prospectus supplement.

      Master Servicer and Securities Administrator. Wells Fargo Bank, National Association, a national banking association. Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number (410) 884-2000, attention: GSAA Home Equity Trust 2007-1, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000. See "The Master Servicer" and "The Securities Administrator" in this prospectus supplement.

      Servicers. Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number (972) 910-7000, Countrywide Home Loans Servicing LP, a Texas limited partnership, with its main office located at 7105 Corporate Drive, Plano, Texas 75024, and two other servicers. See "The Servicers" in this prospectus supplement.

      Originators. As of the statistical calculation date, approximately 43.26% of the mortgage loans were originated or acquired by Countrywide Home Loans, Inc., a New York corporation, approximately 50.27% of the mortgage loans were acquired through the Goldman Sachs Mortgage Conduit Program, a Goldman Sachs Mortgage Company residential mortgage loan conduit program and approximately 6.48% of the mortgage loans were originated or acquired by one other mortgage loan seller. Pursuant to the residential mortgage loan conduit program, the sponsor purchases mortgage loans originated by the original loan sellers if the mortgage loans generally satisfy the sponsor's underwriting guidelines. See "The Mortgage Loan Pool-- Countrywide Home Loans Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Program" in this prospectus supplement.

      Responsible Parties. Each of Countrywide Home Loans, Inc. and one other mortgage loan seller (each, together with Goldman Sachs Mortgage Company, a "responsible party") has made certain representations and warranties with respect to their respective mortgage loans. Additionally, Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.

                 [THIS COLUMN HAS BEEN INTENTIONALLY LEFT BLANK]

      The following diagram illustrates the various parties involved in the transaction and their functions, as of the statistical calculation date:


------------      ------------     ------------
 Countrywide        Goldman             One
 Home Loans,         Sachs          additional
    Inc.            Mortgage         mortgage
(Originator)        Conduit            loan
                    Program           seller
------------      ------------     ------------
 |      ^           |      ^          |      ^
 |      |           |      |          |      |
 |Loans |$          |Loans |$         |Loans |$
 |      |           |      |          |      |
 V      |           V      |          V      |
------------------------------------------------
        Goldman Sachs Mortgage Company
                   (Sponsor)
------------------------------------------------                 ---------------
                    |      ^                                       Wells Fargo
                    |      |                                     Bank, National
                    |Loans |$                             -----   Association
                    |      |                             |          (Master
                    V      |                             |        Servicer and
------------------------------------------------         |         Securities
         GS Mortgage Securities Corp.                    |       Administrator)
                  (Depositor)                            |       ---------------
------------------------------------------------         |
                    |      ^                             |       ---------------
                    |      |                             |            Avelo
                    |Loans |$                            |-----    Mortgage,
                    |      |                             |           L.L.C.
                    V      |                             |         (Servicer)
------------------------------------------------         |       ---------------
         GSAA Home Equity Trust 2007-1           <-------|
               (Issuing Entity)                          |       ---------------
------------------------------------------------         |         Countrywide
                                                         |-----    Home Loans
                                                         |        Servicing LP
                                                         |         (Servicer)
                                                         |       ---------------
                                                         |
                                                         |       ---------------
                                                         |             Two
                                                         |         additional
                                                          -----     mortgage
                                                                      loan
                                                                   servicers
                                                                 ---------------

The Offered Certificates

      The GSAA Home Equity Trust 2007-1 will issue the Asset-Backed Certificates, Series 2007-1. Seventeen classes of the certificates - the Class 1A1, Class 1A2, Class 2A1A, Class 2A1B, Class A4A, Class A4B, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class R, Class RC and Class RX certificates - are being offered to you by this prospectus supplement and are sometimes referred to as the "offered certificates" in this prospectus supplement. The Class R, Class RC and Class RX certificates are sometimes referred to as the "residual certificates" in this prospectus supplement. The offered certificates (other than the residual certificates) are sometimes referred to as the "LIBOR certificates" in this prospectus supplement. The Class A4A and Class A4B certificates are component classes and are sometimes referred to as the "component classes" in this prospectus supplement. The Class A4A certificates are comprised of the 1A3A and 2A2A components and the Class A4B certificates are comprised of the 1A3B and 2A2B components. The Class 1A1, Class 1A2, Class A4A (to the extent of the 1A3A component) and Class A4B (to the extent of the 1A3B component) certificates are sometimes referred to as the "Class 1A certificates" in this prospectus supplement and will be paid primarily from the group I mortgage loans. The Class 2A1A, Class 2A1B, Class A4A (to the extent of the 2A2A component) and Class A4B (to the extent of the 2A2B component) certificates are sometimes referred to as the "Class 2A certificates" in this prospectus supplement and, together with the Class R, Class RC and Class RX certificates, will be paid primarily from the group II mortgage loans. The Class 1A and Class 2A certificates are sometimes referred to as the "Class A certificates" in this prospectus supplement. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will be paid from all of the mortgage loans in the trust.

The Other Certificates

      The trust will also issue three other classes of certificates - the Class B3, Class X and Class P certificates - that are not being offered by this prospectus supplement.

      The Class B-3 certificates will have an initial certificate principal balance of approximately $5,275,000. The Class B-3 certificates initially evidence an interest in approximately 0.50% of the scheduled principal balance of the mortgage loans in the trust.

      The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the LIBOR certificates. The Class X certificates initially evidence an interest of approximately 0.50% of the scheduled principal balance of the mortgage loans in the trust.

      The Class P certificates will have a $100 notional certificate balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

      The certificates will represent undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Structural Overview

      The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates:

                   |   ----------------------------------   ^
                   |                                        |
                   |                Class R,                |
                   |                Class RC,               |
                   |                Class RX*               |
                   |    ----------------------------------  |
                   |                                        |
                   |        Class 1A1,     Class 2A1A,      |
                   |        Class 1A2,     Class 2A1B,      |
                   |          1A3A            2A2A          |
                   |       component,       component,      |
                   |          1A3B            2A2B          |
                   |       component**     component***     |
                   |    ----------------------------------  |
          Accrued  |                                        |
        certificate|                 Class M1               |
         interest, |    ----------------------------------  | Losses
           then    |                                        |
         principal |                 Class M2               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M3               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M4               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M5               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M6               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class B1               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class B2               |
                   V   ----------------------------------   |


* Principal distributions to the Class R, Class RC and Class RX certificates will be distributed concurrently. The residual certificates will not be entitled to any distributions of interest.

** Principal distributions to the Class 1A certificate group will be distributed
(x) to the Class 1A1 certificates until their class principal balance has been reduced to zero, (y) to the Class 1A2 certificates until their class certificate principal balance has been reduced to zero, and then (z) concurrently to the 1A3A and 1A3B components, allocated pro rata based on their respective principal balances, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 1A3A and 1A3B components will be allocated first to the 1A3A component until their principal balance has been reduced to zero, and then to the 1A3B component until their principal balance has been reduced to zero.

*** Principal distributions to the Class 2A certificate group will be distributed (x) concurrently to the Class 2A1A and Class 2A1B certificates, allocated pro rata based on their respective class certificate balances, until their respective class principal balances have been reduced to zero, and then
(y) concurrently to the 2A2A and 2A2B components, allocated pro rata based on their respective principal balances, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions (i) to the Class 2A1A and Class 2A1B certificates will be allocated first to the Class 2A1A certificates until their certificate principal balance has been reduced to zero, and then to the Class 2A1B certificates until their certificate principal balance has been reduced to zero and (ii) to the 2A2A and 2A2B components will be allocated first to the 2A2A component until their principal balance has been reduced to zero, and then to the 2A2B component until their principal balance has been reduced to zero.

Closing Date

      On or about January 30, 2007.

Cut-off Date

      January 1, 2007.

Statistical Calculation Date

      All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of December 1, 2006, unless otherwise specified in this prospectus supplement.

Distribution Date

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in February 2007, to the holders of record on the preceding record date.

Last Scheduled Distribution Date

      The last scheduled distribution date for distributions on each class of LIBOR certificates is the distribution date in February 2037, and for distributions on the residual certificates will be the distribution date in January 2047. See "Prepayment and Yield Considerations--Last Scheduled Distribution Date" in this prospectus supplement.

Record Date

      The record date for the offered certificates (other than the residual certificates) for any distribution date will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

      The pass-through rate for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to one or more caps on those pass-through rates described in this prospectus supplement under "Description of the Certificates--Distributions". The margins will increase after the first distribution date on which the optional clean-up call is exercisable, as described under "Description of the Certificates--Distributions of Interest and Principal" and "The Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period.

Interest Accrual Period

      The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

      The residual certificates will not be entitled to any distributions of interest.

Distribution Priorities

      Distributions on the certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the master servicer, servicers, trustee, securities administrator, custodians and other trust expenses) and will be made to the classes of certificates in the following order of priority:

      (i) to the holders of each class of LIBOR certificates and to the supplemental interest trust (which is described under "Interest Rate Swap Agreement" below) in the following order of priority:

      (a) to the supplemental interest trust, the sum of (x) all net swap payment amounts and (y) any swap termination payment owed to the swap provider other than a defaulted swap termination payment owed to the swap provider, if any;

      (b) concurrently, (x) from the portion of available funds allocable to interest remittance amounts on the group I mortgage loans, to the Class 1A certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts and
(y) from the portion of available funds allocable to interest remittance amounts on the group II mortgage loans, to the Class 2A certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts (provided, that if such funds allocable to either group of mortgage loans are insufficient to make the related payments set forth above, any such funds allocable to the other group remaining after making the related payments set forth above will be available to cover that shortfall);

      (c) from any remaining interest remittance amounts, to the Class M certificates, sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date; and

      (d) from any remaining interest remittance amounts, to the Class B certificates, sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date;

      (ii)(A) on each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of

LIBOR certificates and residual certificates then entitled to distributions of principal as set forth below, an amount equal to the portion of available funds allocated to the principal distribution amount (as further described in "Description of the Certificates--Distributions of Interest and Principal") in the following order of priority:

      (a) concurrently, to the Class R, Class RC and Class RX certificates, pro rata, from principal payments related to the group II mortgage loans, until their respective class certificate balances have been reduced to zero;

      (b) to the Class A certificates, in the following order of priority:

      concurrently,

            (1) from principal distribution amounts allocable to the group I mortgage loans, in the following order of priority:

                        (x) sequentially, to the Class 1A1 and Class 1A2
                  certificates, in that order, until their respective class certificate balances have been reduced to zero; and

                        (y) concurrently, to the 1A3A and 1A3B components,
                  allocated pro rata, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 1A3A and 1A3B components will be allocated sequentially, to the 1A3A and 1A3B components, in that order, until their respective principal balances have been reduced to zero; and

            (2) from principal distribution amounts allocable to the group II mortgage loans, in the following order of priority:

                        (x) concurrently, to the Class 2A1A and Class 2A1B
                  certificates, allocated pro rata, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A1A and Class 2A1B certificates will be allocated sequentially, to the Class 2A1A and Class 2A1B certificates, in that order, until their respective class certificate balances have been reduced to zero; and

                        (y) concurrently, to the 2A2A and 2A2B components,
                  allocated pro rata, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 2A2A and 2A2B components will be allocated sequentially, to the 2A2A and 2A2B components, in that order, until their respective principal balances have been reduced to zero;

provided, that if the class certificate balances and component principal balances of either the Class 1A certificates or the Class 2A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on such distribution date and the amount of those principal distributions each subsequent distribution date will be distributed to the Class A certificates remaining outstanding in accordance with the applicable distribution priorities in this clause (ii)(A)(b), until their respective class certificate balances have been reduced to zero;

      (c) from any remaining principal distribution amounts, to the Class M certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero; and

      (d) from any remaining principal distribution amounts, to the Class B certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero;

      (B) on each distribution date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR certificates then entitled to distribution of principal as set forth below, an amount equal to the portion of available funds allocated to the principal distribution amount in the following order of priority:

      (a) to the Class A certificates, in the following order of priority:

      concurrently,

                  (1) to the Class 1A certificates, in each case, in an
            aggregate amount equal to the lesser of the portion of the principal distribution amounts allocable to the group I mortgage loans and the allocable portion for the Class 1A certificates of the principal distribution entitlement for the Class A certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal"), allocated in the following order of priority:

                  (x) sequentially, to the Class 1A1 and Class 1A2 certificates, until their respective certificate principal balances have been reduced to zero; and

                  (y) concurrently, to the 1A3A and 1A3B components, allocated pro rata, until their respective principal balances have been reduced to zero; and

                  (2) to the Class 2A certificates, in each case, in an
            aggregate amount equal to the lesser of the portion of the principal distribution amounts allocable to the group II mortgage loans and the allocable portion for the Class 2A certificates of the principal distribution entitlement for the Class A certificates in the following order of priority;

                  (x) concurrently, to the Class 2A1A and Class 2A1B
            certificates, allocated pro rata, until their respective class certificate balances have been reduced to zero; and

                  (y) concurrently, to the 2A2A and 2A2B components, allocated pro rata, until their respective principal balances have been reduced to zero;

provided that if the class certificate balances and component principal balances of either the Class 1A certificates or the Class 2A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on such distribution date and the amount of those principal distributions each subsequent distribution date will be distributed to the Class A certificates remaining outstanding in accordance with the applicable distribution priorities in this clause (ii)(B)(a), until their respective class certificate balances have been reduced to zero;

      (b) from any remaining principal distribution amount, to the Class M certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal"), until their respective class certificate balances have been reduced to zero; and

      (c) from any remaining principal distribution amount, to the Class B certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates-- Distributions of Interest and Principal"), until their respective class certificate balances have been reduced to zero;

      (iii) any available funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

      (a) if and to the extent that the interest remittance amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A certificates, any unpaid accrued certificate interest for that distribution date and any unpaid accrued interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid accrued certificate interest for that distribution date, in the order of priority for such classes set forth in clause (i) above;

      (b) to the Class M certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

      (c) to the Class B certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

      (d) to the excess reserve fund account, the amount of any basis risk payment (as defined in the "Glossary of Terms" in this prospectus supplement) (without regard to net swap receipt amounts) for that distribution date;

      (e) from funds on deposit in the excess reserve fund account with respect to that distribution date, an amount equal to any basis risk carry forward amount (as defined in the "Glossary of Terms" in the prospectus supplement) with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being allocated pro rata as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement;

      (f) if a 40-Year Trigger Event (as defined in the "Glossary of Terms") is in effect, then any remaining amounts will be distributed first, to the Class A Certificates, allocated in the applicable order of priority for such classes set forth in clause (ii) above, and then sequentially to the Class M1, Class M2, Class, M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such distribution date so the 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero;

      (g) to the supplemental interest trust, the amount of any defaulted swap termination payment owed to the swap provider;

      (h) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

      (i) to the holders of the Class R, Class RC and Class RX certificates, any remaining amount as set forth in the master servicing and trust agreement.

      Notwithstanding the foregoing allocation of principal to the Class A certificates from and after the distribution date on which the aggregate class certificate balances of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates and the overcollateralized amount have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions (i) to the 1A3A and 1A3B components will be allocated first to the 1A3A component, until its principal balance has been reduced to zero, and then to the 1A3B component, until its principal balance has been reduced to zero, (ii) to the Class 2A1A and Class 2A1B certificates will be allocated first to the Class 2A1A certificates, until its class certificate balance has been reduced to zero, and then to the Class 2A1B certificates, until its class certificate balance has been reduced to zero, and (iii) to the 2A2A and 2A2B components will be allocated first to the 2A2A component, until its principal balance has been reduced to zero, and then to the 2A2B component, until its principal balance has been reduced to zero.

      On each distribution date, the securities administrator will be required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums in respect of the mortgage loans received by the servicers during the related prepayment period and remitted to the securities administrator.

      "Stepdown Date" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in February 2010 and (ii) the first distribution date following the distribution date on which the Credit Enhancement Percentage (as defined in the "Glossary of Terms" in this prospectus supplement) for the Class A certificates is greater than or equal to 13.60% of the aggregate stated principal balance of the mortgage loans for that distribution date after giving effect to the distribution on such distribution date.

      "Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are sixty (60) days delinquent or more or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "Trigger Event" included in the "Glossary of Terms."

      "Sequential Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means if on any distribution date before the 37th distribution date the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the mortgage loans as of the cut-off date exceeds 0.550%, or on or after the 37th distribution date, a Trigger Event is in effect.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the LIBOR certificates consists solely of:

o amounts available from the mortgage loans after all payments of interest and principal on the LIBOR certificates have been made, and all amounts required to be paid to the swap provider have been made,

o an initial overcollateralization amount of approximately 0.50% of the scheduled principal balance of the mortgage loans as of the cut-off date,

o the use of excess interest, after taking into account certain payments received or paid by the trust under the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

Interest Rate Swap Agreement

On the closing date, the securities administrator on behalf of the supplemental interest trust, which is a separate trust that is part of the asset pool under the master trust and servicing agreement, will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P. (the "swap provider"). Under the interest rate swap agreement, with respect to the first 60 distribution dates the supplemental interest trust will pay to the swap provider a fixed payment at a rate of 5.130% (on an actual/360 basis) per annum and the swap provider will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 60 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 60 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in January 2012.

      For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

The Mortgage Loans

      The mortgage loans to be included in the trust will be conventional Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from Countrywide Home Loans various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program and one other mortgage loan seller.

      On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $1,057,016,749.

      The mortgage loans have original terms to maturity of not greater than 480 months, have a weighted average remaining term to scheduled maturity of 359 months as of the statistical calculation date, and have the following approximate characteristics:

                           Selected Aggregate Mortgage
                                Loan Pool Data(1)

Scheduled Principal Balance:                                 $1,057,016,749
Number of Mortgage Loans:                                             3,303
Average Scheduled Principal Balance:                               $320,017
Percentage of Interest Only Loans:                                   90.80%
Weighted Average Gross Interest Rate:                                6.798%
Weighted Average Net Interest Rate(2):                               6.539%
Non-Zero Weighted Average Current FICO Score:                           705
Weighted Average Original LTV Ratio:                                 75.09%
Weighted Average Combined Original LTV Ratio:                        85.11%
Weighted Average Stated Remaining Term (months):                        359
Weighted Average Seasoning (months):                                      1
Weighted Average Months to Roll(3):                                      57
Weighted Average Gross Margin(3):                                     2.62%
Weighted Average Periodic Rate Cap(3):                                1.73%
Weighted Average Gross Maximum Lifetime Rate(3):                     12.27%
Percentage of Loans with Silent Seconds:                             57.22%
Non-Zero Weighted Average Debt-to-Income Ratio:                      38.89%

----------
(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the statistical calculation date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

(3)  Represents the weighted average of the adjustable-rate mortgage loans.

      For purposes of calculating principal and interest distributions on the Class A certificates, in each case as further described in this prospectus supplement, the mortgage loans have been divided into two groups, designated as "group I mortgage loans" and "group II mortgage loans". The characteristics of the mortgage loans in each group are described under "The Mortgage Loan Pool" in this prospectus supplement.

      After an initial fixed rate period, the interest rate on all of the mortgage loans will adjust semi-annually or annually on each adjustment date to equal the sum of six-month LIBOR, one-year LIBOR or one-year CMT, as applicable, and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      The first adjustment date generally will occur only after an initial period of approximately two (2) to ten (10) years after origination.

      For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans

      The mortgage loans will be primarily serviced or subserviced by Avelo Mortgage, L.L.C., Countrywide Home Loans Servicing LP and two other servicers. As of the statistical calculation date, Countrywide Home Loans Servicing LP will service or subservice approximately 43.26% of the mortgage loans and two other servicers will service or subservice approximately 11.27% of the mortgage loans. As of February 15, 2007, Avelo Mortgage, L.L.C. will service or subservice approximately 45.47% of the mortgage loans (certain of such mortgage loans will be serviced until that time by various mortgage loan servicers on an interim basis). Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this prospectus supplement.

      Wells Fargo Bank, National Association will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. See "The

Master Servicer" in this prospectus supplement.

      Wells Fargo Bank, National Association, acting as the securities administrator, may perform certain functions and services on behalf of the trustee, which are described in this prospectus supplement. See "The Agreements" in this prospectus supplement.

      The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause. See "The Servicers--General" in this prospectus supplement.

Optional Termination of the Trust

      Avelo Mortgage, L.L.C., at its option, may purchase, or, if Avelo Mortgage, L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. In the case of the depositor's option, the master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event shall the purchase or sale price, as applicable, be less than Par Value (as defined in the "Glossary of Terms" in this prospectus supplement). The proceeds of any such purchase or sale of the trust property will be distributable to each outstanding class of the LIBOR certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Advances

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless such servicer reasonably believes in good faith that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, acting as backup servicer, will advance its own funds to make P&I advances if a servicer fails to do so (unless the master servicer deems such advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses. No servicer (or master servicer (as successor servicer), trustee (as successor master servicer) or any other successor master servicer, as applicable) will be obligated to make any advances of principal on any real estate owned property.

Denominations

      The offered certificates will be issued in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.

Master Servicing, Servicing and Trustee Fees

      The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement.

      The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account, after payment of the trustee fee.

      Each servicer is entitled to a monthly servicing fee with respect to each mortgage loan serviced by it, which will be retained by such servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. As of the cut-off date, the servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.250%, one-twelfth of a rate equal to 0.200% (increasing to 0.375% after the initial interest rate adjustment date), one-twelfth of a rate equal to 0.250% (increasing to 0.375% after the initial interest rate adjustment date) or one-twelfth of a rate equal to 0.375%, as applicable, on the stated principal balance of each mortgage loan.

      The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, National Association from compensation received in its capacity as master servicer and securities administrator.

Optional Repurchase of Delinquent Mortgage Loans

      The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent as described in this prospectus supplement under "The Agreements--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

      If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, or any responsible party has received notification of a mortgagor "early payment default", such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to Mortgage Loans".

      If a mortgagor with respect to a mortgage loan fails to make its first payment after the date that mortgage loan was purchased by the sponsor from the responsible party, the master servicer on behalf of the trustee may direct the applicable responsible party to repurchase that mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans."

ERISA Considerations

      Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the Class R, Class RC and Class RX certificates to such plans or retirement arrangements are prohibited.

      In making a decision regarding investing in any class of LIBOR certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

      Sidley Austin LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;

o the LIBOR certificates and the Class X certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;

o the Class RC certificates will represent the beneficial ownership of the residual interest in one or more lower-tier REMICs;

o the Class R certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC formed pursuant to the master servicing and trust agreement;

o the Class RX certificates will represent the beneficial ownership of the residual interest in another trust REMIC; and

o the rights of the LIBOR certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

Legal Investment

      The Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. The Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

      In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

                     Class                            S&P         Moody's
                     -----                            ---         -------
1A1..........................................         AAA           Aaa
1A2..........................................         AAA           Aaa
2A1A.........................................         AAA           Aaa
2A1B.........................................         AAA           Aaa
A4A..........................................         AAA           Aaa
A4B..........................................         AAA           Aaa
M1...........................................         AA+           Aa1
M2...........................................          AA           Aa2
M3...........................................         AA-           Aa3
M4...........................................          A+            A1
M5...........................................          A             A2
M6...........................................          A-            A3
B1...........................................         BBB+          Baa1
B2...........................................         BBB           Baa2
R............................................         AAA            NR
RC...........................................         AAA            NR
RX...........................................         AAA            NR

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                              [THIS COLUMN HAS BEEN
                            INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

      ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF DECEMBER 1, 2006, UNLESS OTHERWISE INDICATED.

Less Stringent Underwriting               The mortgage loans were made, in part,
Standards and the Resultant               to mortgagors who, for one reason or
Potential for Delinquencies on            another, are not able, or do not wish,
the Mortgage Loans Could                  to obtain financing from traditional
Lead to Losses on Your                    sources. These mortgage loans may be
Certificates                              considered to be of a riskier nature
                                          than mortgage loans made by
                                          traditional sources of financing, so
                                          that the certificateholders may be
                                          deemed to be at greater risk of loss
                                          than if the mortgage loans were made
                                          to other types of mortgagors.

                                          The underwriting standards used in the
                                          origination of the mortgage loans held
                                          by the trust are generally less
                                          stringent than those of Fannie Mae or
                                          Freddie Mac. As a result of this less
                                          stringent approach to underwriting,
                                          the mortgage loans purchased by the
                                          trust may experience higher rates of
                                          delinquencies, defaults and
                                          foreclosures than mortgage loans
                                          underwritten in a manner which is more
                                          similar to the Fannie Mae and Freddie
                                          Mac guidelines.

Geographic Concentration of               Different geographic regions of the
the Mortgage Loans in                     United States from time to time will
Particular Jurisdictions May              experience weaker regional economic
Result in Greater Losses If               conditions and housing markets, and,
Those Jurisdictions                       consequently, may experience higher
Experience Economic                       rates of loss and delinquency on
Downturns                                 mortgage loans generally. Any
                                          concentration of the mortgage loans in
                                          a region may present risk
                                          considerations in addition to those
                                          generally present for similar
                                          mortgage-backed securities without
                                          that concentration. This may subject
                                          the mortgage loans held by the trust
                                          to the risk that a downturn in the
                                          economy in this region of the country
                                          would more greatly affect the pool
                                          than if the pool were more
                                          diversified.

                                          In particular, the following
                                          approximate percentages of mortgage
                                          loans were secured by mortgaged
                                          properties located in the following
                                          states:

                                                   All Mortgage Loans

                                           California              Florida
                                           ----------              -------
                                             45.46%                 9.65%

                                                        Arizona
                                                        -------
                                                         5.74%

                                                 Group I Mortgage Loans

                                           California              Florida
                                           ----------              -------
                                             46.66%                 9.23%

                                                        Arizona
                                                        -------
                                                         5.68%

                                                 Group II Mortgage Loans

                                           California              Florida
                                           ----------              -------
                                             36.03%                12.91%

                                                        Arizona
                                                        -------
                                                         6.18%

                                          Because of the relative geographic
                                          concentration of the mortgaged
                                          properties within the certain states,
                                          losses on the mortgage loans may be
                                          higher than would be the case if the
                                          mortgaged properties were more
                                          geographically diversified. For
                                          example, some of the mortgaged
                                          properties may be more susceptible to
                                          certain types of special hazards, such
                                          as earthquakes, hurricanes, wildfires,
                                          floods, and other natural disasters
                                          and major civil disturbances, than
                                          residential properties located in
                                          other parts of the country.
                                          Approximately 45.46% of the mortgage
                                          loans are secured by mortgaged
                                          properties that are located in
                                          California. Property in California may
                                          be more susceptible than homes located
                                          in other parts of the country to
                                          certain types of uninsurable hazards,
                                          such as earthquakes, floods, mudslides
                                          and other natural disasters.

                                          In addition, the economies of the
                                          states with high concentrations of
                                          mortgaged properties may be adversely
                                          affected to a greater degree than the
                                          economies of other areas of the
                                          country by certain regional
                                          developments. If the residential real
                                          estate markets in an area of
                                          concentration experience an overall
                                          decline in property values after the
                                          dates of origination of the respective
                                          mortgage loans, then the rates of
                                          delinquencies, foreclosures and losses
                                          on the
                                          mortgage loans may increase and the
                                          increase may be substantial.

                                          The concentration of mortgage loans
                                          with specific characteristics relating
                                          to the types of properties, property
                                          characteristics, and geographic
                                          location are likely to change over
                                          time. Principal payments may affect
                                          the concentration levels. Principal
                                          payments could include voluntary
                                          prepayments and prepayments resulting
                                          from casualty or condemnation,
                                          defaults and liquidations and from
                                          repurchases due to breaches of
                                          representations and warranties.
                                          Because principal payments on the
                                          mortgage loans are payable to the
                                          subordinated certificates at a slower
                                          rate than principal payments are made
                                          to the Class A certificates, the
                                          subordinated certificates are more
                                          likely to be exposed to any risks
                                          associated with changes in
                                          concentrations of mortgage loan or
                                          property characteristics.

Effect on Yields Caused by                Mortgagors may prepay their mortgage
Prepayments, Defaults and                 loans in whole or in part at any time.
Losses                                    Principal payments also result from
                                          repurchases due to conversions of
                                          adjustable-rate loans to fixed-rate
                                          loans, breaches of representations and
                                          warranties or the exercise of an
                                          optional termination right. A
                                          prepayment of a mortgage loan
                                          generally will result in a prepayment
                                          on the certificates. We cannot predict
                                          the rate at which mortgagors will
                                          repay their mortgage loans. We cannot
                                          assure you that the actual prepayment
                                          rates of the mortgage loans included
                                          in the trust will conform to any
                                          historical prepayment rates or any
                                          forecasts of prepayment rates
                                          described or reflected in any reports
                                          or studies relating to pools of
                                          mortgage loans similar to the types of
                                          mortgage loans included in the trust.

                                          If you purchase your certificates at a
                                          discount and principal is repaid
                                          slower than you anticipate, then your
                                          yield may be lower than you
                                          anticipate.

                                          If you purchase your certificates at a
                                          premium and principal is repaid faster
                                          than you anticipate, then your yield
                                          may be lower than you anticipate.

                                          The rate of prepayments on the
                                          mortgage loans will be sensitive to
                                          prevailing interest rates. Generally,
                                          if prevailing interest rates decline
                                          significantly below the interest rates
                                          on the mortgage loans, the mortgage
                                          loans are more likely to prepay than
                                          if prevailing rates remain above the
                                          interest rates on the mortgage loans.
                                          Conversely, if prevailing interest
                                          rates rise significantly, prepayments
                                          on the mortgage loans may decrease.
                                          The mortgage loans may also suffer an
                                          increase in defaults and liquidations
                                          following upward adjustments of their
                                          interest rates, especially following
                                          their initial adjustments.

                                          As of the statistical calculation
                                          date, approximately 41.68% of the
                                          group I mortgage loans and
                                          approximately 34.99% of the group II
                                          mortgage loans require the mortgagor
                                          to pay a
                                          prepayment premium in certain
                                          instances if the mortgagor prepays the
                                          mortgage loan during a stated period,
                                          which may be from six (6) months to
                                          five (5) years after the mortgage loan
                                          was originated. A prepayment premium
                                          may or may not discourage a mortgagor
                                          from prepaying the related mortgage
                                          loan during the applicable period.

                                          The responsible parties (Countrywide
                                          Home Loans, Inc., Goldman Sachs
                                          Mortgage Company and one additional
                                          mortgage loan seller) may be required
                                          to repurchase mortgage loans from the
                                          trust in the event certain breaches of
                                          their respective representations and
                                          warranties occur or certain material
                                          document defects occur, which in each
                                          case, and have not been cured. In
                                          addition, the applicable responsible
                                          party may be required to repurchase
                                          mortgage loans from the trust in the
                                          event that a mortgagor with respect to
                                          a mortgage loan failed to make its
                                          first payment after the date that such
                                          mortgage loan was sold to the sponsor
                                          by such responsible party. These
                                          purchases will have the same effect on
                                          the holders of the LIBOR certificates
                                          as a prepayment of those mortgage
                                          loans.

                                          Avelo Mortgage, L.L.C., at its option,
                                          may purchase (or, if Avelo Mortgage,
                                          L.L.C. is no longer acting as a
                                          servicer of any of the mortgage loans,
                                          the depositor, at its option, may
                                          request the master servicer to solicit
                                          no fewer than three bids for the sale
                                          of) all of the mortgage loans and REO
                                          properties on any distribution date
                                          when the aggregate stated principal
                                          balance of all of the mortgage loans
                                          is equal to or less than 10% of the
                                          aggregate stated principal balance of
                                          all of the mortgage loans as of the
                                          cut-off date. The master servicer will
                                          accommodate any such request at its
                                          sole discretion. The proceeds of any
                                          such purchase or sale will be
                                          distributable to each outstanding
                                          class of LIBOR certificates in
                                          retirement thereof, up to an amount
                                          equal to the aggregate outstanding
                                          class principal balance thereof, plus
                                          accrued interest.

                                          If the rate of default or the amount
                                          of losses on the mortgage loans is
                                          higher than you expect, then your
                                          yield may be lower than you expect.

                                          As a result of the absorption of
                                          realized losses on the mortgage loans
                                          by excess interest and
                                          overcollateralization as described in
                                          this prospectus supplement,
                                          liquidations of defaulted mortgage
                                          loans, whether or not realized losses
                                          are incurred upon the liquidations,
                                          will result in an earlier return of
                                          principal to the LIBOR certificates
                                          and will influence the yield on the
                                          LIBOR certificates in a manner similar
                                          to the manner in which principal
                                          prepayments on the mortgage loans will
                                          influence the yield on the LIBOR
                                          certificates.

                                          The overcollateralization provisions
                                          are intended to result in an
                                          accelerated rate of principal
                                          distributions to holders of the LIBOR
                                          certificates then entitled to
                                          principal distributions at any
                                          time that the overcollateralization
                                          provided by the mortgage loan pool
                                          falls below the required
                                          overcollateralization level. An
                                          earlier return of principal to the
                                          holders of the LIBOR certificates as a
                                          result of the overcollateralization
                                          provisions will influence the yield on
                                          the LIBOR certificates in a manner
                                          similar to the manner in which
                                          principal prepayments on the mortgage
                                          loans will influence the yield on the
                                          LIBOR certificates.

                                          The multiple class structure of the
                                          LIBOR certificates causes the yield of
                                          certain classes of the LIBOR
                                          certificates to be particularly
                                          sensitive to changes in the rates of
                                          prepayments of mortgage loans. Because
                                          distributions of principal will be
                                          made to the classes of LIBOR
                                          certificates according to the
                                          priorities described in this
                                          prospectus supplement, the yield to
                                          maturity on those classes of LIBOR
                                          certificates will be sensitive to the
                                          rates of prepayment on the mortgage
                                          loans experienced both before and
                                          after the commencement of principal
                                          distributions on those classes. In
                                          particular, the subordinated
                                          certificates (the Class M1, Class M2,
                                          Class M3, Class M4, Class M5, Class
                                          M6, Class B1, Class B2 and Class B3
                                          certificates) do not receive any
                                          portion of the amount of principal
                                          payable to the LIBOR certificates
                                          prior to the distribution date in
                                          February 2010 (unless the aggregate
                                          certificate principal balance of the
                                          Class A certificates has been reduced
                                          to zero). Thereafter, subject to the
                                          loss and delinquency performance of
                                          the mortgage loan pool, the
                                          subordinated certificates may continue
                                          to receive no portion of the amount of
                                          principal then payable to the LIBOR
                                          certificates (unless the aggregate
                                          certificate principal balance of the
                                          Class A certificates has been reduced
                                          to zero). The weighted average lives
                                          of the subordinated certificates will
                                          therefore be longer than would
                                          otherwise be the case. The effect on
                                          the market value of the subordinated
                                          certificates of changes in market
                                          interest rates or market yields for
                                          similar securities may be greater than
                                          for the Class A certificates.

                                          The value of your certificates may be
                                          reduced if the rate of default or the
                                          amount of losses is higher than
                                          expected.

                                          If the performance of the mortgage
                                          loans is substantially worse than
                                          assumed by the rating agencies, the
                                          ratings of any class of certificates
                                          may be lowered in the future. This
                                          would probably reduce the value of
                                          those certificates. No one will be
                                          required to supplement any credit
                                          enhancement or to take any other
                                          action to maintain any rating of the
                                          certificates.

                                          Newly originated mortgage loans may be
                                          more likely to default, which may
                                          cause losses on the offered
                                          certificates.

                                          Defaults on mortgage loans tend to
                                          occur at higher rates during the early
                                          years of the mortgage loans.
                                          Substantially all of the mortgage
                                          loans have been originated within six
                                          (6) months prior to their sale to the
                                          trust. As a result, the trust may
                                          experience
                                          higher rates of default than if the
                                          mortgage loans had been outstanding
                                          for a longer period of time.

                                          The credit enhancement features may be
                                          inadequate to provide protection for
                                          the offered certificates.

                                          The credit enhancement features
                                          described in this prospectus
                                          supplement are intended to enhance the
                                          likelihood that holders of the Class A
                                          certificates, and to a limited extent,
                                          the holders of the Class M1, Class M2,
                                          Class M3, Class M4, Class M5 and Class
                                          M6 certificates, and, to a lesser
                                          degree, the holders of the Class B1,
                                          Class B2 and Class B3 certificates,
                                          will receive regular payments of
                                          interest and principal. However, we
                                          cannot assure you that the applicable
                                          credit enhancement will adequately
                                          cover any shortfalls in cash available
                                          to pay your certificates as a result
                                          of delinquencies or defaults on the
                                          mortgage loans. If delinquencies or
                                          defaults occur on the mortgage loans,
                                          none of the master servicer, each
                                          servicer or any other entity will
                                          advance scheduled monthly payments of
                                          interest and principal on delinquent
                                          or defaulted mortgage loans if the
                                          advances are not likely to be
                                          recovered.

                                          If substantial losses occur as a
                                          result of defaults and delinquent
                                          payments on the mortgage loans, you
                                          may suffer losses.

Risks Relating to the                     The Class 2A1B certificates are
of Subordination of the                   entitled to receive distributions of
Class 2A1B Certificates to                interest and principal concurrently
the Class 2A1A Certificates,              with the Class 2A1A certificates on a
the 1A3B Component to the                 pro rata basis, the 1A3B component is
Class 1A3A Component, and                 entitled to receive distributions of
the 2A2B Component to the                 interest and principal concurrently
2A2A Component                            with the 1A3A component on a pro rata
                                          basis and the 2A2B component is
                                          entitled to receive distributions of
                                          interest and principal concurrently
                                          with the 2A2A component on a pro rata
                                          basis. In addition, each of the Class
                                          2A1B certificates, 1A3B component and
                                          2A2B component are supported by the
                                          subordination of the Class M1, Class
                                          M2, Class M3, Class M4, Class M5,
                                          Class M6, Class B1, Class B2 and Class
                                          B3 certificates. However, (i) the
                                          Class 2A1B certificates will not
                                          receive any principal distributions
                                          until the class certificate balance of
                                          the Class 2A1A certificates has been
                                          reduced to zero, (ii) the 1A3B
                                          component will not receive any
                                          principal distributions until the
                                          principal balance of the 1A3A
                                          component has been reduced to zero,
                                          and (iii) the 2A2B component will not
                                          receive any principal distributions
                                          until the principal balance of the
                                          2A2A component has been reduced to
                                          zero, in the following applicable
                                          circumstances:

                                               o    if, on any distribution date
                                                    before the 37th distribution
                                                    date the aggregate amount of
                                                    realized losses incurred
                                                    since the cut-off date
                                                    through the last day of the
                                                    related prepayment period
                                                    divided by the aggregate
                                                    scheduled principal balance
                                                    of the mortgage loans as of
                                                    the cut-off date exceeds
                                                    0.550%; or

                                               o    if, on any Distribution Date
                                                    on or after the 37th
                                                    Distribution Date, a Trigger
                                                    Event is in effect.

                                          The allocations described above will
                                          increase the risk that shortfalls in
                                          principal on the mortgage loans will
                                          be borne by the Class 2A1B
                                          certificates and each of the 1A3B and
                                          2A2B components, as applicable. If
                                          such shortfalls are borne by the Class
                                          2A1B certificates or each of the 1A3B
                                          and 2A2B components, the yield to
                                          investors on those certificates or
                                          components will be adversely affected.

Prepayments on the Mortgage               When a voluntary principal prepayment
Loans Could Lead to                       is made by the mortgagor on a mortgage
Shortfalls in the Distribution            loan (excluding any payments made upon
of Interest on Your Certificates          liquidation of any mortgage loan), the
                                          mortgagor is charged interest on the
                                          amount of prepaid principal only up to
                                          the date of the prepayment, instead of
                                          for a full month. However, principal
                                          prepayments will only be passed
                                          through to the certificateholders once
                                          a month on the distribution date that
                                          follows the prepayment period in which
                                          the prepayment was received by the
                                          applicable servicer. In the event the
                                          timing of any voluntary prepayments in
                                          full or in part would cause there to
                                          be less than one full month's
                                          interest, at the applicable net
                                          mortgage interest rates, available to
                                          be distributed to certificateholders
                                          with respect to the prepaid mortgage
                                          loans, the applicable servicer is
                                          obligated to pay an amount, without
                                          any right of reimbursement, for those
                                          shortfalls in interest collections
                                          payable on the certificates that are
                                          attributable to the difference between
                                          the interest paid by a mortgagor in
                                          connection with those voluntary
                                          principal prepayments in full or in
                                          part and thirty (30) days' interest on
                                          the prepaid mortgage loan, but in the
                                          case of certain servicers, only to the
                                          extent of one-half of the applicable
                                          monthly servicing fee for the related
                                          distribution date.

                                          If any servicer fails to make required
                                          compensating interest payments or the
                                          shortfall exceeds the limitation based
                                          on the monthly servicing fee for the
                                          related distribution date, there will
                                          be fewer funds available for the
                                          distribution of interest on the
                                          certificates. In addition, no
                                          compensating interest payments will be
                                          available to cover prepayment interest
                                          shortfalls resulting from types of
                                          voluntary prepayments specified herein
                                          for which the applicable servicer is
                                          not required to make a compensating
                                          interest payment or involuntary
                                          payments. See "The Agreements--
                                          Prepayment Interest Shortfalls" in
                                          this prospectus supplement. Such
                                          shortfalls of interest, if they result
                                          in the inability of the trust to pay
                                          the full amount of the current
                                          interest on the certificates, will
                                          result in a reduction of the yield on
                                          your certificates.

Payments in Full of a Balloon             Approximately 0.65% of the mortgage
Loan Depends on the                       loans will not be fully amortizing
Borrower's Ability to Refinance           over their terms to maturity and,
the Balloon Loan or Sell the              thus, will require substantial
Mortgaged Property                        principal payments, i.e., balloon
                                          payments, at their stated maturity.
                                          Mortgage loans with balloon payments
                                          involve a greater degree of risk
                                          because the ability of a borrower to
                                          make a balloon payment typically will
                                          depend upon its ability either to
                                          timely refinance the loan or to timely
                                          sell the related mortgaged property.
                                          The ability of a borrower to
                                          accomplish either of these goals will
                                          be affected by a number of factors,
                                          including:

                                               o    the level of available
                                                    interest rates at the time
                                                    of sale or refinancing;

                                               o    the borrower's equity in the
                                                    related mortgaged property;

                                               o    the financial condition of
                                                    the mortgagor;

                                               o    tax laws;

                                               o    prevailing general economic
                                                    conditions; and

                                               o    the availability of credit
                                                    for single family real
                                                    properties generally.


Delay in Receipt of Liquidation           Substantial delays could be
Proceeds; Liquidation                     encountered in connection with the
Proceeds May Be Less than                 liquidation of delinquent mortgage
the Mortgage Loan Balance                 loans in the trust. Further,
                                          reimbursement of advances made on a
                                          mortgage loan, liquidation expenses
                                          such as legal fees, real estate taxes,
                                          hazard insurance and maintenance and
                                          preservation expenses may reduce the
                                          portion of liquidation proceeds
                                          payable on the certificates. If a
                                          mortgaged property fails to provide
                                          adequate security for the mortgage
                                          loan, you will incur a loss on your
                                          investment if the credit enhancements
                                          are insufficient to cover the loss.

Interest Generated by the                 The weighted average of the interest
Mortgage Loans May Be                     rates on the mortgage loans is
Insufficient to Maintain the              expected to be higher than the
Required Level of                         pass-through rates on the LIBOR
Overcollateralization                     certificates. Interest on the mortgage
                                          loans, after taking into account
                                          certain payments received or paid by
                                          the trust pursuant to the interest
                                          rate swap agreement, is expected to
                                          generate more interest than is needed
                                          to pay interest owed on the LIBOR
                                          certificates and to pay certain fees
                                          and expenses of the trust. Any
                                          remaining interest generated by the
                                          mortgage loans will then be used to
                                          absorb losses that occur on the
                                          mortgage loans. After these financial
                                          obligations of the trust are covered,
                                          the available excess interest
                                          generated by the mortgage loans will
                                          be used to maintain the
                                          overcollateralization at the required
                                          level determined as described in this
                                          prospectus supplement. We cannot
                                          assure you, however, that enough
                                          excess interest will be generated to
                                          absorb losses or to maintain the
                                          required level of
                                          overcollateralization. The factors
                                          described below, as well as the
                                          factors described in the next Risk
                                          Factor, will affect the amount of
                                          excess interest that the mortgage
                                          loans will generate.

                                          Every time a mortgage loan is prepaid
                                          in full, excess interest may be
                                          reduced because the mortgage loan will
                                          no longer be outstanding and
                                          generating interest. In the event of a
                                          partial prepayment, the mortgage loan
                                          will be generating less interest.

                                          Every time a mortgage loan is
                                          liquidated or written off, excess
                                          interest may be reduced because those
                                          mortgage loans will no longer be
                                          outstanding and generating interest.

                                          If the rates of delinquencies,
                                          defaults or losses on the mortgage
                                          loans turn out to be higher than
                                          expected, excess interest will be
                                          reduced by the amount necessary to
                                          compensate for any shortfalls in cash
                                          available to make required
                                          distributions on the LIBOR
                                          certificates.

                                          The weighted average of the
                                          pass-through rates for the LIBOR
                                          certificates may increase as a result
                                          of changes in the one-month LIBOR
                                          index on which the pass-through rate
                                          of each of the LIBOR certificates is
                                          determined, or as a result of
                                          increases in the pass-through rates
                                          for the LIBOR certificates after the
                                          first distribution date on which the
                                          optional clean-up call is exercisable.
                                          Any increase in the amount of interest
                                          required to be applied to pay interest
                                          on the LIBOR certificates will reduce
                                          the amount of excess interest
                                          available to absorb losses or to
                                          maintain the required level of
                                          overcollateralization.

                                          All of the mortgage loans have
                                          interest rates that adjust based on an
                                          index that is different from the index
                                          used to determine the pass-through
                                          rates on the LIBOR certificates. In
                                          addition, the first adjustment of the
                                          interest rates for the mortgage loans
                                          will occur after an initial period of:
                                          in the case of approximately 6.33% of
                                          the mortgage loans, approximately two
                                          (2) years after the date of
                                          origination; in the case of
                                          approximately 9.84% of the mortgage
                                          loans, approximately three (3) years
                                          after the date of origination; in the
                                          case of approximately 73.97% of the
                                          mortgage loans, approximately five (5)
                                          years after the date of origination;
                                          in the case of approximately 7.58% of
                                          the mortgage loans, approximately
                                          seven (7) years after the date of
                                          origination; and in the case of
                                          approximately 2.28% of the mortgage
                                          loans, approximately ten (10) years
                                          after the date of origination. As a
                                          result, the pass-through rates on the
                                          LIBOR certificates may increase
                                          relative to the weighted average of
                                          the interest rates on the mortgage
                                          loans, or the pass-through rates on
                                          the LIBOR certificates may remain
                                          constant as the weighted average of
                                          the interest rates on the mortgage
                                          loans declines. In either case, this
                                          would require that more of the
                                          interest generated by the mortgage
                                          loans be applied to cover interest on
                                          the LIBOR certificates. The
                                          pass-through rates on the LIBOR
                                          certificates cannot exceed the
                                          weighted average interest rate of the
                                          mortgage loan pool less fees and
                                          expenses, adjusted for payments to or
                                          from the swap provider.

                                          As a result, the pass-through rates on
                                          the offered certificates may increase
                                          relative to the weighted average of
                                          the interest rates on the mortgage
                                          loans, or the pass-through rates on
                                          the offered certificates may remain
                                          constant as the weighted average of
                                          the interest rates on the mortgage
                                          loans declines. In either case, this
                                          would require that more of the
                                          interest generated by the mortgage
                                          loans be applied to cover interest on
                                          the offered certificates. The
                                          pass-through rates on the offered
                                          certificates cannot exceed the
                                          weighted average net interest rate of
                                          the mortgage loan pool or, if
                                          applicable, the mortgage loans in the
                                          related loan group, less fees and
                                          expenses.

                                          If prepayments, defaults and
                                          liquidations occur more rapidly on the
                                          mortgage loans with relatively higher
                                          interest rates than on the mortgage
                                          loans with relatively lower interest
                                          rates, the amount of excess interest
                                          generated by the mortgage loans will
                                          be less than would otherwise be the
                                          case.

                                          Investors in the offered certificates,
                                          and particularly the Class B1 and
                                          Class B2 certificates, should consider
                                          the risk that the
                                          overcollateralization may not be
                                          sufficient to protect your
                                          certificates from losses.

Effect of Interest Rates and              Each of the LIBOR certificates accrues
Other Factors on the                      interest at a pass-through rate based
Pass-Through Rates of the                 on one-month LIBOR plus a specified
LIBOR Certificates                        margin, but that pass-through rate is
                                          subject to certain limitations. Those
                                          limitations on the pass-through rates
                                          are based, in part, on the weighted
                                          average of the net interest rates on
                                          the mortgage loans adjusted for net
                                          payments to or from the swap provider.

                                          A variety of factors, in addition to
                                          those described in the previous Risk
                                          Factor, could limit the pass-through
                                          rates and adversely affect the yield
                                          to maturity on the offered
                                          certificates. Some of these factors
                                          are described below.

                                          As of the statistical calculation
                                          date, the interest rates on the
                                          mortgage loans are based on a
                                          six-month LIBOR index with respect to
                                          approximately 50.44% of the mortgage
                                          loans, a one-year LIBOR index with
                                          respect to approximately 49.51% of the
                                          mortgage loans or a one-year CMT index
                                          with respect to approximately 0.05% of
                                          the mortgage loans. All of these
                                          mortgage loans have periodic, minimum
                                          and maximum limitations on adjustments
                                          to their interest rates, and will have
                                          the first adjustment to their interest
                                          rates from two (2) to ten (10) years
                                          after the origination of those
                                          mortgage loans. As a result of the
                                          limit on the pass-through rates for
                                          the LIBOR certificates, the LIBOR
                                          certificates may accrue less interest
                                          than they would accrue if their
                                          pass-through rates were based solely
                                          on one-month LIBOR plus the specified
                                          margins.

                                          The six-month LIBOR, one-year LIBOR
                                          and one-year CMT indices may change at
                                          different times and in different
                                          amounts than one-month LIBOR. As a
                                          result, it is possible that interest
                                          rates on certain of the mortgage loans
                                          may decline while the pass-through
                                          rates on the LIBOR certificates are
                                          stable or rising. It is also possible
                                          that the interest rates on the
                                          mortgage loans and the pass-through
                                          rates for the LIBOR certificates may
                                          decline or increase during the same
                                          period, but that the pass-through
                                          rates on the LIBOR certificates may
                                          decline more slowly or increase more
                                          rapidly.

                                          The pass-through rates for the LIBOR
                                          certificates adjust monthly and are
                                          subject to maximum interest rate caps
                                          based on the weighted average net
                                          interest rate of the mortgage loans in
                                          the related group while the interest
                                          rates on the majority of mortgage
                                          loans adjust less frequently.
                                          Consequently, the limit on the
                                          pass-through rates for the LIBOR
                                          certificates may limit increases in
                                          the pass-through rates for those
                                          classes for extended periods in a
                                          rising interest rate environment.

                                          If prepayments, defaults and
                                          liquidations occur more rapidly on the
                                          mortgage loans with relatively higher
                                          interest rates than on the mortgage
                                          loans with relatively lower interest
                                          rates, the pass-through rates on the
                                          LIBOR certificates are more likely to
                                          be limited.

                                          If the pass-through rates on the LIBOR
                                          certificates are limited for any
                                          distribution date due to a cap based
                                          on the weighted average net interest
                                          rates of all or a portion of the
                                          mortgage loans (adjusted for net
                                          payments to or from the swap
                                          provider), the resulting interest
                                          shortfalls may be recovered by the
                                          holders of these certificates on the
                                          same distribution date or on future
                                          distribution dates on a subordinated
                                          basis to the extent that on that
                                          distribution date or future
                                          distribution dates there are available
                                          funds remaining after certain other
                                          distributions on the LIBOR
                                          certificates and the payment of
                                          certain fees and expenses of the
                                          trust. However, we cannot assure you
                                          that these funds will be sufficient to
                                          fully cover these shortfalls. See
                                          "Description of the Certificates--
                                          Distributions of Interest and
                                          Principal," "--Supplemental Interest
                                          Trust" and "--Interest Rate Swap
                                          Agreement" in this prospectus
                                          supplement.

The Weighted Average Lives                The weighted average lives of, and the
of, and the Yields to Maturity            yields to maturity on, the Class M1,
on, the Subordinated                      Class M2, Class M3, Class M4, Class
Certificates are Sensitive to             M5, Class M6, Class B1, Class B2 and
Mortgagor Defaults and                    Class B3 certificates will be
Losses on the Mortgage                    progressively more sensitive, in that
Loans                                     order, to the rate and timing of
                                          mortgagor defaults and the severity of
                                          ensuing losses on the mortgage loans.
                                          If the actual rate and severity of
                                          losses on the mortgage loans is higher
                                          than those assumed by an investor in
                                          such certificates, the actual yield to
                                          maturity of such certificates may be
                                          lower than the yield anticipated by
                                          such holder based on such assumption.
                                          The timing of losses on the mortgage
                                          loans will also affect an investor's
                                          actual yield to maturity, even if the
                                          rate of defaults and severity of
                                          losses over the life of the mortgage
                                          loans are consistent with an
                                          investor's expectations. In general,
                                          the earlier a loss occurs, the greater
                                          the effect on an investor's
                                          yield to maturity. Realized losses on
                                          the mortgage loans, to the extent they
                                          exceed the amount of
                                          overcollateralization following
                                          distributions of principal on the
                                          related distribution date, will reduce
                                          the certificate principal balance of
                                          the Class B3, Class B2, Class B1,
                                          Class M6, Class M5, Class M4, Class
                                          M3, Class M2 and Class M1
                                          certificates, in that order. As a
                                          result of such reductions, less
                                          interest will accrue on such class of
                                          certificates than would otherwise be
                                          the case.

                                          Once a realized loss on a mortgage
                                          loan is allocated to a certificate, no
                                          principal or interest will be
                                          distributable with respect to such
                                          written down amount and the holder of
                                          the certificate will not be entitled
                                          to reimbursements for such lost
                                          interest or principal even if funds
                                          are available for reimbursement,
                                          except to the extent of any subsequent
                                          recoveries received on liquidated
                                          mortgage loans after they have been
                                          liquidated. Any such funds will be
                                          allocated to the Class X certificates
                                          to the extent provided in the master
                                          servicing and trust agreement.

                                          Unless the aggregate certificate
                                          principal balances of the Class A
                                          certificates have been reduced to
                                          zero, the subordinated certificates
                                          will not be entitled to any principal
                                          distributions until February 2010 or a
                                          later date as provided in this
                                          prospectus supplement, or during any
                                          period in which delinquencies or
                                          cumulative losses on the mortgage
                                          loans exceed certain levels. As a
                                          result, the weighted average lives of
                                          the subordinated certificates will be
                                          longer than would otherwise be the
                                          case if distributions of principal
                                          were allocated among all of the
                                          certificates at the same time. As a
                                          result of the longer weighted average
                                          lives of the subordinated
                                          certificates, the holders of those
                                          certificates have a greater risk of
                                          suffering a loss on their investments.
                                          Further, because such certificates
                                          might not receive any principal if
                                          certain delinquency levels occur, it
                                          is possible for those certificates to
                                          receive no principal distributions
                                          even if no losses have occurred on the
                                          mortgage loan pool.

                                          In addition, the multiple class
                                          structure of the subordinated
                                          certificates causes the yield of such
                                          classes to be particularly sensitive
                                          to changes in the rates of prepayment
                                          of the mortgage loans. Because
                                          distributions of principal will be
                                          made to the holders of those
                                          certificates according to the
                                          priorities described in this
                                          prospectus supplement, the yield to
                                          maturity on the classes of
                                          subordinated certificates will be
                                          sensitive to the rates of prepayment
                                          on the mortgage loans experienced both
                                          before and after the commencement of
                                          principal distributions on those
                                          classes. The yield to maturity on such
                                          classes of certificates will also be
                                          extremely sensitive to losses due to
                                          defaults on the mortgage loans (and
                                          the timing of those losses), to the
                                          extent such losses are not covered by
                                          excess interest after taking into
                                          account certain payments received or
                                          paid by the trust pursuant to the
                                          interest rate swap agreement, the
                                          Class X certificates or a class of
                                          LIBOR certificates with a lower
                                          payment priority.

                                          Furthermore, as described in this
                                          prospectus supplement, the timing of
                                          receipt of principal and interest by
                                          the subordinated certificates may be
                                          adversely affected by losses even if
                                          such classes of certificates do not
                                          ultimately bear such loss.

                                          Finally, the effect on the market
                                          value of the subordinated certificates
                                          of changes in market interest rates or
                                          market yields for similar securities
                                          may be greater than for the Class A
                                          certificates.

Delinquent Mortgage Loans in              As of the cut-off date,0.08% of the
the Trust Could Increase the              mortgage loans were 30 to 59 days
Possibility                               delinquent. As a result, the mortgage
of Losses Suffered                        loan pool may bear more risk than a
By the Trust                              pool of mortage loans without It is
                                          possible that a delinquent mortgage
                                          loan will never become current or, if
                                          it does become current, that the
                                          mortgagor may become delinquent again.

                                          As a result of these factors, the
                                          mortgage loans may have increased
                                          delinquencies and losses as compared
                                          to other mortgage pools. To the extent
                                          not otherwise covered by credit
                                          enhancement, such increased
                                          delinquencies and losses may result in
                                          the reduction of amounts available for
                                          distribution on your certificates.

High Loan-to-Value Ratios                 Mortgage loans with higher original
Increase Risk of Loss                     loan-to-value ratios may present a
                                          greater risk of loss than mortgage
                                          loans with original loan-to-value
                                          ratios of 80% or below. Approximately
                                          3.24% of the group I mortgage loans
                                          and 0.41% of the group II mortgage
                                          loans had original loan-to-value
                                          ratios in excess of 80%. Although
                                          substantially all of the mortgage
                                          loans with original loan-to-value
                                          ratios in excess of 80% have primary
                                          mortgage insurance, we cannot assure
                                          you that the primary mortgage
                                          insurance coverage will be adequate to
                                          cover any losses that might be
                                          experienced by those mortgage loans.

                                          Additionally, the determination of the
                                          value of a mortgaged property used in
                                          the calculation of the loan-to-value
                                          ratios of the mortgage loans may
                                          differ from the appraised value of
                                          such mortgaged properties if current
                                          appraisals were obtained.

Your Yield Will be Affected by            Approximately 0.62%, 14.46%, 0.52% and
the Interest-Only Feature of              75.20% of the mortgage loans have an
Some of the Mortgage Loans                initial interest-only period of 3, 5,
                                          7, and 10 years, respectively. During
                                          this period, the payment made by the
                                          related mortgagor will be less than it
                                          would be if the principal of the
                                          mortgage loan was required to
                                          amortize. In addition, the mortgage
                                          loan principal balance will not be
                                          reduced because there will be no
                                          scheduled monthly payments of
                                          principal during this period. As a
                                          result, no principal payments will be
                                          made on the offered certificates with
                                          respect to these mortgage loans during
                                          their interest-only period unless
                                          there is a principal prepayment.

                                          After the initial interest-only
                                          period, the scheduled monthly payment
                                          on these mortgage loans will increase,
                                          which may result in increased
                                          delinquencies by the related
                                          mortgagors, particularly if interest
                                          rates have increased and the mortgagor
                                          is unable to refinance. In addition,
                                          losses may be greater on these
                                          mortgage loans as a result of there
                                          being no principal amortization during
                                          the early years of these mortgage
                                          loans. Although the amount of
                                          principal included in each scheduled
                                          monthly payment for a traditional
                                          mortgage loan is relatively small
                                          during the first few years after the
                                          origination of a mortgage loan, in the
                                          aggregate the amount can be
                                          significant. Any resulting
                                          delinquencies and losses, to the
                                          extent not covered by the applicable
                                          credit enhancement described in this
                                          prospectus supplement, will be
                                          allocated to the LIBOR certificates in
                                          reverse order of seniority.

                                          The use of mortgage loans with an
                                          initial interest-only period have
                                          increased in popularity in the
                                          mortgage marketplace, but historical
                                          performance data for interest-only
                                          mortgage loans is limited as compared
                                          to performance data for mortgage loans
                                          that amortize from origination. The
                                          performance of these mortgage loans
                                          may be significantly different from
                                          mortgage loans that amortize from
                                          origination. In particular, there may
                                          be a higher expectation by these
                                          mortgagors of refinancing their
                                          mortgage loans with a new mortgage
                                          loan, in particular, one with an
                                          initial interest-only period, which
                                          may result in higher or lower
                                          prepayment speeds than would otherwise
                                          be the case. In addition, the failure
                                          by the related mortgagor to build
                                          equity in the mortgaged property may
                                          affect the delinquency, loss and
                                          prepayment experience with respect to
                                          these mortgage loans.

Violation of Various Federal,             There has been an increased focus by
State and Local Laws May                  state and federal banking regulatory
Result in Losses on the                   agencies, state attorneys general
Mortgage Loans                            offices, the Federal Trade Commission,
                                          the U.S. Department of Justice, the
                                          U.S. Department of Housing and Urban
                                          Development and state and local
                                          governmental authorities on certain
                                          lending practices by some companies in
                                          the subprime industry, sometimes
                                          referred to as "predatory lending"
                                          practices. Sanctions have been imposed
                                          by state, local and federal
                                          governmental agencies for practices
                                          including, but not limited to,
                                          charging mortgagors excessive fees,
                                          imposing higher interest rates than
                                          the mortgagor's credit risk warrants
                                          and failing to adequately disclose the
                                          material terms of loans to the
                                          mortgagors.

                                          Applicable state and local laws
                                          generally regulate interest rates and
                                          other charges, require certain
                                          disclosure, impact closing practices,
                                          and require licensing of originators.
                                          In addition, other state and local
                                          laws, public policy and general
                                          principles of equity relating to the
                                          protection of consumers, unfair and
                                          deceptive practices and debt
                                          collection practices may apply to the
                                          origination, servicing and collection
                                          of the mortgage loans.

                                          The mortgage loans are also subject to
                                          federal laws, including:

                                          o    the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               under that Act, which require
                                               certain disclosures to the
                                               mortgagors regarding the terms of
                                               the mortgage loans;

                                          o    the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               under that Act, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                          o    the Fair Credit Reporting Act,
                                               which regulates the use and
                                               reporting of information related
                                               to the mortgagor's credit
                                               experience.

                                          Violations of certain provisions of
                                          these federal, state and local laws
                                          may limit the ability of the servicers
                                          to collect all or part of the
                                          principal of, or interest on, the
                                          mortgage loans and in addition could
                                          subject the trust to damages and
                                          administrative enforcement (including
                                          disgorgement of prior interest and
                                          fees paid). In particular, an
                                          originator's failure to comply with
                                          certain requirements of federal and
                                          state laws could subject the trust
                                          (and other assignees of the mortgage
                                          loans) to monetary penalties, and
                                          result in the obligors' rescinding the
                                          mortgage loans against either the
                                          trust or subsequent holders of the
                                          mortgage loans.

                                          Each responsible party has represented
                                          that each mortgage loan originated or
                                          acquired by it is in compliance with
                                          applicable federal, state and local
                                          laws and regulations. In addition,
                                          each responsible party has also
                                          represented to the effect that no
                                          mortgage loan is considered (a) a
                                          "high cost" mortgage loan under the
                                          Home Ownership and Equity Protection
                                          Act of 1994, or (b) a "high cost
                                          home," "threshold," "predatory" or
                                          "covered" loan (excluding "covered
                                          home loans" as defined under clause
                                          (1) of the definition of "covered home
                                          loans" in the New Jersey Home
                                          Ownership Security Act of 2002) under
                                          applicable state, federal or local
                                          laws. In the event of a breach of any
                                          of such representations, the
                                          applicable responsible party will be
                                          obligated to cure such breach or
                                          repurchase or replace the affected
                                          mortgage loan and the trust will be
                                          reimbursed for any and all costs,
                                          losses and damages associated with any
                                          violation of applicable state, federal
                                          or local anti-predatory or
                                          anti-abusive laws and regulations in
                                          the manner and to the extent described
                                          in this prospectus supplement.

The Responsible Parties May               Each responsible party has made
Not Be Able to Repurchase                 various representations and warranties
Defective Mortgage Loans                  related to the mortgage loans. Those
                                          representations are summarized in
                                          "Description of the Certificates--
                                          Representations and Warranties
                                          Relating to the Mortgage Loans" in
                                          this prospectus supplement.

                                          If a responsible party fails to cure a
                                          material breach of its representations
                                          and warranties with respect to any
                                          mortgage loan in a timely manner, then
                                          such responsible party would be
                                          required to repurchase the defective
                                          mortgage loan. It is possible that
                                          such responsible party may not be
                                          capable of repurchasing any defective
                                          mortgage loans, for financial or other
                                          reasons. The inability of such
                                          responsible party to repurchase
                                          defective mortgage loans would likely
                                          cause the mortgage loans to experience
                                          higher rates of delinquencies,
                                          defaults and losses. As a result,
                                          shortfalls in the distributions due on
                                          the certificates could occur.

The Transfer of Servicing                 As of the closing date, Avelo
May Result in Higher                      Mortgage, L.L.C. will not be servicing
Delinquencies and Defaults                a portion of the mortgage loans for
Which May Adversely Affect                which they will be ultimately
the Yield on Your Certificates            responsible for servicing. All
                                          transfers of servicing with respect to
                                          the remaining mortgage loans are
                                          expected to be completed as of
                                          February 15, 2007 (the "transfer
                                          date"). Prior to the transfer date,
                                          such mortgage loans will be serviced
                                          by various mortgage loan servicers on
                                          an interim basis. Although the
                                          transfer of servicing with respect to
                                          the mortgage loans to Avelo Mortgage,
                                          L.L.C. will be completed on the
                                          transfer date, all transfers of
                                          servicing involve the risk of
                                          disruption in collections due to data
                                          input errors, misapplied or
                                          misdirected payments, system
                                          incompatibilities, the requirement to
                                          notify the mortgagors about the
                                          servicing transfer, delays caused by
                                          the transfer of the related servicing
                                          mortgage files and records to the new
                                          servicer and other reasons. As a
                                          result of this servicing transfer or
                                          any delays associated with the
                                          transfer, the rate of delinquencies
                                          and defaults could increase at least
                                          for a period of time. We cannot assure
                                          you that there will be no disruptions
                                          associated with the transfer of
                                          servicing or that, if there are
                                          disruptions, they will not adversely
                                          affect the yield on your certificates.

An Interest Rate Swap                     The certificates represent an interest
Agreement is Subject to                   in a supplemental interest trust which
Counterparty Risk                         contains an interest rate swap
                                          agreement that will require the swap
                                          provider to make certain payments for
                                          the benefit of the holders of the
                                          LIBOR certificates. To the extent that
                                          payments on the LIBOR certificates
                                          depend in part on payments to be
                                          received under the interest rate swap
                                          agreement, the receipt of those
                                          payments on such certificates will be
                                          subject to the credit risk of the swap
                                          provider. See "Description of the
                                          Certificates--Interest Rate Swap
                                          Agreement" in this prospectus
                                          supplement.

The Credit Rating of the Swap             The swap provider under the interest
Provider Could Affect the                 rate swap agreement will have, as of
Rating of the Offered                     the closing date, a counterparty
Certificates                              rating of "Aaa" from Moody's Investors
                                          Service, Inc. and a credit rating of
                                          "AAA" from Standard & Poor's Ratings
                                          Services, a division of The McGraw
                                          Hill-Companies, Inc. (or has a
                                          guarantor that has such ratings). The
                                          ratings on the offered certificates
                                          are dependent in part upon the credit
                                          ratings of the swap provider. If a
                                          credit rating of the swap provider is
                                          qualified, reduced or withdrawn and a
                                          substitute counterparty is not
                                          obtained in accordance with the terms
                                          of the interest rate swap agreement,
                                          the ratings of the offered
                                          certificates may be qualified, reduced
                                          or withdrawn. As a result, the value
                                          and marketability of the offered
                                          certificates may be adversely
                                          affected. See "Description of the
                                          Certificates--Interest Rate Swap
                                          Agreement" in this prospectus
                                          supplement.

Effect on Yields Due to Rapid             Any payment payable to the swap
Prepayments; No Assurance                 provider under the terms of the
of Amounts Received Under                 interest rate swap agreement will
the Interest Rate Swap                    reduce amounts available for
Agreement                                 distribution to certificateholders,
                                          and may reduce the pass- through rates
                                          on the LIBOR certificates. In
                                          addition, certain swap termination
                                          payments arising under the interest
                                          rate swap agreement are payable to the
                                          swap provider on a senior basis and
                                          such payments may reduce amounts
                                          available for distribution to
                                          certificateholders. Under the terms of
                                          the interest rate swap agreement, the
                                          supplemental interest trust may owe a
                                          termination payment to the swap
                                          provider even if the supplemental
                                          interest trust is not the defaulting
                                          party. Any amounts received under the
                                          interest rate swap agreement will be
                                          applied as described in this
                                          prospectus supplement to pay interest
                                          shortfalls, maintain
                                          overcollateralization and cover
                                          losses. However, no swap related
                                          payments will remain in the
                                          supplemental interest trust unless the
                                          floating payment owed by the swap
                                          provider for a distribution date
                                          exceeds the fixed payment owed to the
                                          swap provider for that distribution
                                          date. This will not occur except in a
                                          period where one-month LIBOR (as
                                          determined pursuant to the interest
                                          rate swap agreement) exceeds 5.130%.
                                          We cannot assure you that any amounts
                                          will be received under the interest
                                          rate swap agreement, or that any such
                                          amounts that are received will be
                                          sufficient to cover interest
                                          shortfalls or losses on the mortgage
                                          loans, or to maintain required
                                          overcollateralization.

External Events May Increase              In response to previously executed and
the Risk of Loss on the                   threatened terrorist attacks in the
Mortgage Loans                            United States and foreign countries,
                                          the United States has initiated
                                          military operations and has placed a
                                          substantial number of armed forces
                                          reservists and members of the National
                                          Guard on active duty status. It is
                                          possible that the number of reservists
                                          and members of the National Guard
                                          placed on active duty status in the
                                          near future may increase. To the
                                          extent that a member of the military,
                                          or a member of the armed forces
                                          reserves or National Guard who are
                                          called to active duty, is a mortgagor
                                          of a mortgage loan in the trust, the
                                          interest rate limitation of the
                                          Servicemembers Civil Relief Act and
                                          any comparable state law, will apply.
                                          Substantially all of the
                                          mortgage loans have mortgage interest
                                          rates which exceed such limitation, if
                                          applicable. This may result in
                                          interest shortfalls on the mortgage
                                          loans, which, in turn will be
                                          allocated first to excess interest on
                                          the mortgage loans for the related
                                          distribution date, and thereafter to
                                          reduce the accrued interest on the
                                          LIBOR certificates on a pro rata
                                          basis. Any such allocation to the
                                          accrued interest on your certificates
                                          will result in a reduction in the
                                          yield on your certificates. None of
                                          the depositor, the sponsor, the
                                          underwriter, any responsible party,
                                          the master servicer, any servicer, the
                                          trustee, the securities administrator
                                          or any other party has taken any
                                          action to determine whether any of the
                                          mortgage loans would be affected by
                                          such interest rate limitation. See
                                          "Legal Aspects of the Mortgage
                                          Loans--Servicemembers Civil Relief Act
                                          and the California Military and
                                          Veterans Code" in the prospectus.

The Certificates Are                      The certificates will not represent an
Obligations of the Trust Only             interest in or obligation of the
                                          depositor, the sponsor, the
                                          underwriter, the servicers, the master
                                          servicer, the trustee, the responsible
                                          parties, the securities administrator
                                          or any of their respective affiliates.
                                          Neither the certificates nor the
                                          underlying mortgage loans will be
                                          guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by the depositor, the underwriter,
                                          the master servicer, the securities
                                          administrator, the sponsor, the
                                          servicers, the trustee, the
                                          responsible parties or any of their
                                          respective affiliates. Proceeds of the
                                          assets included in the trust will be
                                          the sole source of payments on the
                                          certificates, and there will be no
                                          recourse to the depositor, the
                                          sponsor, the underwriter, the
                                          servicers, the master servicer, the
                                          securities administrator, the trustee,
                                          the responsible parties or any other
                                          entity in the event that such proceeds
                                          are insufficient or otherwise
                                          unavailable to make all payments
                                          provided for under the certificates.

Your Investment May Not Be Liquid         The underwriter intends to make a
                                          secondary market in the offered
                                          certificates, but it will have no
                                          obligation to do so. We cannot assure
                                          you that such a secondary market will
                                          develop or, if it develops, that it
                                          will continue. Consequently, you may
                                          not be able to sell your certificates
                                          readily or at prices that will enable
                                          you to realize your desired yield. The
                                          market values of the certificates are
                                          likely to fluctuate; these
                                          fluctuations may be significant and
                                          could result in significant losses to
                                          you.

                                          The secondary markets for asset-backed
                                          securities have experienced periods of
                                          illiquidity and can be expected to do
                                          so in the future. Illiquidity means
                                          that there may not be any purchasers
                                          for the certificates you may purchase.
                                          Although any class of certificates may
                                          experience illiquidity, it is more
                                          likely that classes of certificates
                                          that are more sensitive to prepayment,
                                          credit or interest rate risk or that
                                          have been structured to meet the
                                          investment requirements of limited
                                          categories of investors, will
                                          experience illiquidity. You should
                                          consider that illiquidity may also
                                          result from legal or regulatory
                                          changes, or from the adoption or
                                          change of accounting rules,
                                          that affect some or all of the classes
                                          of the certificates generally or
                                          particular types of investors.
                                          Illiquidity can have a severely
                                          adverse effect on the prices of
                                          securities.

                                          The Class M4, Class M5, Class M6,
                                          Class B1 and Class B2 certificates
                                          will not constitute "mortgage related
                                          securities" for purposes of the
                                          Secondary Mortgage Market Enhancement
                                          Act of 1984, as amended. Accordingly,
                                          many institutions that lack the legal
                                          authority to invest in securities that
                                          do not constitute "mortgage related
                                          securities" will not be able to invest
                                          in those certificates, thereby
                                          limiting the market for those
                                          certificates. If your investment
                                          activities are subject to legal
                                          investment laws and regulations,
                                          regulatory capital requirements, or
                                          review by regulatory authorities, then
                                          you may be subject to restrictions on
                                          investment in the Class M4, Class M5,
                                          Class M6, Class B1 and Class B2
                                          certificates. You should consult your
                                          own tax, legal and financial advisors
                                          for assistance in determining the
                                          suitability of and consequences to you
                                          of the purchase, ownership, and sale
                                          of those certificates. See "Legal
                                          Investment" in this prospectus
                                          supplement and in the prospectus.

Increased Use of New                      In recent years, borrowers have
Mortgage Loan Products by                 increasingly financed their homes with
Borrowers May Result in a                 new mortgage loan products, which in
Decline in Real Estate Values             many cases have allowed them to
Generally                                 purchase homes that they might
                                          otherwise have been unable to afford.
                                          Many of these new products feature low
                                          monthly payments during the initial
                                          years of the loan that can increase
                                          (in some cases, significantly) over
                                          the loan term. There is little
                                          historical data with respect to these
                                          new mortgage loan products.
                                          Consequently, as borrowers face
                                          potentially higher monthly payments
                                          for the remaining terms of their
                                          loans, it is possible that, combined
                                          with other economic conditions such as
                                          increasing interest rates and
                                          deterioration of home values, borrower
                                          delinquencies and defaults could
                                          exceed anticipated levels. In that
                                          event, the certificates, and your
                                          investment in the securities, may not
                                          perform as you anticipate.

The Ratings on Your                       Each rating agency rating the offered
Certificates Could Be                     certificates may change or withdraw
Reduced or Withdrawn                      its initial ratings at any time in the
                                          future if, in its judgment,
                                          circumstances warrant a change. No
                                          person or entity is obligated to
                                          maintain the ratings at their initial
                                          levels. If a rating agency reduces or
                                          withdraws its rating on one or more
                                          classes of the offered certificates,
                                          the liquidity and market value of the
                                          affected certificates is likely to be
                                          reduced.

Value of Collateral Securing              Certain of the mortgage loans may be
Cooperative Loans May                     cooperative loans. In such cases, the
Diminish in Value                         cooperative (1) owns all the real
                                          property that comprises the project,
                                          including the land and the apartment
                                          building comprised of separate
                                          dwelling units and common areas or (2)
                                          leases the land generally by a long
                                          term ground lease and owns the
                                          apartment building. The cooperative is
                                          directly responsible for project
                                          management and, in most cases, payment
                                          of real estate taxes and hazard and
                                          liability insurance.

                                          If there is a blanket mortgage on the
                                          property and/or underlying land, as is
                                          generally the case, the cooperative,
                                          as project mortgagor, is also
                                          responsible for meeting these mortgage
                                          obligations. Ordinarily, the
                                          cooperative incurs a blanket mortgage
                                          in connection with the construction or
                                          purchase of the cooperative's
                                          apartment building. The interest of
                                          the occupants under proprietary leases
                                          or occupancy agreements to which the
                                          cooperative is a party are generally
                                          subordinate to the interest of the
                                          holder of the blanket mortgage in that
                                          building. If the cooperative is unable
                                          to meet the payment obligations
                                          arising under its blanket mortgage,
                                          the mortgagee holding the blanket
                                          mortgage could foreclose on that
                                          mortgage and terminate all subordinate
                                          proprietary leases and occupancy
                                          agreements. In addition, the blanket
                                          mortgage on a cooperative may provide
                                          financing in the form of a mortgage
                                          that does not fully amortize with a
                                          significant portion of principal being
                                          due in one lump sum at final maturity.
                                          The inability of the cooperative to
                                          refinance this mortgage and its
                                          consequent inability to make such
                                          final payment could lead to
                                          foreclosure by the mortgagee providing
                                          the financing. A foreclosure in either
                                          event by the holder of the blanket
                                          mortgage could eliminate or
                                          significantly diminish the value of
                                          any collateral held by the lender who
                                          financed the purchase by an individual
                                          tenant stockholder of cooperative
                                          shares or, in the case of a trust
                                          including cooperative loans, the
                                          collateral securing the cooperative
                                          loans. See "Legal Aspects of the
                                          Mortgage Loans--General--Cooperative
                                          Loans" in the prospectus.

Bankruptcy of the Depositor               The depositor and the sponsor may be
or the Sponsor may Delay or               eligible to become debtors under the
Reduce Collections on the                 United States Bankruptcy Code. If
Loans                                     either the depositor or the sponsor
                                          were to become a debtor under the
                                          United States Bankruptcy Code, the
                                          bankruptcy court could be asked to
                                          determine whether the mortgage assets
                                          that support the certificates
                                          constitute property of the debtor, or
                                          whether they constitute property of
                                          the issuing entity. If the bankruptcy
                                          court were to determine that the
                                          mortgage assets constitute property of
                                          the estate of the debtor, there could
                                          be delays in payments to the
                                          certificateholders of collections on
                                          the mortgage assets and/or reductions
                                          in the amount of the payments paid to
                                          certificateholders. The mortgage
                                          assets would not constitute property
                                          of the estate of the depositor or of
                                          the sponsor if the transfer of the
                                          mortgage assets from the sponsor to
                                          the depositor and from the depositor
                                          to the related issuing entity (the
                                          "transfers") are treated as true
                                          sales, rather than pledges, of the
                                          mortgage assets.

                                          The transactions contemplated by this
                                          prospectus supplement and the
                                          prospectus will be structured so that,
                                          if there were to be a bankruptcy
                                          proceeding with respect to the sponsor
                                          or the depositor, the transfers should
                                          be treated as true sales, and not as
                                          pledges. The mortgage assets should
                                          accordingly be treated as property of
                                          the related issuing entity and not as
                                          part of the bankruptcy estate of the
                                          depositor or the sponsor. In addition,
                                          the depositor is operated in a manner
                                          that should make it unlikely that it
                                          would become the subject of a
                                          bankruptcy filing.

                                          However, there can be no assurance
                                          that a bankruptcy court would not
                                          recharacterize the transfers as
                                          borrowings of the depositor or sponsor
                                          secured by pledges of the mortgage
                                          assets. Any request by the debtor (or
                                          any of its creditors) for such a
                                          recharacterization of the transfers,
                                          if successful, could result in delays
                                          in payments of collections on the
                                          mortgage assets and/or reductions in
                                          the amount of the payments paid to
                                          certificateholders, which could result
                                          in losses on the certificates. Even if
                                          a request to recharacterize the
                                          transfers were to be denied, delays in
                                          payments on the mortgage assets and
                                          resulting delays or losses on the
                                          certificates could result.

Servicing Fee May be                      Because the fees payable to the master
Insufficient to Engage                    servicer and the servicers may be
Replacement Master Servicer               based on a fee rate that is a
or Servicer                               percentage of the outstanding mortgage
                                          loan balances, no assurance can be
                                          made that such fee rate in the future
                                          will be sufficient to attract a
                                          replacement master servicer or
                                          replacement servicers to accept a
                                          successor appointment.

The Offered Certificates May              The offered certificates are not
Not Be Suitable Investments               suitable investments for any investor
                                          that requires a regular or predictable
                                          schedule of monthly payments or
                                          payment on any specific date. The
                                          offered certificates are complex
                                          investments that should be considered
                                          only by investors who, either alone or
                                          with their financial, tax and legal
                                          advisors, have the expertise to
                                          analyze the prepayment, reinvestment,
                                          default and market risk, the tax
                                          consequences of an investment and the
                                          interaction of these factors.

Risks Related to the Class R,             The holders of the residual
Class RC and Class RX                     certificates must include the taxable
Certificates                              income or loss of the related REMIC in
                                          determining their federal taxable
                                          income. Prospective investors are
                                          cautioned that the residual
                                          certificateholders' REMIC taxable
                                          income and the tax liability
                                          associated with the residual
                                          certificates may be substantial during
                                          certain periods, in which event the
                                          holders of the residual certificates
                                          must have sufficient sources of funds
                                          to pay such tax liability. Other than
                                          an initial distribution on the first
                                          distribution date, it is not
                                          anticipated that the residual
                                          certificateholders will receive
                                          distributions from the trust.

                                          Furthermore, it is anticipated that
                                          all or a substantial portion of the
                                          taxable income of the related REMIC
                                          includible by the holders of the
                                          residual certificates will be treated
                                          as "excess inclusion" income,
                                          resulting in (i) the inability of
                                          those holders to use net operating
                                          losses to offset such income, (ii) the
                                          treatment of such income as "unrelated
                                          business taxable income" to certain
                                          holders who are otherwise tax exempt
                                          and (iii) the treatment of such income
                                          as subject to 30% withholding tax to
                                          certain non-U.S. investors, with no
                                          exemption or treaty reduction.

                                          Under the provisions of the Internal
                                          Revenue Code of 1986 relating to
                                          REMICs, it is likely that the Class R
                                          certificates will be considered to be
                                          "non-economic residual interests,"
                                          with the result that transfers of them
                                          would be disregarded for federal
                                          income tax purposes if any significant
                                          purpose of the transferor was to
                                          impede the assessment or collection of
                                          tax. Nevertheless, the transferee
                                          affidavit used for transfers of both
                                          classes of residual certificates will
                                          require the transferee to affirm that
                                          it (i) historically has paid its debts
                                          as they come due and intends to do so
                                          in the future, (ii) understands that
                                          it may incur tax liabilities with
                                          respect to the residual certificates
                                          in excess of cash flows generated by
                                          them, (iii) intends to pay taxes
                                          associated with holding the residual
                                          certificates as such taxes become due,
                                          (iv) will not cause the income from
                                          the residual certificates to be
                                          attributable to a foreign permanent
                                          establishment or fixed base, within
                                          the meaning of an applicable income
                                          tax treaty, of the transferee or any
                                          other U.S. person and (v) will not
                                          transfer the residual certificates to
                                          any person or entity that does not
                                          provide a similar affidavit. The
                                          transferor must certify in writing to
                                          the securities administrator that, as
                                          of the date of transfer, it had no
                                          knowledge or reason to know that the
                                          affirmations made by the transferee
                                          pursuant to the preceding sentence
                                          were false. In addition, Treasury
                                          regulations provide alternatives for
                                          either paying the transferee of the
                                          residual certificates a formula
                                          specified minimum price or
                                          transferring the residual certificates
                                          to an eligible corporation under
                                          certain conditions in order to meet
                                          the safe harbor against the possible
                                          disregard of such transfer. Finally,
                                          residual certificates generally may
                                          not be transferred to a person who is
                                          not a U.S. person unless the income on
                                          those residual certificates is
                                          effectively connected with the conduct
                                          of a U.S. trade or business and the
                                          transferee furnishes the transferor
                                          and the securities administrator with
                                          an effective Internal Revenue Service
                                          Form W-8ECI. See "Federal Income Tax
                                          Consequences--Tax Treatment of REMIC
                                          Residual Interests--Non-Recognition of
                                          Certain Transfers for Federal Income
                                          Tax Purposes" in the prospectus.

                                          An individual, trust or estate that
                                          holds residual certificates (whether
                                          the residual certificates are held
                                          directly or indirectly through certain
                                          pass-through entities) also may have
                                          additional gross income with respect
                                          to such residual certificates but may
                                          be subject to limitations or
                                          disallowance of deductions for
                                          servicing fees on the loans and other
                                          administrative expenses properly
                                          allocable to such residual
                                          certificates in computing such
                                          holder's regular tax liability, and
                                          may not be able to deduct such fees or
                                          expenses to any extent in computing
                                          such holder's alternative minimum tax
                                          liability. The master servicing and
                                          trust agreement will require that any
                                          such gross income and such fees and
                                          expenses will be allocable to holders
                                          of the residual certificates in
                                          proportion to their respective
                                          ownership interests. See "Federal
                                          Income Tax Consequences--Tax Treatment
                                          of REMIC Residual Interests" and
                                          "--Special Considerations for

                                          Certain Types of Investors--
                                          Individuals and Pass-Through Entities"
                                          in the prospectus. In addition, some
                                          portion of the purchaser's basis, if
                                          any, in residual certificates may not
                                          be recovered until termination of the
                                          trust fund. Furthermore, Treasury
                                          regulations have been issued
                                          concerning the federal income tax
                                          consequences of any consideration paid
                                          to a transferee on a transfer of
                                          residual certificates. Any transferee
                                          of residual certificates receiving
                                          such consideration should consult its
                                          tax advisors regarding these
                                          regulations. See "Federal Income Tax
                                          Consequences--Special Considerations
                                          for Certain Types of Investors--
                                          Disposition of Residual Certificates"
                                          in the prospectus. Due to the special
                                          tax treatment of residual interests,
                                          the effective after-tax return of the
                                          residual certificates may be
                                          significantly lower than would be the
                                          case if the residual certificates were
                                          taxed as debt instruments and could be
                                          negative.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is December 1, 2006, unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of January 1, 2007. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

      The trust will primarily consist of approximately 3,303 conventional, Alt-A type, adjustable-rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 40 years, having an aggregate scheduled principal balance of approximately $1,057,016,749 as of the statistical calculation date. These mortgage loans have been divided into two groups: loan group I, consisting of 2,895 mortgage loans having an aggregate scheduled principal balance of approximately $937,038,707 as of the statistical calculation date and loan group II, consisting of 408 mortgage loans having an aggregate scheduled principal balance of approximately $119,978,042 as of the statistical calculation date. Approximately 43.26% of the mortgage loans (the "Countrywide Mortgage Loans") were acquired by the sponsor, Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the Depositor, from Countrywide Home Loans, Inc. ("Countrywide Home Loans"), approximately 50.27% of the mortgage loans (the "Conduit Mortgage Loans") were acquired by GSMC from various other mortgage loan sellers under the Goldman Sachs Mortgage Conduit Program (the "Conduit Program") and approximately 6.48% of the mortgage loans were acquired by GSMC from the one (1) other mortgage loan seller.

      GSMC purchases mortgage loans from pre-approved counterparties on a periodic basis. If practicable, GSMC will select mortgage loans originated by a single originator for inclusion in a particular transaction. GSMC purchased mortgage loans from Countrywide Home Loans on December 28, 2006 and on December 29, 2006, after conducting due diligence on the mortgage loan portfolios offered. GSMC selected all of the mortgage loans that were purchased from such originators on the above dates that had not been paid-off since such mortgage loans had been purchased for inclusion in the trust. GSMC purchases mortgage loans through the Conduit Program on a continuous basis.

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Countrywide Home Loans Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Underwriting Guidelines" below. In general, because such underwriting guidelines generally do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

      All of the mortgage loans in the trust are adjustable-rate mortgage loans. Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on a semi-annual or annual interest rate adjustment date (the "Adjustment Date") based on an index. The interest rates on the mortgage loans are based on a Six-Month LIBOR Loan Index, One-Year CMT Loan Index or One-Year LIBOR Loan Index (each, an "Index"). See "--The Indices" below. The first adjustment for approximately 6.33% of the mortgage loans will occur after an initial period of approximately two (2) years following origination; in the case of approximately 9.84% of the mortgage loans will occur after an initial period of approximately three (3) years following origination; in the case of approximately 73.97% of the mortgage loans will occur after an initial period of approximately five (5) years following origination; in the case of approximately 7.58% of the mortgage loans will occur after an initial period of approximately seven (7) years following origination; and in the case of approximately 2.28% of the mortgage loans will occur after an initial period of approximately ten (10) years following origination. On each Adjustment Date for a mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Index and a fixed percentage amount (the "Gross Margin"). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of the mortgage loan (the "Minimum Rate"). The Periodic Caps for the adjustable-rate mortgage loans are:

      o     1.000% for approximately 26.58% of the mortgage loans; and

      o     2.000% for approximately 73.42% of the mortgage loans.

      The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"), which ranges from 2.000% to 6.125% for all of the mortgage loans. Effective with the first monthly payment due on each mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

      In general, each mortgage loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

      All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a townhouse, cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

      As of the statistical calculation date, approximately 3.24% of the group I mortgage loans and 0.41% of the group II mortgage loans had original loan-to-value ratios in excess of 80%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. Substantially all of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan level, primary mortgage insurance. Primary mortgage insurance (sometimes referred to as "PMI") will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. The mortgage insurance policies are provided by GE (approximately 0.46%), PMI (approximately 0.42%), RMIC (approximately 0.31%) and all others (approximately 1.63%). Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.

      Approximately 0.70%, 15.06%, 0.54% and 74.88% of the group I mortgage loans have an interest-only term of 3, 5, 7 and 10 years, respectively, and approximately 9.78%, 0.32% and 77.74% of the group II mortgage loans have an interest-only term of 5, 7 and 10 years, respectively.

      Except for approximately 0.65% of the mortgage loans that are balloon loans, all of the mortgage loans are fully amortizing.

      Approximately 90.80% of the mortgage loans provide for payments of interest-only for a period of ranging from three (3) to ten (10) years following origination.

The Mortgage Loans

The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Scheduled Principal Balance:                                  $1,057,016,749
Number of Mortgage Loans:                                              3,303
Average Scheduled Principal Balance:                                $320,017
Percentage of Interest-Only Mortgage Loans:                           90.80%
Weighted Average Gross Interest Rate:                                 6.798%
Weighted Average Net Interest Rate(2):                                6.539%
Non-Zero Weighted Average Current FICO Score:                            705
Weighted Average Original LTV Ratio:                                  75.09%
Weighted Average Combined Original LTV Ratio:                         85.11%
Weighted Average Stated Remaining Term (months):                         359
Weighted Average Seasoning (months):                                       1
Weighted Average Months to Roll((3)):                                     57
Weighted Average Gross Margin((3)):                                    2.62%
Weighted Average Initial Rate Cap((3)):                                4.97%
Weighted Average Periodic Rate Cap((3)):                               1.73%
Weighted Average Gross Maximum Lifetime Rate((3)):                    12.27%
Percentage of Mortgage Loans with Silent Seconds:                     57.22%
Non-Zero Weighted Average Debt-to-Income Ratio:                       38.89%
Percentage of Loans with Mortgage Insurance:                           2.82%
----------
(1) All weighted averages calculated in this table are based on scheduled principal balances as of the statistical calculation date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

(3)   Represents the weighted average of the adjustable-rate mortgage loans.

      The scheduled principal balances of the mortgage loans range from approximately $29,400 to approximately $2,000,000. The mortgage loans had an average scheduled principal balance of approximately $320,017.

      The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 75.09% and approximately 2.92% of the mortgage loans have loan-to-value ratios at origination exceeding 80%.

      All of the mortgage loans are secured by first liens.

      No more than approximately 0.43% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, two (2) of the mortgage loans were 30 to 59 days delinquent. These mortgage loans had an aggregate scheduled balance of approximately $848,511.99 and represent approximately 0.08% of the mortgage pool as of the cut-off date. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

      The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

The group I mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Scheduled Principal Balance:                                      $937,038,707
Number of Mortgage Loans:                                                2,895
Average Scheduled Principal Balance:                                  $323,675
Percentage of Interest-Only Mortgage Loans:                             91.18%
Weighted Average Gross Interest Rate:                                   6.811%
Weighted Average Net Interest Rate(2):                                  6.551%
Non-Zero Weighted Average Current FICO Score:                              704
Weighted Average Original LTV Ratio:                                    76.52%
Weighted Average Combined Original LTV Ratio:                           87.41%
Weighted Average Stated Remaining Term (months):                           359
Weighted Average Seasoning (months):                                         1
Weighted Average Months to Roll((3)):                                       57
Weighted Average Gross Margin((3)):                                      2.64%
Weighted Average Initial Rate Cap((3)):                                  4.93%
Weighted Average Periodic Rate Cap((3)):                                 1.73%
Weighted Average Gross Maximum Lifetime Rate((3)):                      12.28%
Percentage of Mortgage Loans with Silent Seconds:                       61.44%
Non-Zero Weighted Average Debt-to-Income Ratio:                         39.43%
Percentage of Loans with Mortgage Insurance:                             3.13%
----------
(1) All weighted averages calculated in this table are based on scheduled principal balances as of the statistical calculation date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

      The scheduled principal balances of the group I mortgage loans range from approximately $29,400 to approximately $2,000,000. The group I mortgage loans had an average scheduled principal balance of approximately $323,675.

      The weighted average loan-to-value ratio at origination of the group I mortgage loans is approximately 76.52% and approximately 3.24% of the group I mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the group I mortgage loans are secured by first liens.

      No more than approximately 0.49% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, two (2) of the group I mortgage loans were 30 to 59 days delinquent. These mortgage loans had an aggregate scheduled balance of approximately $848,511.99 and represent approximately 0.09% of the group 1 mortgage pool as of the cut-off date. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

      The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

The group II mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Scheduled Principal Balance:                                      $119,978,042
Number of Mortgage Loans:                                                  408
Average Scheduled Principal Balance:                                  $294,064
Percentage of Interest-Only Mortgage Loans:                             87.84%
Weighted Average Gross Interest Rate:                                   6.702%
Weighted Average Net Interest Rate(2):                                  6.446%
Non-Zero Weighted Average Current FICO Score:                              712
Weighted Average Original LTV Ratio:                                    63.92%
Weighted Average Combined Original LTV Ratio:                           67.16%
Weighted Average Stated Remaining Term (months):                           359
Weighted Average Seasoning (months):                                         1
Weighted Average Months to Roll((3)):                                       63
Weighted Average Gross Margin((3)):                                      2.40%
Weighted Average Initial Rate Cap((3)):                                  5.29%
Weighted Average Periodic Rate Cap((3)):                                 1.79%
Weighted Average Gross Maximum Lifetime Rate((3)):                      12.18%
Percentage of Mortgage Loans with Silent Seconds:                       24.25%
Non-Zero Weighted Average Debt-to-Income Ratio:                         33.39%
Percentage of Loans with Mortgage Insurance:                             0.41%
----------
(1) All weighted averages calculated in this table are based on scheduled principal balances as of the statistical calculation date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

      The scheduled principal balances of the group II mortgage loans range from approximately $30,000 to approximately $1,950,000. The group II mortgage loans had an average scheduled principal balance of approximately $294,064.

      The weighted average loan-to-value ratio at origination of the group II mortgage loans is approximately 63.92% and 0.41% of the group II mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the group II mortgage loans are secured by first liens.

      No more than approximately 1.71% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, all of the group II mortgage loans were current. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

      The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

      Under the terms of the related mortgage notes, as of the statistical calculation date, approximately 41.68% of the group I mortgage loans and approximately 34.99% of the group II mortgage loans, each by aggregate unpaid principal balance, provide for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six (6) months to five (5) years from the date of origination of such mortgage loan, or during the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five (5) years. Prepayment Premiums collected from mortgagors, other than any Prepayment Premiums waived or retained by any servicer as permitted by the applicable servicing agreement, will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

      The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the trust or as otherwise set forth in the servicing agreements. The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any mortgage loan.

The Indices

      Each mortgage loan has an interest rate that adjusts based on an Index. The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "One-Year LIBOR Loan Index"). The Six-Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "Six-Month LIBOR Loan Index"). The One-Year CMT Loan Index is the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year (the "One-Year CMT Loan Index"). The One-Year CMT Loan Index will be generally determined forty-five days before the applicable Adjustment Date. In the event an Index is no longer available, the servicer will select a substitute Index in accordance with the applicable mortgage loan.

Countrywide Home Loans, Inc.

      Information relating to the underwriting guidelines of Countrywide Home Loans from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by Countrywide Home Loans.

Countrywide Home Loans Underwriting Guidelines

      The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale; or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General".

      With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program:

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

      General

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

      As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

      Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

      Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

      For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

      Standard Underwriting Guidelines

      Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

      Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

      The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

      The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

      Expanded Underwriting Guidelines

      Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

      Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

      Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

      In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

      The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

      Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

      Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Goldman Sachs Mortgage Conduit Program - (Alt-A, first liens)

      General

      The information set forth below has been provided by GSMC.

      GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

      Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

      Goldman Sachs Mortgage Conduit Underwriting Guidelines

      The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, credit and payment histories, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

      Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant information about the prospective borrower with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report typically summarizes the borrower's past credit experience with lenders and other debtors, including available public records such as bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

      Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (when verified or stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan (including taxes and insurance) and their other non housing obligations (such as installment and revolving loans). Generally, the ratio of total monthly obligations divided by total monthly gross income is less than or equal to 50%, with exceptions on a case-by-case basis. The exceptions are determined on the basis of various underwriting criteria, often including the amount of liquid assets available to the borrower after origination, and the borrower's prior credit history and demonstrated payment capacity.

      In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following documentation programs: "alt doc," "stated income/verified assets", "stated income/stated assets", "no ratio", "no income/verified assets" and "no doc." These documentation programs are designed to streamline the underwriting process.

      The "alt doc", "stated income/verified assets", "stated income/stated asset", "no ratio", "no income/verified assets" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

      Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 12 months of income documentation and 24 months of employment history must be provided. Bank statements may be used to verify income. Assets must be verified through documentation by the originating lender.

      Generally, under the "stated income/stated asset" program, the borrower's income is stated on the credit application but not verified by the originator. However, 24 months of employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

      Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the ""no income/verified assets" program, the borrower's income is neither stated nor verified. The current and prior source of income (i.e., employer) is neither stated nor verified. Assets are both stated and verified through documentation.

      Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

      The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


                Full Documentation and Alternative Documentation

-------------------------------------------------------------------------------------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
-------------------------------------------------------------------------------------------------------------
    Minimum         Maximum         Maximum      Maximum            Maximum        Maximum         Maximum
  FICO Score         LTV(1)          CLTV(1)      LTV(1)            CLTV(1)         LTV(1)         CLTV(1)
-------------------------------------------------------------------------------------------------------------
       680              97%            100%            95%            100%            90%             90%
-------------------------------------------------------------------------------------------------------------
       640              95             100             95             100             90              90
-------------------------------------------------------------------------------------------------------------
       620              90             100             80             100             80             100
-------------------------------------------------------------------------------------------------------------
       600              75              80             75              80             75              80
-------------------------------------------------------------------------------------------------------------
       580             N/A             N/A            N/A             N/A            N/A             N/A
-------------------------------------------------------------------------------------------------------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types and loan amount.

                Stated Income with Verified Assets Documentation

-------------------------------------------------------------------------------------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
-------------------------------------------------------------------------------------------------------------
    Minimum         Maximum         Maximum      Maximum            Maximum        Maximum         Maximum
  FICO Score         LTV(1)          CLTV(1)      LTV(1)            CLTV(1)         LTV(1)         CLTV(1)
-------------------------------------------------------------------------------------------------------------
      680               95%            100%            75%             90%            85%             85%
-------------------------------------------------------------------------------------------------------------
      660               90             100             75              90             85              85
-------------------------------------------------------------------------------------------------------------
      620               90             100             80             100             80             100
-------------------------------------------------------------------------------------------------------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
-------------------------------------------------------------------------------------------------------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

        Stated Income with Stated Assets / No Ratio with Verified Assets/
                  No Income with Verified Assets Documentation

-------------------------------------------------------------------------------------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
-------------------------------------------------------------------------------------------------------------
    Minimum         Maximum         Maximum      Maximum            Maximum        Maximum         Maximum
  FICO Score         LTV(1)          CLTV(1)      LTV(1)            CLTV(1)         LTV(1)         CLTV(1)
-------------------------------------------------------------------------------------------------------------
      680               95%            100%            80%            100%            80%            100%
-------------------------------------------------------------------------------------------------------------
      660               85             100             80             100             80              95
-------------------------------------------------------------------------------------------------------------
      640               85             100             75              95             80              95
-------------------------------------------------------------------------------------------------------------
      620               85             100             75              95            N/A             N/A
-------------------------------------------------------------------------------------------------------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
-------------------------------------------------------------------------------------------------------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

                                No Documentation

-------------------------------------------------------------------------------------------------------------
                        Owner Occupied                    2nd Home                  Non-Owner Occupied
-------------------------------------------------------------------------------------------------------------
    Minimum         Maximum         Maximum      Maximum            Maximum        Maximum         Maximum
  FICO Score         LTV(1)          CLTV(1)      LTV(1)            CLTV(1)         LTV(1)         CLTV(1)
-------------------------------------------------------------------------------------------------------------
      720               95%             95%            80%             95%            80%             95%
-------------------------------------------------------------------------------------------------------------
      700               90              90             80              95             80              95
-------------------------------------------------------------------------------------------------------------
      660               75              80             80              95             80              95
-------------------------------------------------------------------------------------------------------------
      620               80              95             80              95            N/A             N/A
-------------------------------------------------------------------------------------------------------------
      600              N/A             N/A            N/A             N/A            N/A             N/A
-------------------------------------------------------------------------------------------------------------

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

      An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. The Credit Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., a mortgagor with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the mortgagor. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                               THE MASTER SERVICER

General

      The information below has been provided by Wells Fargo Bank, National Association ("Wells Fargo"). None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers or the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

      Wells Fargo will act as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") under the master servicing and trust agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo acts as Master Servicer pursuant to the master servicing and trust agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by each servicer, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the master servicing and trust agreement and the servicing agreements. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as Master Servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

      Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      For information, with respect to the Master Servicer's liability under the master servicing and trust agreement and any indemnification that the Master Servicer will be entitled to from the trust, see "--Indemnification and Third Party Claims" in this prospectus supplement.

                          THE SECURITIES ADMINISTRATOR

General

      The information below has been provided by Wells Fargo. None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers, the Custodians, the Trustee or any of their respective affiliates has made any independent investigation of such information.

      Under the terms of the master servicing and trust agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo will also act as paying agent and certificate registrar for the certificates and will be responsible for executing on behalf of the Supplemental Interest Trust any interest rate swap agreement.

Compensation of the Master Servicer and the Securities Administrator

      As compensation for its activities as Master Servicer under the master servicing and trust agreement, the Master Servicer will be entitled to receive the master servicing fee which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicing float period (as defined in the master servicing and trust agreement) and paid to the Master Servicer as compensation for its activities under the master servicing and trust agreement. In the event the Master Servicer assumes the duties of any servicer under the applicable servicing agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such servicer under the related servicing agreement. The Securities Administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account, after payment of the Trustee fee.

      Under the terms of the master servicing and trust agreement, the Securities Administrator may withdraw from the distribution account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or the servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, as applicable, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims"; and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

      The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related servicing agreement or master servicing and trust agreement. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer, and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

      The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the master servicing and trust agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the trust constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

      The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement. The Depositor, the Securities Administrator and the Trustee will be required to immediately notify the Master Servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the Depositor, the Securities Administrator, the Trustee or the trust to indemnification by the Master Servicer under the master servicing and trust agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

      The trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the mortgage loan purchase agreements assigned to the trust, any agreement assigning any of the servicing agreements to the trust or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the master servicing and trust agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefore or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation on Liability of the Master Servicer

      Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee, the trust, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment. However, the Master Servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the Master Servicer, may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

      The Master Servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

      The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consent shall not be unreasonably withheld) and upon delivery to the Trustee and the Depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

      Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto. However, the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee assumes, or a successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer's responsibilities and obligations under the master servicing and trust agreement.

Master Servicer Events of Default; Waiver; Termination

      Under the terms of the master servicing and trust agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer:

(a) the failure by the Master Servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer;

(b) the failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of certificates evidencing at least 25% of the voting rights;

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e) the Master Servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days;

(f) except as otherwise set forth in the master servicing and trust agreement, the Master Servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the Trustee, the Securities Administrator and the Depositor; or

(g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

      By written notice, the Trustee may, with the consent of a majority of certificateholders, and shall if directed by a majority of certificateholders, waive any default by the Master Servicer in the performance of its obligations under the master servicing and trust agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

      So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause. Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

Assumption of Master Servicing by Trustee

      In the event the Master Servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the Trustee shall become the successor master servicer and assume all of the rights and obligations of the Master Servicer under the master servicing and trust agreement and under each servicing agreement under which the Master Servicer is acting as servicer. The Trustee, as successor master servicer, or any other successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the master servicing and trust agreement pursuant to which the Master Servicer has assumed the duties of a servicer, to the same extent as if such agreements had been assigned to the Trustee, as successor master servicer, or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement. To the extent the terminated Master Servicer fails to reimburse the Trustee for all such costs and expenses incurred as a result of the Trustee's assumption of the Master Servicer's obligations, duties and responsibilities under the master servicing and trust agreement, the Trustee will be entitled to be reimbursed from the trust fund and the Master Servicer shall reimburse the trust fund to the same extent.

      If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

                                  THE SERVICERS

General

      As of the statistical calculation date, Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as servicer for approximately 43.26% of the mortgage loans and two other servicers will act as servicers for approximately 11.27% of the mortgage loans. As of February 15, 2007, Avelo Mortgage, L.L.C. ("Avelo") will act as servicer for approximately 45.47% of the mortgage loans (certain of such mortgage loans will be serviced until that time by various mortgage loan servicers on an interim basis). No servicer will have any custodial responsibility for the trust assets.

      Although the Depositor is selling the mortgage loans to the trust on the closing date, with respect to certain of the mortgage loans, the Depositor or an affiliate of the Depositor has retained the right to terminate certain of the servicers of those mortgage loans without cause and transfer the servicing to a third party. The mortgage loans affected by this right will be serviced by Avelo and represent approximately 45.47% of the aggregate principal balance of the mortgage loans as of February 15, 2007. Should the Depositor choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor must provide thirty (30) days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

      If a servicer is terminated pursuant to the master servicing and trust agreement, the terminated servicer will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or the Securities Administrator will pay such costs from the trust fund.

      The information contained in this prospectus supplement with regard to the servicers has been provided by them. None of the Depositor, the sponsor, the Master Servicer, the Securities

Administrator, the underwriter, the Custodians or the Trustee or any of their respective affiliates has made any independent investigation of such information. The servicers will be required to service the mortgage loans in accordance with the applicable servicing agreement, each of which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement.

      We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for each of the servicers, if any. The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

Countrywide Home Loans Servicing LP

      General

      The information below has been provided by Countrywide Servicing.

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

      Countrywide Home Loans

      Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed- or adjustable-rate mortgage loans secured by single-family residences.

      Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

      Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated:

                                                                Consolidated Mortgage Loan Production
                                          ---------------------------------------------------------------------------------
                                          Ten Months                                                           Nine Months
                                            Ended                    Years Ended December 31,                     Ended
                                          December 31,  ----------------------------------------------------   September 30,
                                             2001           2002         2003          2004          2005          2006
                                          -----------  -----------   -----------   -----------  -----------    ------------
                                                         (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................     504,975       999,448     1,517,743       846,395      809,630        559,501
  Volume of Loans.......................    $ 76,432   $   150,110   $   235,868   $   138,845  $   167,675    $   109,872
     Percent of Total Dollar Volume.....       61.7%         59.6%         54.2%         38.2%        34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.......................     137,593       277,626       554,571       509,711      826,178        479,627
  Volume of Loans.......................    $ 22,209   $    61,627   $   136,664   $   140,580  $   225,217    $   148,652
     Percent of Total Dollar Volume.....       17.9%         24.5%         31.4%         38.7%        45.9%          44.5%
FHA/VA Loans
  Number of Loans.......................     118,734       157,626       196,063       105,562       80,528         65,618
  Volume of Loans.......................    $ 14,109   $    19,093   $    24,402   $    13,247  $    10,712    $     9,436
     Percent of Total Dollar Volume.....       11.4%          7.6%          5.6%          3.6%         2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................     164,503       316,049       453,817       587,046      683,887        519,895
  Volume of Loans.......................    $  5,639   $    11,650   $    18,103   $    30,893  $    42,706    $    35,229
     Percent of Total Dollar Volume.....        4.5%          4.6%          4.2%          8.5%         8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.......................      43,359        63,195       124,205       250,030      278,112        188,558
  Volume of Loans.......................    $  5,580   $     9,421   $    19,827   $    39,441  $    44,637    $    30,545
     Percent of Total Dollar Volume.....        4.5%          3.7%          4.6%         11.0%         9.1%           9.2%
Total Loans
  Number of Loans.......................     969,164     1,813,944     2,846,399     2,298,744    2,678,335      1,813,199
  Volume of Loans.......................    $123,969   $   251,901   $   434,864   $   363,006  $   490,947    $   333,734
  Average Loan Amount...................    $128,000   $   139,000   $   153,000   $   158,000  $   183,000    $   184,000
  Non-Purchase Transactions(1)..........         63%           66%           72%           51%          53%            53%
  Adjustable-Rate Loans(1)..............         12%           14%           21%           52%          52%            48%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

            (a)   collecting, aggregating and remitting mortgage loan payments;

            (b)   accounting for principal and interest;

            (c) holding escrow (impound) funds for payment of taxes and insurance;

            (d)   making inspections as required of the mortgaged properties;

            (e) preparation of tax related information in connection with the mortgage loans;

            (f)   supervision of delinquent mortgage loans;

            (g)   loss mitigation efforts;

            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            (i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

      Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Avelo Mortgage, L.L.C.

      General

      Avelo will be required to service the mortgage loans in accordance with the flow servicing agreement which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement. Avelo has provided the information below.

      History

      Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor, the Swap Provider and the sponsor. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

      Experience and Procedures of Avelo

      Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

      The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo's related systems such as its customer service interactive voice response unit and customer service website.

      All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers;
(iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

      Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

      During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

      A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

      Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

      Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

      Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of December 31, 2006, Avelo is servicing approximately $7,757,745,113 of mortgage loans.

      Avelo Rating Information

      Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

      Changes to Avelo's Policies and Procedures

      Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

                                   THE SPONSOR

      The sponsor is GSMC, a New York limited partnership. GSMC is the parent of the Depositor and an affiliate of the underwriter, the Swap Provider and Avelo. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:
GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

      GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

      As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, "scratch and dent" and re-performing loans, among others.

      GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of Alt-A mortgage loan securitizations sponsored by GSMC since 2004.

                         Year              Approximate Volume
                         ----              ------------------
                         2004                $3.8 billion
                         2005                $10.3 billion
                         2006                $20.5 billion

      GSMC acquires residential mortgage loans in two contexts:

            (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

            (2)   through conduit purchases.

      Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

      The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

      Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                             STATIC POOL INFORMATION

      Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable-rate Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five (5) years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five (5) years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

      In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

      The depositor is GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"). The Depositor is a wholly-owned subsidiary of the sponsor, and is an affiliate of the underwriter, the Swap Provider and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, GSAA Home Equity Trust 2007-1, the issuing entity, will be formed by the Depositor on the closing date pursuant to the master servicing and trust agreement. The issuing entity will be a New York common law trust and U.S. Bank National Association ("U.S. Bank") will serve as Trustee of the issuing entity and act on behalf of the issuing entity as required under the master servicing and trust agreement, as the issuing entity will not have any directors, officers or employees and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.

The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                 THE CUSTODIANS

      The Bank of New York Trust Company, National Association ("BNY"), Deutsche Bank National Trust Company ("Deutsche Bank") and U.S. Bank will each act as a custodian (each, a "Custodian") of certain of the mortgage loan files pursuant to the master servicing and trust agreement. Each Custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the certificateholders.

      The Bank of New York Trust Company, National Association

      The principal office of BNY in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number
(972) 785-5205.

      BNY segregates files for which it acts as custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

      Deutsche Bank National Trust Company

      The office of Deutsche Bank in its capacity as Custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number
(714) 247-6000.

      Deutsche Bank has performed this custodial role in numerous mortgage backed transactions since 1991. Deutsche Bank shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File (as such term is described further in the master servicing and trust agreement) in secure, fire-resistant facilities in accordance with customary standards for such custody. Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank's custody but they will be kept in shared facilities. However, Deutsche Bank's proprietary document tracking system will show the location within Deutsche Bank's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. Deutsche Bank may perform certain of its obligations through one or more third party vendors. However, Deutsche Bank shall remain liable for the duties and obligations required of it under the master servicing and trust agreement. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as a Custodian.

      U.S. Bank National Association

      The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

      As Custodian, U.S. Bank is responsible for holding certain Custodial Files on behalf of the Trustee. U.S. Bank will hold the Custodial Files in one of its custodial vaults, which are located in St. Paul, Minnesota. The Custodial Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the master servicing and trust agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the Custodial Files held on behalf of the Trustee. As of September 30, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

      For further information regarding the activities of the Custodians, see "Description of the Certificates--Delivery of Mortgage Loan Documents" in this prospectus supplement.

                                   THE TRUSTEE

      U.S. Bank will act as the trustee (the "Trustee") under the terms of the master servicing and trust agreement. The information in the following six paragraphs has been provided by U.S. Bank. None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the underwriter, the responsible parties, the servicers or any of their respective affiliates has made any independent investigation of such information.

      U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately
13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions. As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1027 issuances of Prime Mortgage-Backed Securities with an outstanding principal balance of approximately $466 billion.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The master servicing and trust agreement will be administered from U.S. Bank's corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005.

      U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of approximately $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

      On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

      On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

      The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement. The

Trustee's duties are limited solely to its express obligations under the master servicing and trust agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) executing any interest rate swap agreement; (iii) appointing any co-trustee or separate trustee; (iv) executing and delivering to the applicable servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by such servicer); (v) terminating any Custodian; (vi) providing any notifications of default; (vii) waiving any permitted defaults; and (viii) all other administrative functions as set forth under the master servicing and trust agreement. See "The Agreements" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

      On the closing date, the trust will be created and the Depositor will cause the trust to issue the certificates. The certificates will be issued in twenty classes, the Class 1A1, Class 1A2, Class 2A1A, Class 2A1B, Class A4A, Class A4B, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class B3, Class X, Class P, Class R, Class RC and Class RX certificates. Only the Class 1A1, Class 1A2, Class 2A1A, Class 2A1B, Class A4A, Class A4B, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class R, Class RC and Class RX certificates (collectively, the "Offered Certificates") will be offered under this prospectus supplement. The Class R, Class RC and Class RX certificates are sometimes referred to as the "Residual Certificates" in this prospectus supplement. The Offered Certificates (other than the Residual Certificates) and the Class B3 certificates are sometimes referred to as the "LIBOR Certificates" in this prospectus supplement. The Class A4A and Class A4B certificates are component classes and are sometimes referred to as the "Component Classes" in this prospectus supplement. Each Component Class constitutes a single class of certificates. The Components comprising each of the Class A4A and Class A4B certificates will not be separately transferable from such class and are not issued separately. The Class 1A1, Class 1A2, Class A4A (to the extent of the 1A3A component) and Class A4B (to the extent of the 1A3B component) certificates are sometimes referred to as the "Class 1A Certificates" in this prospectus supplement. The Class 2A1A, Class 2A1B, Class A4A (to the extent of the 2A2A component) and Class A4B (to the extent of the 2A2B component) certificates are sometimes referred to as the "Class 2A Certificates" in this prospectus supplement. The Class 1A and Class 2A Certificates are sometimes referred to as the "Class A Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the asset pool created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

      The asset pool will consist of:

            o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

            o such assets as from time to time are identified as REO property and related collections and proceeds;

            o assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement; and

            o     an interest rate swap agreement.

      The Class R, Class RC and Class RX certificates each will be issued as a single certificate in definitive form in a principal amount of $100.

      The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. For information regarding the issuance of certificates in book-entry form, see "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

      Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by Goldman, Sachs & Co.

      The Class 1A1, Class 1A2, Class A4A (to the extent of the 1A3A component) and Class A4B (to the extent of the 1A3B component) certificates will be paid primarily from the group I mortgage loans. The Class 2A1A, Class 2A1B, Class A4A (to the extent of the 2A2A component), Class A4B (to the extent of the 2A2B component), Class R, Class RC and Class RX certificates will be paid primarily from the group II mortgage loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates will be paid from all of the mortgage loans.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:


                   |   ----------------------------------   ^
                   |                                        |
                   |                Class R,                |
                   |                Class RC,               |
                   |                Class RX*               |
                   |    ----------------------------------  |
                   |                                        |
                   |        Class 1A1,     Class 2A1A,      |
                   |        Class 1A2,     Class 2A1B,      |
                   |          1A3A            2A2A          |
                   |       component,       component,      |
                   |          1A3B            2A2B          |
                   |       component**     component***     |
                   |    ----------------------------------  |
          Accrued  |                                        |
        certificate|                 Class M1               |
         interest, |    ----------------------------------  | Losses
           then    |                                        |
         principal |                 Class M2               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M3               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M4               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M5               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class M6               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class B1               |
                   |    ----------------------------------  |
                   |                                        |
                   |                 Class B2               |
                   V   ----------------------------------   |


* Principal distributions to the Class R, Class RC and Class RX certificates will be distributed concurrently. The Residual Certificates will not be entitled to any distributions of interest.


** Principal distributions to the Class 1A certificate group will be distributed
(x) to the Class 1A1 certificates until their class principal balance has been reduced to zero, (y) to the Class 1A2 certificates until their class certificate principal balance has been reduced to zero, and then (z) concurrently to the 1A3A and 1A3B Components, allocated pro rata based on their respective principal balances, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 1A3A and 1A3B Components will be allocated first to the 1A3A component until their principal balance has been reduced to zero, and then to the 1A3B component until their principal balance has been reduced to zero.


*** Principal distributions to the Class 2A certificate group will be distributed (x) concurrently to the Class 2A1A and Class 2A1B certificates, allocated pro rata based on their respective class certificate balances, until their respective class principal balances have been reduced to zero, and then
(y) concurrently to the 2A2A and 2A2B Components, allocated pro rata based on their respective principal balances, until their respective principal balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions (i) to the Class 2A1A and Class 2A1B certificates will be allocated first to the Class 2A1A certificates until their certificate principal balance has been reduced to zero, and then to the Class 2A1B certificates until their certificate principal balance has been reduced to zero and (ii) to the 2A2A and 2A2B Components will be allocated first to the 2A2A component until their principal balance has been reduced to zero, and then to the 2A2B component until their principal balance has been reduced to zero.


Book-Entry Registration

      The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation ("NSCC", "FICC" and "EMCC", also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book-entry certificates will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the certificates. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate or note representing such certificate. Unless and until physical certificates are issued, it is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

      An owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

      Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each certificate ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the certificates, except in the event that use of book-entry system for the certificates is discontinued.

      Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator or a paying agent on behalf of the Trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the certificates, and Beneficial Owners will be permitted to exercise the rights of the holders of the certificates only indirectly through DTC and its Direct Participants.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices shall be sent to DTC. If less than all of the certificates within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the certificates unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry certificates from the Securities Administrator through DTC and DTC Direct Participants. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the certificates. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to the certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the certificates.

      Beneficial Owners will not receive or be entitled to receive physical certificates for the certificates referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of the certificates only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the "Terms and Conditions") and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The Securities Administrator is responsible for making payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

      Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the Securities Administrator or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

      Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the master servicing and trust agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

      Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

      o we (or DTC) advise the Trustee and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the Securities Administrator is unable to locate a qualified successor, or

      o we notify the Trustee, the Securities Administrator and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any of the events specified in the related agreement, the Securities Administrator will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the certificates, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as certificateholders. Thereafter, distributions of principal of and interest on the certificates will be made by the Securities Administrator or a paying agent on behalf of the Securities Administrator directly to certificateholders in accordance with the procedures listed in this prospectus supplement and in the master servicing and trust agreement. The final distribution of any security (whether physical certificates or certificates registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      The Master Servicer, the Securities Administrator, the trust and the Trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for

DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The Residual Certificates will be issued as definitive certificates. The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the Securities Administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

      Pursuant to certain agreements described below, each responsible party sold their respective mortgage loans, without recourse, to GSMC. In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date. Pursuant to the master servicing and trust agreement, the Depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

      GSMC will also convey to the Depositor:

            o certain rights of GSMC with respect to the Countrywide Mortgage Loans under the master mortgage loan purchase agreement between Countrywide Home Loans and GSMC and the servicing agreement between Countrywide Servicing and GSMC, and certain rights of GSMC under such agreements, pursuant to an assignment, assumption and recognition agreement;

            o certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement; and

            o certain rights of GSMC with respect to the mortgage loans acquired from the one (1) other mortgage loan seller under the related mortgage loan purchase agreement or sale agreement, as applicable, and certain rights of GSMC under the related servicing agreement, in each case between GSMC and such servicer, pursuant to assignment, assumption and recognition agreements.

Delivery of Mortgage Loan Documents

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the Depositor will cause to be delivered to the applicable Custodian, on or before the closing date, certain documents listed below with respect to each mortgage loan held by it, which documents constitute the mortgage file. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

(a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company or closing attorney;

(d) except with respect to each MERS Designated Mortgage Loan, or as otherwise set forth in the master servicing and trust agreement, the intervening mortgage assignment(s), or copies (with respect to certain of the mortgage loans) certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

(e) except with respect to each MERS Designated Mortgage Loan, an original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments (with respect to certain of the mortgage loans), of each mortgage from the last endorsee in blank;

(f) originals, or certified copies in the case of the Conduit Mortgage Loans, of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g) an original or duplicate lender's title insurance policy; and

(h) except with respect to any Countrywide Mortgage Loans, any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the master servicing and trust agreement, each Custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each Custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

o all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o each mortgage note has been endorsed as provided in the master servicing and trust agreement.

      If a Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such Custodian is required to promptly notify the applicable responsible party, the applicable servicer and the Depositor in writing. The applicable responsible party, the applicable servicer or the Depositor, as the case may be, will be required to use reasonable efforts to cause to be remedied any material defect in a document constituting part of a mortgage file of which it is so notified by the applicable Custodian, except as set forth in the applicable mortgage loan purchase agreement. If, however, within the time period specified in the related mortgage loan purchase agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the Depositor of such defect, such responsible party has not caused the defect to be remedied, such responsible party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of such repurchased mortgage loan and being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law. The obligations of each applicable responsible parties to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the applicable mortgage loan purchase agreement or mortgage loan servicing agreement, each of the responsible parties made certain representations and warranties to GSMC as of the Original Sale Date regarding the mortgage loans transferred by it, which are summarized below. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the trust, as of the closing date. The representations and warranties relating to the mortgage loans include, but are not limited to:

(1) none of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

(2) to the best of the responsible party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

(3) the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

(4) the mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

(5) pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(6) any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

(7) the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(8) the mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

            (A) the lien of current real property taxes and assessments not yet due and payable;

            (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

            (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

(9) the mortgage note, the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

(10) except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

(11) except as identified, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach, violation or event which would permit acceleration;

(12) the mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

(13) to the best of the responsible party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

(14) the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(15) to the best of the responsible party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(16) the mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, such mortgage loan was underwritten pursuant to one of Countrywide Home Loans' streamline documentation programs, if any);

(17) none of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

(18) either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

(19) the origination and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

      Upon the discovery by any of the responsible parties, the servicers, the Master Servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan, mortgage loan purchase agreement, or servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trust in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days (or, either thirty (30) or sixty (60) days in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

o use its best efforts to promptly cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

      Pursuant to the applicable mortgage loan purchase agreement or seller's warranties and servicing agreement, as applicable, each responsible party may be required to repurchase any mortgage loan within ten (10) days of written notification of a mortgagor "early payment default"

(that, if applicable, the mortgagor failed to make its first or, if so specified in the related master loan purchase agreement or seller's warranties and servicing agreement, the second payment after the date that mortgage loan was purchased by GSMC from the related originator). It is possible that a mortgagor with respect to a mortgage loan transferred to the trust might have failed to make its first two payments after the date GSMC purchased that mortgage loan from such responsible party. In that circumstance, the Master Servicer on behalf of the Trustee, may direct such responsible party to repurchase that mortgage loan from the trust at the repurchase price described above.

      The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, each responsible party is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related servicer and the Trustee for any third party claims arising out of a breach by such responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable servicer, the Master Servicer, the Securities Administrator and the Trustee.

      In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of any responsible party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Payments on the Mortgage Loans

      Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days (48 hours in the case of certain servicers, as applicable) after receipt, amounts representing the payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

o all payments received on account of principal, including prepayments of principal on the related mortgage loans;

o all payments received on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

      No servicer will be permitted to commingle funds in the collection account with any other funds or assets.

      Pursuant to the master servicing and trust agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

      The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

but excluding the following:

(1) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(2) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(3) for such Servicer Remittance Date, the applicable aggregate servicing fee;

(4) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

(5) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

(6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(7) certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

(8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (1) through (8) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

Administration Fees

      As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee and trustee fee payable on each mortgage loan. On each Distribution Date, the Master Servicer, the Securities Administrator, the servicers, the Custodians, the Trustee, and any others receiving payment of fees or expenses, will be entitled to their fee and expenses prior to the certificateholders receiving any distributions. The master servicing fee, servicing fees and trustee fee for any Distribution Date for any mortgage loan will be an amount equal to the master servicing fee rate, the servicing fee rates or the trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee and the trustee fee as of the cut-off date:

                     Fee                          Per annum Fee Rate
          --------------------------       --------------------------------
              Master Servicing Fee           The investment income earned
                                             on amounts on deposit in the
                                             distribution account during
                                             the master servicing float
                                             period (as described in the
                                             master servicing and trust
                                             agreement)

              Servicing Fee                  0.250%

                                             0.200% (increasing to 0.375%
                                             after the initial interest
                                             rate adjustment date)

                                             0.250% (increasing to 0.375%
                                             after the initial interest
                                             rate adjustment date)

                                             0.375%

              Trustee Fee                    An amount remitted to the
                                             Trustee by Wells Fargo from
                                             compensation received in its
                                             capacity as Master Servicer
                                             and Securities Administrator

Distributions

      Distributions on the certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in February 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by wire transfer by authorized personnel in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the Securities Administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for these purposes.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1) to the Supplemental Interest Trust, Net Swap Payment Amounts and any Swap Termination Payments owed to the swap provider other than a Defaulted Swap Termination Payment;

(2) to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(3) to principal on the classes of LIBOR Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(4) to unpaid interest on the classes of LIBOR Certificates in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

(5) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount;

(6) any Defaulted Swap Termination Payment to the Supplemental Interest Trust;

(7) certain amounts of interest and principal to the Class X certificates; and

(8) any remaining amounts to the Residual Certificates;

in each case, subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

      For any Distribution Date, the "Pass-Through Rate" for each class of LIBOR Certificates (including the respective Components of the Component Classes) will be a per annum rate as set forth below:

           (a) for the Class 1A1 certificates equal to the least of (i) One-Month LIBOR plus 0.080% (0.160% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

           (b) for the Class 1A2 certificates equal to the least of (i) One-Month LIBOR plus 0.170% (0.340% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

           (c) for the Class 2A1A certificates equal to the least of (i) One-Month LIBOR plus 0.060% (0.120% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

           (d) for the Class 2A1B certificates equal to the least of (i) One-Month LIBOR plus 0.100% (0.200% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

           (e) for the Class A4A certificates, a pass-through rate based on the 1A3A and 2A2A Components;

           (f) for the Class A4B certificates, a pass-through rate based on the pass-through rates of the 1A3B and 2A2B Components;

           (g) for the 1A3A component equal to the lesser of (i) One-Month LIBOR plus 0.230% (0.460% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap (as defined below);

           (h) for the 1A3B component equal to the lesser of (i) One-Month LIBOR plus 0.250% (0.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap (as defined below);

           (i) for the 2A2A component equal to the lesser of (i) One-Month LIBOR plus 0.230% (0.460% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap (as defined below);

           (j) for the 2A2B component equal to the lesser of (i) One-Month LIBOR plus 0.250% (0.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap (as defined below);

           (k) for the Class M1 certificates equal to the lesser of (i) One-Month LIBOR plus 0.260% (0.390% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (l) for the Class M2 certificates equal to the lesser of (i) One-Month LIBOR plus 0.280% (0.420% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (m) for the Class M3 certificates equal to the lesser of (i) One-Month LIBOR plus 0.300% (0.450% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (n) for the Class M4 certificates equal to the lesser of (i) One-Month LIBOR plus 0.360% (0.540% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (o) for the Class M5 certificates equal to the lesser of (i) One-Month LIBOR plus 0.400% (0.600% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (p) for the Class M6 certificates equal to the lesser of (i) One-Month LIBOR plus 0.450% (0.675% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (q) for the Class B1 certificates equal to the lesser of (i) One-Month LIBOR plus 0.800% (1.200% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below);

           (r) for the Class B2 certificates equal to the lesser of (i) One-Month LIBOR plus 1.000% (1.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below); and

           (s) for the Class B3 certificates equal to the lesser of (i) One-Month LIBOR plus 2.000% (3.000% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap (as defined below).

      The "WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the mortgage loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      The "Loan Group I WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the group I mortgage loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate for loan group I if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      The "Loan Group II WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the group II mortgage loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate for loan group II if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the

Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

      Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payment Amounts or Net Swap Receipt Amounts will be allocated between loan groups based on the respective aggregate principal balances of the mortgage loans in each loan group.

      On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

         (i) to the holders of each class of LIBOR Certificates and to the Supplemental Interest Trust in the following order of priority:

           (a) to the Supplemental Interest Trust, the sum of (x) all net Swap Payment Amounts and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

           (b) concurrently,

                  (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class 1A certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 1A certificates, allocated pro rata based on their entitlement to those amounts; and

                  (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class 2A certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 2A certificates, allocated pro rata based on their entitlement to those amounts;

           provided, that if the Interest Remittance Amount for either group of mortgage loans is insufficient to make the related payments set forth in clause (1) or (2) above, any Interest Remittance Amount relating to the other group of mortgage loans remaining after making the related payments set forth in clause (1) or (2) above will be available to cover that shortfall;

           (c) from any remaining Interest Remittance Amounts, to the Class M Certificates, sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date; and

           (d) from any remaining Interest Remittance Amounts, to the Class B Certificates sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date;

      (ii) (A) on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

       (a) concurrently, to the Class R, Class RC and Class RX certificates, pro rata, from principal payments related to the group II mortgage loans, until their respective Class Certificate Balances have been reduced to zero;

       (b) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below, until their respective Class Certificate Balances have been reduced to zero; and

       (c) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

      (B)on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                   (a) to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below, until their respective Class Certificate Balances have been reduced to zero;

                   (b) to the Class M1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above and (y) the Class M1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (c) to the Class M2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above and to the Class M1 certificates in clause
                   (ii)(B)(b) above and (y) the Class M2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (d) to the Class M3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above and to the Class M2 certificates in clause
                   (ii)(B)(c) above and (y) the Class M3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (e) to the Class M4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to the Class M2 certificates in clause
                   (ii)(B)(c) above and to the Class M3 certificates in clause
                   (ii)(B)(d) above and (y) the Class M4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (f) to the Class M5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to the Class M2 certificates in clause
                   (ii)(B)(c) above, to the Class M3 certificates in clause
                   (ii)(B)(d) above and to the Class M4 certificates in clause
                   (ii)(B)(e) above and (y) the Class M5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (g) to the Class M6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to
                   the Class M2 certificates in clause (ii)(B)(c) above, to the Class M3 certificates in clause (ii)(B)(d) above and to the Class M4 certificates in clause (ii)(B)(e) above and to the Class M5 certificates in clause (ii)(B)(f) above and (y) the Class M6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (h) to the Class B1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to the Class M2 certificates in clause
                   (ii)(B)(c) above, to the Class M3 certificates in clause
                   (ii)(B)(d) above, to the Class M4 certificates in clause
                   (ii)(B)(e) above, to the Class M5 certificates in clause
                   (ii)(B)(f) above and to the Class M6 certificates in clause
                   (ii)(B)(g) above and (y) the Class B1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                   (i) to the Class B2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to the Class M2 certificates in clause
                   (ii)(B)(c) above, to the Class M3 certificates in clause
                   (ii)(B)(d) above, to the Class M4 certificates in clause
                   (ii)(B)(e) above, to the Class M5 certificates in clause
                   (ii)(B)(f) above, to the Class M6 certificates in clause
                   (ii)(B)(g) above and to the Class B1 certificates in clause
                   (ii)(B)(h) above and (y) the Class B2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                   (j) to the Class B3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                   (ii)(B)(a) above, to the Class M1 certificates in clause
                   (ii)(B)(b) above, to the Class M2 certificates in clause
                   (ii)(B)(c) above, to the Class M3 certificates in clause
                   (ii)(B)(d) above, to the Class M4 certificates in clause
                   (ii)(B)(e) above, to the Class M5 certificates in clause
                   (ii)(B)(f) above, to the Class M6 certificates in clause
                   (ii)(B)(g) above, to the Class B1 certificates in clause
                   (ii)(B)(h) above and to the Class B2 certificates in clause
                   (ii)(B)(i) above and (y) the Class B3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

      (iii) any available funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

       (a) if and to the extent that the Interest Remittance Amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B Certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause (i) above;

       (b) to the holders of the Class M1 certificates, any Unpaid Interest Amount for that class;

       (c) to the holders of the Class M2 certificates, any Unpaid Interest Amount for that class;

       (d) to the holders of the Class M3 certificates, any Unpaid Interest Amount for that class;

       (e) to the holders of the Class M4 certificates, any Unpaid Interest Amount for that class;

       (f) to the holders of the Class M5 certificates, any Unpaid Interest Amount for that class;

       (g) to the holders of the Class M6 certificates, any Unpaid Interest Amount for that class;

       (h) to the holders of the Class B1 certificates, any Unpaid Interest Amount for that class;

       (i) to the holders of the Class B2 certificates, any Unpaid Interest Amount for that class;

       (j) to the holders of the Class B3 certificates, any Unpaid Interest Amount for that class

       (k) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipt Amounts) for that Distribution Date;

       (l) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates and in the case of the Component Classes, among the related Components, with the allocation to the Class A certificates being allocated pro rata based on their Class Certificate Balances or component principal balances, as applicable; provided, that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates or any component is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate or component for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates (and with respect to the Component Classes, to the related Components) to the extent the other Class A Certificates (or Components) have any remaining unpaid Basis Risk Carry Forward Amounts;

       (m) if a 40-Year Trigger Event is in effect, then any remaining amounts will be distributed first, to the Class A Certificates, allocated in the applicable order of priority for such classes set forth under "Allocation of Principal Payments to Class A Certificates" below, and then sequentially to the Class M1, Class M2, Class, M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such Distribution Date so the 40-Year Trigger Event is no longer in effect, in each case, until their respective Class Certificate Balances have been reduced to zero;

       (n) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

       (o) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

       (p) to the holders of the Class R, Class RC and Class RX certificates, any remaining amount as set forth in the master servicing and trust agreement.

      On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

      If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Trust to pay principal as described under "--Supplemental Interest Trust" below, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates will be reduced, in inverse order of seniority (beginning with the Class B3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 or Class B3 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

      All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class 1A Certificate Group (i.e., the Class 1A1, Class 1A2, Class A4A (to the extent of the 1A3A component) and Class A4B (to the extent of the 1A3B component) certificates) and the Class 2A Certificate Group (i.e., the Class 2A1A, Class 2A1B, Class A4A (to the extent of the 2A2A component) and Class A4B (to the extent of the 2A2B component) certificates) based on the Class A Principal Allocation Percentage applicable to each Class A Certificate Group for that Distribution Date. However, if the Class Certificate Balances of the certificate classes and the principal balances of the Components in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Class A certificates in the other Class A Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

      Any payments of principal to the Class 1A Certificate Group will be made first from payments relating to the group I mortgage loans and any payments of principal to the Class 2A Certificate Group will be made first from payments relating to the group II mortgage loans.

      Any principal distributions allocated to the Class 1A Certificate Group are required to be distributed (a) sequentially, to the Class 1A1 and Class 1A2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero, and (b) concurrently, to the 1A3A and 1A3B Components, allocated pro rata, until their respective principal balances have been reduced to zero. However, so long as a Sequential Trigger Event is in effect, principal distributions to the 1A3A and 1A3B Components will be allocated sequentially, to the 1A3A and 1A3B Components, in that order, until their respective principal balances have been reduced to zero.

      Any principal distributions allocated to the Class 2A Certificate Group are required to be distributed (a) concurrently, to the Class 2A1A and Class 2A1B certificates, allocated pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero, and (b) concurrently, to the 2A2A and 2A2B Components, allocated pro rata, until their respective principal balances have been reduced to zero. However, so long as a Sequential Trigger Event is in effect, principal distributions (i) to the Class 2A1A and Class 2A1B certificates will be allocated sequentially, to the Class 2A1A and Class 2A1B certificates, in that order, until their respective Class Certificate Balances have been reduced to zero and (ii) to the 2A2A and 2A2B Components will be allocated sequentially, to the 2A2A and 2A2B Components, in that order, until their respective principal balances have been reduced to zero. A "Sequential Trigger Event" means, if (x) on any Distribution Date before the 37th Distribution Date, the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.550%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

      Notwithstanding the foregoing, in the event that the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances, except that so long as a Sequential Trigger Event is in effect principal allocated to the
(i) 1A3A and 1A3B Components will instead be allocated sequentially, to the 1A3A and 1A3B Components, in that order, until their respective principal balances have been reduced to zero, (ii) Class 2A1A and Class 2A1B certificates will instead be allocated sequentially, to the Class 2A1A and Class 2A1B certificates, in that order, until their respective Class Certificate Balances have been reduced to zero and (iii) 2A2A and 2A2B Components will instead be allocated sequentially, to the 2A2A and 2A2B Components, in that order, until their respective principal balances have been reduced to zero.

Supplemental Interest Trust

      On any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date will be deposited into a trust account established by the Securities Administrator and held by a separate trust (the "Supplemental Interest Trust") as part of the asset pool held under the master servicing and trust agreement. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

                   (A) to the Swap Provider, the sum of (x) all Net Swap Payment
               Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

                   (B) to the certificateholders, to pay Accrued Certificate
               Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                   (C) to the certificateholders, to pay principal as described in clause (ii)(A) and clause (ii)(B) of "--Distributions of Interest and Principal" above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

                   (D) to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in clauses
               (iii)(a) through (iii)(l) above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                   (E) to the Swap Provider, any Defaulted Swap Termination
               Payment owed to the Swap Provider for that Distribution Date; and

                   (F) to the holders of the Class X certificates, any remaining amounts.

      The Supplemental Interest Trust will not be an asset of any Trust REMIC.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates. The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

      The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

      If, on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Loan Group I WAC Cap, the Loan Group II WAC Cap or the WAC Cap, as applicable, the sum of (x) the excess, if any, of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "Basis Risk Carry Forward Amount" for those classes of certificates.

      Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Account, with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

      In the event the Class Certificate Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Pursuant to the master servicing and trust agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, to be held in trust as part of the trust fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any Trust REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement. Holders of the LIBOR Certificates will be entitled to receive payments, to the extent described in this prospectus supplement, from the Excess Reserve Fund Account pursuant to the master servicing and trust agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Trust in the priority specified in "--Supplemental Interest Trust" above.

Interest Rate Swap Agreement

      On the closing date, the Securities Administrator on behalf of the Supplemental Interest Trust will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P. (the "Swap Provider"). The Swap Provider is a Delaware limited partnership and its business is primarily in derivative instruments. The Swap Provider will have a counterparty rating of not less than "Aa3" from Moody's and a credit rating of not less than "AA-" from S&P (or has a guarantor that has such ratings). The Swap Provider is an affiliate of GSMC, the Depositor and Avelo.

      The Significance Percentage of the interest rate swap agreement will be less than 10% as of the Closing Date (as defined below). The Significance Percentage is calculated by reference to the "Significance Estimate" of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the mortgage loans.

      Under the interest rate swap agreement, with respect to the first sixty
(60) Distribution Dates, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at a rate of 5.130% (on an actual/360 basis) per annum, and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of One-Month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount set forth on Annex II to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first sixty (60) Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a "Net Swap Payment Amount") thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first sixty (60) Distribution Dates, the Swap Provider will owe a net payment to the Supplemental Interest Trust on the business day preceding such Distribution Date (each, a "Net Swap Receipt Amount") and the amount received by the Supplemental Interest Trust under the interest rate swap agreement will increase the amount available to make payments on the certificates.

      All net payments due to the Swap Provider under the interest rate swap agreement will be paid by the Supplemental Interest Trust, which will receive distributions from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under "--Distributions of Interest and Principal" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider will be paid by the Supplemental Interest Trust from distributions received from the Securities Administrator on a subordinated basis. However, to the extent any payments are received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the Master Servicer and Securities Administrator acting as the trustee of the Supplemental Interest Trust, and the Supplemental Interest Trust will pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

      A "Swap Termination Payment" is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the interest rate swap agreement as a result of an early termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

      o  failure to pay;

      o  bankruptcy and insolvency events; and

      o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

      Early termination events under the interest rate swap agreement include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable);

      o a tax event (which generally relates to the Swap Provider to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

      o a tax event upon merger (which generally relates to the Swap Provider receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger); and

      o  upon the exercise of the Optional Clean-up Call.

      "Defaulted Swap Termination Payment" means any termination payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

      In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor, if applicable) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor, if applicable) has a rating of at least "BBB-" or "A-3," by S&P and at least "A1" by Moody's or, S&P or Moody's withdraws its ratings of the Swap Provider; and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

      (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

      (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

      (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

      (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

      It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor, if applicable,) has a rating of less that BBB- or A-3, if applicable, by S&P or less than "A1" by Moody's and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").

      Finally, it shall also be an additional termination event under the interest rate swap agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB"), to provide any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated swap provider. If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Provider Swap Termination Payment.

      If the Supplemental Interest Trust is unable to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in January 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Provider.

Overcollateralization Provisions

      The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "Overcollateralized Amount" as of that Distribution Date. The master servicing and trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "Specified Overcollateralized Amount" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

      In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "Excess Overcollateralized Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and
(y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all net amounts required to be paid to the Swap Provider on that Distribution Date.

Reports to Certificateholders

      On each Distribution Date the Securities Administrator will be required to make available to the Depositor and each holder of a LIBOR Certificate a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the servicers, containing the following information:

o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust on such Distribution Date;

o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust;

o the Class Certificate Balance of each class of certificates and the notional amount of the Class P certificates after giving effect to the distribution of principal on such Distribution Date;

o the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

o the amount of the expenses and fees paid to or retained by the servicers and paid to or retained by the Securities Administrator with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

o the amount of the expenses and fees paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

o the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

o the amount of P&I advances included in the distribution on such Distribution Date and the aggregate amount of P&I advances reported by the servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

o     the number and aggregate outstanding principal balances of mortgage loans
      (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

o for each of the preceding twelve (12) calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the due dates in each such month and (B) delinquent sixty (60) days or more on each of the due dates in each such month;

o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

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o     whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans sixty (60) or more days delinquent);

o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

o the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

o     the Overcollateralized Amount and Specified Overcollateralized Amount;

o     Prepayment Premiums collected by or paid by the servicers;

o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

o     the amount distributed on the Class X and Class P certificates;

o     the amount of any Subsequent Recoveries for such Distribution Date;

o     the Record Date for such Distribution Date;

o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

o material breaches of mortgage loan representations of warranties of which the Trustee, Master Servicer or any servicer has knowledge or received written notice; and

o material breaches of any covenants under the master servicing and trust agreement of which the Trustee, Master Servicer or any servicer has received written notice.

      The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600). The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the trust through the EDGAR system. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

      Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such

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filings will be made under the name of the Issuing Entity and under the
Securities and Exchange Commission file number 333-132809-47.

      The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                                 THE AGREEMENTS

General

      This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this prospectus supplement.

Servicing Standard

      Avelo and Countrywide Servicing will act as the primary servicers of the mortgage loans under their respective servicing agreements. In addition, there will be two other servicers who will service the applicable mortgage loans under their respective servicing agreements. See "The Servicers" in this prospectus supplement.

      In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the servicing agreements, and in accordance with the terms of the master servicing and trust agreement.

Subservicers

      Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the master servicing and trust agreement unless such subservicer complies with all servicing requirements set forth in the applicable servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the master servicing and trust agreement, in the event that such servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default (as defined below)).

      Each servicer will remain obligated and primarily liable to the trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the master servicing and trust agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such servicer alone were servicing and administering the mortgage loans. Each servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such servicer's compensation is sufficient to pay the subservicer fees.

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Servicing and Trustee Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. As of the cut-off date, the servicing fee will be equal to 0.250% per annum with respect to approximately 50.19% of the mortgage loans, 0.200% per annum (increasing to 0.375% per annum after the initial interest rate adjustment date) with respect to approximately 6.41% of the mortgage loans, 0.250% per annum (increasing to 0.375% per annum after the initial interest rate adjustment date) with respect to approximately 36.90% of the mortgage loans and 0.375% per annum with respect to approximately 6.50% of the mortgage loans. See "Administration Fees" in this prospectus supplement. In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, escrow account benefits, modification fees, reinstatement fees or similar items (other than Prepayment Premiums). Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account, as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

      As compensation for its activities as Trustee under the master servicing and trust agreement, the Trustee will be entitled to the Trustee fee which will be remitted to the Trustee by the Securities Administrator in the manner and amount as set forth under the master servicing and trust agreement. The Trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator. See "Administration Fees" in this prospectus supplement.

P&I Advances and Servicing Advances

      Each servicer is required to make P&I Advances on the related Servicer Remittance Date with respect to each mortgage loan it services, subject to such servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by any servicer are reimbursable to such servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding such servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if the applicable servicer fails to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement. No servicer (nor the Master Servicer, as successor servicer, the Trustee as successor master servicer or any other successor master servicer, if applicable) will be obligated to make any advances of principal on any REO property. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

      Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to its determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o the maintenance, preservation, restoration, inspection and protection of the mortgaged property;

o     enforcement or judicial proceedings, including foreclosures;

o the execution and recording of instruments of satisfaction, deeds of reconveyance or assignments of mortgage to the extent not recoverable from the related mortgagor; and

o     certain other customary amounts described in the servicing agreements.

      These servicing advances by the servicers (and the Master Servicer as successor servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

      Each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

      No servicer (or Master Servicer or any successor master servicer (including the Trustee), if applicable) will be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of the applicable servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

      In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the Master Servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments. The amount of compensating interest payable by each servicer ("Compensating Interest") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days' interest on

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the related mortgage loans, but only to the extent of its servicing fee, or half its servicing fee in the case of certain of the servicers, for the related Distribution Date.

Servicer Reports

      As set forth in the servicing agreements, the assignment, assumption and recognition agreements and the master servicing and trust agreement, as applicable, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the Securities Administrator (or as set forth in the related assignment, assumption and recognition agreement or servicing agreement, as applicable) a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date. In addition, each servicer and the Master Servicer will be required to deliver to the Securities Administrator, the Trustee and the Depositor an annual report relating to the mortgage loans and the mortgaged properties as well as an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable servicing agreement and the master servicing and trust agreement has been made under the supervision of the officer and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the applicable servicing agreement, assignment assumption and recognition agreement or master servicing and trust agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

      Each year, commencing in March 2008, on or prior to a date to be specified in the applicable servicing agreement or the master servicing and trust agreement, as applicable, each servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and the Custodians, for so long as the Depositor is required to file annual reports on Form 10-K on behalf of the issuing entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      You may obtain copies of these statements and reports without charge upon written request to the Depositor at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the related mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable servicing agreement, a servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such servicer's reasonable and prudent determination such waiver is not materially adverse to the trust. Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

      Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the mortgagor of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

      Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated (or, if permitted in the applicable underlying servicing agreement, use its "best efforts") to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If the applicable servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by such servicer as additional servicing compensation.

Hazard Insurance

      Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable servicing agreement. As set forth above, all amounts collected by the servicers under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with the applicable servicer's normal servicing procedures or as further set forth in the applicable servicing agreement, to the extent they constitute net Liquidation Proceeds, Condemnation

Proceeds or Insurance Proceeds, will ultimately be deposited in the applicable collection account. The ability of each servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

      With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

      In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

      With respect to the Conduit Mortgage Loans, the applicable servicer shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

      Certain of the servicers, in accordance with the applicable servicing agreement, will be required to foreclose upon, or otherwise reasonably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such servicers will follow such practices as it deems necessary or advisable and as are in keeping with such servicer's general loan servicing activities and in accordance with the applicable servicing agreement. However, such servicer will not expend its own funds in connection with such foreclosure or other conversion or restoration of any property unless such servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such servicer.

      The Depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

The Trustee, the Securities Administrator and the Custodians

      The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the master servicing and trust agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the servicers. The master servicing and trust agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and each Custodian arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement and interest rate swap agreement.

Servicer Events of Default

      An event of default ("Servicer Event of Default") under a servicing agreement will occur if:

(1) the related servicer fails to remit any required payments under the servicing agreement, which failure continues unremedied for the period of time specified in the servicing agreement after the Trustee, the Securities Administrator or the Master Servicer notifies such servicer of such failure;

(2) the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for the applicable period of time specified in the related servicing agreement, after the date on which notice of such failure, requiring the failure to be remedied, shall have been given to such servicer by the Trustee, the Master Servicer or the Securities Administrator (the date of delivery of such notice, the "Notice Date"); provided, however, that in the case of a failure that cannot be cured within the period of time specified in the applicable servicing agreement, in the case of certain breaches the applicable the cure period may be extended if such servicer can demonstrate to the reasonable satisfaction of the Trustee, the Master Servicer or the Securities Administrator that such failure can be cured and such servicer is diligently pursuing remedial action;

(3) the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of certain servicers, such failure continues unremedied for a period of thirty (30) days);

(4) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving a servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of the applicable servicer sub-servicing the Conduit Mortgage Loans) or the related servicer takes certain actions indicating its insolvency;

(5) the related servicer admits in writing its inability to pay its obligations as they become due (and in the case of certain servicers, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days);

(6) the related servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located for more than thirty (30) days after receiving notice from any person thereof;

(7) with respect to certain servicers under the applicable servicing agreement, any reduction, withdrawal or qualification of the servicing credit of any servicer by any rating agency which results in the inability of such servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any such rating agency;

(8) the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in the applicable servicing agreement; or

(9) with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles; or

(10) the related servicer fails to provide certain annual certifications in accordance with, and as further described under, the applicable servicing agreement; or

(11) the related servicer fails to deliver certain data in accordance with, and as further described under, the applicable servicing agreement.

Rights upon Servicer Event of Default

      So long as a Servicer Event of Default under any servicing agreement remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement. In the event any servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such servicer under the applicable servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to the related servicer under the applicable servicing agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to any servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

      Any successor to any servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as a servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

      The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

      The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the Trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Termination; Optional Clean-Up Call

      On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, Avelo, at its option, may purchase, or, if Avelo is no longer acting as a servicer of any of the mortgage loans, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of (such event, the "Auction Call"), the mortgage loans and all other property of the trust on a non-recourse basis with no representations or warranties of any nature whatsoever. The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee shall make reasonable efforts to sell all of the property of the trust fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee, as directed by the Depositor or Master Servicer, will sell all of the property of the trust fund to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that,
(i) the sale price will not be less than Par Value as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three
(3) prospective purchasers (which may include the majority Class X certificateholder) and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such purchase or sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the purchase or sale over Par Value (such excess, the "Fair Market Value Excess") will be distributed to the holders of the LIBOR Certificates in accordance with the order of priorities set forth under "Distribution of the Certificates--Distributions" in this prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the master servicing and trust agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the trust fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

      Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the purchase by Avelo or the exercise by the Depositor of its option to request the Master Servicer to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date.

      The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by any servicer); or
(ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; provided, however, that in no event will the trust established by the master servicing and trust agreement terminate later than twenty-one (21) years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

      The master servicing and trust agreement requires the Securities Administrator to send a notice of final distribution to the applicable certificateholders in the event that there are no outstanding mortgage loans and no other funds or assets in the trust other than the funds in the collection account. The Securities Administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the record date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      Upon final deposit with respect to the trust and the receipt by the Securities Administrator and the Custodians of a request for release of the mortgage loan files, the Master Servicer will be required to direct the Custodians to promptly release the applicable mortgage loan files.

      Upon presentation and surrender of the certificates, the Securities Administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the master servicing and trust agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six (6) months after the date specified in the notice of final distribution, the Securities Administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six (6) months after the second notice all the applicable certificates have not been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust. If within one (1) year after the second notice all certificates have not been surrendered for cancellation, the Class RC certificateholders will be entitled to all unclaimed funds and other assets of the trust.

Certain Matters Regarding the Depositor and the Trustee

      The master servicing and trust agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

      The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

      Neither the Depositor nor the Trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the master servicing and trust agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and
(ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust.

Amendment

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, to add to the duties of the parties to the master servicing and trust agreement or to conform the master servicing and trust agreement to the prospectus and this prospectus supplement provided to investors with the initial offering of the certificates. The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Securities Administrator or the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66 2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Servicers

      Except as provided in the servicing agreements, no servicer may assign its servicing agreement or, if applicable, the servicing under such servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

      No servicer may resign from its obligations and duties under the applicable servicing agreement except by mutual consent of such servicer and the Master Servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer. Any such determination permitting the resignation of any servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such servicer's responsibilities and obligations in the manner provided in the applicable servicing agreement.

      With respect to certain of the mortgage loans, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as such entity is a Fannie Mae and Freddie Mac approved servicer.

      Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if any servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under the applicable servicing agreement or delegates all or any portion of its duties under the applicable servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate the applicable servicing agreement upon notice to the related servicer.

      Except as described herein under "The Servicers--General", the Master Servicer is prohibited from terminating any servicer without cause.

      Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the trust for any action taken or for refraining from taking any action in good faith pursuant to the applicable servicing agreement, or for errors in judgment. However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the applicable servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the mortgage loans in accordance with the applicable servicing agreement and which in its opinion may involve it in any expense or liability. However, each servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it. In such event, such servicer will be entitled to reimbursement from the trust of the reasonable legal expenses and costs of such action. Additionally, the trust will be required to indemnify the servicers for certain liabilities, costs and expenses incurred by the servicers as set forth in the servicing agreements.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("Prepayment Assumption") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 30% per annum.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (the "Structuring Assumptions"):

o     the closing date for the certificates occurs on January 30, 2007;

o distributions on the certificates are made on the 25th day of each month, commencing in February 2007, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

o prepayments include thirty (30) days' interest on the related mortgage loan;

o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed);

o the Specified Overcollateralized Amount is as specified in this prospectus supplement;

o (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the related Index (subject to the applicable periodic cap and applicable maximum rate), (b) the Six-Month LIBOR Loan Index remains constant at 5.37688%, the One-Year LIBOR Loan Index remains constant at 5.34000% and the One-Year CMT Loan Index remains constant at 5.02000% and (c) the scheduled monthly payment on the mortgage loans is adjusted in the month immediately following the next rate Adjustment Date to equal a fully amortizing payment (in some cases, following the interest-only period);

o     One-Month LIBOR remains constant at 5.32000%;

o     no Swap Termination Payments are paid or received by the trust;

o the Expense Fee Rate on the mortgage loans is as specified in this prospectus supplement;

o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

o the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this prospectus supplement (or, in the case of the Class B-3 certificates, as set forth under "Summary Information" in this prospectus supplement);

o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

o the assumed mortgage loans have the approximate characteristics described below:



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1      543,618.49   6.87500     6.62500      0.25000    0.25000        357           357           0            3
  1      100,940.42   6.75000     6.50000      0.25000    0.25000        354           474           0            6
  1    5,486,350.92   6.42919     6.17919      0.25000    0.25000        358           240          120           2
  1    1,793,550.00   6.78752     6.53752      0.25000    0.25000        358           240          120           2
  1      140,311.86   8.37500     8.12500      0.25000    0.25000        359           359           0            1
  1      566,047.95   8.37500     8.12500      0.25000    0.25000        359           359           0            1
  1      434,302.21   7.12500     6.87500      0.25000    0.25000        358           358           0            2
  1      292,466.54   7.25000     7.00000      0.25000    0.25000        358           478           0            2
  1    2,399,600.00   6.75639     6.50639      0.25000    0.25000        358           240          120           2
  1      431,280.00   8.25000     8.00000      0.25000    0.25000        358           240          120           2
  1    1,952,670.00   7.79232     7.54232      0.25000    0.25000        358           240          120           2
  1    1,112,400.56   7.95642     7.58142      0.37500    0.37500        358           358           0            2
  1      427,641.31   7.12000     6.74500      0.37500    0.37500        357           478           0            3
  1       91,865.46   7.59000     7.21500      0.37500    0.37500        358           358           0            2
  1      398,408.89   8.00894     7.63394      0.37500    0.37500        357           357           0            3
  1      515,980.94   8.58105     8.20605      0.37500    0.37500        357           357           0            3
  1      621,088.49   7.61574     7.24074      0.37500    0.37500        357           357           0            3
  1      119,041.45   8.06000     7.68500      0.37500    0.37500        358           358           0            2
  1    1,694,316.22   7.37737     7.00237      0.37500    0.37500        358           358           0            2
  1      540,912.14   7.24407     6.86907      0.37500    0.37500        357           357           0            3
  1      494,397.53   6.59000     6.21500      0.37500    0.37500        357           477           0            3
  1      423,683.73   7.20632     6.83132      0.37500    0.37500        358           478           0            2
  1    3,461,870.87   7.78781     7.41281      0.37500    0.37500        358           300          60            2
  1      301,600.00   7.62347     7.24847      0.37500    0.37500        358           300          60            2
  1      816,400.00   6.72158     6.34658      0.37500    0.37500        358           300          60            2
  1      904,759.99   7.70111     7.32611      0.37500    0.37500        358           300          60            2
  1      506,831.47   7.66984     7.29484      0.37500    0.37500        358           300          60            2
  1      252,000.00   7.50000     7.12500      0.37500    0.37500        357           300          60            3
  1      175,920.00   6.91000     6.53500      0.37500    0.37500        358           300          60            2
  1    7,683,649.74   7.11914     6.74414      0.37500    0.37500        358           300          60            2
  1    8,951,963.27   6.90938     6.53438      0.37500    0.37500        358           300          60            2
  1    2,849,634.99   7.33528     6.97783      0.35745    0.35745        358           240          120           2
  1      154,400.00   8.49000     8.11500      0.37500    0.37500        358           240          120           2
  1    1,459,689.91   7.18379     6.81845      0.36534    0.36534        358           240          120           2
  1      919,892.82   7.52260     7.14760      0.37500    0.37500        358           240          120           2
  1    3,325,745.80   7.76942     7.39442      0.37500    0.37500        358           240          120           2
  1    3,622,291.00   7.08450     6.72344      0.36106    0.36106        358           240          120           2
  1      946,984.73   7.69298     7.49298      0.20000    0.37500        358           358           0            2
  1      599,737.26   6.50000     6.30000      0.20000    0.37500        479           479           0            1
  1      716,741.00   6.35304     6.10304      0.25000    0.25000        359           324          36            1
  1    2,665,420.00   6.04727     5.84727      0.20000    0.37500        359           324          36            1
  1    1,462,192.00   6.68957     6.48957      0.20000    0.37500        355           324          36            5
  1      440,000.00   7.87500     7.67500      0.20000    0.37500        357           324          36            3
  1   24,768,807.52   6.22983     6.02983      0.20000    0.37500        359           240          120           1
  1    4,561,536.00   5.54874     5.34874      0.20000    0.37500        359           240          120           1
  1   14,082,489.16   6.17127     5.92051      0.25076    0.42576        359           240          120           1
  1      995,120.00   6.00000     5.80000      0.20000    0.37500        360           240          120           0
  1      452,000.00   6.25000     6.05000      0.20000    0.37500        478           360          120           2
  1    4,651,608.52   6.83251     6.58251      0.25000    0.25000        358           358           0            2

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_1YR   2.25000      117     12.87500    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   1.87380      114     11.75000    1.87380     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000      118     11.42919    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000      118     12.78752    2.25000     6.00000     2.00000        12
  1   LIBOR_6MO   2.25000      119     14.37500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.75000      119     13.37500    3.37500     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000      118     13.12500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000      118     13.25000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000      118     12.20521    2.25000     5.44882     1.44882        6
  1   LIBOR_6MO   2.25000      118     13.25000    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.37003      118     13.23475    2.55007     5.44243     1.44243        6
  1   LIBOR_6MO   6.83575       22     13.95642    6.83575     3.00000     1.00000        6
  1   LIBOR_6MO   6.12000       21     13.12000    6.12000     3.00000     1.00000        6
  1   LIBOR_6MO   7.00000       22     13.59000    7.00000     3.00000     1.00000        6
  1   LIBOR_6MO   7.00894       21     14.00894    7.00894     3.00000     1.00000        6
  1   LIBOR_6MO   7.58105       21     14.58105    7.58105     3.00000     1.00000        6
  1   LIBOR_6MO   6.61574       21     13.61574    6.61574     3.00000     1.00000        6
  1   LIBOR_6MO   7.06000       22     14.06000    7.06000     3.00000     1.00000        6
  1   LIBOR_6MO   6.37737       22     13.37737    6.51880     3.00000     1.00000        6
  1   LIBOR_6MO   5.47070       21     13.24407    5.47070     3.00000     1.00000        6
  1   LIBOR_6MO   5.59000       21     12.59000    5.59000     3.00000     1.00000        6
  1   LIBOR_6MO   6.20632       22     13.20632    6.20632     3.00000     1.00000        6
  1   LIBOR_6MO   6.75088       22     13.78781    6.79340     3.00000     1.00000        6
  1   LIBOR_6MO   6.09629       22     13.62347    6.09629     3.00000     1.00000        6
  1   LIBOR_6MO   5.72158       22     12.72158    5.72158     3.00000     1.00000        6
  1   LIBOR_6MO   6.70111       22     13.70111    6.70111     3.00000     1.00000        6
  1   LIBOR_6MO   6.66984       22     13.66984    6.66984     3.00000     1.00000        6
  1   LIBOR_6MO   6.50000       21     13.50000    6.50000     3.00000     1.00000        6
  1   LIBOR_6MO   5.91000       22     12.91000    5.91000     3.00000     1.00000        6
  1   LIBOR_6MO   6.11892       22     13.11914    6.20294     3.00000     1.00000        6
  1   LIBOR_6MO   5.90938       22     12.90938    5.94468     3.00000     1.00000        6
  1   LIBOR_6MO   4.42695       22     13.33528    4.42695     3.94315     1.31438        6
  1   LIBOR_6MO   7.49000       22     14.49000    7.49000     3.00000     1.00000        6
  1   LIBOR_6MO   2.28864       22     13.18379    2.28864     5.76817     1.92272        6
  1   LIBOR_6MO   6.52260       22     13.52260    6.52260     3.00000     1.00000        6
  1   LIBOR_6MO   6.79799       22     13.76942    6.89662     3.00000     1.00000        6
  1   LIBOR_6MO   4.65262       22     13.08450    4.65262     3.43729     1.14576        6
  1   LIBOR_1YR   2.25000       34     13.69298    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.50000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.35304    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.04727    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       31     12.68957    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       33     13.87500    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.22983    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     11.54874    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.31664       35     12.17127    2.31664     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       36     12.00000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       34     12.25000    2.25000     2.00000     2.00000        12
  1   LIBOR_6MO   3.02719       34     12.83251    3.23020     5.13751     1.81762        6

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1      101,505.90   6.37500     6.12500      0.25000    0.25000        359           359           0            1
  1      467,296.00   6.51340     6.19293      0.32047    0.32047        358           358           0            2
  1      658,000.00   6.25000     6.05000      0.20000    0.37500        357           324          36            3
  1    6,903,813.47   6.81610     6.54917      0.26693    0.26693        358           300          60            2
  1      166,400.00   7.44000     7.19000      0.25000    0.25000        358           300          60            2
  1      152,000.00   7.99000     7.74000      0.25000    0.25000        358           300          60            2
  1      380,000.00   7.19000     6.94000      0.25000    0.25000        358           300          60            2
  1      148,500.00   8.62500     8.37500      0.25000    0.25000        358           300          60            2
  1      419,999.99   7.88690     7.63690      0.25000    0.25000        357           300          60            3
  1    6,895,785.28   6.93459     6.68459      0.25000    0.25000        358           240          120           2
  1    2,320,000.00   6.68696     6.48696      0.20000    0.37500        358           240          120           2
  1    1,264,000.00   6.82832     6.57832      0.25000    0.25000        359           240          120           1
  1      120,000.00   7.39000     7.14000      0.25000    0.25000        358           240          120           2
  1    1,376,000.00   6.98765     6.73765      0.25000    0.25000        359           240          120           1
  1      455,200.00   7.87500     7.62500      0.25000    0.25000        358           240          120           2
  1      776,000.00   6.99000     6.79000      0.20000    0.37500        358           240          120           2
  1      211,850.00   6.62500     6.37500      0.25000    0.25000        359           240          120           1
  1       95,174.17   7.12500     6.87500      0.25000    0.37500        352           352           0            8
  1      408,534.94   6.50000     6.25000      0.25000    0.25000        355           300          60            5
  1    3,595,933.84   6.97030     6.72030      0.25000    0.25000        358           358           0            2
  1    4,096,630.86   6.74953     6.49953      0.25000    0.37500        358           358           0            2
  1      114,933.50   5.50000     5.25000      0.25000    0.37500        476           476           0            4
  1      285,753.76   6.75000     6.50000      0.25000    0.37500        359           359           0            1
  1      159,602.22   6.75000     6.50000      0.25000    0.25000        354           474           0            6
  1      690,497.14   6.97860     6.72860      0.25000    0.25000        359           359           0            1
  1      539,075.56   6.53545     6.28545      0.25000    0.37500        357           357           0            3
  1      106,187.69   6.87500     6.62500      0.25000    0.25000        355           475           0            5
  1      519,010.63   6.25000     6.00000      0.25000    0.37500        358           358           0            2
  1    9,876,653.93   6.35593     6.10593      0.25000    0.25000        357           300          60            3
  1   47,294,054.38   6.43397     6.18397      0.25000    0.37500        357           300          60            3
  1    6,011,738.84   6.62207     6.32471      0.29736    0.42236        357           300          60            3
  1      265,468.00   6.37500     6.12500      0.25000    0.37500        357           300          60            3
  1    2,334,110.17   6.94297     6.69297      0.25000    0.37500        357           300          60            3
  1    1,787,368.45   7.15792     6.75882      0.39910    0.52410        356           300          60            4
  1   31,033,792.69   6.86507     6.61507      0.25000    0.25000        358           240          120           2
  1   83,753,177.03   6.71081     6.45601      0.25480    0.37980        358           240          120           2
  1      912,800.00   6.91203     6.66203      0.25000    0.25000        357           240          120           3
  1      674,438.00   7.13146     6.88146      0.25000    0.37500        358           240          120           2
  1   28,652,991.83   6.18796     5.93120      0.25676    0.38176        358           240          120           2
  1      284,944.00   6.62500     6.37500      0.25000    0.37500        357           240          120           3
  1    1,121,199.99   7.67999     7.42999      0.25000    0.25000        358           240          120           2
  1   12,756,107.17   6.70976     6.45976      0.25000    0.25000        359           240          120           1
  1    5,336,487.08   6.94583     6.69583      0.25000    0.25000        357           240          120           3
  1      601,600.00   6.80585     6.55585      0.25000    0.37500        357           240          120           3
  1      708,878.16   6.56198     6.31198      0.25000    0.37500        359           240          120           1
  1      296,000.00   6.75000     6.50000      0.25000    0.37500        356           240          120           4
  1      309,597.50   6.25000     6.00000      0.25000    0.37500        356           240          120           4
  1   14,636,530.53   6.45856     6.20856      0.25000    0.37500        358           240          120           2
  1   14,232,663.29   6.51335     6.25177      0.26158    0.38658        358           240          120           2
  1      250,000.00   6.62500     6.37500      0.25000    0.37500        476           360          120           4

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_6MO   2.75000       35     12.37500    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000       34     12.51340    4.44131     3.30869     1.00000        6
  1   LIBOR_6MO   2.25000       33     12.25000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   4.81217       34     12.81610    6.60450     2.31953     1.78518        6
  1   LIBOR_6MO   6.44000       34     13.44000    6.44000     3.00000     1.00000        6
  1   LIBOR_6MO   6.99000       34     13.99000    6.99000     3.00000     1.00000        6
  1   LIBOR_6MO   6.19000       34     13.19000    6.19000     3.00000     1.00000        6
  1   LIBOR_6MO   2.25000       34     14.62500    8.62500     3.00000     1.00000        6
  1   LIBOR_6MO   5.00000       33     13.88690    7.88690     2.00000     2.00000        6
  1   LIBOR_6MO   2.83419       34     12.93459    2.83419     5.26248     1.32946        6
  1   LIBOR_6MO   2.25000       34     12.68696    2.25000     5.13793     1.78448        6
  1   LIBOR_6MO   2.75000       35     12.82832    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   6.39000       34     13.39000    6.39000     3.00000     1.00000        6
  1   LIBOR_6MO   2.75000       35     12.98765    2.75000     5.20058     1.20058        6
  1   LIBOR_6MO   2.25000       34     13.87500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.00000       34     12.99000    3.00000     6.00000     2.00000        6
  1   LIBOR_6MO   2.75000       35     12.62500    2.75000     5.00000     1.00000        6
  1    CMT_1YR    2.75000       52     13.12500    2.75000     6.00000     2.00000        12
  1    CMT_1YR    2.75000       55     11.50000    2.75000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     12.97030    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     11.84702    2.25000     5.09748     2.00000        12
  1   LIBOR_1YR   2.25000       56     10.50000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       59     11.75000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   1.87380       54     11.75000    1.87380     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       59     12.97860    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.53545    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   1.73190       55     11.87500    1.73190     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     11.25000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.35593    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.27646       57     11.43721    2.28172     5.00324     2.00000        12
  1   LIBOR_1YR   2.34178       57     11.62207    2.27778     5.00000     2.00000        12
  1   LIBOR_1YR   2.75000       57     11.37500    2.75000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.94297    2.27613     5.00000     2.00000        12
  1   LIBOR_1YR   2.46509       56     12.15792    2.54482     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     12.85738    2.25000     5.99231     2.00000        12
  1   LIBOR_1YR   2.27227       58     11.75739    2.28849     5.04658     2.00000        12
  1   LIBOR_1YR   2.25000       57     12.91203    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     12.13146    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.27410       58     11.18796    2.27410     5.00000     2.00000        12
  1   LIBOR_1YR   2.75000       57     11.62500    2.75000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     12.67999    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       59     12.70976    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     12.94583    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.86170       57     11.80585    2.86170     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       59     11.56198    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       56     11.75000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       56     12.25000    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.27021       58     11.59553    2.27021     5.13697     2.00000        12
  1   LIBOR_1YR   2.26366       58     11.51335    2.26366     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       56     11.62500    2.25000     5.00000     2.00000        12

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1      536,000.00   6.75000     6.50000      0.25000    0.37500        477           360          120           3
  1    9,174,630.80   7.00128     6.72492      0.27636    0.27636        358           358           0            2
  1    2,657,916.25   7.01939     6.76939      0.25000    0.37500        357           357           0            3
  1      116,518.69   7.00000     6.75000      0.25000    0.37500        476           476           0            4
  1      202,820.60   7.55071     7.30071      0.25000    0.25000        358           358           0            2
  1    1,407,225.89   6.99789     6.74789      0.25000    0.25000        358           358           0            2
  1      127,799.68   7.25000     7.00000      0.25000    0.25000        358           358           0            2
  1      156,472.08   6.62500     6.37500      0.25000    0.25000        358           358           0            2
  1      202,127.48   8.00000     7.75000      0.25000    0.25000        358           358           0            2
  1      108,012.49   7.75000     7.50000      0.25000    0.25000        356           356           0            4
  1      160,341.35   6.87500     6.62500      0.25000    0.25000        358           358           0            2
  1      107,144.51   6.06300     5.81300      0.25000    0.25000        359           359           0            1
  1    1,882,670.77   7.05377     6.80377      0.25000    0.25000        358           358           0            2
  1    4,306,469.34   6.82376     6.57376      0.25000    0.25000        358           358           0            2
  1      143,709.57   8.25000     8.00000      0.25000    0.37500        355           355           0            5
  1      195,170.86   6.80205     6.55205      0.25000    0.37500        357           357           0            3
  1      807,337.30   6.92348     6.67348      0.25000    0.37500        358           358           0            2
  1      459,481.10   7.07502     6.82502      0.25000    0.25000        357           477           0            3
  1       79,897.42   6.62500     6.37500      0.25000    0.37500        357           477           0            3
  1      115,749.71   7.55000     7.30000      0.25000    0.37500        476           476           0            4
  1      743,014.71   6.90229     6.65229      0.25000    0.37500        477           477           0            3
  1    4,117,854.84   7.41331     7.16331      0.25000    0.25000        358           300          60            2
  1      311,200.00   6.99900     6.74900      0.25000    0.25000        354           300          60            6
  1      197,400.00   6.75000     6.50000      0.25000    0.37500        357           300          60            3
  1      104,000.00   7.12500     6.87500      0.25000    0.25000        353           300          60            7
  1      148,000.00   6.87500     6.62500      0.25000    0.25000        359           300          60            1
  1      301,499.99   7.12500     6.87500      0.25000    0.25000        357           300          60            3
  1      268,000.00   7.12500     6.87500      0.25000    0.25000        358           300          60            2
  1      231,900.00   6.87500     6.62500      0.25000    0.37500        358           300          60            2
  1   87,582,333.72   7.00868     6.75868      0.25000    0.25000        358           240          120           2
  1   38,773,118.94   6.69393     6.44393      0.25000    0.37500        357           240          120           3
  1      364,000.00   7.00000     6.75000      0.25000    0.25000        358           240          120           2
  1    7,316,637.53   7.30729     7.05729      0.25000    0.25000        358           240          120           2
  1      550,000.00   7.64091     7.39091      0.25000    0.25000        357           240          120           3
  1      108,800.00   6.25000     6.00000      0.25000    0.25000        358           240          120           2
  1      655,920.00   7.38717     7.13717      0.25000    0.25000        357           240          120           3
  1    1,290,300.00   7.06042     6.81042      0.25000    0.25000        358           240          120           2
  1    2,478,132.62   6.75429     6.50429      0.25000    0.25000        358           240          120           2
  1   11,870,443.36   6.90266     6.65266      0.25000    0.25000        358           240          120           2
  1      184,000.00   6.75000     6.50000      0.25000    0.25000        353           240          120           7
  1    2,702,828.51   6.78113     6.53113      0.25000    0.37500        357           240          120           3
  1      136,000.00   7.37500     7.12500      0.25000    0.37500        356           240          120           4
  1      495,040.00   7.62500     7.37500      0.25000    0.25000        358           240          120           2
  1      264,000.00   7.50000     7.25000      0.25000    0.25000        358           240          120           2
  1      508,353.99   6.50000     6.25000      0.25000    0.25000        358           240          120           2
  1      955,899.44   7.16324     6.91324      0.25000    0.25000        358           240          120           2
  1      650,240.00   7.37474     7.12474      0.25000    0.25000        357           240          120           3
  1    1,573,999.73   6.59203     6.34203      0.25000    0.37500        358           240          120           2
  1      357,000.01   7.45588     7.20588      0.25000    0.25000        357           240          120           3
  1    1,477,922.00   6.60903     6.35903      0.25000    0.25000        357           240          120           3

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_1YR   2.25000       57     11.75000    2.25000     5.00000     2.00000        12
  1   LIBOR_6MO   2.43491       58     12.52474    2.88561     5.52346     1.50132        6
  1   LIBOR_6MO   3.01194       57     12.84470    3.36572     5.82530     1.82530        6
  1   LIBOR_6MO   2.75000       56     12.00000    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   3.25000       58     12.55071    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.50453       58     12.48883    2.53862     5.49094     1.49094        6
  1   LIBOR_6MO   2.25000       58     12.25000    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     12.62500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     13.00000    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000       56     13.75000    2.75000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     11.87500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     11.06300    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.33340       58     12.67149    2.50366     5.61772     1.61772        6
  1   LIBOR_6MO   2.32505       58     12.44790    2.38398     5.62414     1.62414        6
  1   LIBOR_6MO   7.75000       55     15.25000    7.75000     2.00000     1.00000        6
  1   LIBOR_6MO   2.75000       57     11.80205    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.32678       58     12.10161    2.32678     5.17813     1.17813        6
  1   LIBOR_6MO   2.25000       57     12.67498    2.25000     5.59996     1.59996        6
  1   LIBOR_6MO   2.25000       57     11.62500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   6.55000       56     14.55000    6.55000     2.00000     1.00000        6
  1   LIBOR_6MO   5.05868       57     13.04238    5.05868     3.28986     1.00000        6
  1   LIBOR_6MO   2.41344       58     12.59885    3.03604     5.03983     1.13697        6
  1   LIBOR_6MO   2.75000       54     12.99900    6.99900     3.00000     1.00000        6
  1   LIBOR_6MO   2.25000       57     11.75000    6.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.30500       53     12.12500    7.12500     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     11.87500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       57     12.12500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000       58     13.12500    2.75000     6.00000     2.00000        6
  1   LIBOR_6MO   4.87500       58     12.87500    6.87500     2.00000     1.00000        6
  1   LIBOR_6MO   2.45703       58     12.34238    2.79198     5.33358     1.33358        6
  1   LIBOR_6MO   2.28516       57     12.40015    2.38668     5.70622     1.70622        6
  1   LIBOR_6MO   2.25000       58     13.00000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     13.12299    2.26708     5.81570     1.81576        6
  1   LIBOR_6MO   2.25000       57     13.64091    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.25000       58     11.25000    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       57     13.38717    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.25000       58     12.06042    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     12.75429    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.61210       58     12.45225    2.61210     5.23136     1.44352        6
  1   LIBOR_6MO   2.25000       53     12.75000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.38016       57     12.66667    2.38016     5.88554     1.88554        6
  1   LIBOR_6MO   2.75000       56     12.37500    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     13.62500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     13.50000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     12.50000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     13.16324    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       57     13.37474    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.50578       58     11.69927    2.50578     5.10724     1.10724        6
  1   LIBOR_6MO   2.58193       57     13.11975    2.58193     5.66387     1.66387        6
  1   LIBOR_6MO   2.39290       57     11.60903    2.39290     5.00000     1.00000        6

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1    2,818,797.16   7.07831     6.82831      0.25000    0.25000        357           240          120           3
  1      211,200.00   7.87500     7.62500      0.25000    0.25000        358           240          120           2
  1      132,000.00   7.62500     7.37500      0.25000    0.25000        358           240          120           2
  1    1,196,000.00   6.37500     6.12500      0.25000    0.25000        359           240          120           1
  1    2,537,206.91   6.80352     6.55352      0.25000    0.25000        358           240          120           2
  1      820,800.00   6.76534     6.51534      0.25000    0.25000        359           240          120           1
  1      969,900.00   7.16943     6.91943      0.25000    0.25000        359           240          120           1
  1   10,145,133.95   7.03400     6.78400      0.25000    0.25000        358           240          120           2
  1   47,453,994.51   6.83245     6.58245      0.25000    0.25000        358           240          120           2
  1      102,249.00   7.12500     6.87500      0.25000    0.37500        357           240          120           3
  1      193,449.99   7.62500     7.37500      0.25000    0.37500        357           240          120           3
  1      267,000.00   7.37500     7.12500      0.25000    0.37500        354           240          120           6
  1    1,859,553.45   6.69804     6.44804      0.25000    0.37500        357           240          120           3
  1   11,037,412.84   6.87688     6.62688      0.25000    0.37500        357           240          120           3
  1      643,500.00   7.65734     7.40734      0.25000    0.25000        359           240          120           1
  1       99,600.00   7.75000     7.50000      0.25000    0.25000        354           240          120           6
  1      873,998.86   7.12414     6.87414      0.25000    0.25000        358           240          120           2
  1    4,908,227.41   6.47970     6.22970      0.25000    0.37500        357           240          120           3
  1    4,104,815.41   6.75475     6.50475      0.25000    0.25000        358           358           0            2
  1    1,184,741.25   7.08172     6.83172      0.25000    0.25000        355           473           0            5
  1      112,597.31   7.25000     7.00000      0.25000    0.25000        355           475           0            5
  1      837,244.61   7.05562     6.80562      0.25000    0.25000        356           596           0            4
  1      434,131.95   6.87500     6.62500      0.25000    0.25000        355           475           0            5
  1    1,976,352.77   6.64305     6.39305      0.25000    0.25000        358           276          84            2
  1   23,880,633.77   6.93369     6.67760      0.25609    0.25609        358           240          120           2
  1      464,000.00   6.62500     6.37500      0.25000    0.25000        357           240          120           3
  1    2,379,179.17   6.88559     6.63559      0.25000    0.25000        357           240          120           3
  1    1,681,290.86   6.84146     6.59146      0.25000    0.25000        359           359           0            1
  1      534,205.97   6.37500     6.12500      0.25000    0.25000        358           358           0            2
  1    2,102,399.75   6.66041     6.41041      0.25000    0.25000        357           276          84            3
  1       81,600.00   8.00000     7.75000      0.25000    0.25000        357           276          84            3
  1   12,955,764.02   6.78912     6.53912      0.25000    0.25000        357           240          120           3
  1      345,200.00   6.37500     6.12500      0.25000    0.25000        358           240          120           2
  1      315,000.00   8.25000     8.00000      0.25000    0.25000        358           240          120           2
  1      246,400.00   7.62500     7.37500      0.25000    0.25000        358           240          120           2
  1      484,700.00   8.00000     7.75000      0.25000    0.25000        359           240          120           1
  1      367,379.89   6.87500     6.62500      0.25000    0.25000        358           358           0            2
  1      733,500.00   7.21600     6.96600      0.25000    0.25000        358           240          120           2
  1    1,556,965.94   6.83083     6.58083      0.25000    0.25000        353           353           0            7
  1      107,812.22   8.75000     8.50000      0.25000    0.25000        357           357           0            3
  1    1,347,300.00   8.41084     8.16084      0.25000    0.25000        359           240          120           1
  1      313,000.00   8.25000     8.00000      0.25000    0.25000        359           240          120           1
  1      167,920.00   6.50000     6.25000      0.25000    0.25000        353           240          120           7
  1      511,570.93   8.24809     7.87309      0.37500    0.37500        358           358           0            2
  1      103,920.87   7.37500     7.12500      0.25000    0.25000        359           359           0            1
  1      392,961.33   7.74867     7.37367      0.37500    0.37500        358           358           0            2
  1    1,720,372.00   7.74125     7.36625      0.37500    0.37500        358           300          60            2
  1      285,510.00   7.60592     7.23092      0.37500    0.37500        358           300          60            2
  1      135,600.00   8.64000     8.26500      0.37500    0.37500        358           300          60            2
  1      248,800.00   8.54000     8.16500      0.37500    0.37500        358           300          60            2

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_6MO   2.74383       57     12.07831    2.74383     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     12.87500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     12.62500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     11.37500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.52472       58     11.88833    2.52472     5.08482     1.08482        6
  1   LIBOR_6MO   2.25000       59     11.76534    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     12.16943    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.57845       58     12.43734    3.22040     5.14991     1.31886        6
  1   LIBOR_6MO   2.35914       58     12.62903    2.53828     5.79658     1.79658        6
  1   LIBOR_6MO   2.75000       57     12.12500    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       57     12.62500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       54     13.37500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.75000       57     11.83786    3.32675     5.13982     1.13982        6
  1   LIBOR_6MO   2.43353       57     12.67135    3.03574     5.79447     1.79447        6
  1   LIBOR_6MO   2.75000       59     12.65734    2.80245     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       54     13.75000    7.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       58     13.12414    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.44768       57     12.47970    2.44768     5.92574     1.97525        6
  1   LIBOR_1YR   2.25000       82     11.75475    2.27282     5.00000     2.00000        12
  1   LIBOR_1YR   1.98817       79     12.08172    1.98817     5.00000     2.00000        12
  1   LIBOR_1YR   2.60690       79     12.25000    2.60690     5.00000     2.00000        12
  1   LIBOR_1YR   2.45964       80     12.05562    2.45964     5.00000     2.00000        12
  1   LIBOR_1YR   1.73190       79     11.87500    1.73190     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       82     11.64305    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25427       82     12.01409    2.36874     5.08040     2.00000        12
  1   LIBOR_1YR   2.25000       81     12.62500    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       81     12.88559    2.25000     6.00000     2.00000        12
  1   LIBOR_6MO   2.46314       83     12.07559    2.53519     5.23413     1.23413        6
  1   LIBOR_6MO   3.25000       82     11.37500    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       81     12.25992    2.33562     5.59951     1.59951        6
  1   LIBOR_6MO   2.25000       81     13.00000    3.00000     5.00000     1.00000        6
  1   LIBOR_6MO   2.52400       81     12.63723    2.52400     5.84811     1.84811        6
  1   LIBOR_6MO   2.25000       82     12.37500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       82     14.25000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.25000       82     12.62500    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000       83     13.00000    3.00000     5.00000     1.00000        6
  1   LIBOR_1YR   2.25000      118     11.87500    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000      118     13.21600    2.25000     6.00000     2.00000        12
  1   LIBOR_6MO   2.43872      113     12.45339    2.84248     5.62256     1.62256        6
  1   LIBOR_6MO   2.75000      117     13.75000    3.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000      119     13.41084    3.41084     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000      119     13.25000    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000      113     12.50000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.82164       22     14.24809    3.82164     3.00000     1.00000        6
  1   LIBOR_6MO   2.75000       23     13.37500    2.75000     3.00000     1.00000        6
  1   LIBOR_6MO   2.25000       22     13.74867    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   6.28243       22     13.74125    6.28243     3.00000     1.00000        6
  1   LIBOR_6MO   6.60592       22     13.60592    6.60592     3.00000     1.00000        6
  1   LIBOR_6MO   7.64000       22     14.64000    7.64000     3.00000     1.00000        6
  1   LIBOR_6MO   7.54000       22     14.54000    7.54000     3.00000     1.00000        6

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1      982,720.00   7.87240     7.49740      0.37500    0.37500        358           300          60            2
  1      723,154.73   7.12862     6.75362      0.37500    0.37500        358           300          60            2
  1    6,859,561.38   7.49561     7.12061      0.37500    0.37500        358           300          60            2
  1    5,087,704.22   7.31559     6.94059      0.37500    0.37500        358           300          60            2
  1    1,402,350.00   7.82801     7.50171      0.32630    0.32630        358           240          120           2
  1      204,000.00   7.99000     7.61500      0.37500    0.37500        358           240          120           2
  1      207,919.99   7.25000     6.87500      0.37500    0.37500        355           240          120           5
  1      183,992.27   7.34000     6.96500      0.37500    0.37500        358           240          120           2
  1    1,189,759.77   7.18319     6.80819      0.37500    0.37500        358           240          120           2
  1    1,118,400.00   7.15270     6.77770      0.37500    0.37500        358           240          120           2
  1      999,329.02   8.00000     7.80000      0.20000    0.37500        359           359           0            1
  1    1,199,153.05   7.75000     7.55000      0.20000    0.37500        359           359           0            1
  1      474,998.01   5.50000     5.30000      0.20000    0.37500        359           324          36            1
  1    2,033,465.87   6.37162     6.04769      0.32393    0.49893        359           240          120           1
  1    2,327,920.00   6.33336     6.13336      0.20000    0.37500        359           240          120           1
  1      693,000.00   7.00000     6.80000      0.20000    0.37500        358           240          120           2
  1    3,553,770.00   6.06293     5.86293      0.20000    0.37500        359           240          120           1
  1      788,515.22   7.01964     6.76964      0.25000    0.25000        357           357           0            3
  1      315,899.17   7.62500     7.37500      0.25000    0.25000        359           479           0            1
  1      170,315.13   4.87500     4.62500      0.25000    0.25000        337           324          36           23
  1      909,913.00   7.42367     7.17367      0.25000    0.25000        358           300          60            2
  1      192,000.00   6.72000     6.47000      0.25000    0.25000        358           300          60            2
  1      212,000.00   6.44000     6.19000      0.25000    0.25000        358           300          60            2
  1      220,000.00   6.50000     6.25000      0.25000    0.25000        357           300          60            3
  1    1,021,809.00   6.86993     6.61993      0.25000    0.25000        358           240          120           2
  1    1,820,100.00   7.43709     7.18709      0.25000    0.25000        359           240          120           1
  1      215,967.04   6.89000     6.64000      0.25000    0.25000        358           240          120           2
  1      688,117.34   7.34155     7.09155      0.25000    0.25000        357           240          120           3
  1      505,600.00   6.92089     6.67089      0.25000    0.25000        359           240          120           1
  1    2,044,078.90   7.24306     6.99306      0.25000    0.25000        358           358           0            2
  1      498,661.64   6.76490     6.51490      0.25000    0.37500        357           357           0            3
  1      151,103.43   8.00000     7.75000      0.25000    0.25000        355           595           0            5
  1      173,251.53   5.12500     4.87500      0.25000    0.37500        476           476           0            4
  1      266,788.06   6.62500     6.37500      0.25000    0.37500        357           357           0            3
  1      605,022.78   7.10604     6.85604      0.25000    0.25000        358           358           0            2
  1      643,611.74   7.09889     6.84889      0.25000    0.25000        355           355           0            5
  1      247,823.69   7.12500     6.87500      0.25000    0.25000        356           596           0            4
  1      264,029.76   7.25000     7.00000      0.25000    0.25000        354           474           0            6
  1    1,138,646.30   6.17098     5.92098      0.25000    0.37500        359           359           0            1
  1    1,185,821.60   6.50445     6.25445      0.25000    0.25000        353           300          60            7
  1   11,832,330.66   6.65023     6.40023      0.25000    0.37500        357           300          60            3
  1    1,013,850.00   6.81571     6.49171      0.32400    0.44900        358           300          60            2
  1      360,000.00   6.75000     6.50000      0.25000    0.37500        357           300          60            3
  1    1,228,900.00   6.85743     6.52968      0.32775    0.45275        357           300          60            3
  1    4,556,600.00   6.96720     6.71720      0.25000    0.25000        357           240          120           3
  1   33,498,104.92   6.55836     6.26953      0.28883    0.41383        358           240          120           2
  1      202,350.00   6.12500     5.87500      0.25000    0.37500        477           360          120           3
  1      396,800.00   6.87500     6.62500      0.25000    0.37500        358           240          120           2
  1      217,500.00   7.25000     7.00000      0.25000    0.37500        358           240          120           2
  1    9,385,914.83   6.57503     6.32270      0.25233    0.37733        358           240          120           2

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_6MO   6.87240       22     13.87240    6.87240     3.00000     1.00000        6
  1   LIBOR_6MO   6.12862       22     13.12862    6.12862     3.00000     1.00000        6
  1   LIBOR_6MO   6.51496       22     13.49561    6.55492     3.00000     1.00000        6
  1   LIBOR_6MO   6.31559       22     13.31559    6.31559     3.00000     1.00000        6
  1   LIBOR_6MO   5.53367       22     13.82801    5.53367     3.00000     1.00000        6
  1   LIBOR_6MO   6.99000       22     13.99000    6.99000     3.00000     1.00000        6
  1   LIBOR_6MO   2.25000       19     13.25000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   6.34000       22     13.34000    6.34000     3.00000     1.00000        6
  1   LIBOR_6MO   6.18319       22     13.18319    6.18319     3.00000     1.00000        6
  1   LIBOR_6MO   6.15270       22     13.15270    6.15270     3.00000     1.00000        6
  1   LIBOR_1YR   2.25000       35     14.00000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     13.75000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     11.50000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.41597       35     12.37162    2.41597     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.33336    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       34     13.00000    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       35     12.06293    2.25000     2.00000     2.00000        12
  1   LIBOR_6MO   3.89964       33     13.01964    4.77978     2.97663     1.79964        6
  1   LIBOR_6MO   2.75000       35     13.62500    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       13     9.87500     2.25000     3.00000     1.00000        6
  1   LIBOR_6MO   5.00000       34     13.42367    7.35444     2.00000     2.00000        6
  1   LIBOR_6MO   5.72000       34     12.72000    5.72000     3.00000     1.00000        6
  1   LIBOR_6MO   5.44000       34     12.44000    5.44000     3.00000     1.00000        6
  1   LIBOR_6MO   5.00000       33     12.50000    6.50000     2.00000     2.00000        6
  1   LIBOR_6MO   2.75000       34     12.86993    2.75000     4.50322     1.00000        6
  1   LIBOR_6MO   2.75000       35     13.43709    2.75000     5.00000     1.00000        6
  1   LIBOR_6MO   5.89000       34     12.89000    5.89000     3.00000     1.00000        6
  1   LIBOR_6MO   2.54597       33     13.34155    2.54597     5.72388     1.72388        6
  1   LIBOR_6MO   2.75000       35     12.92089    2.75000     5.00000     1.00000        6
  1   LIBOR_1YR   2.25000       58     13.24306    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     12.32450    2.25000     5.55960     2.00000        12
  1   LIBOR_1YR   3.10690       55     13.00000    3.10690     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       56     11.12500    2.25000     2.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.62500    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     13.10604    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       55     13.09889    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.63560       56     12.12500    2.63560     5.00000     2.00000        12
  1   LIBOR_1YR   2.37380       54     12.25000    7.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       59     11.17098    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       53     11.50445    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.67400    2.25155     5.02377     2.00000        12
  1   LIBOR_1YR   2.35615       58     11.81571    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.75000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.47123       57     11.85743    2.47123     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       57     12.96720    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.34582       58     11.58839    2.34582     5.03003     2.00000        12
  1   LIBOR_1YR   2.25000       57     11.12500    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     11.87500    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       58     12.25000    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25486       58     11.57503    2.25486     5.00000     2.00000        12

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  1    2,084,720.00   6.75324     6.50324      0.25000    0.25000        359           240          120           1
  1    1,239,865.77   6.77022     6.52022      0.25000    0.25000        356           240          120           4
  1    1,549,691.90   6.49556     6.15250      0.34306    0.46806        358           240          120           2
  1    5,051,957.59   6.53167     6.22901      0.30266    0.42766        358           240          120           2
  1    4,345,421.44   7.38878     7.13878      0.25000    0.25000        358           358           0            2
  1    1,146,555.24   7.07820     6.82820      0.25000    0.37500        356           356           0            4
  1      374,427.54   7.37500     7.12500      0.25000    0.25000        358           358           0            2
  1      419,292.20   6.87500     6.62500      0.25000    0.25000        358           358           0            2
  1      555,781.09   7.03446     6.78446      0.25000    0.25000        358           358           0            2
  1      159,723.71   6.75000     6.50000      0.25000    0.25000        358           358           0            2
  1      142,198.35   7.75000     7.50000      0.25000    0.25000        358           358           0            2
  1      235,786.65   6.50000     6.25000      0.25000    0.25000        359           359           0            1
  1    1,447,496.24   7.88111     7.63111      0.25000    0.25000        357           357           0            3
  1    1,496,430.93   6.99598     6.74598      0.25000    0.25000        358           358           0            2
  1      170,608.06   7.75000     7.22000      0.53000    0.65500        358           358           0            2
  1      433,649.00   7.90801     7.65801      0.25000    0.37500        358           358           0            2
  1    2,099,000.00   7.98702     7.73702      0.25000    0.25000        357           300          60            3
  1   18,595,629.61   7.34679     7.09679      0.25000    0.25000        358           240          120           2
  1    7,158,939.12   6.69124     6.44124      0.25000    0.37500        357           240          120           3
  1      680,000.00   6.62500     6.37500      0.25000    0.25000        358           240          120           2
  1      351,920.00   7.12500     6.87500      0.25000    0.25000        358           240          120           2
  1      539,199.99   6.25000     6.00000      0.25000    0.25000        358           240          120           2
  1    2,568,240.36   7.27095     7.02095      0.25000    0.25000        358           240          120           2
  1    1,969,000.00   6.87468     6.62468      0.25000    0.37500        357           240          120           3
  1    1,115,977.97   7.10638     6.85638      0.25000    0.25000        358           240          120           2
  1      288,000.00   6.87500     6.62500      0.25000    0.37500        359           240          120           1
  1      504,920.00   7.24863     6.99863      0.25000    0.25000        359           240          120           1
  1      215,700.00   7.62500     7.37500      0.25000    0.25000        358           240          120           2
  1      186,750.00   7.25100     7.00100      0.25000    0.25000        359           240          120           1
  1    5,011,090.31   6.95513     6.70513      0.25000    0.25000        358           240          120           2
  1    6,982,558.62   6.98755     6.73755      0.25000    0.25000        358           240          120           2
  1      218,360.00   6.62500     6.37500      0.25000    0.37500        357           240          120           3
  1    4,112,456.47   6.93798     6.68798      0.25000    0.37500        357           240          120           3
  1      318,400.00   7.00000     6.75000      0.25000    0.25000        358           240          120           2
  1      500,480.00   7.45316     7.20316      0.25000    0.37500        357           240          120           3
  1      617,402.32   7.10141     6.85141      0.25000    0.25000        358           358           0            2
  1      133,368.23   7.37500     7.12500      0.25000    0.25000        355           475           0            5
  1      246,858.31   6.87500     6.62500      0.25000    0.25000        356           540           0            4
  1      385,000.00   6.62500     6.37500      0.25000    0.25000        358           276          84            2
  1    4,339,319.99   7.19885     6.94885      0.25000    0.25000        358           240          120           2
  1      359,502.87   7.87500     7.62500      0.25000    0.25000        358           358           0            2
  1      522,649.78   6.81505     6.56505      0.25000    0.25000        359           276          84            1
  1    1,177,500.00   7.58352     7.33352      0.25000    0.25000        357           240          120           3
  2    2,762,503.52   6.36528     6.11528      0.25000    0.25000        358           240          120           2
  2      845,000.00   6.87500     6.62500      0.25000    0.25000        359           240          120           1
  2      284,164.74   6.12500     5.87500      0.25000    0.25000        357           357           0            3
  2      508,700.00   6.62500     6.37500      0.25000    0.25000        358           240          120           2
  2      523,000.00   6.82385     6.57385      0.25000    0.25000        358           240          120           2
  2      221,091.95   7.24000     6.86500      0.37500    0.37500        358           478           0            2
  2      199,515.00   6.09000     5.71500      0.37500    0.37500        358           300          60            2

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  1   LIBOR_1YR   2.25000       59     12.75324    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.25000       56     12.77022    2.25000     6.00000     2.00000        12
  1   LIBOR_1YR   2.36633       58     11.63107    2.36633     5.13551     2.00000        12
  1   LIBOR_1YR   2.31681       58     11.53167    2.31681     5.00000     2.00000        12
  1   LIBOR_6MO   2.61545       58     12.51745    3.36918     5.12866     1.12866        6
  1   LIBOR_6MO   2.42993       56     12.50714    3.09173     5.42895     1.42895        6
  1   LIBOR_6MO   2.25000       58     13.37500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     12.87500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.81892       58     12.46554    2.81892     5.43108     1.43108        6
  1   LIBOR_6MO   2.25000       58     12.75000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   1.75000       58     13.75000    1.75000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       59     11.50000    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75839       57     13.14041    2.75839     5.25930     1.25930        6
  1   LIBOR_6MO   2.43324       58     12.77587    3.07371     5.77989     1.77989        6
  1   LIBOR_6MO   7.25000       58     14.75000    7.25000     2.00000     1.00000        6
  1   LIBOR_6MO   4.40329       58     13.90801    4.40329     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       57     12.98702    2.98702     5.00000     1.00000        6
  1   LIBOR_6MO   2.61764       58     12.52955    3.28391     5.18276     1.18276        6
  1   LIBOR_6MO   2.41938       57     12.28161    2.62095     5.59037     1.59037        6
  1   LIBOR_6MO   2.25000       58     12.62500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     13.12500    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       58     12.25000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   2.63548       58     12.66665    2.65164     5.39570     1.39570        6
  1   LIBOR_6MO   2.31856       57     12.73756    2.31856     5.86287     1.86287        6
  1   LIBOR_6MO   2.41129       58     13.10638    3.70164     6.00000     2.00000        6
  1   LIBOR_6MO   2.25000       59     11.87500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     12.24863    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   3.25000       58     12.62500    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       59     12.25100    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.40867       58     12.48882    2.49768     4.92574     1.33104        6
  1   LIBOR_6MO   2.55301       58     12.53990    3.04132     5.55235     1.55235        6
  1   LIBOR_6MO   2.25000       57     11.62500    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.43924       57     12.69571    3.04364     5.75772     1.75772        6
  1   LIBOR_6MO   2.25000       58     13.00000    2.25000     6.00000     2.00000        6
  1   LIBOR_6MO   3.71060       57     13.45316    3.71060     6.00000     2.00000        6
  1   LIBOR_1YR   2.25000       82     12.10141    2.25000     5.00000     2.00000        12
  1   LIBOR_1YR   2.23190       79     12.37500    2.23190     5.00000     2.00000        12
  1   LIBOR_1YR   2.38560       80     11.87500    2.38560     5.00000     2.00000        12
  1   LIBOR_1YR   2.75000       82     11.62500    2.75000     5.00000     2.00000        12
  1   LIBOR_1YR   2.25000       82     12.30947    2.31642     5.11062     2.00000        12
  1   LIBOR_6MO   3.25000       82     12.87500    3.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.25000       83     11.81505    2.25000     5.00000     1.00000        6
  1   LIBOR_6MO   2.75000       81     13.11049    2.75000     5.52696     1.52696        6
  2   LIBOR_1YR   2.25000      118     11.36528    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000      119     12.87500    2.25000     6.00000     2.00000        12
  2   LIBOR_6MO   2.25000      117     12.12500    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   2.25000      118     12.62500    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   2.25000      118     12.82385    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   6.24000       22     13.24000    7.24000     3.00000     1.00000        6
  2   LIBOR_6MO   5.09000       22     12.09000    5.09000     3.00000     1.00000        6

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  2    1,462,500.00   7.25000     6.87500      0.37500    0.37500        358           240          120           2
  2      476,229.57   6.62500     6.42500      0.20000    0.37500        359           240          120           1
  2      580,000.00   5.75000     5.55000      0.20000    0.37500        360           240          120           0
  2      519,225.02   6.71783     6.46783      0.25000    0.25000        358           358           0            2
  2      119,766.79   6.79000     6.54000      0.25000    0.25000        357           357           0            3
  2    1,506,741.73   6.52539     6.19577      0.32962    0.32962        358           300          60            2
  2      811,950.00   6.75000     6.37500      0.37500    0.37500        358           300          60            2
  2      668,000.01   6.76647     6.51647      0.25000    0.25000        358           240          120           2
  2      175,200.00   6.87500     6.62500      0.25000    0.25000        359           240          120           1
  2    1,330,812.08   6.73180     6.48180      0.25000    0.25000        359           359           0            1
  2    1,428,796.94   6.12500     5.87500      0.25000    0.37500        359           359           0            1
  2      100,409.15   6.50000     6.25000      0.25000    0.25000        359           359           0            1
  2      189,647.12   6.37500     6.12500      0.25000    0.37500        358           358           0            2
  2      166,500.00   5.87500     5.62500      0.25000    0.25000        359           300          60            1
  2    7,496,821.12   6.28355     6.03355      0.25000    0.37500        358           300          60            2
  2      197,000.00   6.62500     6.37500      0.25000    0.37500        357           300          60            3
  2      135,900.00   7.50000     7.25000      0.25000    0.37500        357           300          60            3
  2    5,948,250.00   6.94796     6.69796      0.25000    0.25000        358           240          120           2
  2    7,198,833.74   6.70242     6.45242      0.25000    0.37500        358           240          120           2
  2      314,999.98   6.00000     5.75000      0.25000    0.37500        357           240          120           3
  2    1,303,825.37   6.13884     5.88884      0.25000    0.37500        358           240          120           2
  2      209,250.00   6.50000     6.25000      0.25000    0.37500        357           240          120           3
  2      100,050.00   6.87500     6.62500      0.25000    0.37500        357           240          120           3
  2    1,145,000.00   6.56441     6.31441      0.25000    0.25000        358           240          120           2
  2    2,044,400.00   6.13945     5.88945      0.25000    0.37500        358           240          120           2
  2      898,750.00   6.42229     6.17229      0.25000    0.37500        358           240          120           2
  2    3,084,473.74   6.89152     6.64152      0.25000    0.25000        358           358           0            2
  2      259,301.28   6.65000     6.40000      0.25000    0.25000        357           357           0            3
  2      198,084.56   6.91884     6.66884      0.25000    0.25000        359           359           0            1
  2    1,096,423.78   6.78942     6.53942      0.25000    0.25000        359           359           0            1
  2      235,158.38   6.62500     6.37500      0.25000    0.37500        356           356           0            4
  2      126,708.80   6.37500     6.12500      0.25000    0.25000        355           475           0            5
  2      449,250.00   6.49186     6.17529      0.31657    0.31657        358           300          60            2
  2      247,000.00   5.87500     5.50000      0.37500    0.37500        358           300          60            2
  2   19,100,915.92   6.81784     6.56784      0.25000    0.25000        358           240          120           2
  2    1,157,925.11   6.52319     6.27319      0.25000    0.37500        357           240          120           3
  2      750,700.00   6.83992     6.58992      0.25000    0.25000        358           240          120           2
  2      175,000.00   6.37500     6.12500      0.25000    0.25000        357           240          120           3
  2    3,013,549.99   6.81023     6.56023      0.25000    0.25000        358           240          120           2
  2    1,007,595.00   6.33398     6.08398      0.25000    0.37500        357           240          120           3
  2      265,000.00   6.75000     6.50000      0.25000    0.25000        358           240          120           2
  2       62,000.00   6.37500     6.12500      0.25000    0.37500        358           240          120           2
  2    2,444,445.53   6.92894     6.67894      0.25000    0.25000        358           240          120           2
  2    9,024,592.61   6.69398     6.44398      0.25000    0.25000        358           240          120           2
  2      321,441.68   6.51499     6.26499      0.25000    0.37500        356           240          120           4
  2      951,479.94   6.98494     6.73494      0.25000    0.37500        357           240          120           3
  2      185,000.00   6.50000     6.25000      0.25000    0.37500        357           240          120           3
  2    2,240,460.81   6.43989     6.18989      0.25000    0.25000        358           358           0            2
  2      234,583.00   6.37500     6.12500      0.25000    0.25000        359           276          84            1
  2    9,191,377.35   6.80728     6.55728      0.25000    0.25000        358           240          120           2

                                        Gross
                                        Lifetime                                         Rate
                  Gross                 Maximum     Gross       Initial               Adjustment
                  Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group  Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----  -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  2   LIBOR_6MO   2.25000       22     13.25000    2.25000     6.00000     2.00000        6
  2   LIBOR_1YR   2.25000       35     12.62500    2.25000     2.00000     2.00000        12
  2   LIBOR_1YR   2.25000       36     11.75000    2.25000     2.00000     2.00000        12
  2   LIBOR_6MO   2.75000       34     12.71783    2.75000     5.35717     1.35717        6
  2   LIBOR_6MO   5.79000       33     12.79000    5.79000     3.00000     1.00000        6
  2   LIBOR_6MO   3.56676       34     12.52539    6.52539     2.00000     1.36300        6
  2   LIBOR_6MO   2.75000       34     12.75000    6.75000     2.00000     1.00000        6
  2   LIBOR_6MO   2.92814       34     12.76647    3.28443     4.09955     1.16841        6
  2   LIBOR_6MO   2.75000       35     12.87500    2.75000     5.00000     1.00000        6
  2   LIBOR_1YR   2.25000       59     12.65897    2.25000     5.92717     2.00000        12
  2   LIBOR_1YR   2.25000       59     11.12500    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       59     12.50000    2.25000     6.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.37500    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       59     10.87500    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.28355    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       57     11.62500    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       57     12.50000    2.50000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     12.94796    2.25000     6.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.72034    2.25000     5.01792     2.00000        12
  2   LIBOR_1YR   2.25000       57     11.00000    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.13884    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   3.25000       57     11.50000    3.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.75000       57     11.87500    2.75000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     12.56441    2.25000     5.97980     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.13945    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       58     11.42229    2.25000     5.00000     2.00000        12
  2   LIBOR_6MO   2.64515       58     12.62607    3.99528     5.73455     1.73455        6
  2   LIBOR_6MO   2.25000       57     12.65000    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   2.34648       59     11.91884    2.34648     5.00000     1.00000        6
  2   LIBOR_6MO   2.36391       59     12.56160    2.36391     5.77219     1.77219        6
  2   LIBOR_6MO   2.75000       56     11.62500    2.75000     5.00000     1.00000        6
  2   LIBOR_6MO   2.87500       55     12.37500    2.87500     6.00000     2.00000        6
  2   LIBOR_6MO   2.51628       58     12.02442    4.44679     5.53255     1.00000        6
  2   LIBOR_6MO   2.75000       58     11.87500    5.87500     6.00000     1.00000        6
  2   LIBOR_6MO   2.48227       58     12.27075    2.77443     5.45290     1.45588        6
  2   LIBOR_6MO   2.25000       57     12.52319    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   2.25000       58     12.83992    2.25000     6.00000     2.00000        6
  2   LIBOR_6MO   2.75000       57     11.37500    2.75000     5.00000     1.00000        6
  2   LIBOR_6MO   2.47657       58     12.35710    2.47657     5.54686     1.54686        6
  2   LIBOR_6MO   2.43708       57     11.95982    2.43708     5.62584     1.62584        6
  2   LIBOR_6MO   2.25400       58     12.75000    2.25400     6.00000     2.00000        6
  2   LIBOR_6MO   2.75000       58     11.37500    2.75000     5.00000     1.00000        6
  2   LIBOR_6MO   2.38729       58     12.51648    2.59909     5.58754     1.58754        6
  2   LIBOR_6MO   2.34183       58     12.51033    2.34183     5.81635     1.81635        6
  2   LIBOR_6MO   2.75000       56     11.51499    2.75000     5.00000     1.00000        6
  2   LIBOR_6MO   2.56177       57     12.72229    4.05558     5.73736     1.73736        6
  2   LIBOR_6MO   2.25000       57     12.50000    2.25000     6.00000     2.00000        6
  2   LIBOR_1YR   2.25000       82     11.43989    2.66802     5.00000     2.00000        12
  2   LIBOR_1YR   2.25000       83     11.37500    2.25000     5.00000     2.00000        12
  2   LIBOR_1YR   2.25231       82     11.80728    2.25862     5.00000     2.00000        12

                                                           On and
                      Cut-off                             After 1st    Remaining    Remaining
                    Date Gross  Cut-off Date Cut-off Date Reset Date    Term to    Amortization   Original
        Principal   Mortgage    Net Mortgage  Expense Fee Expense Fee  Maturity       Term       IO Period     Loan Age
Group   Balance ($) Rate (%)(2) Rate (%)(2)   Rate (%)(2) Rate (%)(2) (Months)(2) (Months)(1)(2) (Months)(2) (Months)(2)
-----   ----------- ----------- -----------   ----------- ----------- ----------- -------------- ----------- -----------
  2      448,997.40   6.87500     6.62500      0.25000    0.25000        357           240          120           3
  2      138,242.76   6.37500     6.12500      0.25000    0.25000        358           358           0            2
  2      150,000.00   6.62500     6.37500      0.25000    0.25000        359           276          84            1
  2    2,260,400.01   6.67005     6.42005      0.25000    0.25000        358           240          120           2
  2      803,100.00   6.83512     6.58512      0.25000    0.25000        358           240          120           2
  2      315,500.00   6.87500     6.62500      0.25000    0.25000        359           240          120           1
  2      174,758.35   7.87500     7.50000      0.37500    0.37500        358           358           0            2
  2      286,600.00   6.89775     6.52275      0.37500    0.37500        358           300          60            2
  2      945,799.99   7.87500     7.50000      0.37500    0.37500        358           240          120           2
  2      566,000.00   5.75000     5.55000      0.20000    0.37500        359           240          120           1
  2      685,999.10   6.49508     6.24508      0.25000    0.25000        358           240          120           2
  2      205,000.00   7.37500     7.12500      0.25000    0.25000        359           240          120           1
  2      197,698.11   6.75000     6.50000      0.25000    0.25000        359           240          120           1
  2      634,321.79   6.85949     6.60949      0.25000    0.25000        358           358           0            2
  2      507,808.44   6.12500     5.87500      0.25000    0.37500        358           358           0            2
  2      524,024.90   6.37500     6.12500      0.25000    0.37500        358           358           0            2
  2      234,000.00   6.75000     6.50000      0.25000    0.37500        358           300          60            2
  2      548,250.00   7.15800     6.90800      0.25000    0.25000        359           240          120           1
  2    2,259,320.94   6.56139     6.31139      0.25000    0.37500        358           240          120           2
  2      621,500.00   6.75432     6.50432      0.25000    0.37500        358           240          120           2
  2      785,000.00   7.10987     6.85987      0.25000    0.25000        357           240          120           3
  2      922,816.01   6.64867     6.39867      0.25000    0.37500        357           240          120           3
  2      153,640.66   6.87500     6.62500      0.25000    0.25000        358           358           0            2
  2      159,709.93   6.50000     6.25000      0.25000    0.25000        358           358           0            2
  2      829,050.00   7.26236     7.01236      0.25000    0.25000        359           240          120           1
  2      420,000.00   6.64137     6.39137      0.25000    0.37500        358           240          120           2
  2      626,000.00   6.85024     6.60024      0.25000    0.25000        358           240          120           2
  2      555,100.00   7.28707     7.03707      0.25000    0.25000        358           240          120           2
  2      529,500.00   7.13425     6.88425      0.25000    0.25000        358           240          120           2
  2       74,936.88   6.99000     6.74000      0.25000    0.25000        358           240          120           2
  2      138,750.00   7.00000     6.75000      0.25000    0.25000        357           240          120           3
  2    1,268,450.00   6.69070     6.44070      0.25000    0.25000        358           240          120           2
  2      126,501.82   6.87500     6.62500      0.25000    0.37500        358           240          120           2
  2      286,999.99   6.25000     6.00000      0.25000    0.37500        357           240          120           3
  2      109,814.62   6.87500     6.62500      0.25000    0.25000        358           358           0            2
  2    1,288,800.00   6.82638     6.57638      0.25000    0.25000        358           240          120           2
  2      225,454.60   7.12500     6.87500      0.25000    0.25000        358           358           0            2
  2      963,500.00   6.95933     6.70933      0.25000    0.25000        358           240          120           2
  2      142,000.00   6.50000     6.25000      0.25000    0.25000        358           240          120           2

                                         Gross
                                         Lifetime                                         Rate
                   Gross                 Maximum     Gross       Initial               Adjustment
                   Margin   First Reset   Rate       Floor      Periodic   Periodic    Frequency
Group   Index      (%)(2)   (Months)(2)  (%)(2)   Rate (%)(2)  Cap (%)(2)  Cap (%)(2)  (Months)(2)
-----   -----      ------   -----------  ------   -----------  ----------  ----------  -----------
  2    LIBOR_1YR   2.25000       81     12.87500    2.25000     6.00000     2.00000        12
  2    LIBOR_6MO   2.25000       82     12.37500    2.25000     6.00000     2.00000        6
  2    LIBOR_6MO   2.25000       83     11.62500    2.25000     5.00000     1.00000        6
  2    LIBOR_6MO   2.52274       82     12.45124    2.52274     5.78119     1.78119        6
  2    LIBOR_6MO   2.25000       82     12.83512    2.25000     6.00000     2.00000        6
  2    LIBOR_1YR   2.25000      119     12.87500    2.25000     6.00000     2.00000        12
  2    LIBOR_6MO   2.25000       22     13.87500    4.87500     3.00000     1.00000        6
  2    LIBOR_6MO   5.89775       22     12.89775    5.89775     3.00000     1.00000        6
  2    LIBOR_6MO   2.25000       22     13.87500    2.25000     6.00000     2.00000        6
  2    LIBOR_1YR   2.25000       35     11.75000    2.25000     2.00000     2.00000        12
  2    LIBOR_6MO   3.05394       34     12.49508    3.66181     3.17638     1.00000        6
  2    LIBOR_6MO   2.75000       35     13.37500    2.75000     5.00000     1.00000        6
  2    LIBOR_6MO   2.75000       35     12.75000    2.75000     5.00000     1.00000        6
  2    LIBOR_1YR   2.25000       58     12.85949    2.25000     6.00000     2.00000        12
  2    LIBOR_1YR   2.25000       58     11.12500    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       58     11.37500    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       58     11.75000    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       59     13.15800    2.25000     6.00000     2.00000        12
  2    LIBOR_1YR   2.25000       58     11.56139    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       58     11.75432    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       57     13.10987    2.25000     6.00000     2.00000        12
  2    LIBOR_1YR   2.25000       57     11.64867    2.25000     5.00000     2.00000        12
  2    LIBOR_6MO   2.75000       58     12.87500    6.87500     6.00000     2.00000        6
  2    LIBOR_6MO   2.25000       58     12.50000    2.25000     6.00000     2.00000        6
  2    LIBOR_6MO   2.65471       59     12.26236    2.65471     5.00000     1.00000        6
  2    LIBOR_6MO   2.25000       58     12.64137    2.25000     6.00000     2.00000        6
  2    LIBOR_6MO   2.25000       58     12.85024    2.25000     6.00000     2.00000        6
  2    LIBOR_6MO   2.46609       58     12.85489    2.46609     5.56783     1.56783        6
  2    LIBOR_6MO   2.34490       58     12.94445    2.34490     5.81020     1.81020        6
  2    LIBOR_6MO   2.25000       58     12.99000    2.25000     6.00000     2.00000        6
  2    LIBOR_6MO   2.25000       57     12.00000    2.25000     5.00000     1.00000        6
  2    LIBOR_6MO   2.35264       58     12.48541    2.35264     5.79471     1.79471        6
  2    LIBOR_6MO   2.75000       58     11.87500    2.75000     5.00000     1.00000        6
  2    LIBOR_6MO   2.25000       57     12.25000    2.25000     6.00000     2.00000        6
  2    LIBOR_1YR   2.25000       82     11.87500    2.25000     5.00000     2.00000        12
  2    LIBOR_1YR   2.25000       82     11.82638    2.30043     5.00000     2.00000        12
  2    LIBOR_6MO   2.75000       82     13.12500    2.75000     6.00000     2.00000        6
  2    LIBOR_6MO   2.75000       82     12.95933    2.75000     6.00000     2.00000        6
  2    LIBOR_6MO   2.25000       82     12.50000    2.25000     6.00000     2.00000        6

----------
(1) With respect to the assumed mortgage loans with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.
(2)   Weighted average.

Defaults in Delinquent Payments

      The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the applicable loan group or groups. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     Adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, ARMs may be subject to delinquency and loss experience because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, all of the ARMs will not have their initial Adjustment Date until two (2) to ten (10) years after their origination. The prepayment experience of these adjustable mortgage loans may differ from that of the other ARMs. Such adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable mortgage loans as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled, in reduction of that amount.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net interest rates of the mortgage loans. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the applicable Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Loan Group I WAC Cap, the Loan Group II WAC Cap or the WAC Cap, as applicable, the Pass-Through Rates on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payment Amounts and Net Swap Receipt Amounts. Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates and the Class 2A1B Certificates and the 1A3B and 2A2B Components

      The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

      For all purposes, the Class B3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

      If a Sequential Trigger Event is in effect, (i) the Class 2A1B certificates will not receive any principal distributions until the Class Certificate Balance of the Class 2A1A certificates has been reduced to zero,
(ii) the 1A3B component will not receive any principal distributions until the principal balance of the 1A3A component has been reduced to zero, and (iii) the 2A2B component will not receive any principal distributions until the principal balance of the 2A2A component has been reduced to zero. Thus, the Class 2A1B certificates and each of the 1A3B and 2A2B Components may bear a disproportionate percentage of the shortfalls in principal on the mortgage loans.

Effect on Yields Due to Rapid Prepayments

      Any Net Swap Payment Amount payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates. This could adversely affect the yield to maturity on your certificates.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of LIBOR Certificates (other than the Class B-3 certificates) that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that
(i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or
(iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.



                              Prepayment Scenarios

                                      SCENARIO I       SCENARIO II       SCENARIO III     SCENARIO IV       SCENARIO V
                                      ----------       -----------       ------------     -----------       ----------
Percentage of Prepayment Assumption         0%               75%              100%              125%             150%



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class 1A1                                   Class 1A2
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage.................    100      100      100     100      100      100      100      100     100      100
January 2008........................   100      59       45       32      18       100      100      100     100      100
January 2009........................   100      27        7       0        0       100      100      100      72      31
January 2010........................   100       3        0       0        0       100      100      50       4        0
January 2011........................   99        0        0       0        0       100      67       18       0        0
January 2012........................   99        0        0       0        0       100      34        0       0        0
January 2013........................   99        0        0       0        0       100       9        0       0        0
January 2014........................   98        0        0       0        0       100       0        0       0        0
January 2015........................   97        0        0       0        0       100       0        0       0        0
January 2016........................   97        0        0       0        0       100       0        0       0        0
January 2017........................   95        0        0       0        0       100       0        0       0        0
January 2018........................   92        0        0       0        0       100       0        0       0        0
January 2019........................   87        0        0       0        0       100       0        0       0        0
January 2020........................   83        0        0       0        0       100       0        0       0        0
January 2021........................   78        0        0       0        0       100       0        0       0        0
January 2022........................   73        0        0       0        0       100       0        0       0        0
January 2023........................   67        0        0       0        0       100       0        0       0        0
January 2024........................   61        0        0       0        0       100       0        0       0        0
January 2025........................   55        0        0       0        0       100       0        0       0        0
January 2026........................   47        0        0       0        0       100       0        0       0        0
January 2027........................   40        0        0       0        0       100       0        0       0        0
January 2028........................   31        0        0       0        0       100       0        0       0        0
January 2029........................   22        0        0       0        0       100       0        0       0        0
January 2030........................   12        0        0       0        0       100       0        0       0        0
January 2031........................    3        0        0       0        0       100       0        0       0        0
January 2032........................    0        0        0       0        0       82        0        0       0        0
January 2033........................    0        0        0       0        0       54        0        0       0        0
January 2034........................    0        0        0       0        0       24        0        0       0        0
January 2035........................    0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................  17.88     1.39     1.00    0.77     0.61    26.12     4.62     3.25    2.36     1.85
Weighted Average Life to Call
(years)(2)(3).......................  17.88     1.39     1.00    0.77     0.61    26.12     4.62     3.25    2.36     1.85

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                     Class 2A1A                                  Class 2A1B
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage.................     100       100      100      100     100     100       100      100      100     100
January 2008........................    100       70       61       51      41      100       70       61       51      41
January 2009........................    100       48       33       20       9      100       48       33       20       9
January 2010........................     99       30       14        1       0       99       30       14        1       0
January 2011........................     99       19        5        0       0       99       19        5        0       0
January 2012........................     99       10        0        0       0       99       10        0        0       0
January 2013........................     99        2        0        0       0       99        2        0        0       0
January 2014........................     98        0        0        0       0       98        0        0        0       0
January 2015........................     98        0        0        0       0       98        0        0        0       0
January 2016........................     97        0        0        0       0       97        0        0        0       0
January 2017........................     96        0        0        0       0       96        0        0        0       0
January 2018........................     94        0        0        0       0       94        0        0        0       0
January 2019........................     91        0        0        0       0       91        0        0        0       0
January 2020........................     87        0        0        0       0       87        0        0        0       0
January 2021........................     84        0        0        0       0       84        0        0        0       0
January 2022........................     80        0        0        0       0       80        0        0        0       0
January 2023........................     76        0        0        0       0       76        0        0        0       0
January 2024........................     71        0        0        0       0       71        0        0        0       0
January 2025........................     67        0        0        0       0       67        0        0        0       0
January 2026........................     61        0        0        0       0       61        0        0        0       0
January 2027........................     56        0        0        0       0       56        0        0        0       0
January 2028........................     50        0        0        0       0       50        0        0        0       0
January 2029........................     43        0        0        0       0       43        0        0        0       0
January 2030........................     36        0        0        0       0       36        0        0        0       0
January 2031........................     29        0        0        0       0       29        0        0        0       0
January 2032........................     22        0        0        0       0       22        0        0        0       0
January 2033........................     14        0        0        0       0       14        0        0        0       0
January 2034........................      6        0        0        0       0        6        0        0        0       0
January 2035........................      0        0        0        0       0        0        0        0        0       0
Weighted Average Life to Maturity
(years)(2)..........................   20.04     2.29     1.63    1.21     0.95    20.04     2.29     1.63    1.21     0.95
Weighted Average Life to Call
(years)(2)(3).......................   20.04     2.29     1.63    1.21     0.95    20.04     2.29     1.63    1.21     0.95

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class A4A                                   Class A4B
                                               PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage................     100      100      100     100      100      100      100     100      100      100
January 2008........................   100      100      100     100      100      100      100     100      100      100
January 2009........................   100      100      100     100      100      100      100     100      100      100
January 2010........................   100      100      100     100       59      100      100     100      100       59
January 2011........................   100      100      100      78       47      100      100     100       78       47
January 2012........................   100      100       86      49       26      100      100      86       49       26
January 2013........................   100      100       60      31       13      100      100      60       31       13
January 2014........................   100       86       42      19        6      100       86      42       19        6
January 2015........................   100       66       29      11        2      100       66      29       11        2
January 2016........................   100       51       20       6        0      100       51      20        6        0
January 2017........................   100       39       13       2        0      100       39      13        2        0
January 2018........................   100       30        8       *        0      100       30       8        *        0
January 2019........................   100       23        5       0        0      100       23       5        0        0
January 2020........................   100       17        2       0        0      100       17       2        0        0
January 2021........................   100       12        1       0        0      100       12       1        0        0
January 2022........................   100        8        0       0        0      100        8       0        0        0
January 2023........................   100        5        0       0        0      100        5       0        0        0
January 2024........................   100        3        0       0        0      100        3       0        0        0
January 2025........................   100        2        0       0        0      100        2       0        0        0
January 2026........................   100        *        0       0        0      100        *       0        0        0
January 2027........................   100        0        0       0        0      100        0       0        0        0
January 2028........................   100        0        0       0        0      100        0       0        0        0
January 2029........................   100        0        0       0        0      100        0       0        0        0
January 2030........................   100        0        0       0        0      100        0       0        0        0
January 2031........................   100        0        0       0        0      100        0       0        0        0
January 2032........................   100        0        0       0        0      100        0       0        0        0
January 2033........................   100        0        0       0        0      100        0       0        0        0
January 2034........................   100        0        0       0        0      100        0       0        0        0
January 2035........................    88        0        0       0        0       88        0       0        0        0
January 2036........................    43        0        0       0        0       43        0       0        0        0
January 2037........................     0        0        0       0        0        0        0       0        0        0
Weighted Average Life to Maturity
(years)(2)..........................  28.85     9.95     7.22    5.50     4.15    28.85     9.95    7.22     5.50     4.15
Weighted Average Life to Call
(years)(2)(3).......................  28.57     8.30     5.98    4.53     3.40    28.57     8.30    5.98     4.53     3.40

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class M1                                    Class M2
                                               PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage................     100      100      100     100      100      100      100     100      100      100
January 2008........................   100      100      100     100      100      100      100     100      100      100
January 2009........................   100      100      100     100      100      100      100     100      100      100
January 2010........................   100      100      100     100      100      100      100     100      100      100
January 2011........................   100       72       48      30       18      100       72      48       30       18
January 2012........................   100       56       33      19       10      100       56      33       19        4
January 2013........................   100       43       23      12        0      100       43      23       12        0
January 2014........................   100       33       16       *        0      100       33      16        0        0
January 2015........................   100       26       11       0        0      100       26      10        0        0
January 2016........................   100       20        3       0        0      100       20       0        0        0
January 2017........................   100       15        0       0        0      100       15       0        0        0
January 2018........................   100       12        0       0        0      100       11       0        0        0
January 2019........................   100        7        0       0        0      100        0       0        0        0
January 2020........................   100        0        0       0        0      100        0       0        0        0
January 2021........................   100        0        0       0        0      100        0       0        0        0
January 2022........................   100        0        0       0        0      100        0       0        0        0
January 2023........................   100        0        0       0        0      100        0       0        0        0
January 2024........................   100        0        0       0        0      100        0       0        0        0
January 2025........................   100        0        0       0        0      100        0       0        0        0
January 2026........................   100        0        0       0        0      100        0       0        0        0
January 2027........................   100        0        0       0        0      100        0       0        0        0
January 2028........................   100        0        0       0        0      100        0       0        0        0
January 2029........................   100        0        0       0        0      100        0       0        0        0
January 2030........................   100        0        0       0        0      100        0       0        0        0
January 2031........................    92        0        0       0        0       92        0       0        0        0
January 2032........................    79        0        0       0        0       79        0       0        0        0
January 2033........................    65        0        0       0        0       65        0       0        0        0
January 2034........................    50        0        0       0        0       50        0       0        0        0
January 2035........................    34        0        0       0        0       34        0       0        0        0
January 2036........................    17        0        0       0        0       17        0       0        0        0
January 2037........................     0        0        0       0        0        0        0       0        0        0
Weighted Average Life to Maturity
(years)(2)..........................   26.88     6.30     4.78    4.07     3.84    26.87     6.23    4.69     3.98     3.70
Weighted Average Life to Call
(years)(2)(3).......................   26.79     5.86     4.45    3.82     3.65    26.79     5.86    4.43     3.77     3.55

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class M3                                    Class M4
                                               PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage................     100      100      100     100      100      100      100     100      100      100
January 2008........................   100      100      100     100      100      100      100     100      100      100
January 2009........................   100      100      100     100      100      100      100     100      100      100
January 2010........................   100      100      100     100      100      100      100     100      100      100
January 2011........................   100       72       48      30       18      100       72      48       30       18
January 2012........................   100       56       33      19        0      100       56      33       19        0
January 2013........................   100       43       23       1        0      100       43      23        0        0
January 2014........................   100       33       16       0        0      100       33      14        0        0
January 2015........................   100       26        0       0        0      100       26       0        0        0
January 2016........................   100       20        0       0        0      100       20       0        0        0
January 2017........................   100       15        0       0        0      100        7       0        0        0
January 2018........................   100        0        0       0        0      100        0       0        0        0
January 2019........................   100        0        0       0        0      100        0       0        0        0
January 2020........................   100        0        0       0        0      100        0       0        0        0
January 2021........................   100        0        0       0        0      100        0       0        0        0
January 2022........................   100        0        0       0        0      100        0       0        0        0
January 2023........................   100        0        0       0        0      100        0       0        0        0
January 2024........................   100        0        0       0        0      100        0       0        0        0
January 2025........................   100        0        0       0        0      100        0       0        0        0
January 2026........................   100        0        0       0        0      100        0       0        0        0
January 2027........................   100        0        0       0        0      100        0       0        0        0
January 2028........................   100        0        0       0        0      100        0       0        0        0
January 2029........................   100        0        0       0        0      100        0       0        0        0
January 2030........................   100        0        0       0        0      100        0       0        0        0
January 2031........................    92        0        0       0        0       92        0       0        0        0
January 2032........................    79        0        0       0        0       79        0       0        0        0
January 2033........................    65        0        0       0        0       65        0       0        0        0
January 2034........................    50        0        0       0        0       50        0       0        0        0
January 2035........................    34        0        0       0        0       34        0       0        0        0
January 2036........................    17        0        0       0        0       16        0       0        0        0
January 2037........................     0        0        0       0        0        0        0       0        0        0
Weighted Average Life to Maturity
(years)(2)........................     26.86     6.13     4.62    3.90     3.59    26.84     6.04    4.55     3.82     3.50
Weighted Average Life to Call
(years)(2)(3).....................     26.79     5.86     4.43    3.75     3.47    26.79     5.86    4.43     3.72     3.43

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class M5                                    Class M6
                                               PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage................     100      100      100     100      100      100      100     100      100      100
January 2008........................   100      100      100     100      100      100      100     100      100      100
January 2009........................   100      100      100     100      100      100      100     100      100      100
January 2010........................   100      100      100     100      100      100      100     100      100      100
January 2011........................   100       72       48      30        9      100       72      48       30        0
January 2012........................   100       56       33      14        0      100       56      33        0        0
January 2013........................   100       43       23       0        0      100       43      17        0        0
January 2014........................   100       33        0       0        0      100       33       0        0        0
January 2015........................   100       26        0       0        0      100       26       0        0        0
January 2016........................   100       19        0       0        0      100        0       0        0        0
January 2017........................   100        0        0       0        0      100        0       0        0        0
January 2018........................   100        0        0       0        0      100        0       0        0        0
January 2019........................   100        0        0       0        0      100        0       0        0        0
January 2020........................   100        0        0       0        0      100        0       0        0        0
January 2021........................   100        0        0       0        0      100        0       0        0        0
January 2022........................   100        0        0       0        0      100        0       0        0        0
January 2023........................   100        0        0       0        0      100        0       0        0        0
January 2024........................   100        0        0       0        0      100        0       0        0        0
January 2025........................   100        0        0       0        0      100        0       0        0        0
January 2026........................   100        0        0       0        0      100        0       0        0        0
January 2027........................   100        0        0       0        0      100        0       0        0        0
January 2028........................   100        0        0       0        0      100        0       0        0        0
January 2029........................   100        0        0       0        0      100        0       0        0        0
January 2030........................   100        0        0       0        0      100        0       0        0        0
January 2031........................    92        0        0       0        0       92        0       0        0        0
January 2032........................    79        0        0       0        0       79        0       0        0        0
January 2033........................    65        0        0       0        0       65        0       0        0        0
January 2034........................    50        0        0       0        0       50        0       0        0        0
January 2035........................    34        0        0       0        0       34        0       0        0        0
January 2036........................     0        0        0       0        0        0        0       0        0        0
Weighted Average Life to Maturity
(years)(2)........................      26.81    5.93     4.44    3.74     3.42    26.76     5.77    4.33     3.65     3.32
Weighted Average Life to Call
(years)(2)(3).....................      26.79    5.86     4.40    3.70     3.40    26.76     5.77    4.33     3.65     3.32

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class B1                                    Class B2
                                               PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       --------------------------------------      --------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                       ---      ---      ---     ---      ---      ---      ---      ---     ---      ---
Initial Percentage................     100      100      100     100      100      100      100     100      100      100
January 2008........................   100      100      100     100      100      100      100     100      100      100
January 2009........................   100      100      100     100      100      100      100     100      100      100
January 2010........................   100      100      100     100      100      100      100     100      100      100
January 2011........................   100       72       48      22        0      100       72      43        0        0
January 2012........................   100       56       33       0        0      100       56       *        0        0
January 2013........................   100       43        0       0        0      100       29       0        0        0
January 2014........................   100       33        0       0        0      100        0       0        0        0
January 2015........................   100        3        0       0        0      100        0       0        0        0
January 2016........................   100        0        0       0        0      100        0       0        0        0
January 2017........................   100        0        0       0        0      100        0       0        0        0
January 2018........................   100        0        0       0        0      100        0       0        0        0
January 2019........................   100        0        0       0        0      100        0       0        0        0
January 2020........................   100        0        0       0        0      100        0       0        0        0
January 2021........................   100        0        0       0        0      100        0       0        0        0
January 2022........................   100        0        0       0        0      100        0       0        0        0
January 2023........................   100        0        0       0        0      100        0       0        0        0
January 2024........................   100        0        0       0        0      100        0       0        0        0
January 2025........................   100        0        0       0        0      100        0       0        0        0
January 2026........................   100        0        0       0        0      100        0       0        0        0
January 2027........................   100        0        0       0        0      100        0       0        0        0
January 2028........................   100        0        0       0        0      100        0       0        0        0
January 2029........................   100        0        0       0        0      100        0       0        0        0
January 2030........................   100        0        0       0        0      100        0       0        0        0
January 2031........................    92        0        0       0        0       92        0       0        0        0
January 2032........................    79        0        0       0        0       79        0       0        0        0
January 2033........................    65        0        0       0        0       65        0       0        0        0
January 2034........................    50        0        0       0        0       50        0       0        0        0
January 2035........................    34        0        0       0        0        2        0       0        0        0
January 2036........................     0        0        0       0        0        0        0       0        0        0
January 2037........................     0        0        0       0        0        0        0       0        0        0
Weighted Average Life to Maturity
(years)(2)........................     26.67     5.52     4.15    3.49     3.19    26.42     5.07    3.82     3.22     3.10
Weighted Average Life to Call
(years)(2)(3).....................     26.67     5.52     4.15    3.49     3.19    26.42     5.07    3.82     3.22     3.10

----------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

WAC Cap

      The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

      o One-Month LIBOR Loan Index, Six-Month LIBOR Loan Index, One-Year LIBOR Loan Index and One-Year CMT Loan Index remain constant at 20.00%; and

      o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

      It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table. The following table is based on final marketing structure and spreads.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                           Loan              Loan
  Distribution                          Group I WAC      Group II WAC
     Date               WAC Cap (%)       Cap (%)          Cap (%)
  ------------          -----------     -----------      ------------
  25-Feb-07              22.01470        22.02845          21.90737
  25-Mar-07              21.52959        21.54235          21.42995
  25-Apr-07              20.55889        20.57042          20.46892
  25-May-07              20.48260        20.49451          20.38965
  25-Jun-07              19.99015        20.00167          19.90022
  25-Jul-07              19.92495        19.93685          19.83204
  25-Aug-07              19.44335        19.45486          19.35346
  25-Sep-07              19.17789         19.1894          19.08802
  25-Oct-07              19.12843        19.14032          19.03559
  25-Nov-07              18.66228        18.67378          18.57245
  25-Dec-07              18.62281         18.6347          18.53002
  25-Jan-08              18.16641        18.17791          18.07663
  25-Feb-08              17.92564        17.93713          17.83588
  25-Mar-08              18.12629        18.13864          18.02986
  25-Apr-08              17.45834        17.46989          17.36816
  25-May-08              17.44207         17.454           17.34891
  25-Jun-08              17.00835        17.01989          16.91821
  25-Jul-08              17.00067        17.01259          16.90755
  25-Aug-08              16.57540        16.58694          16.48531
  25-Sep-08              16.36638        16.37807          16.27501
  25-Oct-08              16.37097        16.38305          16.27658
  25-Nov-08              15.96647        15.97929          15.86630
  25-Dec-08              16.17393        16.19382          16.01853
  25-Jan-09              15.76183        15.78111          15.61119
  25-Feb-09              15.57063        15.58991          15.42002
  25-Mar-09              16.08236        16.10372          15.91547
  25-Apr-09              15.19907        15.21836          15.04836
  25-May-09              15.23894        15.25925          15.08019
  25-Jun-09              14.89943        14.92527          14.69747
  25-Jul-09              14.94495        14.97166          14.73619
  25-Aug-09              14.55459        14.58044          14.35260
  25-Sep-09              14.38932        14.41548          14.18490
  25-Oct-09              14.44420        14.47122          14.23299
  25-Nov-09              14.07741        14.10504          13.86145
  25-Dec-09              14.31092        14.34744          14.02547
  25-Jan-10              14.05717        14.10389          13.69204
  25-Feb-10              13.90669        13.95264          13.54753
  25-Mar-10              14.49538        14.54624          14.09777
  25-Apr-10              13.60854        13.65447          13.24944
  25-May-10              13.69919        13.74728          13.32329
  25-Jun-10              13.40545        13.45635          13.00755
  25-Jul-10              13.50381         13.5565          13.09182
  25-Aug-10              13.13316        13.18414          12.73449
  25-Sep-10              13.00043        13.05176          12.59913
  25-Oct-10              13.10042        13.15345          12.68578
  25-Nov-10              12.73952        12.79109          12.33628
  25-Dec-10              12.86762        12.91959          12.46125
  25-Jan-11              12.61568        12.67767          12.13093
  25-Feb-11              12.49414        12.55528          12.01594
  25-Mar-11              13.13544        13.20313          12.60605
  25-Apr-11              12.25127         12.3124          11.77315
  25-May-11              12.37046        12.43351          11.87729
  25-Jun-11              12.02210        12.08045          11.56569
  25-Jul-11              12.15221        12.21341          11.67345
  25-Aug-11              11.80570        11.86551          11.33775
  25-Sep-11              11.70425        11.76457          11.23236
  25-Oct-11              11.86454        11.92806          11.36764
  25-Nov-11              12.43075        12.57018          11.33990
  25-Dec-11              15.36952        15.44213          14.80142
  25-Jan-12              15.15856         15.2283          14.61285
  25-Feb-12              11.04405         11.113           10.50453
  25-Mar-12              11.80588         11.8796          11.22906
  25-Apr-12              11.04435        11.11332          10.50468
  25-May-12              11.41357        11.48497          10.85492
  25-Jun-12              11.05501        11.12533          10.50484
  25-Jul-12              11.42355        11.49621          10.85508
  25-Aug-12              11.05537        11.12571          10.50500

                                           Loan              Loan
  Distribution                          Group I WAC      Group II WAC
     Date               WAC Cap (%)       Cap (%)          Cap (%)
  ------------          -----------     -----------      ------------
  25-Sep-12              11.05553        11.12588          10.50507
  25-Oct-12              11.42451        11.49726          10.85532
  25-Nov-12              11.05668        11.12716          10.50523
  25-Dec-12              11.42567        11.49851          10.85568
  25-Jan-13              11.05713        11.12762          10.50557
  25-Feb-13              11.05745        11.12797          10.50565
  25-Mar-13              12.24235        12.32045          11.63135
  25-Apr-13              11.05775        11.12829          10.50581
  25-May-13              11.42696        11.49992          10.85608
  25-Jun-13              11.05874        11.12939          10.50597
  25-Jul-13              11.42740         11.5004          10.85625
  25-Aug-13              11.05881        11.12945          10.50612
  25-Sep-13              11.06726        11.13896          10.50620
  25-Oct-13              11.44169        11.51648          10.85649
  25-Nov-13              11.17825        11.26131          10.52834
  25-Dec-13              11.81470        11.83772          11.63462
  25-Jan-14              11.44746         11.4695          11.27504
  25-Feb-14              11.44749        11.46952          11.27508
  25-Mar-14              12.67417        12.69858          12.48317
  25-Apr-14              11.44776        11.46982          11.27516
  25-May-14              11.82938        11.85217          11.65104
  25-Jun-14              11.44796        11.47003          11.27524
  25-Jul-14              11.82958        11.85239          11.65112
  25-Aug-14              11.44800        11.47008          11.27532
  25-Sep-14              11.44803         11.4701          11.27536
  25-Oct-14              11.82965        11.85246          11.65124
  25-Nov-14              11.44807        11.47014          11.27544
  25-Dec-14              11.82970         11.8525          11.65133
  25-Jan-15              11.44812        11.47018          11.27552
  25-Feb-15              11.44815        11.47021          11.27556
  25-Mar-15              12.67476        12.69918          12.48371
  25-Apr-15              11.44819        11.47025          11.27565
  25-May-15              11.82982        11.85261          11.65155
  25-Jun-15              11.44824        11.47029          11.27573
  25-Jul-15              11.82987        11.85266          11.65164
  25-Aug-15              11.44829        11.47034          11.27582
  25-Sep-15              11.44831        11.47036          11.27586
  25-Oct-15              11.82995        11.85273          11.65177
  25-Nov-15              11.44836         11.4704          11.27595
  25-Dec-15              11.83000        11.85277          11.65186
  25-Jan-16              11.44841        11.47045          11.27604
  25-Feb-16              11.44843        11.47047          11.27609
  25-Mar-16              12.23801        12.26156          12.05380
  25-Apr-16              11.44848        11.47051          11.27618
  25-May-16              11.83012        11.85289          11.65210
  25-Jun-16              11.44853        11.47056          11.27627
  25-Jul-16              11.83838        11.86219          11.65219
  25-Aug-16              11.45695        11.48004          11.27636
  25-Sep-16              11.45696        11.48005          11.27641
  25-Oct-16              11.83887        11.86272          11.65234
  25-Nov-16              11.46137         11.4835          11.28830
  25-Dec-16              11.93378        11.94649          11.83438
  25-Jan-17              11.56612        11.57331          11.50988

Last Scheduled Distribution Date

      The last scheduled Distribution Date for distributions on each class of LIBOR Certificates is the Distribution Date in February 2037, and for distributions on the Residual Certificates will be the Distribution Date in January 2047. The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes other than the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan other than those mortgage loans with original amortization terms of 40 years and maturing 40 years from their origination. The last scheduled Distribution Dates for the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

      The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts will comprise one or more REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates and the Class X certificates represent (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in the upper-tier REMIC, the Class RC certificates will represent ownership of the sole class of residual interest in each lower-tier REMIC and the Class RX certificates will represent ownership of the sole class of residual interest in a separate Trust REMIC. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess

Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the LIBOR Certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

      A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts (exclusive of any Basis Risk Carry Forward Amounts) equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the lesser of the Loan Group I WAC Cap or Loan Group II WAC Cap, as applicable, or the WAC Cap, in each case computed for this purpose without regard to any Net Swap Receipt Amounts and adjusting the Net Swap Payment Amounts to the amount that would have been paid pursuant to the interest rate swap agreement if its notional balance were limited to the principal balance of the mortgage loans (the "REMIC Cap"),
(ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the Loan Group I WAC Cap or Loan Group II WAC Cap, as applicable, or the WAC Cap over the REMIC Cap and (iii) any Swap Termination Payment, and any excess of the REMIC Cap over the Loan Group I or Loan Group II WAC Cap, as applicable, or the WAC Cap, will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

      A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the LIBOR Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

      Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the LIBOR Certificates

      The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Components

      The following discussion assumes that the rights of the holders of the LIBOR Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the LIBOR Certificates who are non-U.S. Persons. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding their appropriate tax treatment.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level constant interest method, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

      Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or as a result of the REMIC Cap exceeding the Loan Group I or Loan Group II WAC Cap, as applicable, or the WAC Cap, on any Distribution Date, will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual

Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, all classes of Residual Certificates are subject to certain restrictions on transfer. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "--Tax Treatment of REMIC Residual Interests" in the prospectus.

      An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates in respect of the residual interest in the Lower Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "--Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" in the prospectus.

                              STATE AND LOCAL TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption ("PTE") 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765
(2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487
(2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

      (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's or S&P;

      (3) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the master servicing and trust agreement, and reimbursement of the servicer's reasonable expenses in connection with its services; and

      (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, the underwriter, the Trustee, any of the servicers, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      Except as provided below with respect to the interest rate swap agreement, the Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption and has not been included in the trust, and consequently an interest in the interest rate swap agreement is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of ERISA Eligible Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code with respect to a Plan's receipt of payments derived from the interest rate swap agreement unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the ERISA Eligible Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or
Section 4975 of the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement and Supplemental Interest Trust are in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

      The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan. Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.

                                LEGAL INVESTMENT

      The Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, or S&P or another nationally recognized statistical rating organization. The Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      Except as to the status of the Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      The Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the Depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $1,044,421,012.25 million will be approximately 99.49% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

      The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

      The Depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

      The underwriter is an affiliate of GSMC, the Depositor, the Swap Provider and Avelo.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriter by Sidley Austin LLP, New York, New York.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"):

                  Class                       S&P    Moody's
        ------------------------              ---    -------
        1A1.....................              AAA      Aaa
        1A2.....................              AAA      Aaa
        2A1A....................              AAA      Aaa
        2A1B....................              AAA      Aaa
        A4A.....................              AAA      Aaa
        A4B.....................              AAA      Aaa
        M1......................              AA+      Aa1
        M2......................               AA      Aa2
        M3......................              AA-      Aa3
        M4......................               A+      A1
        M5......................               A       A2
        M6......................               A-      A3
        B1......................              BBB+    Baa1
        B2......................              BBB     Baa2
        R.......................              AAA      NR
        RC......................              AAA      NR
        RX......................              AAA      NR

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.










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                                     S-162
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                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement.

      "40-Year Trigger Event" means, with respect to the 241st Distribution Date or any Distribution Date thereafter, the circumstances in which (i) the aggregate scheduled principal balance of the mortgage loans with original amortization terms of 40 years and maturing in 40 years, exceeds (ii) the Overcollateralized Amount for such Distribution Date.

      "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance or, in the case of the Component Classes, on each related component principal balance, immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's or component's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "ARM" means an adjustable-rate mortgage loan.

      "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the servicers, the Securities Administrator, the Custodians and the Trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date, (v) any Net Swap Receipt Amounts for such Distribution Date and (vi) all proceeds received with respect to any Optional Clean-Up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the trust in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

      "Avelo" means Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors.

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      "Basic Principal Distribution Amount" means, with respect to any
Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

      "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

      "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Class 1A Certificate Group" means the Class 1A1 and Class 1A2 certificates and the Class A4A certificates to the extent of the 1A3A component and the Class A4B certificates to the extent of the 1A3B component, collectively.

      "Class 2A Certificate Group" means the Class 2A1A and Class 2A1B certificates and the Class A4A certificates to the extent of the 2A2A component and the Class A4B certificates to the extent of the 2A2B component, collectively.

      "Class A" means the Class 1A1, Class 1A2, Class 2A1A, Class 2A1B, Class A4A (1A3A and 2A2A Components) and Class A4B (1A3B and 2A2B Components) certificates, collectively.

      "Class A Certificate Group" means any of the Class 1A Certificate Group or the Class 2A Certificate Group, as applicable.

      "Class A Principal Allocation Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificate Group and the group I mortgage loans, the numerator of which is (x) the portion of the Principal Remittance Amount for that Distribution Date that is attributable to principal received or advanced on the group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class 2A Certificate Group and the group II mortgage loans, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

      "Class A Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 86.40% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class B" means the Class B1, Class B2 and Class B3 certificates, collectively.

      "Class B1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates

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(after taking into account the payment of the Class M2 Principal Distribution
Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution
Date), (F) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (H) the Certificate Principal Balance of the Class B1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class B2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B1 Certificates (after taking into account the payment of the Class B1 Principal Distribution Amount on such Distribution Date), and (I) the Certificate Principal Balance of the Class B2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 98.00% and
(ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class B3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class

M6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B1 Certificates (after taking into account the payment of the Class B1 Principal Distribution Amount on such Distribution
Date), (I) the Certificate Principal Balance of the Class B2 Certificates (after taking into account the payment of the Class B2 Principal Distribution Amount on such Distribution Date), and (J) the Certificate Principal Balance of the Class B3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 99.00% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

o all amounts previously distributed to holders of certificates of that class as payments of principal; and

o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

      "Class M" means the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 certificates, collectively.

      "Class M1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 89.00% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class M2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 91.40% and
(ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class M3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 92.90% and
(ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class M4 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class M5 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.00% and
(ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Class M6 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment

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of the Class M5 Principal Distribution Amount on such Distribution Date) and (G)
the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 96.00% and (ii) the aggregate scheduled principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

      "Code" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

      "Compensating Interest" has the meaning set forth in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement.

      "Components" means the 1A3A, 1A3B, 2A2A and 2A2B components.

      "Component Classes" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "Conduit Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC through the GSMC mortgage conduit program.

      "Countrywide Home Loans" means Countrywide Home Loans, Inc., a New York corporation, and its successors.

      "Countrywide Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from Countrywide Home Loans.

      "Countrywide Servicing" means Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors.

      "Credit Enhancement Percentage" means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Determination Date" means, with respect to each Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date.

      "Distribution Date" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

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      "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "ERISA Eligible Certificate" means the Offered Certificates, other than the Residual Certificates.

      "Excess Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the applicable servicing fee rate and any lender-paid mortgage insurance.

      "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

      "Fair Market Value Excess" has the meaning set forth in "The Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

      "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership, and its successors.

      "Index" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Initial Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

      "Interest Accrual Period" means, for any Distribution Date and any class of the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

      "Interest Remittance Amount" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to such mortgage loans in that loan group and any Net Swap Receipt Amounts attributable to that loan group for that Distribution Date, net of any Net Swap Payment Amounts made from that loan group with respect to that Distribution Date.

      "LIBOR Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Lifetime Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "Loan Group I WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Loan Group II WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Master Servicer" has the meaning set forth in "Summary Information" in this prospectus supplement.

      "MERS Designated Mortgage Loan" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the Trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

      "Moody's" has the meaning set forth in "Ratings" in this prospectus supplement.

      "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Net Swap Payment Amount" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Net Swap Receipt Amount" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "One-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide

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a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "One-Year CMT Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "One-Year LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "Optional Clean-Up Call" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

      "Original Sale Date" means December 28, 2006 and December 29, 2006 with respect to the Countrywide Mortgage Loans and with respect to the Conduit Mortgage Loans and the mortgage loans acquired from the one other mortgage loan seller, the date specified in the applicable mortgage loan purchase agreement.

      "Overcollateralized Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Floor" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

      "Overcollateralization Reduction Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "P&I Advances" means advances made by the servicers or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) acting as backup servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicing fee, as applicable.

      "Par Value" means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO properties), (2) interest accrued and unpaid on the mortgage loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider and (5) with respect to any REO Property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each mortgage loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Certificate Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider.

      "Pass-Through Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Plans" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "PMI" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Prepayment Assumption" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "Prepayment Interest Excess" has the meaning set forth in "The Agreements--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "Prepayment Period" means, with respect to any Distribution Date the calendar month preceding the month in which that Distribution Date occurs.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and
(vi) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

      "PTCE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Rate Adjustment Cap" has the meaning set forth in the "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the Trustee, the Master Servicer, the Depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

      "Rating Agencies" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

      "Record Date" means the last business day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

      "Reference Banks" means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "REIT" has the meaning set forth in "Federal Income Tax
Consequences--Status of the LIBOR Certificates" in this prospectus supplement.

      "Required Swap Counterparty Rating" means, with respect to the Swap Provider, a replacement counterparty or entity guaranteeing the obligations of the Swap Provider or such replacement counterparty (if applicable), (x) either
(i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

      "Residual Certificates" means the Class R, Class RC and Class RX certificates.

      "Responsible Parties" means Countrywide Home Loans, Inc., a New York corporation, Goldman Sachs Mortgage Company, a New York limited partnership and one additional mortgage loan seller.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "S&P" has the meaning set forth in "Ratings" in this prospectus supplement.

      "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

      "Senior Specified Enhancement Percentage" on any date of determination is approximately 13.60%.

      "Sequential Trigger Event" means, if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.550%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

      "Servicer Remittance Date" means, with respect to the mortgage loans serviced by Avelo, Countrywide Servicing and two additional servicers and any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately following business day.

      "Significance Estimate" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Significance Percentage" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "Specified Overcollateralized Amount" means, prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

      "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or advanced prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in February 2010 and (ii) the first Distribution Date on which the Credit Enhancement Percentage for the Class A certificates is greater than or equal to the Senior Specified Enhancement Percentage for that Distribution Date after giving effect to the distribution on such Distribution Date.

      "Structuring Assumptions" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "Subordinated Certificates" means any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 or Class B3 certificates.

      "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Substitute Mortgage Loan" means a mortgage loan substituted by a responsible party for a mortgage loan that is in breach of that responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan;
(iv) be of the same type as the deleted mortgage loan (i.e., adjustable rate with the same periodic cap, lifetime rate cap, and index); and (v) comply with each representation and warranty made by the applicable responsible party.

      "Substitution Adjustment Amount" means with respect to any mortgage loan, the amount remitted by the applicable servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

      "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Supplemental Interest Trust" has the meaning set forth in "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

      "Swap Provider" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Swap Termination Payments" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Total Monthly Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and plus Net Swap Receipt Amounts and less Net Swap Payment Amounts for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i) of the seventh full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

      "Trigger Event" means with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are sixty (60) days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring in    Cumulative Realized Loss Percentage
------------------------------    -----------------------------------
February 2009 - January 2010      0.200% for the first month, plus an additional
                                  1/12th of 0.350% for each month thereafter
                                  (e.g., approximately 0.229% in March 2009)

February 2010 - January 2011      0.550% for the first month, plus an additional
                                  1/12th of 0.350% for each month thereafter
                                  (e.g., approximately 0.579% in March 2010)

February 2011 - January 2012      0.900% for the first month, plus an additional
                                  1/12th of 0.400% for each month thereafter
                                  (e.g., approximately 0.933% in March 2011)

February 2012 - January 2013      1.300% for the first month, plus an additional
                                  1/12th of 0.250% for each month thereafter
                                  (e.g., approximately 1.321% in March 2012)

February 2013 and thereafter      1.550%

      "Trust REMIC" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

      "Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Countrywide Home Loans Underwriting Guidelines" and "The Mortgage Loan Pool --Goldman Sachs Mortgage Conduit Program Underwriting Guidelines" in this prospectus supplement.

      "Unpaid Interest Amount" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association, and its successors.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                                    ANNEX II

                               INTEREST RATE SWAP
                      NOTIONAL AMOUNT AMORTIZATION SCHEDULE

 Distribution                                                 Interest Rate
Period (months)                 Distribution Date       Swap Notional Amount ($)
---------------                 -------------------     ------------------------
       1                              February 2007         1,026,732,000.00
       2                                 March 2007         1,000,289,000.00
       3                                 April 2007           951,349,000.00
       4                                   May 2007           904,790,000.00
       5                                  June 2007           860,497,000.00
       6                                  July 2007           818,360,000.00
       7                                August 2007           778,273,000.00
       8                             September 2007           740,137,000.00
       9                               October 2007           703,856,000.00
      10                              November 2007           669,341,000.00
      11                              December 2007           636,506,000.00
      12                               January 2008           605,268,000.00
      13                              February 2008           575,551,000.00
      14                                 March 2008           547,280,000.00
      15                                 April 2008           520,384,000.00
      16                                   May 2008           494,798,000.00
      17                                  June 2008           470,456,000.00
      18                                  July 2008           447,299,000.00
      19                                August 2008           425,270,000.00
      20                             September 2008           404,312,000.00
      21                               October 2008           384,374,000.00
      22                              November 2008           365,407,000.00
      23                              December 2008           347,363,000.00
      24                               January 2009           330,197,000.00
      25                              February 2009           313,867,000.00
      26                                 March 2009           298,332,000.00
      27                                 April 2009           283,553,000.00
      28                                   May 2009           269,493,000.00
      29                                  June 2009           256,117,000.00
      30                                  July 2009           243,393,000.00
      31                                August 2009           231,287,000.00
      32                             September 2009           219,771,000.00
      33                               October 2009           208,815,000.00
      34                              November 2009           198,393,000.00
      35                              December 2009           188,477,000.00
      36                               January 2010           179,044,000.00
      37                              February 2010           170,070,000.00
      38                                 March 2010           161,533,000.00
      39                                 April 2010           153,411,000.00
      40                                   May 2010           145,685,000.00
      41                                  June 2010           138,334,000.00
      42                                  July 2010           131,342,000.00
      43                                August 2010           124,690,000.00
      44                             September 2010           118,361,000.00
      45                               October 2010           112,341,000.00
      46                              November 2010           106,614,000.00
      47                              December 2010           101,165,000.00
      48                               January 2011            95,982,000.00

 Distribution                                                 Interest Rate
Period (months)            Distribution Date            Swap Notional Amount ($)
---------------            -------------------          ------------------------
      49                              February 2011            91,051,000.00
      50                                 March 2011            86,360,000.00
      51                                 April 2011            81,898,000.00
      52                                   May 2011            77,653,000.00
      53                                  June 2011            73,614,000.00
      54                                  July 2011            69,772,000.00
      55                                August 2011            66,117,000.00
      56                             September 2011            62,640,000.00
      57                               October 2011            59,332,000.00
      58                              November 2011            56,186,000.00
      59                              December 2011            53,186,000.00
      60                               January 2012            50,332,000.00
      61               February 2012 and thereafter                        0




         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                                 $1,044,439,000
                                  (Approximate)
                          GSAA Home Equity Trust 2007-1
                     GS Mortgage Securities Corp., Depositor
                            Asset-Backed Certificates

Overview of the Offered Certificates
-----------------------------------------------------------------------------------------------------------------------
                                                                                  Estimated
               Approximate                Primary    Expected        Initial         Avg.     Principal     S&P/Moody's
                Principal     Certificate Collateral Credit        Pass-Through      Life      Payment       Expected
Certificates    Balance(1)       Type     Group (2)  Support(3)      Rate(4)       (yrs)(5)  Window(5)(6)     Ratings
-----------------------------------------------------------------------------------------------------------------------
    1A1        $515,268,000       Sr       Group I     6.80%      LIBOR + 0.08%      1.00    02/07-04/09      AAA/Aaa
    1A2        $199,818,000       Sr       Group I     6.80%      LIBOR + 0.17%      3.25    04/09-09/11      AAA/Aaa
    2A1A       $82,495,000        Sr      Group II     16.12%     LIBOR + 0.06%      1.63    02/07-09/11      AAA/Aaa
    2A1B        $9,167,000        Sr      Group II     6.80%      LIBOR + 0.10%      1.63    02/07-09/11      AAA/Aaa
   A4A(7)      $158,851,000       Sr      Group I      16.12%     LIBOR + 0.23%      5.98    09/11-07/13      AAA/Aaa
                                           and II
   A4B(7)      $17,651,000        Sr      Group I      6.80%      LIBOR + 0.25%      5.98    09/11-07/13      AAA/Aaa
                                           and II
     M1        $13,715,000       Sub      Group I      5.50%      LIBOR + 0.26%      4.45    03/10-07/13      AA+/Aa1
                                           and II
     M2        $12,659,000       Sub      Group I      4.30%      LIBOR + 0.28%      4.43    03/10-07/13      AA/Aa2
                                           and II
     M3         $7,913,000       Sub      Group I      3.55%      LIBOR + 0.30%      4.43    03/10-07/13      AA-/Aa3
                                           and II
     M4         $5,802,000       Sub      Group I      3.00%      LIBOR + 0.36%      4.43    03/10-07/13       A+/A1
                                           and II
     M5         $5,275,000       Sub      Group I      2.50%      LIBOR + 0.40%      4.40    02/10-07/13       A/A2
                                           and II
     M6         $5,275,000       Sub      Group I      2.00%      LIBOR + 0.45%      4.33    02/10-07/13       A-/A3
                                           and II
     B1         $5,275,000       Sub      Group I      1.50%      LIBOR + 0.80%      4.15    02/10-11/12     BBB+/Baa1
                                           and II
     B2         $5,275,000       Sub      Group I      1.00%      LIBOR + 1.00%      3.82    02/10-02/12     BBB/Baa2
                                           and II
-----------------------------------------------------------------------------------------------------------------------
   TOTAL      $1,044,439,000
-----------------------------------------------------------------------------------------------------------------------
Overview of the Non-offered Certificates
-----------------------------------------------------------------------------------------------------------------------
     B3          $5,275,000      Sub       Group I     0.50%    LIBOR + 2.00%    3.21     02/10-12/10       BB/BA2
                                           and II
-----------------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%.

(2) The Class 1A1, Class 1A2, Class 2A1A and Class 2A1B Certificates are entitled to receive payments primarily from the collateral group indicated. Under certain circumstances, the Class 1A1, Class 1A2, Class 2A1A and Class 2A1B Certificates may receive principal from the other collateral group.

(3)   Fully funded overcollateralization of approximately 0.50%.

(4) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through-Rates of the Principal Certificates.

(5) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.

(6) The stated final maturity date for the rated certificates is the Distribution Date in February 2037.

(7) The Class A4A and A4BCertificates are component classes made up of the following components:

          -------------------------------------------------------------
                                                              Primary
          Certificate         Component        Component     Collateral
             Class          Designations        Balance       Group(9)
          -------------------------------------------------------------
              A4A               1A3A          $140,852,000   Group I
          -------------------------------------------------------------
              A4A               2A2A          $17,999,000    Group II
          -------------------------------------------------------------
              A4B               1A3B          $15,651,000    Group I
          -------------------------------------------------------------
              A4B               2A2B           $2,000,000    Group II
          -------------------------------------------------------------

(8)   Based on the pass-through rates of the respective components.

(9) The 1A3A, 1A3B, 2A2A and 2A2B components are entitled to receive payments primarily from the collateral group indicated. Under certain circumstances, the 1A3A, 1A3B, 2A2A and 2A2B components may receive payments from the other collateral group.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Selected Mortgage Pool Data((10))

--------------------------------------------------------------------
                                                         Aggregate
--------------------------------------------------------------------
Scheduled Principal Balance:                          $1,057,016,749
Number of Mortgage Loans:                                      3,303
Average Scheduled Balance:                                  $320,017
Percentage of Interest Only Loans:                            90.80%
Weighted Average Gross Coupon:                                6.798%
Weighted Average Net Coupon:(11)                              6.539%
Non-Zero Weighted Average FICO Score:                            705
Weighted Average Original LTV Ratio:                          75.09%
Weighted Average Combined Original LTV Ratio:                 85.11%
Weighted Average Stated Remaining Term
(months):                                                        359
Weighted Average Seasoning (months):                               1
Weighted Average Months to Roll:                                  57
Weighted Average Gross Margin:                                 2.62%
Weighted Average Periodic Rate Cap:                            1.73%
Weighted Average Gross Maximum Lifetime Rate:                 12.27%
Percentage of Mortgage Loans with Silent
Seconds:                                                      57.22%
Non-Zero Weighted Average Debt-to-Income
Ratio:                                                        38.89%
--------------------------------------------------------------------

(10) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(11) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Features of the Transaction(1)

|_| The mortgage loans in the transaction consist of Alt-A type, adjustable-rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Goldman Sachs Mortgage Conduit ("GS Mortgage Conduit") (50.27%), Countrywide Home Loans, Inc. ("Countrywide") (43.26%) and GreenPoint Mortgage Funding, Inc. ("GreenPoint") (6.48%).

|_| The Mortgage Loans will be serviced by Avelo Mortgage, L.L.C. ("Avelo") (45.47%), Countrywide Home Loans Servicing, LP ("Countrywide") (43.26%), GreenPoint (6.48%) and Wachovia Corporation ("Wachovia") (4.80%).

|_| Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 0.50%, excess spread and mortgage insurance.

|_| None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

|_| None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

|_| The transaction will be modeled on INTEX as GSAA071 and on Bloomberg as GSAA 07-1.

|_| This transaction will contain a swap agreement with an initial swap notional amount of approximately $1,026,732,000. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a per annum rate (on an actual/360 basis), on the swap notional amount from the Swap Provider. See page 26 for swap agreement details.

|_| The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

(1)   Percentages may not add up to 100% due to rounding.

Time Table


Expected Closing Date:              January 30, 2007

Cut-off Date:                       January 1, 2007

Statistical Calculation Date:       December 1, 2006

Expected Pricing Date:              On or before January 16, 2007

First Distribution Date:            February 26, 2007

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Key Terms

Offered Certificates:           Class A, Class M, Class B1 and Class B2
                                Certificates

Non-Offered Certificates:       Class B3, Class X, Class P and the Residual
                                Certificates

LIBOR Certificates:             Class A, Class M and Class B Certificates

Principal Certificates:         Class A, Class M and Class B Certificates

Class A Certificates:           Class 1A1, Class 1A2, Class 2A1A, Class 2A1B,
                                Class A4A (1A3A and 2A2A Components) and Class
                                A4B (1A3B and 2A2B Components) Certificates

Class M Certificates:           Class M1, Class M2, Class M3, Class M4, Class M5
                                and Class M6 Certificates

Class B Certificates:           Class B1, Class B2 and Class B3 Certificates

Components:                     1A3A, 1A3B, 2A2A and 2A2B

Component Classes:              Class A4A and Class A4B Certificates

Class 1A Certificates:          Class 1A1 and Class 1A2 Certificates and the
                                Class A4A Certificates to the extent of the 1A3A component and the Class A4B Certificates to the extent of the 1A3B component.

Class 2A Certificates:          Class 2A1A and Class 2A1B Certificates and the
                                Class A4A Certificates to the extent of the 2A2A component and the Class A4B Certificates to the extent of the 2A2B component.

Residual Certificates:          Class R, Class RC and Class RX Certificates. The
                                Residual Certificates are not being offered hereby.

Depositor:                      GS Mortgage Securities Corp.

Subordinate Certificates:       Class M and Class B Certificates

Underwriter:                    Goldman, Sachs & Co.

Servicers:                      Avelo, Countrywide Servicing, GreenPoint, and
                                Wachovia.

Trustee:                        U.S. Bank National Association ("US Bank")

Securities Administrator:       Wells Fargo Bank, National Association ("Wells
                                Fargo")

Master Servicer:                Wells Fargo

Custodians:                     Deutsche Bank National Trust Company, US Bank
                                and The Bank of New York Trust Company, N.A.

Swap Provider:                  Goldman Sachs Mitsui Marine Derivative Products,
                                L.P.

Servicing Fee Rates:            25.0 bps (50.19%)
                                20.0 bps, increasing to 37.5 bps (6.41%)
                                25.0 bps, increasing to 37.5 bps (36.90%)
                                37.5 bps (6.50%)

Expense Fee Rate:               The Servicing Fee Rate and any lender-paid
                                mortgage insurance

Distribution Date:              25th day of the month or the next Business Day

Record Date:                    For any Distribution Date, the last Business Day
                                of the Interest Accrual Period.

Delay Days:                     0 day delay on all certificates

Day Count:                      Actual/360 basis for all certificates

Prepayment Period:              The calendar month prior to the Distribution
                                Date

Due Period:                     The period commencing on the second day of the
                                calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                                Date occurs.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Interest Accrual Period:        For all certificates, from the prior
                                Distribution Date to the day immediately preceding the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

Pricing Prepayment Assumption:  30% CPR

Group I Mortgage Loans:         Approximately $937,038,707 of the Mortgage Loans

Group II Mortgage Loans:        Approximately $119,978,042 of the Mortgage Loans

Excess Spread:                  The initial weighted average net coupon of the
                                mortgage pool will be greater than the interest payments on the Principal Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off date.

                                Initial Gross WAC(1):                  6.79653%
                                  Less Fees & Expenses(2):             0.25927%
                                                                       -------

                                Net WAC(1):                            6.53726%
                                  Less Initial Principal
                                  Certificate Coupon (Approx.)(1)(3):  5.44326%
                                   Less Initial Swap Outflow(3):      -0.18491%
                                                                       -------

                                Initial Excess Spread(1):              1.27891%

                                    (1) This amount will vary on each
                                        distribution date based on changes to
                                        the weighted average interest rate on
                                        the Mortgage Loans as well as any
                                        changes in day count.

                                    (2) Includes the Expense Fee Rate.

                                    (3) Assumes one-month LIBOR equal to
                                        5.32000% and initial marketing spreads.
                                        This amount will vary on each
                                        distribution date based on changes to
                                        the weighted average Pass-Through Rates
                                        on the Principal Certificates as well as any changes in day count.

Servicer Advancing:             Yes, as to principal and interest, subject to
                                recoverability.

Compensating Interest:          Each Servicer shall provide compensating
                                interest equal to the lesser of (A) the
                                difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty
                                (30) days' interest on the related mortgage loans and (B) (i) one-half the applicable monthly servicing fee received for the related
                                Distribution Date, in the case of Avelo, Countrywide Servicing and GreenPoint or (ii) the applicable monthly servicing fee received for the related Distribution Date, in the case of Wachovia.

Retention of Servicing:         Although the Depositor will transfer all right,
                                title and interest in the Mortgage Loans to the trust, with respect to certain of the Mortgage
                                Loans the Depositor or an affiliate of the Depositor will retain the right to terminate the Servicer of those Mortgage Loans without cause and transfer the servicing to a third-party. The
                                Mortgage Loans affected by this right will be serviced by Avelo, and represent approximately
                                45.47% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation
                                Date. Should the Depositor or such affiliate choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor or such affiliate of the Depositor must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly
                                Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie
                                Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

Optional Clean-up Call:         The transaction has a 10% optional clean-up
                                call.

Rating Agencies:                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc., and Moody's
                                Investors Service, Inc.

Minimum Denomination:           $50,000 with regard to each of the Offered
                                Certificates.

Legal Investment:               It is anticipated that the Class A, Class M1,
                                Class M2, Class M3 and the Residual Certificates will be SMMEA eligible.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

ERISA Eligibility:              Underwriter's exemption is expected to apply to
                                the Offered Certificates. However, for so long as the swap agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Tax Treatment:                  All Principal Certificates represent REMIC
                                regular interests subject to certain rights and obligations in respect to the swap agreement;
                                the Trustee will treat the rights and
                                obligations in respect of the swap agreement as a position in a notional principal contract. The
                                Class R, Class RC and Class RX Certificates each represent the residual interest in a REMIC.

Prospectus:                     The Offered Certificates will be offered
                                pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.
--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Structure of the Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition "Principal Distributions on the Principal Certificates". Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and the Non-Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates and the Non-Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap, and in the case of the Class A Certificates, a Loan Group Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered and Non-Offered Certificates on a pro rata basis based on the respective amount of interest accrued on these certificates for that Distribution Date. Any reductions in the Pass-Through-Rate attributable to the WAC Cap or the applicable Loan Group Cap will be carried forward with interest at the applicable Pass-Through-Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Class A4A and A4B Certificates and Components

The Class A4A and Class A4B Certificates are component classes. The Class A4A Certificates are comprised of the 1A3A and 2A2A components and the Class A4B Certificates are comprised of the 1A3B and 2A2B components. Each component class constitutes a single class of certificates. The components comprising each of the Class A4A and Class A4B Certificates will not be separately transferable from such Class and are not issued separately.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 0.50% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.00% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, substantially all of the unpaid principal balance of the Mortgage Loans with original LTVs greater than 80% is expected to be covered by borrower- or lender-paid mortgage insurance.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(A) the Distribution Date occurring in February 2010; and

(B) the first Distribution Date following the Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 13.60%.

--------------------------------------------------------------------------------
Class         Initial Subordination Percentage         Step-Down Date Percentage
--------------------------------------------------------------------------------
  A                         6.80%                                13.60%
--------------------------------------------------------------------------------
 M1                         5.50%                                11.00%
--------------------------------------------------------------------------------
 M2                         4.30%                                8.60%
--------------------------------------------------------------------------------
 M3                         3.55%                                7.10%
--------------------------------------------------------------------------------
 M4                         3.00%                                6.00%
--------------------------------------------------------------------------------
 M5                         2.50%                                5.00%
--------------------------------------------------------------------------------
 M6                         2.00%                                4.00%
--------------------------------------------------------------------------------
 B1                         1.50%                                3.00%
--------------------------------------------------------------------------------
 B2                         1.00%                                2.00%
--------------------------------------------------------------------------------
 B3                         0.50%                                1.00%
--------------------------------------------------------------------------------

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

--------------------------------------------------------------------------------
         Distribution Date                Cumulative Realized Loss Percentage:
--------------------------------------------------------------------------------
    February 2009 - January 2010          0.200% for the first month, plus an
                                          additional 1/12th of 0.350% for each
                                          month thereafter (e.g., approximately
                                                    0.229% in March 2009)
--------------------------------------------------------------------------------
    February 2010 - January 2011          0.550% for the first month, plus an
                                          additional 1/12th of 0.350% for each
                                          month thereafter (e.g., approximately
                                                    0.579% in March 2010)
--------------------------------------------------------------------------------
    February 2011 - January 2012          0.900% for the first month, plus an
                                          additional 1/12th of 0.400% for each
                                          month thereafter (e.g., approximately
                                                    0.933% in March 2011)
--------------------------------------------------------------------------------
    February 2012 - January 2013          1.300% for the first month, plus an
                                          additional 1/12th of 0.250% for each
                                          month thereafter (e.g., approximately
                                                    1.321% in March 2012)
--------------------------------------------------------------------------------
    February 2013 and thereafter                          1.55%
--------------------------------------------------------------------------------

40-Year Trigger Event. A 40-Year Trigger Event is in effect if on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate scheduled principal balance of the mortgage loans with original amortization terms of 40 years and maturing in 40 years, exceeds (ii) the actual overcollateralization for such distribution date.

Sequential Trigger Event. A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 0.550%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

Step-Up Coupons. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class 1A1 Pass-Through Rate. The Class 1A1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.080% (0.160%
after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I WAC Cap, and (iii) the WAC Cap.

Class 1A2 Pass-Through Rate. The Class 1A2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.170% (0.340%
after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I WAC Cap, and (iii) the WAC Cap.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Class 2A1A Pass-Through Rate. The Class 2A1A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.060% (0.120% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap, and (iii) the WAC Cap.

Class 2A1B Pass-Through Rate. The Class 2A1B Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.100% (0.200% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II WAC Cap, and (iii) the WAC Cap.

Class A4A Pass-Through Rate. The Class A4A Certificates will accrue interest at a variable rate equal to the pass-through rates of the respective Components.

Class A4B Pass-Through Rate. The Class A4B Certificates will accrue interest at a variable rate equal to the pass-through rates of the respective Components.

1A3A Pass-Through Rate. The 1A3A Component will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.230% (0.460% after the first distribution date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

1A3B Pass-Through Rate. The 1A3B Component will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

2A2A Pass-Through Rate. The 2A2A Component will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.230% (0.460% after the first distribution date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

2A2B Pass-Through Rate. The 2A2B Component will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

Class M1 Pass-Through Rate. The Class M1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.260% (0.390% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M2 Pass-Through Rate. The Class M2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.280% (0.420% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M3 Pass-Through Rate. The Class M3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.300% (0.450% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M4 Pass-Through Rate. The Class M4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.360% (0.540% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M5 Pass-Through Rate. The Class M5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.400% (0.600% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M6 Pass-Through Rate. The Class M6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.450% (0.675% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B1 Pass-Through Rate. The Class B1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.800% (1.200% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B2 Pass-Through Rate. The Class B2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.000% (1.500% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Class B3 Pass-Through Rate. The Class B3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 2.000% (3.000% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any  Distribution  Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest  Accrual  Period and
(ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, and
(B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Loan Group I WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate for Loan Group I, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Loan Group II WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate for Loan Group II, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class or, in the case of the Component Classes, for each related component, which will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates or on such component at its applicable pass-through rate (without regard to the WAC Cap or applicable group cap, as applicable) over interest due on such class of certificates or such component at a rate equal to the WAC Cap (or the lesser of the WAC Cap or the applicable loan group cap, as applicable), (ii) any Basis Risk Carry Forward Amount for such class or component remaining unpaid therefore from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the applicable pass-through rate (without regard to the WAC Cap or applicable group cap, as applicable). In the event any class of certificates is no longer outstanding or, in the case of the Component Classes, the principal balance of a component has been reduced to zero, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates or such related component.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance or, in the case of the Component Classes, on each related component principal balance, immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class's or component's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the Swap Provider.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap Provider, if any;

(ii)  concurrently,

      (A) from the Interest Remittance Amount related to the Group I Mortgage Loans, (based on the accrued and unpaid interest distributable to each class or component of the

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

            Class 1A Certificates), to the Class 1A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for the Class 1A Certificates from prior Distribution Dates; and

      (B) from the Interest Remittance Amount related to the Group II Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to each class or component of the Class 2A
            Certificates), to each class of the Class 2A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class 2A Certificates from prior Distribution Dates;

provided, that if the Interest Remittance Amount for any group of Mortgage Loans is insufficient to make the related payments set forth in clause (A) or (B) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (A) or (B) above will be available to cover that shortfall;

(iii) from  any   remaining   Interest   Remittance   Amounts  to  the  Class  M
      Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

(iv)  from  any   remaining   Interest   Remittance   Amounts  to  the  Class  B
      Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates. On each Distribution Date
(a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i) concurrently, to the Class R, Class RC and Class RX Certificates, the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(ii)  concurrently,

      (A) to the Class 1A Certificates, the Group I Principal Distribution Amount, in the following order of priority

            (A) sequentially, to the Class 1A1 and 1A2 Certificates, until their respective certificate principal balances have been reduced to zero; and

            (B) concurrently, to the 1A3A and 1A3B Components, allocated pro rata among these components, until their respective principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 1A3A and 1A3B Components will be allocated sequentially, to the 1A3A and 1A3B Components, in that order, until their respective principal balances have been reduced to zero;

      (B) to the Class 2A Certificates, the Group II Principal Distribution Amount, in the following order of priority:

            (A) concurrently, to the Class 2A1A and 2A1B Certificates, allocated pro rata among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A1A and Class 2A1B Certificates will be allocated sequentially, to the Class 2A1A and Class 2A1B Certificates, in that order, until their respective certificate principal balances have been reduced to zero; and

            (B) concurrently, to the 2A2A and 2A2B Components, allocated pro rata among these components, until their respective principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the 2A2A and 2A2B Components will be allocated sequentially, to the 2A2A and 2A2B Components, in that order, until their respective principal balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (A) and (B) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A Certificates is reduced to zero

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

(considering the Class 1A Certificates as one class and the Class 2A Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (iii) to the Class A Certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to this subsection (iii), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (A) and (B) above, as applicable), until their respective certificate principal balances have been reduced to zero; and

(iv) the portion of the available Principal Distribution Amount for both loan groups remaining after making the distributions described above in paragraphs (i), (ii) and (iii) will be distributed in the following order of priority:

      (A) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

      (B) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap Provider, if any, if not already paid according to (i) of "Interest Distributions on the Principal Certificates";

(ii)  concurrently,

      (A)   to the Class 1A  Certificates,  the lesser of the Group I  Principal
            Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 1A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes in the following order of priority:

            (A) sequentially, to the Class 1A1 and 1A2 Certificates, until their respective certificate principal balances have been reduced to zero; and

            (B) concurrently, to the 1A3A and 1A3B Components, allocated pro rata among these components, until their respective principal balances have been reduced to zero;

      (B) to the Class 2A Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 2A Certificates, determined in accordance with the Class A Principal Allocation Percentage for these classes, allocated in the following order of priority:

            (C) concurrently to the Class 2A1A and Class 2A1B Certificates, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero; and

            (D) concurrently, to the 2A2A and 2A2B Components, allocated pro rata among these components, until their respective principal balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (A) and (B) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A certificates is reduced to zero (considering the Class 1A Certificates as one class and the Class 2A Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (ii) to the Class A certificates on that Distribution Date, and the amount of principal distributable to the Class A certificates on all subsequent Distribution Dates pursuant to this subsection (ii), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (A) and (B) above, as applicable), until their respective certificate principal balances have been reduced to zero; and

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

(iii) the portion of the available Principal Distribution Amount for both groups remaining after making the distributions described above in paragraphs (i) and (ii) will be distributed sequentially in the following order of priority:

      (A) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

      (B) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 Certificates and the certificate principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class 1A Certificates, on the one hand, and the Class 2A Certificates, on the other hand, based on their respective principal balances, with the principal allocated to the Class 1A Certificates, being allocated pro rata among the Class 1A1 and Class 1A2 Certificates and the 1A3A and 1A3B Components until their respective principal balances have been reduced to zero, and the principal allocated to the Class 2A Certificates, being allocated pro rata among the Class 2A1A and Class 2A1B Certificates and the 2A2A and 2A2B Components, until their respective principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect (x) principal distributions to the 1A3A and 1A3B components will be allocated sequentially to the 1A3A and 1A3B components, in that order, until their respective principal balances have been reduced to zero, (y) principal distributions to the Class 2A1A and Class 2A1B Certificates will be allocated sequentially to the Class 2A1A and Class 2A1B Certificates, in that order, until their respective principal balances have been reduced to zero and (z) principal distributions to the 2A2A and 2A2B components will be allocated sequentially to the 2A2A and 2A2B components, in that order, until their respective principal balances have been reduced to zero.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the "Interest Distributions on the Principal Certificates" section, above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

(ii) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv) concurrently, any Class 1A1 Basis Risk Carry Forward Amount to the Class 1A1 Certificates, any Class 1A2 Basis Risk Carry Forward Amount to the Class 1A2 Certificates, any 1A3A Basis Risk Carry Forward Amount to the 1A3A Components, any 1A3B Basis Risk Carry Forward Amount to the 1A3B Components, any Class 2A1A Basis Risk Carry Forward Amount to the Class 2A1A Certificates, any Class 2A1B Basis Risk Carry Forward Amount to the Class 2A1B Certificates, any 2A2A Basis Risk Carry Forward Amount to the 2A2A Components, any 2A2B Basis Risk Carry Forward Amount to the 2A2B Components, pro rata based on their respective certificate principal balances, provided that, if for any distribution date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(v) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2 and Class B3 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

(vi) if a 40-Year Trigger Event is in effect, then any remaining amounts will be distributed first, to the Class A Certificates, allocated under "Principal Distributions on the Principal Certificates" above and then sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual overcollateralized amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective class certificate balances have been reduced to zero; and

(vii) to the holders of the Class X Certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any swap payments and certain swap termination payments (other than termination payments where the Swap Provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)  to the  certificateholders,  to pay interest  according to sections  (ii),
      (iii)  and  (iv)  of  the   "Interest   Distributions   on  the  Principal
      Certificates" section, to the extent unpaid from other available funds;

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Principal Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due) as a result of current or prior Realized Losses not previously reimbursed, to the extent unpaid from other available funds;

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid from other available funds;

(v) to the Swap Provider, any termination payments where the Swap Provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(vi)  to the holders of the Class X Certificates, any remaining amounts.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow, (ii) in reduction of the overcollateralization amount, and (iii) sequentially, to the Class B3, Class B2, Class B1, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

Once realized losses are allocated sequentially to the Class B3, Class B2, Class B1, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

Notwithstanding the foregoing, if after a Realized Loss is allocated to reduce the certificate principal balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "subsequent recovery"), the certificate principal balance of each class of certificates that has been previously reduced by the applied Realized Loss amount will be increased, in order of seniority, by the amount of the subsequent recoveries (but not in excess of the Realized Loss amount allocated to the applicable class of certificates).

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and
(ii) in the case of the Class 2A Certificates, the numerator of which is (x) the portion of the Principal

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Group I Principal Distribution Amount. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 1A Certificates.

Group II Principal Distribution Amount. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 2A Certificates.

Principal Remittance Amount. On any Distribution Date, the sum of:

(i) all scheduled payments of principal due during the related Due Period and received by the Servicers on or prior to the related determination date or advanced by any Servicer for the related servicer remittance date;

(ii) the principal portion of all partial and full prepayments received during the related prepayment period;

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date;

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal  Distribution  Amount.  For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal
Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated  Amount. For any Distribution Date, means the excess, if any
of   (i)   the   actual    overcollateralization,    and   (ii)   the   required
overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

aggregate   scheduled   principal   balance  of  the  Mortgage  Loans  for  such
Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 91.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M3 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 92.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates  (after  taking into  account any payment of the Class M3 Principal
Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class M5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 96.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6
Certificates  (after  taking into  account any payment of the Class M6 Principal
Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6
Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B1 Certificates (after taking into account any payment of the Class B1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3
Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M5
Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B1 Certificates (after taking into account any payment of the Class B1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B2 Certificates (after taking into account any payment of the Class B2 Principal Distribution Amount on such Distribution Date), and (J) the certificate principal balance of the Class B3 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 99.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

           Remaining Prepayment Penalty Term by Product Type(1)(2)(3)

----------------------------------------------------------------------------------------------------------------------------------
By Balance       No Penalty       0-12 Months     13-24 Months     25-36 Months     37-48 Months     49-60 Months        Total
----------------------------------------------------------------------------------------------------------------------------------
2 YEAR ARM       $11,883,396       $5,054,551      $49,967,298               $0               $0               $0      $66,905,245
----------------------------------------------------------------------------------------------------------------------------------
3 YEAR ARM        62,275,225       12,259,148          152,000       28,133,060          211,850          995,120      104,027,042
----------------------------------------------------------------------------------------------------------------------------------
5 YEAR ARM       464,201,225       94,522,424        7,791,678      182,440,699          643,500       32,250,240      781,849,766
----------------------------------------------------------------------------------------------------------------------------------
7 YEAR ARM        71,047,487        1,530,400          991,704        6,539,278                0                0       80,108,869
----------------------------------------------------------------------------------------------------------------------------------
10 YEAR ARM       15,115,482        1,478,600                0        7,531,746                0                0       24,125,828
----------------------------------------------------------------------------------------------------------------------------------
Total            $62,523,453     $114,845,123      $58,902,680     $224,644,782         $855,350      $33,245,360   $1,057,016,749
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
By Balance     No Penalty   0-12 Months 13-24 Months     25-36 Months   37-48 Months    49-60 Months  Total
--------------------------------------------------------------------------------------------------------------
2 YEAR ARM       1.12%         0.48%       4.73%             0.00%          0.00%           0.00%      6.33%
--------------------------------------------------------------------------------------------------------------
3 YEAR ARM       5.89          1.16        0.01              2.66           0.02            0.09       9.84
--------------------------------------------------------------------------------------------------------------
5 YEAR ARM      43.92          8.94        0.74             17.26           0.06            3.05      73.97
--------------------------------------------------------------------------------------------------------------
7 YEAR ARM       6.72          0.14        0.09              0.62           0.00            0.00       7.58
--------------------------------------------------------------------------------------------------------------
10 YEAR ARM      1.43          0.14        0.00              0.71           0.00            0.00       2.28
--------------------------------------------------------------------------------------------------------------
Total           59.08%        10.87%       5.57%            21.25%          0.08%           3.15%    100.00%
--------------------------------------------------------------------------------------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.
(3)   Columns may not add up due to rounding.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Subordinate Certificates

The assumptions for the breakeven CDR table below are as follows:

|_|   The Pricing Prepayment Assumption (as defined on page 5 above) is applied.

|_|   33% loss severity, 100% advancing of principal and interest.

|_|   There is a 6-month lag in recoveries.

|_| Priced to call with collateral losses calculated through the life of the applicable bond.

|_|   All Offered Certificates are priced at par.

|_|   1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT curves are used.

|_|   Assumes Trigger failing from day one.

|_| Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

------------------------------------------------------------------------------------------------------------------
                                          First Dollar of Loss         Flat LIBOR               0% Return
------------------------------------------------------------------------------------------------------------------
     Class M1     CDR (%)                                  11.68                    11.70                   12.26
                  Yield (%)                               5.2169                   5.0496                  0.0340
                  WAL (years)                               4.90                     4.90                    4.73
                  Modified Duration                         4.28                     4.28                    4.28
                  Principal Window                 Dec11 - Dec11            Dec11 - Dec11           Nov11 - Nov11
                  Principal Writedown          37,649.94 (0.28%)       163,500.55 (1.20%)   3,395,768.98 (24.84%)
                  Total Collateral Loss    79,544,673.43 (7.56%)    79,662,339.24 (7.58%)   82,488,326.16 (7.84%)
------------------------------------------------------------------------------------------------------------------
     Class M2     CDR (%)                                   9.64                     9.66                   10.15
                  Yield (%)                               5.2383                   5.0560                  0.0767
                  WAL (years)                               5.15                     5.15                    4.94
                  Modified Duration                         4.46                     4.47                    4.46
                  Principal Window                 Mar12 - Mar12            Mar12 - Mar12           Feb12 - Feb12
                  Principal Writedown          38,778.50 (0.31%)       172,612.30 (1.37%)   3,266,396.69 (25.89%)
                  Total Collateral Loss    68,328,420.44 (6.50%)    68,453,393.08 (6.51%)   71,134,511.90 (6.77%)
------------------------------------------------------------------------------------------------------------------
     Class M3     CDR (%)                                   8.46                     8.47                    8.76
                  Yield (%)                               5.1962                   5.0482                  0.0706
                  WAL (years)                               5.24                     5.24                    5.11
                  Modified Duration                         4.52                     4.53                    4.58
                  Principal Window                 Apr12 - Apr12            Apr12 - Apr12           Apr12 - Apr12
                  Principal Writedown          54,555.87 (0.69%)       123,691.64 (1.57%)   2,121,921.70 (26.91%)
                  Total Collateral Loss    61,153,891.91 (5.82%)    61,218,529.78 (5.82%)   63,085,727.08 (6.00%)
------------------------------------------------------------------------------------------------------------------
     Class M4     CDR (%)                                   7.60                     7.61                    7.83
                  Yield (%)                               5.2907                   5.0906                  0.2590
                  WAL (years)                               5.40                     5.40                    5.20
                  Modified Duration                         4.64                     4.64                    4.63
                  Principal Window                 Jun12 - Jun12            Jun12 - Jun12           May12 - May12
                  Principal Writedown          30,499.46 (0.53%)       101,627.95 (1.76%)   1,549,851.40 (26.80%)
                  Total Collateral Loss    56,087,266.39 (5.33%)    56,153,828.00 (5.34%)   57,335,872.33 (5.45%)
------------------------------------------------------------------------------------------------------------------
     Class M5     CDR (%)                                   6.86                     6.87                    7.07
                  Yield (%)                               5.2970                   5.0749                  0.0234
                  WAL (years)                               5.49                     5.49                    5.25
                  Modified Duration                         4.70                     4.70                    4.69
                  Principal Window                 Jul12 - Jul12            Jul12 - Jul12           Jun12 - Jun12
                  Principal Writedown          40,069.61 (0.76%)       112,753.62 (2.14%)   1,492,470.64 (28.38%)
                  Total Collateral Loss    51,358,169.01 (4.88%)    51,426,297.30 (4.89%)   52,533,911.50 (5.00%)
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
  Class M6  CDR (%)                                      6.13                      6.14                      6.34
            Yield (%)                                  5.4512                    5.2313                    0.1000
            WAL (years)                                  5.57                      5.57                      5.28
            Modified Duration                            4.75                      4.75                      4.74
            Principal Window                    Aug12 - Aug12             Aug12 - Aug12             Jul12 - Jul12
            Principal Writedown              6,444.36 (0.12%)         80,296.19 (1.53%)     1,496,201.83 (28.46%)
            Total Collateral Loss       46,554,749.39 (4.43%)     46,624,486.69 (4.43%)     47,789,949.98 (4.54%)
------------------------------------------------------------------------------------------------------------------
  Class B1  CDR (%)                                      5.42                      5.45                      5.63
            Yield (%)                                  5.8229                    5.1471                    0.2062
            WAL (years)                                  5.65                      5.64                      5.33
            Modified Duration                            4.76                      4.76                      4.81
            Principal Window                    Sep12 - Sep12             Sep12 - Sep12             Sep12 - Sep12
            Principal Writedown              2,364.19 (0.04%)        228,790.59 (4.35%)     1,584,053.05 (30.13%)
            Total Collateral Loss       41,748,933.24 (3.97%)     41,962,981.83 (3.99%)     43,243,534.16 (4.11%)
------------------------------------------------------------------------------------------------------------------
Class B2    CDR (%)                                      4.73                      4.76                      4.94
            Yield (%)                                  5.8857                    5.2068                    0.1326
            WAL (years)                                  5.73                      5.69                      5.24
            Modified Duration                            4.79                      4.80                      4.86
            Principal Window                    Oct12 - Oct12             Oct12 - Oct12             Oct12 - Oct12
            Principal Writedown             33,280.34 (0.63%)        254,245.49 (4.84%)     1,617,266.35 (30.76%)
            Total Collateral Loss       36,946,326.82 (3.51%)     37,165,333.68 (3.53%)     38,475,501.47 (3.66%)
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Maturity

The assumptions for the sensitivity table below are as follows:

|_| The Pricing Prepayment Assumptions (as defined on page 5 above) are applied.

|_|   1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT remain static.

|_|   10% Optional Clean-up Call is not exercised.

|_| Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

----------------------------------------------------------------------------------------------------------------
                   Pricing Speed             50%         75%         100%        125%          150%        175%
----------------------------------------------------------------------------------------------------------------
              WAL                            2.16        1.39        1.00        0.77          0.61        0.49
    1A1       Principal Window Begin            1           1           1           1             1           1
              Principal Window End             61          39          27          21            17          13
----------------------------------------------------------------------------------------------------------------
              WAL                            7.18        4.62        3.25        2.36          1.85        1.49
    1A2       Principal Window Begin           61          39          27          21            17          13
              Principal Window End            120          77          56          42            29          24
----------------------------------------------------------------------------------------------------------------
              WAL                            3.56        2.29        1.63        1.21          0.95        0.77
    2A1A      Principal Window Begin            1           1           1           1             1           1
              Principal Window End            120          77          56          42            30          24
----------------------------------------------------------------------------------------------------------------
              WAL                            3.56        2.29        1.63        1.21          0.95        0.77
    2A1B      Principal Window Begin            1           1           1           1             1           1
              Principal Window End            120          77          56          42            30          24
----------------------------------------------------------------------------------------------------------------
              WAL                           14.73        9.95        7.22        5.50          4.15        3.07
    A4A       Principal Window Begin          120          77          56          42            29          24
              Principal Window End            311         233         174         134           106          86
----------------------------------------------------------------------------------------------------------------
              WAL                           14.73        9.95        7.22        5.50          4.15        3.07
    A4B       Principal Window Begin          120          77          56          42            29          24
              Principal Window End            311         233         174         134           106          86
----------------------------------------------------------------------------------------------------------------
              WAL                            9.56        6.30        4.78        4.07          3.84        4.03
     M1       Principal Window Begin           51          37          38          40            42          46
              Principal Window End            221         152         111          85            67          54
----------------------------------------------------------------------------------------------------------------
              WAL                            9.45        6.22        4.69        3.98          3.70        3.75
     M2       Principal Window Begin           51          37          38          39            41          43
              Principal Window End            209         143         104          79            62          50
----------------------------------------------------------------------------------------------------------------
              WAL                            9.33        6.13        4.62        3.90          3.59        3.56
     M3       Principal Window Begin           51          37          38          39            40          42
              Principal Window End            195         132          96          73            58          46
----------------------------------------------------------------------------------------------------------------
              WAL                            9.21        6.04        4.55        3.82          3.50        3.44
     M4       Principal Window Begin           51          37          38          38            39          41
              Principal Window End            184         124          89          68            54          43
----------------------------------------------------------------------------------------------------------------
              WAL                            9.05        5.93        4.44        3.74          3.42        3.34
     M5       Principal Window Begin           51          37          37          38            39          40
              Principal Window End            173         116          84          64            50          41
----------------------------------------------------------------------------------------------------------------
              WAL                            8.84        5.77        4.33        3.65          3.32        3.27
     M6       Principal Window Begin           51          37          37          38            38          39
              Principal Window End            162         108          78          59            47          40
----------------------------------------------------------------------------------------------------------------
              WAL                            8.50        5.52        4.15        3.49          3.19        3.19
     B1       Principal Window Begin           51          37          37          37            38          38
              Principal Window End            148          98          70          53            42          39
----------------------------------------------------------------------------------------------------------------
              WAL                            7.85        5.07        3.82        3.22          3.10        3.13
     B2       Principal Window Begin           51          37          37          37            37          37
              Principal Window End            130          84          61          46            38          38
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Call

The assumptions for the sensitivity table below are as follows:

|_| The Pricing Prepayment Assumptions (as defined on page 5 above) are applied.

|_|   1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT remain static.

|-|   10% Optional Clean-up Call is exercised on the first possible date.

|_| Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

----------------------------------------------------------------------------------------------------------------
                   Pricing Speed           50%        75%         100%        125%       150%        175%
----------------------------------------------------------------------------------------------------------------
              WAL                            2.16        1.39        1.00        0.77       0.61        0.49
    1A1       Principal Window Begin            1           1           1           1          1           1
              Principal Window End             61          39          27          21         17          13
----------------------------------------------------------------------------------------------------------------
              WAL                            7.18        4.62        3.25        2.36       1.85        1.49
    1A2       Principal Window Begin           61          39          27          21         17          13
              Principal Window End            120          77          56          42         29          24
----------------------------------------------------------------------------------------------------------------
              WAL                            3.56        2.29        1.63        1.21       0.95        0.77
    2A1A      Principal Window Begin            1           1           1           1          1           1
              Principal Window End            120          77          56          42         30          24
----------------------------------------------------------------------------------------------------------------
              WAL                            3.56        2.29        1.63        1.21       0.95        0.77
    2A1B      Principal Window Begin            1           1           1           1          1           1
              Principal Window End            120          77          56          42         30          24
----------------------------------------------------------------------------------------------------------------
              WAL                           12.55        8.30        5.98        4.53       3.40        2.60
    A4A       Principal Window Begin          120          77          56          42         29          24
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                           12.55        8.30        5.98        4.53       3.40        2.60
    A4B       Principal Window Begin          120          77          56          42         29          24
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.96        5.86        4.45        3.82       3.65        3.15
     M1       Principal Window Begin           51          37          38          40         42          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.96        5.86        4.43        3.77       3.55        3.15
     M2       Principal Window Begin           51          37          38          39         41          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.96        5.86        4.43        3.75       3.47        3.15
     M3       Principal Window Begin           51          37          38          39         40          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.96        5.86        4.43        3.72       3.43        3.15
     M4       Principal Window Begin           51          37          38          38         39          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.96        5.86        4.40        3.70       3.40        3.15
     M5       Principal Window Begin           51          37          37          38         39          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.84        5.77        4.33        3.65       3.32        3.15
     M6       Principal Window Begin           51          37          37          38         38          38
              Principal Window End            162         108          78          59         47          38
----------------------------------------------------------------------------------------------------------------
              WAL                            8.50        5.52        4.15        3.49       3.19        3.15
     B1       Principal Window Begin           51          37          37          37         38          38
              Principal Window End            148          98          70          53         42          38
----------------------------------------------------------------------------------------------------------------
              WAL                            7.85        5.07        3.82        3.22       3.10        3.13
     B2       Principal Window Begin           51          37          37          37         37          37
              Principal Window End            130          84          61          46         38          38
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and 1-year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied, and (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

              Distribution
 Period           Date        WAC Cap (%)    Group I Cap (%)   Group II Cap (%)
 ------       ------------    -----------    ---------------   ----------------
    1           2/25/2007      22.01470         22.02845           21.90737
    2           3/25/2007      21.52959         21.54235           21.42995
    3           4/25/2007      20.55889         20.57042           20.46892
    4           5/25/2007      20.48260         20.49451           20.38965
    5           6/25/2007      19.99015         20.00167           19.90022
    6           7/25/2007      19.92495         19.93685           19.83204
    7           8/25/2007      19.44335         19.45486           19.35346
    8           9/25/2007      19.17789          19.1894           19.08802
    9          10/25/2007      19.12843         19.14032           19.03559
   10          11/25/2007      18.66228         18.67378           18.57245
   11          12/25/2007      18.62281          18.6347           18.53002
   12           1/25/2008      18.16641         18.17791           18.07663
   13           2/25/2008      17.92564         17.93713           17.83588
   14           3/25/2008      18.12629         18.13864           18.02986
   15           4/25/2008      17.45834         17.46989           17.36816
   16           5/25/2008      17.44207          17.454            17.34891
   17           6/25/2008      17.00835         17.01989           16.91821
   18           7/25/2008      17.00067         17.01259           16.90755
   19           8/25/2008      16.57540         16.58694           16.48531
   20           9/25/2008      16.36638         16.37807           16.27501
   21          10/25/2008      16.37097         16.38305           16.27658
   22          11/25/2008      15.96647         15.97929           15.86630
   23          12/25/2008      16.17393         16.19382           16.01853
   24           1/25/2009      15.76183         15.78111           15.61119
   25           2/25/2009      15.57063         15.58991           15.42002
   26           3/25/2009      16.08236         16.10372           15.91547
   27           4/25/2009      15.19907         15.21836           15.04836
   28           5/25/2009      15.23894         15.25925           15.08019
   29           6/25/2009      14.89943         14.92527           14.69747
   30           7/25/2009      14.94495         14.97166           14.73619
   31           8/25/2009      14.55459         14.58044           14.35260
   32           9/25/2009      14.38932         14.41548           14.18490
   33          10/25/2009      14.44420         14.47122           14.23299
   34          11/25/2009      14.07741         14.10504           13.86145
   35          12/25/2009      14.31092         14.34744           14.02547
   36           1/25/2010      14.05717         14.10389           13.69204
   37           2/25/2010      13.90669         13.95264           13.54753
   38           3/25/2010      14.49538         14.54624           14.09777
   39           4/25/2010      13.60854         13.65447           13.24944
   40           5/25/2010      13.69919         13.74728           13.32329
   41           6/25/2010      13.40545         13.45635           13.00755
   42           7/25/2010      13.50381          13.5565           13.09182
   43           8/25/2010      13.13316         13.18414           12.73449
   44           9/25/2010      13.00043         13.05176           12.59913
   45          10/25/2010      13.10042         13.15345           12.68578
   46          11/25/2010      12.73952         12.79109           12.33628
   47          12/25/2010      12.86762         12.91959           12.46125
   48           1/25/2011      12.61568         12.67767           12.13093

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

              Distribution
 Period           Date        WAC Cap (%)    Group I Cap (%)   Group II Cap (%)
 ------       ------------    -----------    ---------------   ----------------
   49           2/25/2011      12.49414         12.55528           12.01594
   50           3/25/2011      13.13544         13.20313           12.60605
   51           4/25/2011      12.25127          12.3124           11.77315
   52           5/25/2011      12.37046         12.43351           11.87729
   53           6/25/2011      12.02210         12.08045           11.56569
   54           7/25/2011      12.15221         12.21341           11.67345
   55           8/25/2011      11.80570         11.86551           11.33775
   56           9/25/2011      11.70425         11.76457           11.23236
   57          10/25/2011      11.86454         11.92806           11.36764
   58          11/25/2011      12.43075         12.57018           11.33990
   59          12/25/2011      15.36952         15.44213           14.80142
   60           1/25/2012      15.15856          15.2283           14.61285
   61           2/25/2012      11.04405          11.113            10.50453
   62           3/25/2012      11.80588          11.8796           11.22906
   63           4/25/2012      11.04435         11.11332           10.50468
   64           5/25/2012      11.41357         11.48497           10.85492
   65           6/25/2012      11.05501         11.12533           10.50484
   66           7/25/2012      11.42355         11.49621           10.85508
   67           8/25/2012      11.05537         11.12571           10.50500
   68           9/25/2012      11.05553         11.12588           10.50507
   69          10/25/2012      11.42451         11.49726           10.85532
   70          11/25/2012      11.05668         11.12716           10.50523
   71          12/25/2012      11.42567         11.49851           10.85568
   72           1/25/2013      11.05713         11.12762           10.50557
   73           2/25/2013      11.05745         11.12797           10.50565
   74           3/25/2013      12.24235         12.32045           11.63135
   75           4/25/2013      11.05775         11.12829           10.50581
   76           5/25/2013      11.42696         11.49992           10.85608
   77           6/25/2013      11.05874         11.12939           10.50597
   78           7/25/2013      11.42740          11.5004           10.85625
   79           8/25/2013      11.05881         11.12945           10.50612
   80           9/25/2013      11.06726         11.13896           10.50620
   81          10/25/2013      11.44169         11.51648           10.85649
   82          11/25/2013      11.17825         11.26131           10.52834
   83          12/25/2013      11.81470         11.83772           11.63462
   84           1/25/2014      11.44746          11.4695           11.27504
   85           2/25/2014      11.44749         11.46952           11.27508
   86           3/25/2014      12.67417         12.69858           12.48317
   87           4/25/2014      11.44776         11.46982           11.27516
   88           5/25/2014      11.82938         11.85217           11.65104
   89           6/25/2014      11.44796         11.47003           11.27524
   90           7/25/2014      11.82958         11.85239           11.65112
   91           8/25/2014      11.44800         11.47008           11.27532
   92           9/25/2014      11.44803          11.4701           11.27536
   93          10/25/2014      11.82965         11.85246           11.65124
   94          11/25/2014      11.44807         11.47014           11.27544
   95          12/25/2014      11.82970          11.8525           11.65133
   96           1/25/2015      11.44812         11.47018           11.27552
   97           2/25/2015      11.44815         11.47021           11.27556
   98           3/25/2015      12.67476         12.69918           12.48371
   99           4/25/2015      11.44819         11.47025           11.27565
   100          5/25/2015      11.82982         11.85261           11.65155

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

              Distribution
 Period           Date         WAC Cap (%)    Group I Cap (%)   Group II Cap (%)
 ------       ------------    ------------    ---------------   ----------------
  101           6/25/2015      11.44824           11.47029           11.27573
  102           7/25/2015      11.82987           11.85266           11.65164
  103           8/25/2015      11.44829           11.47034           11.27582
  104           9/25/2015      11.44831           11.47036           11.27586
  105          10/25/2015      11.82995           11.85273           11.65177
  106          11/25/2015      11.44836            11.4704           11.27595
  107          12/25/2015      11.83000           11.85277           11.65186
  108           1/25/2016      11.44841           11.47045           11.27604
  109           2/25/2016      11.44843           11.47047           11.27609
  110           3/25/2016      12.23801           12.26156           12.05380
  111           4/25/2016      11.44848           11.47051           11.27618
  112           5/25/2016      11.83012           11.85289           11.65210
  113           6/25/2016      11.44853           11.47056           11.27627
  114           7/25/2016      11.83838           11.86219           11.65219
  115           8/25/2016      11.45695           11.48004           11.27636
  116           9/25/2016      11.45696           11.48005           11.27641
  117          10/25/2016      11.83887           11.86272           11.65234
  118          11/25/2016      11.46137            11.4835           11.28830
  119          12/25/2016      11.93378           11.94649           11.83438
  120           1/25/2017      11.56612           11.57331           11.50988

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of approximately $1,026,732,000. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider a per annum rate of 5.130% (on an actual/360 basis), on the swap notional amount from the Swap Provider.

                           Swap Schedule (Preliminary)

        Distribution    Swap Notional           Distribution     Swap Notional
Period      Date          Amount ($)    Period      Date            Amount
------  ------------  ----------------  ------  ------------    --------------
  1      2/25/2007    1,026,732,000.00    38      3/25/2010     161,533,000.00
  2      3/25/2007    1,000,289,000.00    39      4/25/2010     153,411,000.00
  3      4/25/2007      951,349,000.00    40      5/25/2010     145,685,000.00
  4      5/25/2007      904,790,000.00    41      6/25/2010     138,334,000.00
  5      6/25/2007      860,497,000.00    42      7/25/2010     131,342,000.00
  6      7/25/2007      818,360,000.00    43      8/25/2010     124,690,000.00
  7      8/25/2007      778,273,000.00    44      9/25/2010     118,361,000.00
  8      9/25/2007      740,137,000.00    45     10/25/2010     112,341,000.00
  9      10/25/2007     703,856,000.00    46     11/25/2010     106,614,000.00
  10     11/25/2007     669,341,000.00    47     12/25/2010     101,165,000.00
  11     12/25/2007     636,506,000.00    48      1/25/2011      95,982,000.00
  12     1/25/2008      605,268,000.00    49      2/25/2011      91,051,000.00
  13     2/25/2008      575,551,000.00    50      3/25/2011      86,360,000.00
  14     3/25/2008      547,280,000.00    51      4/25/2011      81,898,000.00
  15     4/25/2008      520,384,000.00    52      5/25/2011      77,653,000.00
  16     5/25/2008      494,798,000.00    53      6/25/2011      73,614,000.00
  17     6/25/2008      470,456,000.00    54      7/25/2011      69,772,000.00
  18     7/25/2008      447,299,000.00    55      8/25/2011      66,117,000.00
  19     8/25/2008      425,270,000.00    56      9/25/2011      62,640,000.00
  20     9/25/2008      404,312,000.00    57     10/25/2011      59,332,000.00
  21     10/25/2008     384,374,000.00    58     11/25/2011      56,186,000.00
  22     11/25/2008     365,407,000.00    59     12/25/2011      53,186,000.00
  23     12/25/2008     347,363,000.00    60      1/25/2012      50,332,000.00
  24     1/25/2009      330,197,000.00    61    2/25/2012 and        0
  25     2/25/2009      313,867,000.00            thereafter
  26     3/25/2009      298,332,000.00
  27     4/25/2009      283,553,000.00
  28     5/25/2009      269,493,000.00
  29     6/25/2009      256,117,000.00
  30     7/25/2009      243,393,000.00
  31     8/25/2009      231,287,000.00
  32     9/25/2009      219,771,000.00
  33     10/25/2009     208,815,000.00
  34     11/25/2009     198,393,000.00
  35     12/25/2009     188,477,000.00
  36     1/25/2010      179,044,000.00
  37     2/25/2010      170,070,000.00

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Selected Mortgage Loan Data(1)

                       The Mortgage Loans - All Collateral

 Scheduled Principal Balance:                                     $1,057,016,749
 Number of Mortgage Loans:                                                 3,303
 Average Scheduled Balance:                                             $320,017
 Percentage of Interest Only Loans:                                       90.80%
 Weighted Average Gross Coupon:                                           6.798%
 Weighted Average Net Coupon:(2)                                          6.539%
 Non-Zero Weighted Average Current FICO Score:                               705
 Weighted Average Original LTV Ratio:                                     75.09%
 Weighted Average Combined Original LTV Ratio:                            85.11%
 Weighted Average Stated Remaining Term (months):                            359
 Weighted Average Seasoning (months):                                          1
 Weighted Average Months to Roll:                                             57
 Weighted Average Gross Margin:                                            2.62%
 Weighted Average Initial Cap:                                             4.97%
 Weighted Average Periodic Rate Cap:                                       1.73%
 Weighted Average Gross Maximum Lifetime Rate:                            12.27%
 Percentage of Mortgage Loans with Silent Seconds:                        57.22%
 Non-Zero Weighted Average Debt-to-Income Ratio:                          38.89%
 Percentage of Loans with Mortgage Insurance:                              2.82%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rat Distribution by Current Principal Balance

                   Distribution by Current Principal Balance

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
Current Principal     Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Balance         Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-----------------    --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
$50,000 & Below            10        $420,286      0.04%     7.415%     731       $42,029   65.65%     71.62%    35.89%   32.35%
$50,001 - $75,000          32       2,087,078      0.20      7.175      695        65,221   62.53      71.21     24.25    37.04
$75,001 - $100,000         92       8,277,279      0.78      7.184      704        89,970   74.70      85.59     47.88    56.47
$100,001 - $125,000       158      17,914,401      1.69      7.128      702       113,382   74.90      85.74     42.62    57.70
$125,001 - $150,000       218      30,098,191      2.85      7.083      704       138,065   74.73      86.22     36.64    61.49
$150,001 - $200,000       474      83,711,712      7.92      6.956      705       176,607   76.07      87.25     40.42    66.59
$200,001 - $250,000       523     117,990,349     11.16      6.845      704       225,603   76.01      86.00     35.94    71.65
$250,001 - $300,000       428     117,635,875     11.13      6.823      700       274,850   76.13      86.70     41.90    81.35
$300,001 - $350,000       323     104,759,164      9.91      6.824      700       324,332   76.18      86.87     30.29    82.87
$350,001 - $400,000       244      91,772,700      8.68      6.755      702       376,118   74.92      84.25     39.00    90.22
$400,001 - $450,000       187      79,523,522      7.52      6.743      703       425,259   75.00      85.90     41.26    85.13
$450,001 - $500,000       176      83,567,117      7.91      6.666      706       474,813   76.25      86.28     31.69    89.18
$500,001 - $550,000       108      56,646,432      5.36      6.726      707       524,504   75.77      85.66     32.45    88.92
$550,001 - $600,000        82      47,150,316      4.46      6.550      710       575,004   76.53      87.56     44.12    81.83
$600,001 - $650,000        63      39,758,962      3.76      6.734      713       631,095   77.11      88.22     38.23    90.57
$650,001 - $700,000        26      17,654,308      1.67      6.727      697       679,012   74.27      82.88     34.74    76.72
$700,001 - $750,000        31      22,503,344      2.13      6.564      708       725,914   74.95      83.34     32.05    83.99
$750,001 - $800,000        26      20,156,019      1.91      6.784      710       775,231   74.65      84.90     49.93    88.45
$800,001 - $850,000        11       9,109,200      0.86      6.599      716       828,109   73.81      81.02     54.76    81.46
$850,001 - $900,000        14      12,276,801      1.16      6.834      727       876,914   73.65      80.89     43.08    92.73
$900,001 - $950,000         9       8,417,829      0.80      6.985      675       935,314   62.28      69.36     55.60    66.72
$950,001 - $1,000,000      24      23,731,012      2.25      6.747      703       988,792   69.43      78.96     58.56    78.95
$1,000,001 & Above         44      61,854,854      5.85      6.841      711     1,405,792   69.57      75.93     70.54    77.25
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Current Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Current            Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Rate             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.50% & Below               8      $4,824,528      0.46%     4.228%     730      $603,066   79.55%     93.31%    86.82%  100.00%
4.51 - 5.00%               24      10,880,311      1.03      4.844      721       453,346   78.00      92.18     81.64    84.60
5.01 - 5.50%               34      14,125,070      1.34      5.407      707       415,443   76.32      85.55     82.08    96.71
5.51 - 6.00%              190      70,602,826      6.68      5.877      718       371,594   73.43      82.11     67.56    92.70
6.01 - 6.50%              783     271,359,672     25.67      6.363      714       346,564   72.93      81.18     51.53    85.01
6.51 - 7.00%            1,183     379,089,946     35.86      6.809      705       320,448   74.68      84.47     37.76    81.48
7.01 - 7.50%              672     187,981,371     17.78      7.307      696       279,734   77.82      88.99     24.78    73.82
7.51 - 8.00%              306      88,129,871      8.34      7.784      683       288,006   77.17      90.51     21.59    64.22
8.01 - 8.50%               72      20,386,783      1.93      8.303      694       283,150   77.50      89.17     21.19    63.23
8.51 - 9.00%               27       9,152,918      0.87      8.737      677       338,997   79.75      96.95      6.94    80.16
9.01 - 9.50%                4         483,453      0.05      9.286      681       120,863   80.00      97.01      0.00    28.93
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                              Distribution by FICO

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   FICO              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
821 - 840                   1        $545,000      0.05%     6.625%     827      $545,000   67.28%     73.46%     0.00%  100.00%
801 - 820                  52      14,989,371      1.42      6.757      807       288,257   69.98      76.34     27.64    69.43
781 - 800                 175      57,183,668      5.41      6.594      789       326,764   72.98      80.97     36.30    74.26
761 - 780                 246      84,291,716      7.97      6.591      769       342,649   74.67      85.37     46.98    75.13
741 - 760                 316     103,613,880      9.80      6.607      750       327,892   75.50      86.14     46.42    74.77
721 - 740                 371     127,623,601     12.07      6.756      730       343,999   76.25      87.69     41.86    76.54
701 - 720                 457     139,787,363     13.22      6.737      710       305,880   75.78      86.83     35.97    76.44
681 - 700                 513     165,487,367     15.66      6.823      690       322,587   75.38      85.60     34.49    79.03
661 - 680                 468     146,093,495     13.82      6.976      670       312,166   74.74      85.73     33.34    85.01
641 - 660                 472     139,139,151     13.16      6.973      651       294,786   75.22      83.86     45.13    88.75
621 - 640                 221      75,245,782      7.12      6.907      631       340,479   74.32      81.03     53.37    90.63
620 & Below                11       3,016,356      0.29      7.071      616       274,214   73.25      81.48     29.46   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                          Distribution by Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below             26      $4,831,561      0.46%     6.341%     718      $185,829   22.05%     22.89%    28.85%   78.69%
30.01 - 40.00%             39      11,256,936      1.06      6.688      716       288,639   36.83      38.38     43.81    84.94
40.01 - 50.00%             72      22,405,368      2.12      6.576      715       311,186   46.40      49.92     25.78    76.51
50.01 - 60.00%            138      46,943,973      4.44      6.590      706       340,174   56.09      59.39     43.71    71.82
60.01 - 70.00%            412     163,870,861     15.50      6.731      701       397,745   66.99      71.37     49.69    70.01
70.01 - 80.00%          2,490     776,894,443     73.50      6.826      705       312,006   79.06      91.42     38.33    82.79
80.01 - 85.00%             21       5,395,112      0.51      6.791      674       256,910   83.96      86.58     45.77    89.30
85.01 - 90.00%             68      16,618,821      1.57      7.047      687       244,394   89.62      89.62     55.55    82.02
90.01 - 95.00%             32       7,816,225      0.74      7.214      709       244,257   94.67      94.67     21.84    87.56
95.01 - 100.00%             5         983,449      0.09      7.062      711       196,690  100.00     100.00     68.99   100.00
---------------------   -----  --------------    ------      -----      ---      --------  ------     ------    ------   ------
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========  ======     ======    ======   ======


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Combined Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Combined           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below             24      $4,524,061      0.43%     6.345%     715      $188,503   21.63%     21.63%    29.38%   78.67%
30.01 - 40.00%             37      10,158,936      0.96      6.716      710       274,566   36.82      36.83     37.74    83.31
40.01 - 50.00%             69      20,958,868      1.98      6.555      719       303,752   45.82      46.38     30.64    76.55
50.01 - 60.00%            126      39,785,139      3.76      6.560      698       315,755   55.83      55.83     40.69    67.30
60.01 - 70.00%            330     122,246,845     11.57      6.625      702       370,445   66.24      66.54     53.24    69.52
70.01 - 80.00%            727     258,287,541     24.44      6.767      704       355,279   76.71      77.96     43.24    72.97
80.01 - 85.00%             57      22,854,643      2.16      6.787      691       400,959   75.17      83.89     53.17    83.25
85.01 - 90.00%            372     116,391,016     11.01      6.878      702       312,879   79.50      89.54     35.48    64.28
90.01 - 95.00%            265      84,975,596      8.04      6.917      704       320,663   80.04      94.62     40.38    81.32
95.01 - 100.00%         1,296     376,834,104     35.65      6.871      707       290,767   79.70      99.91     35.46    94.79
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                          Distribution by Document Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Document             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Type              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Full/Alt Doc            1,277    $425,925,433     40.30%     6.566%     704      $333,536   74.73%     83.81%   100.00%   80.31%
No Doc                    263      68,395,727      6.47      6.912      713       260,060   67.51      70.66      0.00    84.97
No Ratio                  556     183,845,230     17.39      6.889      709       330,657   76.32      86.76      0.00    76.86
SISA                      292      91,833,912      8.69      6.798      711       314,500   72.95      81.58      0.00    86.60
SIVA                      915     287,016,447     27.15      7.058      699       313,679   77.33      90.57      0.00    79.24
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                          Distribution by Loan Purpose

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
    Loan              Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Purpose           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Cashout Refi              907    $313,799,664     29.69%     6.740%     692      $345,975   69.56%     73.02%    42.96%   78.78%
Purchase                1,934     580,388,163     54.91      6.847      711       300,097   78.43      92.68     36.64    81.26
Rate/Term
Refi                      462     162,828,923     15.40      6.737      706       352,444   73.86      81.46     48.20    79.59
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                        Distribution by Occupancy Status

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Occupancy           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Status           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Investor                  630    $154,631,107     14.63%     7.069%     718      $245,446   72.58%     77.95%    39.09%    0.00%
Owner Occupied          2,499     848,432,327     80.27      6.741      701       339,509   75.53      86.60     40.32   100.00
Second Home               174      53,953,314      5.10      6.913      717       310,077   75.39      82.30     43.41     0.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Property Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Property Type       Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2-4 Family                169     $60,843,890      5.76%     7.042%     706      $360,023   72.97%     80.70%    33.32%   58.80%
Condo                     419     110,885,967     10.49      6.780      718       264,644   76.70      87.50     48.00    75.70
Single Family/PUD       2,715     885,286,892     83.75      6.784      703       326,073   75.04      85.12     39.81    82.31
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                              Distribution by State

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 State               Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
CA-S                      731    $303,711,068     28.73%     6.647%     707      $415,473   74.18%     84.00%    46.16%   84.58%
CA-N                      424     176,778,908     16.72      6.611      712       416,931   74.47      84.77     38.80    85.94
FL                        370     101,990,820      9.65      7.005      701       275,651   75.25      84.62     34.94    73.03
AZ                        260      60,661,582      5.74      6.882      702       233,314   76.53      87.02     32.01    75.44
NV                        190      49,764,384      4.71      6.803      712       261,918   77.98      89.58     42.81    68.30
WA                        130      36,290,300      3.43      6.878      701       279,156   75.53      87.23     33.21    80.02
VA                        103      35,360,520      3.35      6.947      696       343,306   76.05      89.01     26.36    87.21
MD                         92      29,826,769      2.82      6.798      682       324,204   75.66      86.12     49.88    94.05
NJ                         73      26,974,179      2.55      7.121      693       369,509   72.53      78.41     32.58    79.20
IL                         92      25,524,483      2.41      7.184      697       277,440   73.88      84.08     44.27    84.02
Other                     838     210,133,735     19.88      6.921      703       250,756   75.90      85.46     40.18    73.59
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                            Distribution by Zip Code

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Zip Code            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
89139                      18      $4,556,146      0.43%     6.835%     705      $253,119   79.87%     96.41%    22.42%   73.34%
94561                      10       4,471,402      0.42      5.895      710       447,140   80.60      98.17     68.24   100.00
94513                       8       4,336,381      0.41      6.635      728       542,048   78.96      90.98     32.73   100.00
94124                       6       3,489,750      0.33      6.723      705       581,625   72.24      78.34     14.04    63.21
92064                       3       3,401,800      0.32      6.410      760     1,133,933   58.28      61.47     57.62   100.00
91913                       7       3,181,906      0.30      6.451      712       454,558   76.08      93.27     59.85    73.53
95138                       3       3,052,546      0.29      6.919      683     1,017,515   74.50      92.27     77.28   100.00
92883                       7       3,042,071      0.29      6.280      715       434,582   75.74      88.31     71.99   100.00
90275                       3       3,035,000      0.29      6.749      708     1,011,667   72.13      82.78     67.05   100.00
33316                       3       3,032,120      0.29      6.915      698     1,010,707   75.41      84.25     78.76    67.18
Other                   3,235   1,021,417,628     96.63      6.806      704       315,740   75.10      85.04     39.86    80.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                  Distribution by Remaining Months to Maturity

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Remaining Months     Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 To Maturity         Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
301 - 360               3,292  $1,053,712,305     99.69%     6.799%     704      $320,083   75.08%     85.09%    40.11%   80.24%
361 & Above                11       3,304,444      0.31      6.531      721       300,404   79.02      91.17    100.00    88.95
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                        Distribution by Amortization Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Amortization         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Type             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
10 YEAR ARM                68     $24,125,828      2.28%     6.954%     711      $354,792   73.65%     82.34%    14.16%   71.89%
2 YEAR ARM                256      66,905,245      6.33      7.369      676       261,349   79.37      97.47     22.60    98.93
3 YEAR ARM                231     104,027,042      9.84      6.502      706       450,334   75.67      84.77     60.98    77.23
5 YEAR ARM              2,509     781,849,766     73.97      6.776      706       311,618   74.96      84.79     42.80    79.67
7 YEAR ARM                239      80,108,869      7.58      6.880      713       335,184   72.43      79.27     11.60    76.96
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                    Distribution by Prepayment Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
 Prepayment                                    Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Term                 Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 (Months)            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
 0                      1,850    $624,523,453     59.08%     6.787%     708      $337,580   74.39%     83.66%    41.89%   79.09%
 6                         26      10,978,674      1.04      7.235      703       422,257   74.61      87.15      0.00    76.88
12                        297     103,866,449      9.83      6.621      699       349,719   74.69      85.22     53.24    84.38
18                          4       1,267,394      0.12      7.148      702       316,849   80.00     100.00      0.00   100.00
24                        227      57,488,786      5.44      7.238      675       253,255   79.00      96.66     27.17    95.97
30                          1         197,400      0.02      6.750      665       197,400   70.00     100.00    100.00   100.00
36                        780     224,593,882     21.25      6.810      705       287,941   76.10      86.46     30.30    78.00
42                          3         855,350      0.08      7.402      710       285,117   78.82      94.65     24.77    24.77
60                        115      33,245,360      3.15      6.550      702       289,090   75.82      81.37     75.03    79.32
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                      Distribution by Months to Rate Reset

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Months To Rate Reset Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
11 - 20                     7      $1,505,462      0.14%     7.197%     666      $215,066   80.00%     97.35%    20.38%   80.01%
21 - 30                   251      65,998,890      6.24      7.368      676       262,944   79.37      97.49     23.10    98.72
31 - 40                   229     103,427,935      9.78      6.500      706       451,650   75.64      84.68     60.92    77.51
41 - 50                     3         643,296      0.06      6.436      710       214,432   83.07      83.07    100.00   100.00
51 - 60                 2,506     781,206,470     73.91      6.776      706       311,734   74.96      84.79     42.76    79.65
71 - 80                    10       3,207,493      0.30      7.022      705       320,749   77.81      90.79     92.41   100.00
81 - 90                   229      76,901,376      7.28      6.874      713       335,814   72.21      78.79      8.23    76.00
111 - 120                  68      24,125,828      2.28      6.954      711       354,792   73.65      82.34     14.16    71.89
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Maximum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Maximum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Lifetime           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Rate            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
9.50 - 9.99%               17      $6,885,347      0.65%     4.748%     729      $405,020   80.00%     98.95%    84.22%  100.00%
10.00 - 10.49%             21       9,581,641      0.91      4.803      715       456,269   78.78      91.25     93.36   100.00
10.50 - 10.99%            103      37,399,977      3.54      5.721      712       363,107   72.92      82.37     71.76    92.26
11.00 - 11.49%            372     133,010,758     12.58      6.215      716       357,556   71.72      78.58     57.66    85.24
11.50 - 11.99%            659     218,283,232     20.65      6.622      708       331,234   73.26      81.94     55.69    82.86
12.00 - 12.49%            573     181,449,750     17.17      6.803      708       316,666   75.59      85.54     44.92    77.57
12.50 - 12.99%            829     259,723,785     24.57      6.905      702       313,298   75.81      86.15     24.54    79.60
13.00 - 13.49%            401     117,506,419     11.12      7.283      692       293,033   77.65      89.53     17.85    78.43
13.50 - 13.99%            247      69,615,599      6.59      7.779      689       281,845   77.77      91.81     20.41    68.45
14.00 - 14.49%             54      15,669,928      1.48      8.142      690       290,184   78.57      91.00     27.26    64.54
14.50% & Above             27       7,890,313      0.75      8.658      684       292,234   80.07      96.07     17.84    73.12
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                      Distribution by Minimum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Minimum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Lifetime            Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Rate             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.99% & Below               7      $2,610,838      0.25%     6.856%     726      $372,977   75.83%     88.86%    60.37%   95.93%
2.00 - 2.49%            2,309     785,158,590     74.28      6.668      709       340,043   74.39      83.32     47.25    80.42
2.50 - 2.99%              481     131,038,667     12.40      7.035      698       272,430   76.09      86.86     16.24    69.96
3.00 - 3.49%               92      32,145,797      3.04      7.310      679       349,411   78.79      91.69     20.79    85.44
3.50 - 3.99%               18       4,248,269      0.40      8.261      681       236,015   78.99      93.53     23.89    72.22
4.00 - 4.49%                8       1,760,199      0.17      6.951      686       220,025   69.15      76.28     34.61    75.46
4.50 - 4.99%                8       2,567,545      0.24      6.568      662       320,943   79.73      98.37     69.58   100.00
5.00 - 5.49%               20       6,007,777      0.57      6.446      665       300,389   79.64      95.37     74.61    94.34
5.50 - 5.99%               64      16,150,765      1.53      6.783      672       252,356   79.21      96.84     42.31   100.00
6.00 - 6.49%               75      19,563,562      1.85      7.108      683       260,847   77.30      93.92     21.55   100.00
6.50 - 6.99%              106      26,824,693      2.54      7.331      693       253,063   76.88      92.60     11.37    96.21
7.00% & Above             115      28,940,048      2.74      7.862      684       251,653   78.30      94.80     11.64    73.22
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                             Distribution by Margin

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Margin            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.99% & Below               6      $1,718,338      0.16%     7.041%     706      $286,390   76.26%     88.27%    91.72%   93.82%
2.00 - 2.49%            2,356     799,279,505     75.62      6.683      709       339,253   74.30      83.28     46.59    80.06
2.50 - 2.99%              564     154,269,196     14.59      7.084      697       273,527   76.30      87.55     17.10    71.47
3.00 - 3.49%               83      27,763,397      2.63      7.142      685       334,499   79.60      90.96     24.22    90.04
3.50 - 3.99%                9       1,617,814      0.15      7.622      693       179,757   79.88      84.06     62.74    47.51
4.00 - 4.49%                3         669,200      0.06      7.314      650       223,067   78.49      91.46     91.03   100.00
4.50 - 4.99%                8       2,624,565      0.25      6.508      664       328,071   79.11      97.34     76.91   100.00
5.00 - 5.49%               52      14,604,520      1.38      6.727      682       280,856   78.18      95.38     32.20    91.14
5.50% & Above             222      54,470,214      5.15      7.501      675       245,361   79.78      98.59     19.33    99.74
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by First Adjustment Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
    First                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Adjustment           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Cap             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2.00% & Below             137     $78,326,649      7.41%     6.345%     709      $571,727   75.08%     83.12%    77.39%   77.93%
2.51 - 3.00%              269      68,100,884      6.44      7.328      675       253,163   79.52      97.97     22.94    97.62
4.51 - 5.00%            1,792     571,581,141     54.07      6.743      707       318,963   74.11      83.26     48.77    79.31
5.51 - 6.00%            1,104     338,776,875     32.05      6.890      705       306,863   75.85      86.11     20.93    78.91
6.01 - 6.50%                1         231,200      0.02      6.500      688       231,200   80.00      90.00      0.00   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                          Distribution by Periodic Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Periodic             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.00 - 1.49%              979    $280,968,728     26.58%     7.083%     694      $286,996   77.47%     91.72%    18.70%   81.43%
2.00 - 2.49%            2,324     776,048,021     73.42      6.695      708       333,928   74.23      82.72     48.11    79.84
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                      Distribution by Periodic Lifetime Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
 Periodic                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Lifetime             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.51 - 5.00%            1,745    $558,831,407     52.87%     6.736%     707      $320,247   74.05%     83.12%    49.77%   79.36%
5.51 - 6.00%            1,554     497,331,252     47.05      6.867      702       320,033   76.25      87.33     29.54    81.28
6.51 - 7.00%                4         854,091      0.08      7.584      708       213,523   83.20      98.55    100.00    83.16
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======    =====

                       Distribution by Interest Only Loans

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Interest Only Loans  Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
N                         379     $97,233,722      9.20%     7.013%     694      $256,553   75.23%     84.22%    29.37%   76.16%
Y                       2,924     959,783,027     90.80      6.776      706       328,243   75.08      85.20     41.40    80.68
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                   Distribution by Interest Only Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
Interest Only         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Term (Months)        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
  0                       379     $97,233,722      9.20%     7.013%     694      $256,553   75.23%     84.22%    29.37%   76.16%
 36                        13       6,587,768      0.62      6.296      720       506,751   75.41      82.64     41.11    87.01
 60                       537     152,838,394     14.46      6.789      701       284,615   75.96      87.52     49.45    88.21
 84                        17       5,452,601      0.52      6.673      708       320,741   75.73      83.24     24.93    81.51
120                     2,357     794,904,264     75.20      6.779      706       337,253   74.90      84.79     39.97    79.18
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  3,303  $1,057,016,749    100.00%     6.798%     705      $320,017   75.09%     85.11%    40.30%   80.27%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Selected Mortgage Loan Data(1)

                     The Mortgage Loans - Collateral Group 1

 Scheduled Principal Balance:                                       $937,038,707
 Number of Mortgage Loans:                                                 2,895
 Average Scheduled Balance:                                             $323,675
 Percentage of Interest Only Loans:                                       91.18%
 Weighted Average Gross Coupon:                                           6.811%
 Weighted Average Net Coupon:(2)                                          6.551%
 Non-Zero Weighted Average Current FICO Score:                               704
 Weighted Average Original LTV Ratio:                                     76.52%
 Weighted Average Combined Original LTV Ratio:                            87.41%
 Weighted Average Stated Remaining Term (months):                            359
 Weighted Average Seasoning (months):                                          1
 Weighted Average Months to Roll:                                             57
 Weighted Average Gross Margin:                                            2.64%
 Weighted Average Initial Cap:                                             4.93%
 Weighted Average Periodic Rate Cap:                                       1.73%
 Weighted Average Gross Maximum Lifetime Rate:                            12.28%
 Percentage of Mortgage Loans with Silent Seconds:                        61.44%
 Non-Zero Weighted Average Debt-to-Income Ratio:                          39.43%
 Percentage of Loans with Mortgage Insurance:                              3.13%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate. Distribution by Current Principal Balance

                   Distribution by Current Principal Balance

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
      Current         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Principal Balance   Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
$50,000 & Below             6        $262,036      0.03%     7.647%     720       $43,673   78.88%     88.45%    46.11%   36.62%
$50,001 - $75,000          20       1,284,868      0.14      7.387      703        64,243   71.55      85.66     35.19    33.66
$75,001 - $100,000         77       6,905,235      0.74      7.226      704        89,678   78.32      90.16     45.80    56.61
$100,001 - $125,000       129      14,619,256      1.56      7.179      703       113,328   78.87      91.65     48.36    61.21
$125,001 - $150,000       181      25,012,076      2.67      7.134      707       138,188   77.70      91.02     39.23    64.05
$150,001 - $200,000       408      72,112,881      7.70      6.986      705       176,747   78.40      91.11     43.56    68.43
$200,001 - $250,000       447     100,711,537     10.75      6.878      701       225,305   78.38      89.76     38.43    74.37
$250,001 - $300,000       390     107,222,304     11.44      6.836      700       274,929   77.58      89.03     44.72    81.85
$300,001 - $350,000       300      97,312,593     10.39      6.848      701       324,375   77.36      88.71     31.27    82.60
$350,001 - $400,000       228      85,669,195      9.14      6.769      699       375,742   75.90      85.84     40.47    90.45
$400,001 - $450,000       168      71,343,705      7.61      6.760      702       424,665   76.31      88.11     42.93    83.43
$450,001 - $500,000       160      75,909,567      8.10      6.663      704       474,435   77.53      88.57     33.59    88.09
$500,001 - $550,000        91      47,767,912      5.10      6.729      704       524,922   76.41      87.40     33.03    87.92
$550,001 - $600,000        68      39,097,395      4.17      6.547      711       574,962   77.63      89.88     50.27    78.09
$600,001 - $650,000        57      35,910,889      3.83      6.738      710       630,016   77.77      89.61     40.61    89.56
$650,001 - $700,000        25      16,964,121      1.81      6.752      697       678,565   75.13      84.09     36.16    75.77
$700,001 - $750,000        26      18,833,344      2.01      6.616      708       724,359   77.19      86.66     34.31    80.87
$750,001 - $800,000        25      19,376,049      2.07      6.755      711       775,042   74.63      84.86     51.94    87.98
$800,001 - $850,000         9       7,452,250      0.80      6.551      713       828,028   74.42      83.23     66.93    88.68
$850,001 - $900,000        13      11,377,099      1.21      6.959      721       875,161   73.54      80.96     38.57    92.16
$900,001 - $950,000         8       7,472,029      0.80      6.872      677       934,004   60.96      68.93     49.98    62.51
$950,001 - $1,000,000      20      19,731,012      2.11      6.683      704       986,551   71.11      80.42     65.36    74.68
$1,000,001 & Above         39      54,691,354      5.84      6.810      709     1,402,342   69.95      75.54     76.21    76.21
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Current Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Current            Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Rate             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.50% & Below               8      $4,824,528      0.51%     4.228%     730      $603,066   79.55%     93.31%    86.82%  100.00%
4.51 - 5.00%               23      10,634,311      1.13      4.840      720       462,361   79.01      93.52     83.53    84.24
5.01 - 5.50%               33      13,225,368      1.41      5.418      701       400,769   76.41      85.92     80.86    96.49
5.51 - 6.00%              165      62,685,019      6.69      5.876      716       379,909   75.26      84.68     68.68    92.23
6.01 - 6.50%              655     234,137,402     24.99      6.364      714       357,462   75.16      84.25     55.69    85.74
6.51 - 7.00%            1,015     329,743,420     35.19      6.812      704       324,870   75.97      86.93     41.75    81.77
7.01 - 7.50%              607     168,334,147     17.96      7.310      694       277,321   78.99      90.73     25.31    73.99
7.51 - 8.00%              287      83,581,358      8.92      7.785      683       291,224   77.41      91.07     21.35    64.60
8.01 - 8.50%               71      20,236,783      2.16      8.302      694       285,025   77.52      89.27     21.34    63.70
8.51 - 9.00%               27       9,152,918      0.98      8.737      677       338,997   79.75      96.95      6.94    80.16
9.01 - 9.50%                4         483,453      0.05      9.286      681       120,863   80.00      97.01      0.00    28.93
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                              Distribution by FICO

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   FICO              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
801 - 820                  35     $10,268,918      1.10%     6.849%     807      $293,398   77.96%     86.44%    38.78%   62.19%
781 - 800                 153      48,281,975      5.15      6.623      789       315,568   74.27      83.12     37.93    74.83
761 - 780                 208      71,962,294      7.68      6.590      769       345,973   76.53      88.45     50.75    75.86
741 - 760                 284      93,228,041      9.95      6.590      750       328,268   77.54      88.85     48.75    74.79
721 - 740                 328     115,223,692     12.30      6.761      730       351,292   77.25      89.57     44.91    76.66
701 - 720                 400     123,914,310     13.22      6.745      710       309,786   77.06      88.94     38.23    76.31
681 - 700                 456     149,291,472     15.93      6.840      690       327,394   76.76      87.86     36.93    78.54
661 - 680                 401     126,451,086     13.49      7.001      671       315,339   76.09      88.35     35.52    85.82
641 - 660                 428     125,811,602     13.43      6.990      650       293,952   76.20      85.41     45.58    88.74
621 - 640                 193      70,046,162      7.48      6.910      631       362,933   75.23      82.40     55.09    91.30
620 &  Below                9       2,559,156      0.27      7.096      617       284,351   75.19      83.03     34.73   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                          Distribution by Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below              5      $1,238,450      0.13%     6.339%     673      $247,690   20.93%     21.87%    69.00%   83.49%
30.01 - 40.00%             14       6,491,909      0.69      6.879      716       463,708   37.59      40.27     43.90    85.65
40.01 - 50.00%             22       8,665,801      0.92      6.575      710       393,900   46.25      53.23     42.17    63.46
50.01 - 60.00%             60      25,824,218      2.76      6.572      698       430,404   56.40      59.91     49.79    68.64
60.01 - 70.00%            335     135,697,032     14.48      6.725      698       405,066   66.99      71.18     57.88    67.27
70.01 - 80.00%          2,334     728,804,849     77.78      6.828      705       312,256   79.24      92.21     39.51    83.26
80.01 - 85.00%             21       5,395,112      0.58      6.791      674       256,910   83.96      86.58     45.77    89.30
85.01 - 90.00%             67      16,121,661      1.72      7.060      686       240,622   89.69      89.69     54.17    81.46
90.01 - 95.00%             32       7,816,225      0.83      7.214      709       244,257   94.67      94.67     21.84    87.56
95.01 - 100.00%             5         983,449      0.10      7.062      711       196,690  100.00     100.00     68.99   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Combined Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Combined           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below              4      $1,173,950      0.13%     6.309%     667      $293,488   20.65%     20.65%    67.29%   88.07%
30.01 - 40.00%             12       5,393,909      0.58      6.970      705       449,492   37.73      37.73     32.48    82.72
40.01 - 50.00%             20       7,821,301      0.83      6.529      724       391,065   45.49      46.63     54.96    60.58
50.01 - 60.00%             52      21,819,625      2.33      6.594      690       419,608   56.35      56.35     48.67    63.23
60.01 - 70.00%            271     102,644,066     10.95      6.615      699       378,760   66.14      66.46     61.94    67.64
70.01 - 80.00%            610     217,576,766     23.22      6.750      703       356,683   77.25      78.21     48.00    71.13
80.01 - 85.00%             39      16,328,115      1.74      6.915      690       418,670   77.10      84.01     52.32    80.33
85.01 - 90.00%            326     102,471,276     10.94      6.872      701       314,329   80.00      89.64     37.40    64.44
90.01 - 95.00%            265      84,975,596      9.07      6.917      704       320,663   80.04      94.62     40.38    81.32
95.01 - 100.00%         1,296     376,834,104     40.22      6.871      707       290,767   79.70      99.91     35.46    94.79
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                          Distribution by Document Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Document             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Type              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Full/Alt Doc            1,190    $400,271,955     42.72%     6.568%     704      $336,363   75.52%     84.88%   100.00%   79.95%
No Doc                    170      45,495,063      4.86      7.039      712       267,618   72.48      76.70      0.00    84.55
No Ratio                  472     157,143,028     16.77      6.919      708       332,930   77.86      89.76      0.00    77.53
SISA                      244      77,061,848      8.22      6.802      708       315,827   75.35      84.91      0.00    87.63
SIVA                      819     257,066,812     27.43      7.085      698       313,879   78.33      92.57      0.00    80.07
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                          Distribution by Loan Purpose

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
    Loan              Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Purpose           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Cashout Refi              671    $244,180,772     26.06%     6.754%     689      $363,906   71.96%     75.62%    48.16%   77.37%
Purchase                1,832     551,618,445     58.87      6.856      710       301,102   78.96      93.72     37.74    82.02
Rate/Term Refi            392     141,239,491     15.07      6.733      704       360,305   74.88      83.16     52.74    79.51
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                        Distribution by Occupancy Status

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Occupancy           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Status           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Investor                  518    $135,998,177     14.51%     7.090%     718      $262,545   73.70%     79.31%    42.16%    0.00%
Owner Occupied          2,225     753,661,224     80.43      6.752      700       338,724   77.04      89.09     42.46   100.00
Second Home               152      47,379,306      5.06      6.945      714       311,706   76.33      83.94     48.41     0.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Property Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
  Property Type      Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2-4 Family                146     $53,727,326      5.73%     7.073%     705      $367,995   74.03%     82.52%    35.67%   59.26%
Condo                     378     102,739,945     10.96      6.793      717       271,799   77.63      89.03     49.88    77.04
Single Family/PUD       2,371     780,571,437     83.30      6.795      702       329,216   76.55      87.54     42.26    82.33
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                              Distribution by State

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 State               Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
CA-S                      660    $281,164,564     30.01%     6.642%     707      $426,007   75.17%     85.55%    48.18%   84.35%
CA-N                      363     156,099,377     16.66      6.629      711       430,026   76.41      87.68     41.57    86.04
FL                        310      86,497,244      9.23      7.040      701       279,023   77.00      87.53     37.19    72.40
AZ                        220      53,242,036      5.68      6.903      701       242,009   78.19      90.06     33.95    78.21
NV                        176      46,397,790      4.95      6.818      711       263,624   78.75      90.99     44.16    70.58
VA                         93      32,686,916      3.49      6.966      693       351,472   77.89      91.57     28.12    88.43
WA                        116      32,464,905      3.46      6.895      701       279,870   76.51      89.55     32.80    83.36
MD                         81      25,969,287      2.77      6.855      680       320,608   77.97      89.92     54.02    94.94
NJ                         63      23,380,793      2.50      7.169      688       371,124   72.93      79.39     37.59    76.00
CO                         76      20,919,951      2.23      6.862      721       275,263   78.22      89.58     44.31    71.93
Other                     737     178,215,844     19.02      6.991      698       241,813   77.25      87.61     43.34    73.92
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                            Distribution by Zip Code

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Zip Code             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
89139                      18      $4,556,146      0.49%     6.835%     705      $253,119   79.87%     96.41%    22.42%   73.34%
94561                      10       4,471,402      0.48      5.895      710       447,140   80.60      98.17     68.24   100.00
94513                       7       3,773,381      0.40      6.674      729       539,054   78.83      92.63     37.62   100.00
94124                       6       3,489,750      0.37      6.723      705       581,625   72.24      78.34     14.04    63.21
91913                       7       3,181,906      0.34      6.451      712       454,558   76.08      93.27     59.85    73.53
95138                       3       3,052,546      0.33      6.919      683     1,017,515   74.50      92.27     77.28   100.00
90275                       3       3,035,000      0.32      6.749      708     1,011,667   72.13      82.78     67.05   100.00
33316                       3       3,032,120      0.32      6.915      698     1,010,707   75.41      84.25     78.76    67.18
93551                       7       2,958,822      0.32      6.051      708       422,689   76.01      86.77     36.92    89.93
91915                       7       2,928,002      0.31      6.775      693       418,286   76.94      90.93     38.62   100.00
Other                   2,824     902,559,634     96.32      6.819      703       319,603   76.52      87.31     42.48    80.20
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                  Distribution by Remaining Months to Maturity

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
Remaining Months      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
To Maturity          Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
301 - 360               2,884    $933,734,263     99.65%     6.811%     703      $323,764   76.51%     87.40%    42.51%   80.40%
361& Above                 11       3,304,444      0.35      6.531      721       300,404   79.02      91.17    100.00    88.95
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                        Distribution by Amortization Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Amortization         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Type             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
10 YEAR ARM                52     $18,886,370      2.02%     7.070%     703      $363,199   77.66%     88.60%    16.03%   73.28%
2 YEAR ARM                249      63,614,294      6.79      7.369      674       255,479   79.97      98.65     21.52    98.87
3 YEAR ARM                210      97,514,152     10.41      6.502      705       464,353   76.29      85.85     62.71    76.55
5 YEAR ARM              2,203     695,113,916     74.18      6.786      705       315,531   76.35      86.93     45.15    80.00
7 YEAR ARM                181      61,909,975      6.61      6.918      714       342,044   74.89      83.33     13.83    74.64
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                    Distribution by Prepayment Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Prepayment         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Term  (Months)      Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
 0                      1,594    $546,519,987     58.32%     6.800%     707      $342,861   75.96%     86.10%    44.82%   78.94%
 6                         21       9,342,442      1.00      7.309      708       444,878   75.37      89.95      0.00    80.54
12                        265      94,271,629     10.06      6.608      700       355,742   76.42      87.60     56.46    85.25
18                          4       1,267,394      0.14      7.148      702       316,849   80.00     100.00      0.00   100.00
24                        218      55,412,400      5.91      7.240      676       254,185   79.63      97.95     25.60    95.82
30                          1         197,400      0.02      6.750      665       197,400   70.00     100.00    100.00   100.00
36                        683     198,744,826     21.21      6.826      704       290,988   77.21      88.48     32.59    78.43
42                          3         855,350      0.09      7.402      710       285,117   78.82      94.65     24.77    24.77
60                        106      30,427,280      3.25      6.557      703       287,050   76.84      82.63     74.81    77.93
---------------------   -----  --------------    ------      -----      ---      --------   -----     ------    ------   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====     ======    ======   ======

                      Distribution by Months to Rate Reset

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Months To Rate Reset Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
11 - 20                     7      $1,505,462      0.16%     7.197%     666      $215,066   80.00%     97.35%    20.38%   80.01%
21 - 30                   244      62,707,939      6.69      7.368      675       257,000   79.97      98.70     22.03    98.65
31 - 40                   208      96,915,045     10.34      6.500      705       465,938   76.27      85.76     62.66    76.84
41 - 50                     3         643,296      0.07      6.436      710       214,432   83.07      83.07    100.00   100.00
51 - 60                 2,200     694,470,620     74.11      6.786      705       315,668   76.35      86.94     45.10    79.98
71 - 80                    10       3,207,493      0.34      7.022      705       320,749   77.81      90.79     92.41   100.00
81 - 90                   171      58,702,482      6.26      6.912      715       343,289   74.73      82.92      9.53    73.25
111 - 120                  52      18,886,370      2.02      7.070      703       363,199   77.66      88.60     16.03    73.28
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Maximum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Maximum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Lifetime           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Rate            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
9.50 - 9.99%               17      $6,885,347      0.73%     4.748%     729      $405,020   80.00%     98.95%    84.22%  100.00%
10.00 - 10.49%             20       8,681,939      0.93      4.756      707       434,097   79.17      92.42     92.67   100.00
10.50 - 10.99%             91      34,250,028      3.66      5.712      710       376,374   74.70      84.74     73.07    91.55
11.00 - 11.49%            304     111,670,058     11.92      6.212      715       367,336   74.32      82.06     63.10    84.95
11.50 - 11.99%            573     194,688,292     20.78      6.622      709       339,770   74.79      84.14     58.93    83.74
12.00 - 12.49%            507     162,487,866     17.34      6.800      709       320,489   77.05      87.74     46.63    77.25
12.50 - 12.99%            713     225,370,379     24.05      6.922      700       316,087   77.07      88.74     27.33    80.06
13.00 - 13.49%            358     104,468,550     11.15      7.299      690       291,812   78.66      91.15     19.28    78.74
13.50 - 13.99%            232      65,126,006      6.95      7.786      688       280,716   78.13      92.54     20.00    68.72
14.00 - 14.49%             54      15,669,928      1.67      8.142      690       290,184   78.57      91.00     27.26    64.54
14.50% & Above             26       7,740,313      0.83      8.661      685       297,704   80.17      96.48     18.19    74.54
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                      Distribution by Minimum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Minimum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Lifetime            Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Rate             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.99% & Below               7      $2,610,838      0.28%     6.856%     726      $372,977   75.83%     88.86%    60.37%   95.93%
2.00 - 2.49%            2,012     692,500,613     73.90      6.670      709       344,185   75.91      85.62     50.55    80.26
2.50 - 2.99%              401     112,908,114     12.05      7.056      698       281,566   77.56      89.33     16.39    71.35
3.00 - 3.49%               88      30,533,183      3.26      7.330      679       346,968   79.01      92.30     21.89    85.35
3.50 - 3.99%               18       4,248,269      0.45      8.261      681       236,015   78.99      93.53     23.89    72.22
4.00 - 4.49%                6       1,105,199      0.12      7.366      677       184,200   71.57      82.93     55.12    82.45
4.50 - 4.99%                7       2,392,665      0.26      6.472      664       341,809   80.00     100.00     74.67   100.00
5.00 - 5.49%               19       5,807,777      0.62      6.458      665       305,672   80.00      96.28     73.73    94.15
5.50 - 5.99%               61      15,614,971      1.67      6.799      672       255,983   79.65      97.88     41.10   100.00
6.00 - 6.49%               69      17,775,999      1.90      7.170      680       257,623   79.49      97.78     16.31   100.00
6.50 - 6.99%               99      24,336,488      2.60      7.390      689       245,823   78.13      95.35     12.53    96.71
7.00% & Above             108      27,204,592      2.90      7.885      683       251,894   78.67      95.78     12.38    73.47
---------------------   -----  --------------    ------      -----      ---      --------   -----     ------     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====     ======     =====   ======

                             Distribution by Margin

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Margin            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.99% & Below               6      $1,718,338      0.18%     7.041%     706      $286,390   76.26%     88.27%    91.72%   93.82%
2.00 - 2.49%            2,054     705,688,997     75.31      6.687      708       343,568   75.79      85.57     49.78    79.89
2.50 - 2.99%              471     131,523,841     14.04      7.118      696       279,244   77.91      90.38     16.95    72.05
3.00 - 3.49%               77      25,495,783      2.72      7.179      684       331,114   80.30      92.31     26.37    90.91
3.50 - 3.99%                9       1,617,814      0.17      7.622      693       179,757   79.88      84.06     62.74    47.51
4.00 - 4.49%                3         669,200      0.07      7.314      650       223,067   78.49      91.46     91.03   100.00
4.50 - 4.99%                8       2,624,565      0.28      6.508      664       328,071   79.11      97.34     76.91   100.00
5.00 - 5.49%               49      13,857,520      1.48      6.734      680       282,807   79.15      97.28     32.49    90.66
5.50% & Above             218      53,842,648      5.75      7.507      675       246,985   79.96      98.99     19.02    99.73
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by First Adjustment Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
    First                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Adjustment           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Cap             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2.00% & Below             127     $73,730,608      7.87%     6.345%     707      $580,556   75.64%     84.01%    79.36%   76.88%
2.51 - 3.00%              263      67,098,439      7.16      7.333      675       255,127   79.70      98.43     22.56    97.58
4.51 - 5.00%            1,565     507,862,629     54.20      6.759      706       324,513   75.78      85.68     51.25    79.41
5.51 - 6.00%              939     288,115,831     30.75      6.899      705       306,833   77.32      88.77     23.03    79.12
6.01 - 6.50%                1         231,200      0.02      6.500      688       231,200   80.00      90.00      0.00   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                          Distribution by Periodic Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Periodic             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.00 - 1.49%              887    $255,888,927     27.31%     7.115%     693      $288,488   78.43%     93.76%    18.94%   82.50%
2.00 - 2.49%            2,008     681,149,781     72.69      6.696      708       339,218   75.80      85.03     51.65    79.65
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                      Distribution by Periodic Lifetime Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
 Periodic                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Lifetime             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.51 - 5.00%            1,526    $496,611,644     53.00%     6.752%     706      $325,434   75.72%     85.53%    52.32%   79.43%
5.51 - 6.00%            1,365     439,572,972     46.91      6.875      700       322,031   77.41      89.52     31.76    81.55
6.51 - 7.00%                4         854,091      0.09      7.584      708       213,523   83.20      98.55    100.00    83.16
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======    =====

                       Distribution by Interest Only Loans

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Interest Only Loans  Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
N                         323     $82,638,650      8.82%     7.079%     692      $255,847   77.07%     87.42%    33.06%   74.56%
Y                       2,572     854,400,057     91.18      6.785      705       332,193   76.47      87.41     43.65    81.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                   Distribution by Interest Only Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
Interest Only         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Term (Months)        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
  0                       323     $82,638,650      8.82%     7.079%     692      $255,847   77.07%     87.42%    33.06%   74.56%
 36                        13       6,587,768      0.70      6.296      720       506,751   75.41      82.64     41.11    87.01
 60                       493     141,106,582     15.06      6.823      699       286,220   77.24      89.66     48.89    88.64
 84                        15       5,068,018      0.54      6.688      705       337,868   75.71      83.79     26.82    87.69
120                     2,051     701,637,689     74.88      6.782      706       342,095   76.33      87.03     42.74    79.36
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                  2,895    $937,038,707    100.00%     6.811%     704      $323,675   76.52%     87.41%    42.72%   80.43%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

Selected Mortgage Loan Data(1)

                     The Mortgage Loans - Collateral Group 2

 Scheduled Principal Balance:                                       $119,978,042
 Number of Mortgage Loans:                                                   408
 Average Scheduled Balance:                                             $294,064
 Percentage of Interest Only Loans:                                       87.84%
 Weighted Average Gross Coupon:                                           6.702%
 Weighted Average Net Coupon:(2)                                          6.446%
 Non-Zero Weighted Average Current FICO Score:                               712
 Weighted Average Original LTV Ratio:                                     63.92%
 Weighted Average Combined Original LTV Ratio:                            67.16%
 Weighted Average Stated Remaining Term (months):                            359
 Weighted Average Seasoning (months):                                          1
 Weighted Average Months to Roll:                                             63
 Weighted Average Gross Margin:                                            2.40%
 Weighted Average Initial Cap:                                             5.29%
 Weighted Average Periodic Rate Cap:                                       1.79%
 Weighted Average Gross Maximum Lifetime Rate:                            12.18%
 Percentage of Mortgage Loans with Silent Seconds:                        24.25%
 Non-Zero Weighted Average Debt-to-Income Ratio:                          33.39%
 Percentage of Loans with Mortgage Insurance:                              0.41%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate. Distribution by Current Principal Balance

                    Distribution by Current Principal Balance

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
      Current         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Principal Balance   Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
$50,000 & Below             4        $158,250      0.13%     7.033%     750       $39,563   43.76%     43.76%    18.96%   25.28%
$50,001 - $75,000          12         802,210      0.67      6.836      682        66,851   48.07      48.07      6.72    42.45
$75,001 - $100,000         15       1,372,045      1.14      6.974      701        91,470   56.45      62.59     58.39    55.78
$100,001 - $125,000        29       3,295,145      2.75      6.900      700       113,626   57.25      59.51     17.17    42.12
$125,001 - $150,000        37       5,086,116      4.24      6.834      691       137,463   60.12      62.64     23.90    48.87
$150,001 - $200,000        66      11,598,831      9.67      6.767      705       175,740   61.54      63.25     20.88    55.21
$200,001 - $250,000        76      17,278,812     14.40      6.648      719       227,353   62.22      64.10     21.47    55.85
$250,001 - $300,000        38      10,413,571      8.68      6.686      696       274,041   61.23      62.76     12.89    76.22
$300,001 - $350,000        23       7,446,571      6.21      6.510      689       323,764   60.73      62.87     17.57    86.37
$350,001 - $400,000        16       6,103,505      5.09      6.555      740       381,469   61.21      61.96     18.42    87.02
$400,001 - $450,000        19       8,179,817      6.82      6.595      712       430,517   63.56      66.66     26.67   100.00
$450,001 - $500,000        16       7,657,550      6.38      6.691      719       478,597   63.55      63.55     12.89   100.00
$500,001 - $550,000        17       8,878,519      7.40      6.708      725       522,266   72.36      76.29     29.34    94.33
$550,001 - $600,000        14       8,052,921      6.71      6.563      708       575,209   71.19      76.30     14.23   100.00
$600,001 - $650,000         6       3,848,073      3.21      6.693      747       641,345   70.95      75.28     16.01   100.00
$650,001 - $700,000         1         690,187      0.58      6.125      694       690,187   53.09      53.09      0.00   100.00
$700,001 - $750,000         5       3,670,000      3.06      6.299      708       734,000   63.43      66.31     20.44   100.00
$750,001 - $800,000         1         779,969      0.65      7.500      702       779,969   75.00      85.71      0.00   100.00
$800,001 - $850,000         2       1,656,950      1.38      6.814      728       828,475   71.04      71.04      0.00    49.00
$850,001 - $900,000         1         899,702      0.75      5.250      797       899,702   75.00      80.00    100.00   100.00
$900,001 - $950,000         1         945,800      0.79      7.875      659       945,800   72.75      72.75    100.00   100.00
$950,001 - $1,000,000       4       4,000,000      3.33      7.063      698     1,000,000   61.17      71.72     25.00   100.00
$1,000,001 & Above          5       7,163,500      5.97      7.074      728     1,432,700   66.65      78.87     27.22    85.26
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----    -----
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Current Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Current              Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Rate              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.51 - 5.00%                1        $246,000      0.21%     5.000%     770      $246,000   34.17%     34.17%     0.00%  100.00%
5.01 - 5.50%                1         899,702      0.75      5.250      797       899,702   75.00      80.00    100.00   100.00
5.51 - 6.00%               25       7,917,807      6.60      5.889      731       316,712   59.01      61.80     58.75    96.44
6.01 - 6.50%              128      37,222,270     31.02      6.358      714       290,799   58.93      61.84     25.41    80.37
6.51 - 7.00%              168      49,346,526     41.13      6.791      708       293,729   66.03      68.01     11.12    79.54
7.01 - 7.50%               65      19,647,224     16.38      7.286      714       302,265   67.79      74.01     20.24    72.42
7.51 - 8.00%               19       4,548,513      3.79      7.751      685       239,395   72.76      80.23     26.03    57.13
8.01 - 8.50%                1         150,000      0.13      8.500      663       150,000   75.00      75.00      0.00     0.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                              Distribution by FICO

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   FICO              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
821 - 840                   1        $545,000      0.45%     6.625%     827      $545,000   67.28%     73.46%     0.00%  100.00%
801 - 820                  17       4,720,453      3.93      6.556      807       277,674   52.62      54.36      3.39    85.17
781 - 800                  22       8,901,693      7.42      6.440      788       404,622   65.94      69.33     27.41    71.17
761 - 780                  38      12,329,422     10.28      6.597      769       324,458   63.79      67.37     24.97    70.85
741 - 760                  32      10,385,840      8.66      6.761      748       324,557   57.20      61.78     25.46    74.52
721 - 740                  43      12,399,908     10.34      6.710      730       288,370   66.96      70.23     13.51    75.41
701 - 720                  57      15,873,054     13.23      6.681      710       278,475   65.76      70.39     18.30    77.50
681 - 700                  57      16,195,896     13.50      6.664      691       284,139   62.61      64.78     12.00    83.56
661 - 680                  67      19,642,409     16.37      6.812      670       293,170   66.03      68.85     19.32    79.82
641 - 660                  44      13,327,548     11.11      6.812      655       302,899   65.97      69.27     40.83    88.82
621 - 640                  28       5,199,620      4.33      6.860      631       185,701   62.18      62.63     30.21    81.48
620 & Below                 2         457,200      0.38      6.931      612       228,600   62.45      72.79      0.00   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                          Distribution by Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below             21      $3,593,111      2.99%     6.342%     733      $171,101   22.44%     23.24%    15.01%   77.03%
30.01 - 40.00%             25       4,765,027      3.97      6.428      715       190,601   35.80      35.80     43.69    83.97
40.01 - 50.00%             50      13,739,567     11.45      6.576      718       274,791   46.50      47.84     15.45    84.74
50.01 - 60.00%             78      21,119,754     17.60      6.612      714       270,766   55.72      58.75     36.29    75.72
60.01 - 70.00%             77      28,173,829     23.48      6.764      715       365,894   66.95      72.31     10.22    83.16
70.01 - 80.00%            156      48,089,594     40.08      6.795      706       308,267   76.37      79.54     20.52    75.78
85.01 - 90.00%              1         497,160      0.41      6.625      704       497,160   87.37      87.37    100.00   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----     -----   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Combined Original LTV

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Combined           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Original LTV        Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
30.00% & Below             20      $3,350,111      2.79%     6.358%     732      $167,506   21.97%     21.97%    16.09%   75.37%
30.01 - 40.00%             25       4,765,027      3.97      6.428      715       190,601   35.80      35.80     43.69    83.97
40.01 - 50.00%             49      13,137,567     10.95      6.570      716       268,114   46.01      46.23     16.15    86.06
50.01 - 60.00%             74      17,965,514     14.97      6.518      708       242,777   55.21      55.21     31.01    72.25
60.01 - 70.00%             59      19,602,779     16.34      6.677      717       332,250   66.77      66.96      7.72    79.38
70.01 - 80.00%            117      40,710,776     33.93      6.858      713       347,955   73.81      76.65     17.79    82.80
80.01 - 85.00%             18       6,526,528      5.44      6.468      694       362,585   70.33      83.60     55.27    90.57
85.01 - 90.00%             46      13,919,740     11.60      6.925      708       302,603   75.86      88.79     21.39    63.07
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                          Distribution by Document Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Document             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Type              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Full/Alt Doc               87     $25,653,478     21.38%     6.539%     707      $294,868   62.42%     67.13%   100.00%   85.96%
No Doc                     93      22,900,663     19.09      6.661      713       246,244   57.65      58.67      0.00    85.81
No Ratio                   84      26,702,202     22.26      6.712      715       317,883   67.28      69.06      0.00    72.92
SISA                       48      14,772,064     12.31      6.775      727       307,751   60.39      64.25      0.00    81.25
SIVA                       96      29,949,635     24.96      6.827      707       311,975   68.75      73.43      0.00    72.10
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                          Distribution by Loan Purpose

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
    Loan              Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Purpose           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Cashout Refi              236     $69,618,892     58.03%     6.692%     703      $294,995   61.12%     63.90%    24.72%   83.73%
Purchase                  102      28,769,718     23.98      6.675      732       282,056   68.21      72.66     15.46    66.68
Rate/Term Refi             70      21,589,432     17.99      6.767      715       308,420   67.23      70.36     18.51    80.12
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                        Distribution by Occupancy Status

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Occupancy           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Status           Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
Investor                  112     $18,632,931     15.53%     6.921%     717      $166,365   64.41%     68.05%    16.72%    0.00%
Owner Occupied            274      94,771,103     78.99      6.660      710       345,880   63.50      66.75     23.27   100.00
Second Home                22       6,574,008      5.48      6.687      736       298,819   68.62      70.49      7.39     0.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                          Distribution by Property Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
  Property Type      Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2-4 Family                 23      $7,116,565      5.93%     6.806%     714      $309,416   64.93%     66.93%    15.64%   55.27%
Condo                      41       8,146,021      6.79      6.619      726       198,683   64.96      68.32     24.35    58.71
Single Family/PUD         344     104,715,456     87.28      6.701      711       304,405   63.77      67.09     21.54    82.18
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                              Distribution by State

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 State               Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
CA-S                       71     $22,546,504     18.79%     6.714%     702      $317,556   61.81%     64.66%    20.95%   87.56%
CA-N                       61      20,679,531     17.24      6.478      724       339,009   59.88      62.83     17.89    85.19
FL                         60      15,493,576     12.91      6.808      700       258,226   65.49      68.37     22.40    76.55
AZ                         40       7,419,547      6.18      6.727      704       185,489   64.63      65.15     18.14    55.51
IL                         16       5,648,983      4.71      7.192      719       353,061   67.96      79.48     44.15    91.31
MD                         11       3,857,482      3.22      6.410      698       350,680   60.13      60.51     22.04    88.09
WA                         14       3,825,395      3.19      6.735      703       273,242   67.18      67.57     36.71    51.65
NJ                         10       3,593,386      3.00      6.810      727       359,339   69.96      72.02      0.00   100.00
NV                         14       3,366,594      2.81      6.590      728       240,471   67.42      70.03     24.24    36.91
NY                          8       3,055,017      2.55      6.912      731       381,877   52.82      63.55      3.76    95.84
Other                     103      30,492,026     25.41      6.704      717       296,039   66.59      69.80     22.09    75.88
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                            Distribution by Zip Code

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Zip Code             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
32082                       3      $2,047,941      1.71%     6.821%     674      $682,647   62.39%     75.38%     0.00%  100.00%
60523                       1       1,950,000      1.63      7.375      742     1,950,000   60.00      80.00    100.00   100.00
11771                       1       1,462,500      1.22      7.250      761     1,462,500   65.00      80.00      0.00   100.00
33330                       1       1,365,000      1.14      6.875      690     1,365,000   68.25      68.25      0.00   100.00
81224                       2       1,146,000      0.96      5.750      693       573,000   72.82      83.76    100.00   100.00
83455                       1       1,056,000      0.88      6.625      782     1,056,000   74.95      74.95      0.00     0.00
91405                       2       1,025,000      0.85      6.831      673       512,500   61.69      61.69      0.00    17.56
20008                       1       1,000,000      0.83      7.125      748     1,000,000   44.44      44.44      0.00   100.00
28117                       1       1,000,000      0.83      7.000      669     1,000,000   69.93      69.93      0.00   100.00
91367                       1       1,000,000      0.83      7.625      720     1,000,000   67.80      88.14      0.00   100.00
Other                     394     106,925,601     89.12      6.672      712       271,385   63.86      66.37     21.10    78.20
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                  Distribution by Remaining Months to Maturity

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Remaining Months     Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   To Maturity       Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
301 - 360                 408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                        Distribution by Amortization Type

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Amortization         Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Type             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
10 YEAR ARM                16      $5,239,458      4.37%     6.536%     744      $327,466   59.20%     59.75%     7.44%   66.89%
2 YEAR ARM                  7       3,290,951      2.74      7.361      705       470,136   67.89      74.56     43.53   100.00
3 YEAR ARM                 21       6,512,889      5.43      6.509      725       310,138   66.33      68.60     35.02    87.42
5 YEAR ARM                306      86,735,850     72.29      6.691      711       283,450   63.84      67.57     24.00    77.06
7 YEAR ARM                 58      18,198,894     15.17      6.749      708       313,774   64.08      65.48      4.03    84.87
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                    Distribution by Prepayment Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
 Prepayment                                    Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Term                 Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 (Months)            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
 0                        256     $78,003,467     65.01%     6.696%     719      $304,701   63.35%     66.59%    21.39%   80.17%
 6                          5       1,636,232      1.36      6.814      677       327,246   70.29      71.19      0.00    55.98
12                         32       9,594,820      8.00      6.745      697       299,838   57.76      61.80     21.58    75.85
24                          9       2,076,387      1.73      7.206      658       230,710   62.22      62.22     68.99   100.00
36                         97      25,849,056     21.54      6.680      708       266,485   67.58      70.94     12.69    74.68
60                          9       2,818,080      2.35      6.475      691       313,120   64.76      67.76     77.40    94.32
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                      Distribution by Months to Rate Reset

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Months To Rate Reset Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
21 - 30                     7      $3,290,951      2.74%     7.361%     705      $470,136   67.89%     74.56%    43.53%  100.00%
31 - 40                    21       6,512,889      5.43      6.509      725       310,138   66.33      68.60     35.02    87.42
51 - 60                   306      86,735,850     72.29      6.691      711       283,450   63.84      67.57     24.00    77.06
81 - 90                    58      18,198,894     15.17      6.749      708       313,774   64.08      65.48      4.03    84.87
111 - 120                  16       5,239,458      4.37      6.536      744       327,466   59.20      59.75      7.44    66.89
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                      Distribution by Maximum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Maximum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
   Lifetime           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Rate            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
10.49% & Below              1        $899,702      0.75%     5.250%     797      $899,702   75.00%     80.00%   100.00%  100.00%
10.50 - 10.99%             12       3,149,949      2.63      5.823      734       262,496   53.57      56.59     57.49   100.00
11.00 - 11.49%             68      21,340,700     17.79      6.229      724       313,834   58.15      60.39     29.18    86.76
11.50 - 11.99%             86      23,594,940     19.67      6.617      705       274,360   60.59      63.81     28.97    75.59
12.00 - 12.49%             66      18,961,883     15.80      6.830      708       287,301   63.11      66.65     30.23    80.35
12.50 - 12.99%            116      34,353,406     28.63      6.794      712       296,150   67.57      69.15      6.19    76.64
13.00 - 13.49%             43      13,037,868     10.87      7.155      707       303,206   69.60      76.56      6.43    75.98
13.50 - 13.99%             15       4,489,594      3.74      7.672      696       299,306   72.56      81.20     26.37    64.61
14.50% & Above              1         150,000      0.13      8.500      663       150,000   75.00      75.00      0.00     0.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Minimum Lifetime Rate

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
   Minimum                                     Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
  Lifetime            Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Rate             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2.00 - 2.49%              297     $92,657,977     77.23%     6.650%     715      $311,980   63.07%     66.13%    22.61%   81.66%
2.50 - 2.99%               80      18,130,553     15.11      6.907      700       226,632   66.95      71.45     15.28    61.29
3.00 - 3.49%                4       1,612,614      1.34      6.919      692       403,154   74.59      80.06      0.00    87.02
4.00 - 4.49%                2         655,000      0.55      6.250      701       327,500   65.06      65.06      0.00    63.66
4.50 - 4.99%                1         174,880      0.15      7.875      640       174,880   76.09      76.09      0.00   100.00
5.00 - 5.49%                1         200,000      0.17      6.090      661       200,000   69.08      69.08    100.00   100.00
5.50 - 5.99%                3         535,794      0.45      6.305      688       178,598   66.35      66.35     77.64   100.00
6.00 - 6.49%                6       1,787,563      1.49      6.493      720       297,927   55.51      55.51     73.66   100.00
6.50 - 6.99%                7       2,488,205      2.07      6.751      733       355,458   64.62      65.75      0.00    91.32
7.00% & Above               7       1,735,456      1.45      7.495      708       247,922   72.45      79.55      0.00    69.34
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                             Distribution by Margin

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
   Margin            Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2.00 - 2.49%              302     $93,590,508     78.01%     6.655%     715      $309,902   63.01%     66.05%    22.53%   81.30%
2.50 - 2.99%               93      22,745,355     18.96      6.885      706       244,574   66.98      71.17     17.94    68.09
3.00 - 3.49%                6       2,267,614      1.89      6.726      694       377,936   71.84      75.73      0.00    80.28
5.00 - 5.49%                3         747,000      0.62      6.602      716       249,000   60.10      60.10     26.77   100.00
5.50% & Above               4         627,566      0.52      6.998      674       156,891   64.55      64.55     45.67   100.00
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====    ======   ======

                      Distribution by First Adjustment Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
    First                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Adjustment           Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
     Cap             Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
2.00% & Below              10      $4,596,041      3.83%     6.343%     736      $459,604   66.08%     68.81%    45.82%   94.82%
2.51 - 3.00%                6       1,002,445      0.84      6.970      665       167,074   67.47      67.47     48.54   100.00
4.51 - 5.00%              227      63,718,512     53.11      6.613      714       280,698   60.84      63.97     29.04    78.53
5.51 - 6.00%              165      50,661,043     42.23      6.840      709       307,037   67.53      71.01      9.00    77.72
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====   ======

                          Distribution by Periodic Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Periodic             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
1.00 - 1.49%               92     $25,079,802     20.90%     6.758%     710      $272,607   67.72%     70.94%    16.28%   70.55%
2.00 - 2.49%              316      94,898,240     79.10      6.687      713       300,311   62.92      66.16     22.73    81.22
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                SCHEDULE A -STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

                      Distribution by Periodic Lifetime Cap

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
 Periodic                                      Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Lifetime             Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
    Cap              Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
4.51 - 5.00%              219     $62,219,762     51.86%     6.605%     714      $284,109   60.72%     63.89%    29.46%   78.77%
5.51 - 6.00%              189      57,758,279     48.14      6.805      710       305,599   67.37      70.68     12.68    79.23
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                       Distribution by Interest Only Loans

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
                      Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
Interest Only Loans  Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
N                          56     $14,595,071     12.16%     6.640%     701      $260,626   64.78%     66.10%     8.51%   85.27%
Y                         352     105,382,970     87.84      6.710      714       299,383   63.80      67.31     23.16    78.12
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

                   Distribution by Interest Only Term (Months)

                                                                     Non-Zero                        Weighted
                                               Pct. Of    Weighted   Weighted              Weighted    Avg.
                                               Pool By      Avg.       Avg.        Avg.      Avg.    Combined     Pct.    Pct.
 Interest Only        Number     Principal    Principal    Gross     Current    Principal  Original  Original     Full    Owner
 Term (Months)       Of Loans     Balance      Balance     Coupon      FICO      Balance     LTV       LTV        Doc    Occupied
-------------------- --------  -------------- ----------  ---------  --------   ---------  --------  --------   -------  --------
  0                        56     $14,595,071     12.16%     6.640%     701      $260,626   64.78%     66.10%     8.51%   85.27%
 60                        44      11,731,812      9.78      6.381      728       266,632   60.49      61.80     56.14    83.09
 84                         2         384,583      0.32      6.473      748       192,292   76.01      76.01      0.00     0.00
120                       306      93,266,575     77.74      6.752      712       304,793   64.17      67.96     19.11    77.82
---------------------   -----  --------------    ------      -----      ---      --------   -----      -----    ------   ------
Total:                    408    $119,978,042    100.00%     6.702%     712      $294,064   63.92%     67.16%    21.38%   78.99%
=====================   =====  ==============    ======      =====      ===      ========   =====      =====     =====    =====

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                             ASSET-BACKED SECURITIES
                (Issuable in Series by Separate Issuing Entities)

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

     GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o    mortgage loans secured by one- to four-family residential properties,

     o    mortgage loans secured by multifamily residential properties,

     o loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

     o mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

     The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                 The date of this Prospectus is October 6, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.....................................................     1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................     1
RISK FACTORS..............................................................     2
   You May Have Difficulty Selling The Securities.........................     2
   Book-Entry Securities May Delay Receipt of Payment and Reports.........     2
   Your Return on an Investment in The Securities Is Uncertain............     2
   Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
      Distribution of Interest on Your Securities.........................     3
   Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be
      Less Than the Mortgage Loan Balance.................................     3
   High Loan-to-Value Ratios Increase Risk of Loss........................     4
   Some of the Mortgage Loans May Have an Initial Interest-Only Period,
      Which May Result in Increased Delinquencies and Losses..............     4
   Your Yield May Be Subject to Any Negative Amortization on the Related
      Mortgage Loans......................................................     4
   Interest Only and Principal Only Securities Involve Additional Risk....     5
   Subordinated Securities Involve More Risks and May Incur Losses........     5
   Trust or Trust Fund Assets Are the Only Source of Payments on the
      Securities..........................................................     5
   The Securities Are Obligations of the Trust Only.......................     6
   Delays and Expenses Inherent in Foreclosure Procedures Could Delay
      Distributions to You or Result in Losses............................     6
   The Concentration of Mortgage Assets in Specific Geographic Areas May
      Increase the Risk of Loss...........................................     6
   Financial Instruments May Not Avoid Losses.............................     7
   Environmental Conditions Affecting Mortgaged Properties May Result in
      Losses..............................................................     7
   Security Interests in Manufactured Homes May Be Lost...................     8
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
      Investment in the Securities........................................     8
   Increased Use of New Mortgage Loan Products by Borrowers May Result in
      Decline in Real Estate Values Generally.............................     8
   The Trust May Contain Mortgage Assets Secured by Subordinated Liens;
      These Mortgage Assets Are More Likely Than Mortgage Assets Secured
      by Senior Liens to Experience Losses................................     9
   Violation of Various Federal, State and Local Laws May Result in Losses
      on the Mortgage Loans...............................................     9
   If Consumer Protection Laws are Violated in the Origination or
      Servicing of the Loans, Losses on Your Investment Could Result......    10
   Assets of the Trust or Trust Fund May Include Mortgage Loans Originated
      Under Less Stringent Underwriting Standards.........................    10
   Assets of the Trust or Trust Fund May Include Delinquent and
      Sub-Performing Residential Mortgage Loans...........................    11
   Value of Collateral Securing Cooperative Loans May Diminish in Value... 11 Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
      Collections on Loans................................................    11
   The Securities Are Not Suitable Investments for All Investors..........    12
   Your Investment May Not Be Liquid......................................    12
   The Ratings on Your Certificates Could Be Reduced or Withdrawn.........    13
   Conflicts of Interest between the Master Servicer and the Trust........    13
   Servicing Fee May be Insufficient to Engage Replacement Master
      Servicers or Servicers..............................................    13
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash.....    13
THE TRUSTS OR TRUST FUNDS.................................................    14
   The Mortgage Loans - General...........................................    15
   Single Family and Cooperative Loans....................................    18
   Multifamily Loans......................................................    18
   Manufactured Housing Contracts.........................................    18
   Revolving Credit Line Mortgage Loans...................................    19
   Agency Securities......................................................    19
   Private Mortgage-Backed Securities.....................................    24
   U.S. Government Securities.............................................    26
   Substitution of Mortgage Assets........................................    26

   Pre-Funding and Capitalized Interest Accounts..........................    27
USE OF PROCEEDS...........................................................    27
THE DEPOSITOR.............................................................    27
THE SPONSOR...............................................................    28
THE MORTGAGE LOANS........................................................    28
   General................................................................    28
   Goldman Sachs Mortgage Conduit Program Underwriting Guidelines.........    29
   Representations and Warranties; Repurchases............................    33
   Optional Purchase of Defaulted Loans...................................    34
DESCRIPTION OF THE SECURITIES.............................................    34
   General................................................................    34
   Distributions on Securities............................................    36
   Advances...............................................................    37
   Reports to Securityholders.............................................    38
   Exchangeable Securities................................................    38
   Book-Entry Registration................................................    41
CREDIT ENHANCEMENT........................................................    45
   Subordination..........................................................    45
   Pool Insurance Policies................................................    46
   Special Hazard Insurance Policies......................................    47
   Bankruptcy Bonds.......................................................    47
   FHA Insurance; VA Guarantees; RHS Guarantees...........................    48
      FHA Loans...........................................................    48
      VA Loans............................................................    50
      RHS Loans...........................................................    51
   FHA Insurance on Multifamily Loans.....................................    53
   Reserve and Other Accounts.............................................    53
   Other Insurance, Guarantees and Similar Instruments or Agreements......    54
   Overcollateralization..................................................    54
   Excess Spread..........................................................    54
   Cross Support..........................................................    54
YIELD AND PREPAYMENT CONSIDERATIONS.......................................    54
ADMINISTRATION............................................................    56
   Assignment of Mortgage Assets..........................................    56
   Payments on Mortgage Loans; Deposits to Accounts.......................    58
   Sub-Servicing..........................................................    60
   Collection Procedures..................................................    61
   Hazard Insurance.......................................................    62
   Realization Upon Defaulted Mortgage Loans..............................    63
   Servicing and Other Compensation and Payment of Expenses...............    65
   Evidence as to Compliance..............................................    66
   Certain Matters Regarding the Master Servicer and Us...................    66
   Events of Default; Rights Upon Event of Default........................    67
   The Trustee............................................................    70
   Duties of the Trustee..................................................    70
   Resignation and Removal of Trustee.....................................    70
   Amendment..............................................................    71
   Termination; Optional Termination......................................    72
LEGAL ASPECTS OF THE MORTGAGE LOANS.......................................    72
   General................................................................    72
   Foreclosure/Repossession...............................................    76
      General.............................................................    76
   Rights Of Redemption...................................................    79
      General.............................................................    79
   Anti-Deficiency Legislation And Other Limitations On Lenders...........    79
   Due-On-Sale Clauses....................................................    81
   Prepayment Charges.....................................................    81
   Subordinate Financing..................................................    82
   Applicability of Usury Laws............................................    82
   Servicemembers Civil Relief Act and the California Military and
      Veterans Code.......................................................    83
   Product Liability and Related Litigation...............................    83
   Environmental Considerations...........................................    84
   Forfeiture for Drug, RICO and Money Laundering Violations..............    85
   Other Legal Considerations.............................................    86
FEDERAL INCOME TAX CONSEQUENCES...........................................    86
   General................................................................    86
   Miscellaneous Itemized Deductions......................................    87
   Tax Treatment of REMIC Regular Interests and Other Debt Instruments....    87
   OID....................................................................    88
   Market Discount........................................................    92
   Amortizable Premium....................................................    93
   Consequences of Realized Losses........................................    93
   Gain or Loss on Disposition............................................    94
   Tax Treatment of Exchangeable Securities...............................    94
   Taxation of Certain Foreign Holders of Debt Instruments................    97
   Backup Withholding.....................................................    98
   Reporting and Tax Administration.......................................    98
   Tax Treatment of REMIC Residual Interests..............................    99
   Special Considerations for Certain Types of Investors..................   102
   Treatment by the REMIC of OID, Market Discount, and Amortizable
      Premium.............................................................   104
   REMIC-Level Taxes......................................................   104
   REMIC Qualification....................................................   105
   Grantor Trusts.........................................................   105
   Tax Treatment of the Grantor Trust Security............................   105
   Treatment of Pass-Through Securities...................................   106
   Treatment of Strip Securities..........................................   106

   Determination of Income with Respect to Strip Securities...............   107
   Purchase of Complementary Classes of Strip Securities..................   108
   Possible Alternative Characterizations of Strip Securities.............   108
   Limitations on Deductions With Respect to Strip Securities.............   109
   Sale of a Grantor Trust Security.......................................   109
   Taxation of Certain Foreign Holders of Grantor Trust Securities........   109
   Backup Withholding of Grantor Trust Securities.........................   110
   Reporting and Tax Administration of Grantor Trust Securities...........   110
   Taxation of Owners of Owner Trust Securities...........................   110
   Partnership Taxation...................................................   111
   Discount and Premium of Mortgage Loans.................................   111
   Section 708 Termination................................................   112
   Gain or Loss on Disposition of Partnership Securities..................   112
   Allocations Between Transferors and Transferees........................   112
   Section 731 Distributions..............................................   113
   Section 754 Election...................................................   113
   Administrative Matters.................................................   113
   Tax Consequences to Foreign Securityholders of a Partnership Trust.....   114
   Backup Withholding on Partnership Securities...........................   115
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES.................................   115
ERISA CONSIDERATIONS......................................................   115
   General................................................................   115
   ERISA Considerations Relating to Certificates..........................   115
   Underwriter Exemption..................................................   117
   ERISA Considerations Relating to Notes.................................   123
LEGAL INVESTMENT..........................................................   124
METHOD OF DISTRIBUTION....................................................   126
LEGAL MATTERS.............................................................   127
FINANCIAL INFORMATION.....................................................   127
RATINGS...................................................................   127
REPORTS TO SECURITYHOLDERS................................................   127
WHERE YOU CAN FIND MORE INFORMATION.......................................   127
INDEX.....................................................................   129
ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS........   A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

     o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

PREPAYMENTS ON THE MORTGAGE ASSETS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR SECURITIES

     When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

     If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

     Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES

     A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

     The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

YOUR YIELD MAY BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED MORTGAGE LOANS

     A trust or trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

     If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

     In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST ONLY

     The securities will not represent an interest in or obligation of the depositor, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

     The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments that are interest rate or currency swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

INCREASED USE OF NEW MORTGAGE LOAN PRODUCTS BY BORROWERS MAY RESULT IN DECLINE IN REAL ESTATE VALUES GENERALLY

     In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE MORTGAGE LOANS ORIGINATED UNDER LESS STRINGENT UNDERWRITING STANDARDS

     The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

VALUE OF COLLATERAL SECURING COOPERATIVE LOANS MAY DIMINISH IN VALUE

     Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or
(2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the Mortgage Loans - General - Cooperative Loans" in this prospectus.

BANKRUPTCY OF THE DEPOSITOR OR A SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON
LOANS

     The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

     The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

     However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOUR INVESTMENT MAY NOT BE LIQUID

     The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN

     Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

SERVICING FEE MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT MASTER SERVICERS OR SERVICERS

     To the extent that the prospectus supplement indicates that the fee payable to the Master Servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement Master Servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement Master Servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.   a mortgage pool* comprised of:

     o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o Cooperative loans. "COOPERATIVE LOANS" consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

     o Revolving credit line mortgage loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

     o Commercial real estate loans. "COMMERCIAL REAL ESTATE LOANS" consist of mortgage loans secured by commercial real estate properties; provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

     2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

     3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES", in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt

- ----------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be filed in a report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be in a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA ("GNMA"), is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     The PMBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the PMBS: (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act of 1933, as amended. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the PMBS have been previously registered under the Securities Act of 1933, as amended or the PMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features. Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o    the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o    delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

     7. If the issuer of the PMBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts." It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

                                  THE DEPOSITOR

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly-owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Goldman Sachs Mortgage Company, a New York limited partnership and the parent of the depositor. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

     GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

     As of June 30, 2006, GSMC has sponsored the securitization of approximately $130 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second lien, home equity line of credit, "scratch and dent," re-performing and seasoned loans, among other things.

     GSMC acquires residential mortgage loans in two contexts:

          (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

          (2)  through conduit purchases.

     Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

     The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

     Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM UNDERWRITING GUIDELINES

     If so specified in the related prospectus supplement, we may acquire mortgage loans from GSMC that GSMC acquired through its conduit program.

     The information set forth below has been provided by GSMC.

     All of the mortgage loans that GSMC may acquire through its conduit program will be acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

     The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

     Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

     Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

     In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

     The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

     Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

     Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

     Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

     Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

     The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               FULL DOCUMENTATION

                      OWNER OCCUPIED                        2ND HOME               NON-OWNER OCCUPIED
             --------------------------------   --------------------------------   ------------------
  MINIMUM                                                                           MAXIMUM   MAXIMUM
FICO SCORE   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)     LTV(1)   CLTV(1)
- ----------   --------------   ---------------   --------------   ---------------    -------   -------
    700           100%              100%              95%               95%            90%        90%
    680           100               100               95                95             90         90
    640           100               100               90                90             90         90
    620           100               100               90                90             85         90
    600           100               100               90                90             85         90
    580            90                95               90                90             80         90
    560            90                95               85                90             75         90
    540            85                95              n/a               n/a            n/a        n/a

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                              REDUCED DOCUMENTATION

                        OWNER OCCUPIED                        2ND HOME                  NON-OWNER OCCUPIED
               --------------------------------   --------------------------------   ------------------------
MINIMUM FICO                                                                                          MAXIMUM
    SCORE      MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   CLTV(1)
- ------------   --------------   ---------------   --------------   ---------------   --------------   -------
     700            100%              100%               95%              95%               85%          90%
     680            100               100                90               90                85           90
     640            100               100                90               90                80           90
     620             95                95                85               90                75           90
     600             90                90                85               90                75           90
     580             90                90                80               90                75           90
     560             85                90                80               80                75           90
     540             80                90               n/a              n/a               n/a          n/a

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION

                        OWNER OCCUPIED                        2ND HOME                  NON-OWNER OCCUPIED
               --------------------------------   --------------------------------   ------------------------
MINIMUM FICO                                                                                          MAXIMUM
    SCORE      MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   CLTV(1)
- ------------   --------------   ---------------   --------------   ---------------   --------------   -------
     700            100%              100%              90%              90%               85%          90%
     680            100               100               90               90                80           90
     640             90               100               85               90                80           90
     620             85                90               80               90                75           90
     600             85                90               80               90                70           90
     580             80                90               75               90                70           90
     560             75                90               65               90                60           90

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                NO DOCUMENTATION

                        OWNER OCCUPIED                        2ND HOME                  NON-OWNER OCCUPIED
               --------------------------------   --------------------------------   ------------------------
MINIMUM FICO                                                                                          MAXIMUM
    SCORE      MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   MAXIMUM CLTV(1)   MAXIMUM LTV(1)   CLTV(1)
- ------------   --------------   ---------------   --------------   ---------------   --------------   -------
     700             95%              95%               85%              85%               80%          80%
     680             90               90                85               85                75           75
     660             85               85                80               80                70           70

(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

     An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties (any such party, a "RESPONSIBLE PARTY") responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, the Responsible Party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

     In general, the Master Servicer or the trustee, if the Master Servicer is the Responsible Party, will be required to promptly notify the relevant Responsible Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the Responsible Party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the Responsible Party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the Responsible Party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the Responsible Party) will not be obligated to purchase a mortgage loan if a Responsible Party defaults on its obligation to do so. We cannot assure you that the Responsible Parties will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable Responsible Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the related Agreement (collectively, the "ACCOUNTS");

     o property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees,

     o U.S. Government Securities designed to assure payment of the securities, or

     o financial instruments that are interest rate or currency swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICs," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by


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

mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the related Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

EXCHANGEABLE SECURITIES

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "EXCHANGEABLE SECURITIES." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus


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

supplement as "RELATED" to each other, and each related grouping of exchangeable securities will be referred to as a "COMBINATION." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

     o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

     o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

     o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

     o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

     o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

     In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear Bank ("EUROCLEAR"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("DIRECT PARTICIPANTS") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANT"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     The book entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "SECURITYHOLDER" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

     An owner's ownership of a book entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

     Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("BENEFICIAL OWNER") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

     Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book entry securities from the trustee through DTC and DTC Direct Participants. While the book entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "DEFINITIVE SECURITIES" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers


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

of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate or currency swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

     o    any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such


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distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

SPECIAL HAZARD INSURANCE POLICIES

     If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance

Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

     FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines


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

are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

     VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a


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

VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

     RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county's established moderate income


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

limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.


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

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.


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

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

EXCESS SPREAD

     If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for


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various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and


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

revolving credit line mortgage loans. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.


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

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

     We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.


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Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,


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     o    an account or accounts the deposits in which are insured by the
          Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o    an account or accounts otherwise acceptable to each rating agency, or

     o an account that satisfies the requirements specified in the related Agreement.

     If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master


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Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;


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     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.


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     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in


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accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.


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     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

     o    advance or discharge:

          a.   all hazard insurance policy premiums and

          b.   as necessary and approved in advance by the primary insurer:

               1.   real estate property taxes,

               2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

               3.   mortgaged property sales expenses,

               4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

               5. foreclosure costs, including court costs and reasonable attorneys' fees,

               6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted, and


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               7.   tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.


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     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.


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     Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and


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     o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

     o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or


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     o    any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the


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trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION AND REMOVAL OF TRUSTEE

     If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.


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     The trustee may also be removed at any time, if so specified in the related prospectus supplement:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

     o    to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.


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TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor


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(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security


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agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the


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certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act,


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Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume


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the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.


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     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


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RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in


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most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,


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and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.


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SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest or principal on certain of the mortgage loans.

     Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may


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not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.


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     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.


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OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel as may be identified in the related prospectus supplement. It is intended to present a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICs")), real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This discussion focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "CODE") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     You are encouraged to consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

     The following discussion generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.


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     If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.

     For each series, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o    the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master


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Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to


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maturity and (ii) the prepayment rate assumed in pricing the Prepayable
Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o    may be deferred, or

     o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an


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obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.


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     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- - or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment


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Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation


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based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of


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economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the


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exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

     As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each


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exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

     If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.


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If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.


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BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual


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Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual


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Certificate. If a distribution exceeds the adjusted basis of the Residual
Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

     A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that


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     the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

          (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

          (iv) One of the following two following tests is satisfied: Either:

               (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                    (1) any consideration given to the transferee to acquire the interest,

                    (2) the expected future distributions on the interest, and

                    (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

               (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for


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a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."


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     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the


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calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such


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income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,


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particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such


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coupon - over its issue price. Treasury regulations under Section 1286 of the
Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at


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a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a


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Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o    the foreign person is not a 10% shareholder within the meaning of Code
          Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.


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     If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.


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PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID,"


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"--Market Discount" and "--Amortizable Premium" above. (As indicated above, the
Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated


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tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an


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international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.


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BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                   STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain


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exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.


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     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION"), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o    any underwriter as defined in the Exemption;

     o    the trustee;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;


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     o    the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:


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     o    not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

               (a) the outstanding principal balance due under the loan which is held by the trust fund and

               (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

     An "ELIGIBLE SWAP" is one that:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o    has a notional amount that does not exceed either:


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               (a) the principal balance of the class of certificates to which the Swap relates, or

               (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.


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     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.


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     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and


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     o    in the case of initial issuance (but not secondary market
          transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL


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WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP, Washington D.C., Sidley Austin LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement and any other materials that we file with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                      INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act........................................             84
1998 Policy Statement............................................            125
30% Test.........................................................            104
Acceptable Investments...........................................            122
Accounts.........................................................             34
accrual securities...............................................             36
additional loans.................................................            121
agency securities................................................             14
Agreement........................................................             15
Allowable Interest Rate..........................................            119
Allowable Notional Amount........................................            120
Amendment........................................................            118
Applicable Amount................................................             87
Assessment of Compliance.........................................             66
Assignment Program...............................................             49
Attestation Report...............................................             66
Available Funds..................................................             36
average interest rate............................................            121
Beneficial Owner.................................................             42
capitalized interest accounts....................................             27
CERCLA...........................................................             84
Clearstream......................................................             41
Code.............................................................             86
Collection Period................................................            111
combination......................................................             39
Commercial real estate loans.....................................             14
Complementary Securities.........................................            108
Contingent Payment Obligations...................................             91
Contingent Payment Regulations...................................             91
Cooperative loans................................................             14
current principal amount.........................................             37
Current Recognition Election.....................................             92
Debt Instruments.................................................             88
Debt Securities..................................................             87
Definitive Securities............................................             42
Designated Transactions..........................................            118
Direct Participants..............................................             41
Disqualified Organization........................................            101
disqualified persons.............................................            115
DOL Pre-Funding Period...........................................            121
DTC..............................................................             41
DTCC.............................................................             41
eligible counterparty............................................            120
eligible Swap....................................................            119
eligible yield supplement agreement..............................            121
ERISA............................................................   39, 106, 115
Euroclear........................................................             41
Euroclear Operator...............................................             44
excess inclusion income..........................................             99
exchangeable securities..........................................             38
Excluded Plan....................................................            122
Exemption........................................................            117
EYS Agreement....................................................            121
Fannie Mae.......................................................             21
FHA..............................................................         15, 48
FHA Debenture Rate...............................................             50
FHA Loans........................................................             19
Financial Intermediary...........................................             41
foreign person...................................................             97
foreign person certification.....................................             97
Freddie Mac......................................................             22
FTC..............................................................             80
Garn-St. Germain Act.............................................             81
GNMA.............................................................             19
GNMA I Certificate...............................................             20
GNMA II Certificate..............................................             20
Grantor Trust....................................................            105
Grantor Trust Securities.........................................             87
Housing Act......................................................             19
HUD..............................................................             48
Indirect Participant.............................................             41
Insurance Proceeds...............................................             59
Interest Weighted Certificate....................................             90
Investor-Based Exemptions........................................            123
IO Securities....................................................            105
IRS..............................................................             86
lenders..........................................................             15
Liquidation Expenses.............................................             59
Liquidation Proceeds.............................................             59
loans............................................................            117
Loan-to-Value Ratio..............................................             17
Loss Amount......................................................             52
manufactured home................................................             19
Manufactured housing contracts...................................             14
Mark-to-Market Regulations.......................................            102
Master Servicer..................................................             17
MERS.............................................................             57
Mortgage.........................................................             57
mortgage loans...................................................             14
mortgage pool....................................................       116, 117
mortgage pool pass-through certificate...........................            116
mortgage pool pass-through certificates..........................            117
multifamily loans................................................             14
Multiple Rate VRDI...............................................             91
National Housing Act.............................................             48
NCUA.............................................................            125
Net Series Rate..................................................            108
new partnership..................................................            112
nonqualified intermediary........................................              1
Non-ratings dependent Swaps......................................            121
non-U.S. holder..................................................              1
OCC..............................................................            124
Offering Documents...............................................            122
OID..............................................................             86
OID Regulations..................................................             89
old partnership..................................................            112
Ordinary Ratio Security..........................................            108
OTS..............................................................            125
outside reserve fund.............................................             88
Owner Trust......................................................            110
Owner Trust Securities...........................................             87
parties in interest..............................................            115
Partnership Securities...........................................            111
Pass-Through Securities..........................................            105
Permitted Investments............................................             53
Plan.............................................................            115
Plan Asset Regulations...........................................            115
PMBS.............................................................             24
PMBS pooling and servicing agreement.............................             24
PMBS servicer....................................................             24
PMBS trustee.....................................................             24
PO Securities....................................................            105
pre-funding accounts.............................................             27
Pre-Funding Limit................................................            121
Prepayable Obligations...........................................             88
Prepayment Assumption............................................             89
primary insurance policy.........................................             15
primary insurer..................................................             64
Principal Prepayments............................................             37
privately issued mortgage-backed securities......................             14
Protected Account................................................             58
PTCE 83-1........................................................            116
PTCE 84-14.......................................................            120
PTCE 95-60.......................................................            119
PTCE 96-23.......................................................            120
PTE 2000-58......................................................            117
PTE 2002-41......................................................            117
QPAM.............................................................            120
QSI..............................................................             89
qualified intermediary...........................................              1
qualified plan investor..........................................            120
Qualifying REIT Interest.........................................            103
rating agency....................................................            117
ratings dependent Swaps..........................................            120
Ratio Securities.................................................            105
RCRA.............................................................             84
Refinance Loan...................................................             17
REITs............................................................             86
related..........................................................             39
Relief Act.......................................................             83
REMIC Residual Certificates......................................             87
REMICs...........................................................             36
Responsible Party................................................             33
Restricted Group.................................................            117
Retained Interest................................................             34
revolving credit line mortgage loans.............................             14
RHS..............................................................         15, 51
RHS Loans........................................................             20
RICs.............................................................             86
Rules............................................................             42
Securities Account...............................................             60
Securityholder...................................................             41
single family loans..............................................             14
Single Rate VRDI.................................................             91
single-class REMICs..............................................             88
SMMEA............................................................            124
Strip Securities.................................................            105
Stripping Regulations............................................            107
Swap.............................................................            119
Swap Agreement...................................................            119
Tax Administrator................................................             88
Tax Counsel......................................................             87
TIN..............................................................             98
TMP..............................................................             98
U.S. Government Securities.......................................             26
U.S. person......................................................              1
U.S. withholding agent...........................................              1
UBTI.............................................................             99
UCC..............................................................             74
United States Housing Act........................................             48
USDA.............................................................             51
VA...............................................................         15, 50
VA Entitlement Percentage........................................             50
VA Loans.........................................................             20
VRDI.............................................................             91
WAM..............................................................             89
Weighted Average Certificates....................................             91

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iii)certifying  that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            (ii) certifying that the nonqualified intermediary is not acting for its own account,

            (iii)certifying that the nonqualified  intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

            (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

            (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

            (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

            (iii)can be treated as a "exempt  recipient"  within the  meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

================================================================================

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any state or other jurisdiction where it is not permitted.

                                   ----------

                          GSAA Home Equity Trust 2007-1
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor

                         Goldman Sachs Mortgage Company
                                     Sponsor

                     Wells Fargo Bank, National Association
                               Master Servicer and
                            Securities Administrator

                             Avelo Mortgage, L.L.C.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                                   ----------

Dealer Prospectus Delivery Obligation. Until April 26, 2007 (90 days after the date of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriter and with respect to unsold allotments or subscriptions.

                                 $1,044,439,300
                                (Approximate)(1)

                          GSAA Home Equity Trust 2007-1

                             $515,268,000 Class 1A1
                           Variable Rate Certificates

                             $199,818,000 Class 1A2
                           Variable Rate Certificates

                             $82,495,000 Class 2A1A
                           Variable Rate Certificates

                              $9,167,000 Class 2A1B
                           Variable Rate Certificates

                             $158,851,000 Class A4A
                           Variable Rate Certificates

                              $17,651,000 Class A4B
                           Variable Rate Certificates

                              $13,715,000 Class M1
                           Variable Rate Certificates

                              $12,659,000 Class M2
                           Variable Rate Certificates

                               $7,913,000 Class M3
                           Variable Rate Certificates

                               $5,802,000 Class M4
                           Variable Rate Certificates

                               $5,275,000 Class M5
                           Variable Rate Certificates

                               $5,275,000 Class M6
                           Variable Rate Certificates

                               $5,275,000 Class B1
                           Variable Rate Certificates

                               $5,275,000 Class B2
                           Variable Rate Certificates

                                  $100 Class R
                              Residual Certificates

                                  $100 Class RC
                              Residual Certificates

                                  $100 Class RX
                              Residual Certificates

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                              PROSPECTUS SUPPLEMENT

                                   ----------

                              Goldman, Sachs & Co.

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(1)   Subject to a variance of +/-5%.

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